As filed with the Securities and Exchange Commission on September 6, 2013

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BGS ACQUISITION SUBSIDIARY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	46-3358018
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 West 55th Street, 2nd Floor
New York, NY 10019
(212) 823-0281

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Cesar Baez
BGS Acquisition Subsidiary, Inc.
20 West 55th Street, 2nd Floor
New York, NY 10019
(212) 823-0281

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after (i) this Registration Statement on Form S-4 becomes effective, (ii) all other conditions to the merger of BGS Acquisition Corp., a British Virgin Islands corporation (“BGS Corp.”), into the Registrant (“BGS Acquisition”), with the Registrant surviving, and the merger of TransnetYX Holding Corp. (“TransnetYX”), a Delaware corporation, with and into BGS Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of the Registrant, and (iii) all other conditions to the share exchange by and among BGS Corp., the Registrant, Merger Sub, TransnetYX, Black Diamond Financial Group, LLC, a Delaware limited liability company, and Black Diamond Holdings LLC, a Colorado limited liability company (“Black Diamond”), pursuant to the Amended and Restated Merger and Share Exchange Agreement attached as Annex A to the Prospectus contained herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock	10,000,000	$10.00 (1)	$100,000,000		$13,762.76
Warrants to purchase common stock (2)	4,000,000	$-	$-	$	-(3)
Common stock underlying warrants to purchase common stock (2) (4)	4,000,000	$10.20 (5)	$40,800,000		$5,570.58
Common stock underlying unit purchase options granted to underwriters (2) (6)	340,000	$10.00 (1)	$3,400,000		$467.93
Warrants underlying unit purchase options granted to underwriters (2) (7)	340,000	$-	$-	$	-(3)
Common stock underlying warrants to purchase common stock underlying unit purchase options granted to underwriters (6)	340,000	$10.20 (5)	$3,468,000		$473.50
Common stock with certain vesting hurdles issued to sponsor of BGS Corp. (8)	830,001	$14.06 (9)	$11,665,849		$1,591.22
Total fee					$21,733.14

(1)           Based on the average of the high and low market price of the ordinary shares and warrants of BGS Corp. on August 29, 2013 for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1).

(2)           These securities will be exchanged on a one-for-one basis for securities of BGS Corp. in connection with the merger of BGS Corp. into the Registrant pursuant to which the current security holders of BGS Corp. will become security holders of the Registrant, and the Registrant will become a public company domiciled in the state of Delaware.

(3)           In accordance with existing SEC interpretations and Rule 457(g), the entire registration fee for these warrants is allocated to the common stock being registered underlying these warrants, and no separate fee is recorded for these warrants.

(4)           Such common stock is being offered on a continuous basis to the holders of the related warrants following the redomestication described in the prospectus included in this registration statement.

(5)           In accordance with existing SEC interpretations and Rule 457(g), the registration fee for these securities is based on the value of the warrants ($0.20) plus the exercise price of the common stock ($10.00).

(6)           Such common stock is being offered on a continuous basis to the holders of the related unit purchase options following the redomestication described in the prospectus included in this registration statement.

(7)           Such warrants are being offered on a continuous basis to the holders of the related unit purchase options following the redomestication described in the prospectus included in this registration statement.

(8)           These securities will be exchanged for 1,333,333 ordinary shares of BGS Corp. and 3,266,667 warrants of BGS Corp. in connection with the merger of BGS Corp. into the Registrant pursuant to which the current security holders of BGS Corp. will become security holders of the Registrant, and the Registrant will become a public company domiciled in the state of Delaware.

(9)           Based on the weighted average of the vesting hurdle prices of the common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2013

15,510,001 SHARES OF COMMON STOCK

and

4,340,000 WARRANTS TO PURCHASE ONE SHARE OF COMMON STOCK

of

BGS ACQUISITION SUBSIDIARY, INC.

We intend to list our common stock and warrants under the symbols “BGSC” and “BGSCW,” respectively, on the NASDAQ Capital Market following the consummation of our Business Combination (as described in this prospectus). The symbols “BGSC” and “BGSCW” are currently used on the NASDAQ Capital Market by our parent company, BGS Corp., for the listing of its ordinary shares and warrants, respectively.

You should carefully consider the contents of this prospectus, including the section “Risk Factors” beginning on page 20 of this prospectus.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the share exchange or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2013

Annex A	–	Amended and Restated Merger and Share Exchange Agreement, dated August 13, 2013
Annex B	–	Lock-up Agreement
Annex C	–	Registration Rights Agreement For Earn-out Common Stock
Annex D	–	Registration Rights Agreement For Lock-up Common Stock

This document incorporates by reference important business and financial information about BGS Acquisition and BGS Corp. from documents that are not included in or delivered with this prospectus. These documents are available without charge to security holders of BGS Corp. upon written or oral request at the applicable company’s address and telephone number listed below:

BGS Acquisition Corp.
20 West 55th Street, 2nd Floor
New York, New York 10019
Telephone: (212) 823-0281

Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about BGS Acquisition, BGS Corp. and TransnetYX.

USE OF CERTAIN TERMS

As further set forth in this prospectus and unless otherwise indicated or where the context otherwise requires:

•	references to “BGS Corp.” refer to the registrant’s parent company, BGS Acquisition Corp., a British Virgin Islands business company with limited liability;

•	references to “BGS Acquisition” refer to the registrant, BGS Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of BGS Corp.;

•	references to “we,” “us,” “our,” “company” or “our company” refer to BGS Corp. prior to the Business Combination and BGS Acquisition following the Business Combination;

•	references to “TransnetYX” refer to TransnetYX Holding Corp., a Delaware corporation, and its subsidiaries, unless the context otherwise indicates;

•	references to “Black Diamond” refer to Black Diamond Holdings LLC, a Colorado limited liability company and majority owner of TransnetYX;

•
references to the “Securities Act” refer to the United States Securities Act of 1933, as amended, and references to the “Exchange Act” refer to the United States Securities Exchange Act of 1934, as amended;

•	references to an “FPI” or “FPI status” refer to a foreign private issuer as defined by and determined pursuant to Rule 3b-4 of the Exchange Act;

•
references to the “Merger Agreement” refer to the Amended and Restated Merger and Share Exchange Agreement dated August 13, 2013 by and among BGS Corp., BGS Acquisition, Black Diamond, Black Diamond Financial Group, LLC and TransnetYX;

•	references to the “Redomestication” refer to the merger of BGS Corp. with and into BGS Acquisition, a wholly owned subsidiary of BGS Corp., with BGS Acquisition surviving the merger;

•
references to the “Transaction Merger” refer to the transaction immediately following the Redomestication, pursuant to which TransnetYX will be merged with and into Merger Sub, a wholly owned subsidiary of BGS Acquisition, with Merger Sub surviving;

•	references to the “Business Combination” refer to the Redomestication together with the Transaction Merger;

•
references to the “Business Combination Deadline” refer to the date by which the Business Combination must be consummated, which shall initially be September 26, 2013 unless BGS Corp. is able to extend the deadline, in which case the “Business Combination Deadline” shall refer to November 26, 2013;

•	references to “Ordinary Shares,” “BGS Corp. Warrants” and “Units” refer to securities of BGS Corp.;

•	references to “Common Stock” and “BGS Acquisition Warrants” refer to securities of BGS Acquisition;

•	references to the “Initial Shareholder” or “Sponsor” refer to Julio Gutierrez;

•	references to “Founder Shares” refer to the Ordinary Shares held by the Initial Shareholder;

•	references to “Public Shares” refer to Ordinary Shares sold as part of the Units in BGS Corp.’s initial public offering (whether they were purchased in the offering or thereafter in the open market);

•
references to “public shareholders” refer to holders of Public Shares, including the Initial Shareholder and BGS Corp. management team to the extent the Initial Shareholder and/or members of the management team hold Public Shares, provided that the Initial Shareholder and each member of management shall be considered a “public shareholder” only with respect to any Public Shares held by them;

•
references to “Sponsor Warrants” refer to the BGS Corp. Warrants to purchase an aggregate of 3,266,667 Ordinary Shares, each exercisable for one Ordinary Share at $10.00 per share, issued in private placements that occurred prior to the consummation of BGS Corp.’s initial public offering;

•
references to “Public Warrants” refer to BGS Corp. Warrants that were sold as part of the Units in BGS Corp.’s initial public offering (whether they were purchased in the offering or thereafter in the open market);

•	references to “private placements” refer to the private placements of the Sponsor Warrants;

•	references to BGS Corp.’s “initial investors” refer to the following individuals: Julio Gutierrez, Claudia Gomez, Cesar Baez, Mariana Gutierrez Garcia and John Grabski;

•	references to “underwriters” refer to the underwriters of BGS Corp.'s initial public offering;

•	references to “Companies Act” refers to the BVI Business Companies Act, 2004 of the British Virgin Islands;

•	references to the “memorandum and articles of association” refer to BGS Corp.’s memorandum and articles of association, as amended; and

•	all dollar amounts are in U.S. dollars unless otherwise indicated.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus but may not contain all of the information that may be important to you.  Accordingly, we encourage you to read carefully this entire prospectus, including the Merger Agreement attached as Annex A.  Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

The Parties

BGS Acquisition

BGS Acquisition Subsidiary, Inc.
20 West 55th Street, 2nd Floor
New York, NY 10019
Telephone: (212) 823-0281

BGS Acquisition is a wholly owned subsidiary of BGS Corp. formed in June 2013 for the purpose of engaging in the Business Combination.  BGS Acquisition will be the survivor of the Redomestication and will  remain the parent company of Merger Sub.

BGS Corp.

BGS Acquisition Corp.
20 West 55th Street, 2nd Floor
New York, NY 10019
Telephone: (212) 823-0281

BGS Corp. is a blank check company that was incorporated as a British Virgin Islands business company with limited liability on August 9, 2011 for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses or assets.

Prior to its initial public offering, BGS Corp. issued an aggregate of 1,725,000 Founder Shares, no par value,  to the Initial Shareholder. On March 14, 2012, BGS Corp.’s directors approved a 1.125-for-1 reverse split of BGS Corp.’s outstanding Founder Shares, reducing the number of outstanding Founder Shares from 1,725,000 to 1,533,333. When BGS Corp.’s underwriters elected not to exercise their over-allotment option in connection with BGS Corp’s initial public offering, the Initial Shareholder forfeited 200,000 Founder Shares, pursuant to the terms of the private placement of the Founder Shares, and now owns 1,333,333 Founder Shares.

BGS Corp. completed its initial public offering on March 26, 2012 of 4,000,000 Units at a purchase price of $9.50 per Unit (the offering price to the public of $10.00 per Unit minus the underwriters’ discount of $0.30 per Unit and deferred corporate finance fee of $0.20 per Unit).  Each Unit included one Ordinary Share and one Public Warrant to purchase one Ordinary Share at an exercise price of $10.00 pursuant to BGS Corp.’s registration statement on Form F-1 (File No. 333-178780).  Pursuant to private placements, BGS Corp. issued 3,266,667 Sponsor Warrants (together with the Public Warrants, the BGS Corp. Warrants).  The offerings yielded total net proceeds to BGS Corp. of approximately $40,600,000, all of which was placed in a trust account established for the benefit of the BGS Corp.’s public shareholders.  As of September 5, 2013, approximately $40,600,015 was held in deposit in BGS Corp.’s trust account.

On March 21, 2012, the Units commenced trading on the NASDAQ Capital Market under the symbol “BGSCU.” On May 18, 2012, BGS Corp. was notified by its underwriters that the Units could be separated into the Ordinary Shares and BGS Corp. Warrants underlying the Units and commenced trading on the NASDAQ Capital Market under the symbols “BGSC” and “BGSCW,” respectively. Following the separation, the Units continue trading.

TransnetYX

TransnetYX Holding Corp.
8110 Cordova Road, Suite 119
Cordova, TN 38016
Phone: 901-507-0476

TransnetYX is a Delaware corporation formed in 2002 to develop an automated genotyping platform and provide genotyping testing services to various biotechnology and medical researchers.  The company has two wholly owned subsidiaries, TransnetYX Inc., or TYX, a Tennessee corporation, which operates a molecular diagnostic laboratory and an animal genotyping business, and Harmonyx Diagnostics, Inc., or Harmonyx, a Tennessee corporation, which is developing, marketing and distributing products for pharmacogenomics testing services.

TransnetYX is a molecular diagnostics processing company based in Memphis, Tennessee that provides 24-hour and 72-hour genetic testing in the animal genotyping market.  Generally, genotyping is the process of determining which genetic variants a laboratory animal or a person possesses.  Since launching these services in June 2004, TransnetYX has processed over 6.8 million customer tests with a 99.97% accuracy rate for over 200 leading academic and pharmaceutical research customers throughout the U.S. and in Europe. Developed with proprietary technology and the latest lab-automation equipment, its molecular analysis platform provides unprecedented volume, speed, accuracy and cost advantages. Utilizing the same automated processing platform, through Harmonyx, the TransnetYX laboratory became Clinical Laboratory Improvement Amendment of 1988, as amended, or CLIA, approved, which enables TransnetYX to test human DNA samples for physicians. TransnetYX operates a molecular diagnostic laboratory to support these two business units:  Laboratory Animal Genotyping and Personalized Medicine Genotyping.

Laboratory Animal Genotyping Market

TransnetYX performs laboratory animal genotyping on several species, including, mice, zebrafish, rats, ferrets, rabbits and goats.  Currently, approximately 90% of TransnetYX’s laboratory genetic screening is performed on mice.  TransnetYX estimates the worldwide market for animal genetic screening to be approximately $400 million per year. TransnetYX also estimates that there are over 90 million mice worldwide bred in research breeding facilities, and of these mice about half are mutant mice, which means they have had genes knocked in or knocked out and will need to be genotyped to ensure the proper genetic strain for medical research.  Researchers generally perform this test by hand, which, because of the volume and complexity, can be time consuming and prone to clerical or procedural error when performed manually.

Personalized Medicine Genotyping Market

Scientists, physicians and the pharmaceutical industry are actively developing ways to customize medical treatments to suit each person’s distinctive genetic signature. Pharmacogenomics, or PGx, is the analysis of a patient’s specific genetic expression in order to optimize their drug therapy to ensure maximum efficacy with minimal adverse effects. As with the animal testing market, the clinical researchers identify specific biomarkers which are portions of the genome that are most likely to affect the body’s reaction to a given treatment. This basic genetic test must yield a simple (yes/no) genotyping result for each of the biomarkers in the person being tested. Once these biomarkers are identified as affecting the response to a proposed treatment and the drug goes to market, there will be a need to genotype the patient in conjunction with the prescription.

Historically the prescribers have had to rely upon trial and error based upon disease symptoms, weight of the patient and the presence of enzymes to determine both efficacy and dosage for the drug prescribed. PGx changes this process to a more diagnostic focused, personalized medicine. Simply put, personalized medicine is a medical model that proposes the customization of healthcare, with decisions and practices being tailored to the individual patient by use of genetic or other information. Given that information, a provider will have a higher probability of success in prescribing the right medical treatment in the right proportion for a patient’s personal needs and, in the process, predict and lower potential side effects.

The Redomestication, Business Combination and Merger Agreement

Redomestication to Delaware

BGS Corp. will effect a merger in which it will merge with and into BGS Acquisition, with BGS Acquisition surviving the merger.  BGS Acquisition was formed in June 2013 for the purposes of effectuating the Business Combination.  Its Chief Executive Officer is Cesar Baez, BGS Corp.’s Chief Executive Officer.

At the time of the Redomestication:

•  Each of the 4,000,000 Public Shares will be converted automatically into one substantially equivalent share of BGS Acquisition’s Common Stock;

•  The 1,333,333 Founder Shares will be converted automatically into 666,667 shares of Common Stock which will not be transferable until the date (1) with respect to 25% of such Common Stock, that the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (2) with respect to 25% of such Common Stock, that the closing price of the Common Stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (3) with respect to 25% of such Common Stock, that the closing price of the Common Stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (4) with respect to 25% of such Common Stock, that the closing price of the Common Stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination;

•  Each of the 4,000,000 Public Warrants will be converted into a substantially equivalent warrant to purchase Common Stock, each exercisable for one share of Common Stock at $10.00 per share, or the BGS Acquisition Warrants;

•  Each of the Sponsor Warrants will be converted into 1/20th of a share of Common Stock, one-half of which will not be transferable until the date when the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and one-half of which will not be transferable until the date when the closing price of the Common Stocks exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination; and

•  Each unit purchase option of BGS Corp. held by the underwriters will be converted into one substantially equivalent purchase option to acquire one share of Common Stock and one BGS Acquisition Warrant.

Upon effectiveness of the Redomestication, BGS Corp. will cease to exist and BGS Acquisition will be the surviving corporation.  As a result, BGS Acquisition will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of BGS Corp., including any and all agreements, covenants, duties and obligations of BGS Corp. set forth in the Merger Agreement.

For further information regarding the Merger Agreement, see “The Merger Agreement” beginning on page 55 of this prospectus.

Merger with TransnetYX; Merger Consideration

Immediately following the Redomestication, TransnetYX will be merged with and into Merger Sub, a Delaware corporation and wholly owned subsidiary of BGS Acquisition.  Pursuant to the terms of the Merger Agreement, in exchange for all of the outstanding shares of TransnetYX common stock, BGS Acquisition will issue to the stockholders of record of TransnetYX 8,000,000 shares of Common Stock on a pro rata basis and will pay a maximum of $15.0 million in cash, up to $11.0 million of which may be paid in additional shares of Common Stock if there is not adequate cash to accommodate a $15.0 million payment to the stockholders of TransnetYX and have $6.0 million available in the surviving company for payment of transaction expenses and for working capital purposes.  Two million of the shares of Common Stock held by Black Diamond, or the Lock-up Common Stock, immediately following the Transaction Merger will be subject to a lock-up agreement, or the Lock-up Agreement, that will limit Black Diamond’s ability to dispose of the Lock-up Common Stock until the earlier of the post-Business Combination operating company achieving gross revenues in fiscal year 2015 in excess of $60 million or December 31, 2020.  A copy of the Lock-up Agreement is attached hereto as Annex B.  In addition, the stockholders of TransnetYX may receive up to an additional 8,000,000 shares of Common Stock pursuant to an earn-out schedule contained in the Merger Agreement, the Earn-out Common Stock, based on the gross revenues of the post-Business Combination operating company in fiscal year 2015.

Prior to the Business Combination, as set forth in BGS Corp.’s memorandum and articles of association, BGS Corp. must offer the holders of its Ordinary Shares the opportunity to redeem their Ordinary Shares pursuant to a tender offer, or the Offer. The consummation of the Business Combination, pursuant to BGS Corp.’s memorandum and articles of association, is conditioned upon BGS Acquisition maintaining $5,000,001 in net tangible assets following the consummation of the Business Combination.  Pursuant to the Merger Agreement, BGS Acquisition will be required to have at least $10.0 million in cash to close the Business Combination, with at least $4.0 million as part of the merger consideration to be paid to the TransnetYX stockholders in cash in connection with the Transaction Merger.  Therefore, BGS Corp. must have sufficient funds remaining in its trust account following redemptions to be able to satisfy the cash requirements of the Transaction Merger.

After the Business Combination, assuming no redemptions of Ordinary Shares for cash, BGS Corp.’s current public shareholders will own approximately 31.2% of BGS Acquisition, BGS Corp.’s current directors, officers and affiliates will own approximately 6.1% of BGS Acquisition, and the pre-Business Combination stockholders of TransnetYX will own approximately 62.3% of BGS Acquisition.  Assuming redemption by holders of 3,014,778 shares of BGS Corp.’s outstanding Public Shares, BGS Corp. public shareholders will own approximately 8.8% of BGS Acquisition, BGS Corp.’s current directors, officers and affiliates will own approximately 7.0% of BGS Acquisition, and the pre-Business Combination stockholders of TransnetYX will own approximately 81.6% of BGS Acquisition.

Business Combination Deadline Tender Offer

BGS Corp. has issued a tender offer, pursuant to which it offered the holders of Ordinary Shares the chance to tender their Ordinary Shares for cash rather than retain Ordinary Shares that are subject to the Business Combination Deadline of November 26, 2013 (assuming the BGS Corp. shareholders approve the amendment to the memorandum and articles of association of BGS Corp. to extend the Business Combination Deadline to November 26, 2013), or the Extension Tender Offer.  If more than 3,014,778 Ordinary Shares are tendered in the Extension Tender Offer, BGS Corp. will not be able to close the Business Combination by the Business Combination Deadline.

The Registration Rights Agreements

As a condition to the consummation of the Business Combination, BGS Acquisition will enter into Registration Rights Agreements with Black Diamond and the TransnetYX stockholders that provide for the registration of the Earn-out Common Stock and the Lock-up Common Stock.  The former TransnetYX holders will be entitled to make up to two total demands that BGS Acquisition register the Earn-out Common Stock and the Lock-up Common Stock.  In addition, the holders of Earn-out Common Stock have certain “piggy-back” registration rights.  BGS Acquisition will bear the expenses incurred in connection with the filing of any such registration statements.  Copies of the Registration Rights Agreements are attached to this prospectus as Annex C and Annex D.

Reasons for BGS Corp. and TransnetYX to Enter into the Business Combination

The board of directors of BGS Corp. concluded that the Business Combination and the related transactions are in the best interests of BGS Corp.’s shareholders.  In reaching its decision the board of directors of BGS Corp. considered various industry and financial data and due diligence and evaluation materials provided by TransnetYX. For a more complete discussion of these factors, see “The Merger Agreement—BGS Corp.’s Reasons to Enter into the Transaction” beginning on page 65 of this prospectus.

The TransnetYX board of directors considered many factors in concluding that the terms of the Transaction Merger are advisable, consistent with, and in furtherance of, the strategies and goals of TransnetYX and recommending the approval and adoption of the Merger Agreement by the TransnetYX stockholders. For a more complete discussion of these factors, see “The Merger Agreement—TransnetYX’s Reasons to Enter into the Transaction” beginning on page 65 of this prospectus.

Interests of Certain Persons in the Business Combination

BGS Corp.’s directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of its shareholders, including:

•
If the proposed Business Combination is not completed by the Business Combination Deadline, BGS Corp. will be required to liquidate.  In such event, the 1,333,333 Founder Shares held by BGS Corp.’s Initial Shareholder will expire worthless, as will the 3,266,667 Sponsor Warrants.  Such Founder Shares and Sponsor Warrants had an aggregate market value of approximately $14.3 million based on the closing price of the Ordinary Shares of $10.14 and BGS Corp. Warrants of $0.24, on the NASDAQ Capital Market as of September 5, 2013.

•
Unless BGS Corp. consummates the Business Combination, its officers, directors and its Initial Shareholder will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceeded the amount of its working capital.  As of September 5, 2013, BGS Corp.’s officers, directors and Initial Shareholder were entitled to $833,919 in reimbursable expenses.  As a result, the financial interest of BGS Corp.’s officers, directors and its Initial Shareholder or their affiliates could influence its officers’ and directors’ motivation in pursuing TransnetYX as a target and therefore there may be a conflict of interest when the directors and officers determine whether the Business Combination is in the BGS Corp. shareholders’ best interests.

•
BGS Corp.’s Initial Shareholder has contractually agreed that, if BGS Corp. liquidates prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the trust account are not reduced below $10.15 per share by the claims of target businesses or claims of vendors or other entities that are owed money by BGS Corp. for services rendered or contracted for or products sold to it.  Therefore, BGS Corp.’s Initial Shareholder has a financial interest in consummating any business combination, thereby resulting in a conflict of interest.  BGS Corp.’s Initial Shareholder or his affiliates could influence BGS Corp.’s officers’ and directors’ motivation in pursuing TransnetYX as a target and therefore there may be a conflict of interest when the directors and officers determine whether the Business Combination is in the BGS Corp. shareholders’ best interests.

•
If the Business Combination with TransnetYX is completed, Patrick Imeson and Robert Bean of TransnetYX and Cesar Baez of BGS Corp. will serve as directors of BGS Acquisition.  Additionally, TransnetYX and BGS Corp. will collectively designate four independent members to the board of directors of BGS Acquisition.

•
The exercise of BGS Corp.’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in best interests of BGS Corp.’s shareholders.

Shareholder Meeting

There is no vote of BGS Corp. shareholders required for the approval of the Business Combination.  However, there is a meeting of the BGS Corp. shareholders on September 13, 2013, or the Shareholder Meeting, to approve an amendment to the memorandum and articles of association to extend the Business Combination Deadline from September 26, 2013 to November 26, 2013, the Extension Amendment, and to approve an amendment to the Investment Management Trust Agreement, or the IMTA, by and between BGS Corp. and Continental Stock Transfer & Trust Company entered into at the time of BGS Corp.’s initial public offering to (1) permit the withdrawal from the trust account of an amount sufficient to purchase the Public Shares validly tendered and not withdrawn in the Extension Tender Offer and (2) extend the date on which to liquidate the trust account in accordance with the IMTA to November 26, 2013 (the IMTA Amendment).

As of September 5, 2013, there were 5,333,333 Ordinary Shares issued and outstanding, including 4,000,000 Public Shares.  Only persons who hold Ordinary Shares of record as of the close of business on August 15, 2013 are entitled to vote at the Shareholder Meeting on September 13, 2013, which is being held to approve the Extension Amendment and the IMTA Amendment.  Approval of the Extension Amendment requires sixty-five percent (65%) of the Ordinary Shares voting at the meeting and the IMTA Amendment requires the affirmative vote of sixty-five percent (65%) of the issued and outstanding Public Shares.

The Sponsor of BGS Corp. has agreed to vote its 1,333,333 shares (representing 25% of the issued shares) in favor of the Extension Amendment proposal to be presented at the Shareholder Meeting. As the Sponsor’s shares are not Public Shares, the Sponsor will not be voting on the IMTA Amendment proposal. Holders of BGS Corp. Warrants do not have voting rights as to all proposals to be presented at the Shareholder Meeting.

Appraisal Rights

There is no vote of BGS Corp. shareholders required for the approval of the Business Combination, and accordingly, there are no appraisal rights in relation to matters to be considered at the Shareholder Meeting.  However, BGS Corp. shareholders will have appraisal rights in relation to the Redomestication.  A shareholder electing to dissent from the Redomestication is required to give BGS Corp. a written notice of its decision to dissent within 20 days immediately following the date when the copy of a plan of merger approved by BGS Corp. in connection with the Redomestication or an outline of the the plan of merger is given to the shareholder under the Companies Act.

Material U.S. Federal Income Tax Consequences

The Redomestication should qualify as a reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code.  However, due to the absence of guidance directly on how the provisions of Section 368(a) apply in the case of a merger of a corporation with no active business and only investment-type assets, this result is not entirely free from doubt.  Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position.

If the Redomestication qualifies as a reorganization within the meaning of Section 368(a), except as otherwise provided below in the sections entitled “Material U.S. Federal Income Tax Consequences—U.S. Holders—PFIC Considerations” and “Material U.S. Federal Income Tax Consequences—U.S. Holders—Effect of Section 367,” beginning on pages 42 and 45, respectively, of this prospectus, a U.S. Holder (as that term is defined in the section entitled “Material U.S. Federal Income Tax Consequences—General” beginning on page 39 of this prospectus) of BGS Corp. securities should not recognize gain or loss upon the exchange of its BGS Corp. securities solely for BGS Acquisition securities pursuant to the Redomestication.  A U.S. Holder’s aggregate tax basis in the BGS Acquisition securities received in connection with the Redomestication should be the same as the aggregate tax basis of the BGS Corp. securities surrendered in exchange therefor in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules or Section 367(b) of the Code.  See the discussion under “Material U.S. Federal Income Tax Consequences—U.S. Holders—PFIC Considerations” and “Material U.S. Federal Income Tax Consequences—U.S. Holders—Effect of Section 367,” beginning on pages 42 and 45, respectively, of this prospectus.  In addition, the holding period of the BGS Acquisition securities received in the Redomestication generally should include the holding period of the BGS Corp. securities surrendered in exchange therefor in the Redomestication.  A U.S. Holder of BGS Corp. Warrants who receives cash in exchange for such warrants generally would recognize gain or loss in an amount equal to the difference, if any, between the U.S. Holder’s adjusted tax basis in its BGS Corp. Warrants and the cash received in exchange for such warrants.

If the Redomestication should fail to qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder of BGS Corp. securities generally would recognize gain or loss with respect to its BGS Corp. securities in an amount equal to the difference, if any, between the fair market value of the corresponding BGS Acquisition securities received in the Redomestication and the U.S. Holder’s adjusted tax basis in its BGS Corp. securities surrendered in exchange for the BGS Acquisition securities.  In such event, the U.S. Holder’s basis in the BGS Acquisition securities would be equal to their fair market value, and such U.S. Holder’s holding period for the BGS Acquisition securities would begin on the day following the date of the Redomestication.

The Transaction Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code.  Assuming the Transaction Merger so qualifies, for U.S. federal income tax purposes, U.S. Holders of TransnetYX securities whose shares are exchanged in the Transaction Merger for the merger consideration will generally recognize gain (but not loss) in an amount equal to the lesser of (i) the holder’s gain realized (i.e., the excess, if any, of the sum of the amount of cash and the fair market value, as of the effective time of the merger, of the Common Stock received over the holder’s adjusted tax basis in the shares of TransnetYX securities surrendered) and (ii) the amount of cash or other property constituting boot that is received pursuant to the Transaction Merger.  In certain circumstances, this gain could be taxable as a dividend rather than a capital gain.  The tax consequences to a U.S. Holder of TransnetYX securities are described in greater detail in the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 39 of this prospectus.  You are urged to consult with your own tax advisor as to the tax consequences of the Transaction Merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

If the Transaction Merger should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of TransnetYX securities generally would recognize gain or loss with respect to its TransnetYX securities in an amount equal to the difference, if any, between the U.S. Holder’s adjusted tax basis in the TransnetYX securities and the fair market value of the corresponding Common Stock received in the Transaction Merger.  In such event, the U.S. Holder’s basis in the Common Stock would be equal to its fair market value, and such U.S. Holder’s holding period for the Common Stock would begin on the day following the date of the Transaction Merger.

See “Material U.S. Federal Income Tax Consequences” beginning on page 39 of this prospectus for further discussion of these and other tax consequences.

Anticipated Accounting Treatment

The Transaction Merger will be accounted for as a “reverse merger” and recapitalization since the sellers of TransnetYX will control the combined company immediately following the completion of the transaction.  TransnetYX will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of TransnetYX.  Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements will be those of TransnetYX and will be recorded at the historical cost basis of TransnetYX.  BGS Corp.’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of TransnetYX after consummation of the acquisition.

Regulatory Approvals

The Redomestication, the Transaction Merger and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for filings with the State of Delaware and with the Registry of Corporate Affairs in the British Virgin Islands necessary to effectuate the transactions contemplated by the Merger Agreement.

BGS CORP. SUMMARY FINANCIAL INFORMATION

The data below for the period from August 9, 2011 (date of incorporation) to July 31, 2012 has been derived from BGS Corp.’s audited financial statements for such period, which are included elsewhere in this prospectus. The data below as of and for the nine months ended April 30, 2013 has been derived from BGS Corp.’s financial statements as of such date and for such period, which are unaudited, but which, in management’s opinion, include all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the data, and which are included elsewhere in this prospectus. BGS Corp.’s unaudited statement of operations for the nine months ended April 30, 2013 may not be indicative of the results that may be expected for the full year.

The information presented below should be read in conjunction with “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BGS Corp.” beginning on pages 37 and 93, respectively, of this prospectus and BGS Corp.’s audited and unaudited financial statements and notes thereto beginning on page F-2 of this prospectus.

Statement of Operations Data (unaudited):

	Nine Months Ended April 30, 2013	For the Period from August 9, 2011 (date of incorporation) to July 31, 2012
Revenue	$-	$-
General and administrative expenses	514,801	181,169
Loss from operations	(514,801)	(181,169)
Interest income	16	-
Net loss attributable to ordinary shareholders	$(514,785)	$(181,169)

Weighted average number of ordinary shares outstanding (excluding shares subject to possible redemption) – basic and diluted	1,908,303	1,531,934
Net loss per ordinary share - basic and diluted	$(0.27)	$(0.12)

Balance Sheet Data (at end of period) (unaudited):
Cash (including investments held in trust account)	$40,626,639	$40,626,631
Total assets (including investments held in trust account)	$40,635,392	$40,690,122
Total shareholders’ equity	$5,000,010	$5,000,010

TRANSNETYX SUMMARY FINANCIAL INFORMATION

The data below as for the years ended December 31, 2012 and 2011 has been derived from TransnetYX’s audited consolidated financial statements for such years, which are included in this prospectus.  The data as of and for the six months ended June 30, 2013 and 2012 has been derived from TransnetYX’s consolidated financial statements as of such dates and for such period, which are unaudited, but which, in management’s opinion, include all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the data, and which are included elsewhere in this prospectus.  TransnetYX’s unaudited consolidated results of operations for the six months ended June 30, 2013 and 2012 may not be indicative of the results that may be expected for the full year.

The information presented below should be read in conjunction with “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TransnetYX” beginning on pages 37 and 80, respectively, of this prospectus and TransnetYX’s audited and unaudited financial statements and notes thereto beginning on page F-28 of this prospectus.

	For the Years Ended		For the Six Months Ended
	December 31,		June 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)
Consolidated Statements of Operations
Revenues
Genotyping testing services revenue	$12,912,040	$11,988,734	$6,807,147	$6,224,858
Shipping and handling revenue	99,888	91,909	58,348	49,062
Total revenues	13,011,928	12,080,643	6,865,495	6,273,920

Cost of services	4,620,934	4,294,780	2,285,236	2,206,969
Gross profit	8,390,994	7,785,863	4,580,259	4,066,951

Selling, general, and administrative expenses	8,630,281	7,913,450	4,554,450	3,939,233

(Loss) income from operations	(239,287)	(127,587)	25,809	127,718

Other expense (income)
Interest expense	152,032	158,668	78,219	83,822
Other	2,129	-	-	(3,702)
Total other expense	154,161	158,668	78,219	80,120

Net (loss) income	$(393,448)	$(286,255)	$(52,410)	$47,598

Consolidated Statement of Cash Flows
Net cash provided by operating activities	$848,176	$844,294	$392,070	$10,717
Net cash used in investing activities	(323,988)	(455,538)	(383,669)	(111,091)
Net cash provided by (used in) financing activities	(443,635)	(325,331)	391,075	(20,475)

Consolidated Balance Sheets
Cash	$227,154	$146,601	$626,630	$25,752
Total Assets	5,010,455	4,994,981	6,004,263	5,048,172
Total Stockholders’ Deficit	(23,566,347)	(21,622,529)	(24,393,786)	(22,346,985)

BGS ACQUISITION AND SUBSIDIARIES
PRO FORMA SUMMARY FINANCIAL INFORMATION

The data below for the period from August 9, 2011 (date of incorporation) to July 31, 2012 and the nine months ended April 30, 2013 has been derived from BGS Acquisition’s unaudited condensed combined pro forma financial statements as of and for such periods. The below data is unaudited, but, in management’s opinion, includes all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the data, and which are included elsewhere in this prospectus. BGS Corp.’s unaudited condensed combined pro forma financial statements for the nine months ended April 30, 2013 may not be indicative of the results that may be expected for the full year. The following table presents the following assumptions: (1) that no holders of BGS Corp.’s Public Shares properly tender such shares in either the Offer or the Extension Tender Offer and (2) that holders of BGS Corp.’s Public Shares have exercised the maximum tender of 3,014,778 Public Shares, referred to in this prospectus as the maximum tender.

The information presented below should be read in conjunction with “Capitalization” beginning on page 37 of this prospectus and BGS Acquisition’s unaudited condensed combined pro forma financial statements and notes thereto beginning on page 66 of this prospectus.

	For the Period from August 9, 2011 (date of incorporation) to July 31, 2012		For the Nine Months Ended April 30, 2013
	Combined Pro Forma (Assuming No Tender)	Combined Pro Forma (Assuming Maximum Tender)	Combined Pro Forma (Assuming No Tender)	Combined Pro Forma (Assuming Maximum Tender)

Revenues	$12,607,736	$12,607,736	$10,452,889	$10,452,889
Cost of services	4,508,195	4,508,195	3,897,158	3,897,158
Gross profit	8,099,541	8,099,541	6,555,731	6,555,731
Selling, general and administrative expenses	8,350,044	8,350,044	7,327,903	7,327,903
Income (loss) from operations	(250,503)	(250,503)	(772,172)	(772,172)

Other income (expense)	(74,723)	(74,723)	(67,607)	(67,607)
Net income (loss) attributable to stockholders	$(325,226)	$(325,226)	$(839,779)	$(839,779)

Weighted Average shares outstanding - Basic	12,830,000	11,145,222	12,830,000	11,145,222
Weighted Average shares outstanding - Diluted	12,830,000	11,145,222	12,830,000	11,145,222
Earnings per share attributable to stockholders - Basic	$(0.03)	$(0.03)	$(0.07)	$(0.08)
Earnings per share attributable to stockholders - Diluted	$(0.03)	$(0.03)	$(0.07)	$(0.08)
	Combined Pro Forma (Assuming No Tender)	Combined Pro Forma (Assuming Maximum Tender)

Cash and cash equivalents	$22,265,824	$4,965,827
Total assets	27,652,210	10,352,213
Total current liabilities	4,143,665	4,143,665
Total long-term liabilities	1,012,785	1,012,785
Total stockholders’ equity	22,495,760	5,195,763
Total liabilities and stockholders’ equity	$27,652,210	$10,352,213

SUMMARY RISK FACTORS

Risks relating to TransnetYX, the consummation of the Business Combination, the failure to consummate the Business Combination and the tender offer process are described in the section entitled “Risk Factors,” beginning on page 20 of this prospectus, and elsewhere in this prospectus.  You should carefully consider these risks, as well as the other information set forth in this prospectus.  Set forth below is a summary of certain risk factors:

Risk Factors Relating to TransnetYX

·	TransnetYX has a history of losses, and may be unable to achieve or sustain profitability.

·	A reduction or delay in government funding of research and development institutions may adversely affect TransnetYX’s business.

·	A significant percentage of TransnetYX’s sales are made to one large customer and the loss of that customer would likely have a material adverse effect on the operating results of TransnetYX’s business.

·	PGx molecular diagnostic tests may never achieve significant commercial market acceptance.

·	Failure to provide a higher quality of service than that of its hospital affiliates and other laboratories could have a material adverse effect on TransnetYX’s net revenues and profitability.

·	The development of new, more cost-effective tests that can be performed by researchers in their laboratories or physicians in their offices or by patients could negatively impact TransnetYX’s testing volume and net revenues.

·	If TransnetYX fails to comply with extensive laws and regulations, it could suffer fines and penalties or be required to make significant changes to its operations.

Risk Factors Relating to the Consummation of the Business Combination

·	The only opportunities shareholders of BGS Corp. have to make the investment decision regarding the Business Combination will be to either exercise their right to redeem BGS Corp. Ordinary Shares for cash or to dissent from the Redomestication.

·	If BGS Corp.’s due diligence investigation of TransnetYX was inadequate, then stockholders of BGS Acquisition following the Business Combination could lose some or all of their investment.

·	We will issue Common Stock as merger consideration in the Business Combination, which will dilute the interest of stockholders of BGS Acquisition following the Business Combination and likely present other risks.

·	Following the Offer, the amount of cash available to BGS Corp. for working capital purposes will be reduced, additional sources of financing may not be available and BGS Corp.’s redemption of shares in the Offer will cause its public float to be reduced. As a result, its shareholders may be disadvantaged by reduced liquidity in its securities.

·	Since BGS Corp.’s Initial Shareholder will lose his entire investment if the Business Combination is not consummated, a conflict of interest may exist in determining whether the Business Combination is appropriate for BGS Corp.’s initial business combination.

·	There is no guarantee, even if we consummate the Business Combination, that the Public Warrants will ever be in the money and they may expire worthless.

Risk Factors Relating to the Failure to Consummate the Business Combination

·	If BGS Corp. is not able to consummate the Business Combination by the Business Combination Deadline with enough support to allow the Business Combination to close, BGS Corp. would cease all operations except for the purpose of the winding up of BGS Corp. and its subsidiaries, and BGS Corp. would redeem its Public Shares and liquidate.

·	If TransnetYX’s stockholders do not approve the Merger Agreement, or BGS Corp. is not able to meet any of the conditions to close the Transaction Merger, we will be unable to consummate the Business Combination.

·	BGS Corp. may not be able to obtain the consents necessary to extend the Business Combination Deadline beyond September 26, 2013.

·	The ability of a large number of the shareholders of BGS Corp. to exercise redemption rights may not allow BGS Corp. to consummate the Business Combination or optimize its capital structure.

For a more detailed explanation of certain risk factors, see “Risk Factors” beginning on page 20 of this prospectus.

SUMMARY COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table sets forth selected historical equity ownership information for BGS Corp. and TransnetYX and unaudited pro forma combined per share ownership information after giving effect to the Business Combination, assuming (i) that no holders of Ordinary Shares exercise their redemption rights in either the Extension Tender Offer or the Offer and (ii) that holders of the Ordinary Shares have fully exercised the maximum tender.  BGS Corp.  is providing this information to aid you in your analysis of the financial aspects of the Business Combination.  The historical information should be read in conjunction with the sections entitled “BGS Corp. Summary Financial Information” and “TransnetYX Summary Financial Information” beginning on pages 12 and 13, respectively, of this prospectus and the financial statements beginning on page F-1 of this prospectus.  The unaudited pro forma per share information is derived from, and should be read in conjunction with, the pro forma financial statements included elsewhere in this prospectus.

The unaudited pro forma condensed consolidated per share information does not purport to represent what the actual results of operations of BGS Corp. and TransnetYX would have been had the Business Combination been consummated or to project BGS Corp’s or TransnetYX’s results of operations that may be achieved after the Business Combination.  The unaudited pro forma book value per share information below does not purport to represent what the value of BGS Corp. and TransnetYX would have been had the Business Combination been consummated nor the book value per share for any future date or period.

Historical data per share of BGS Corp.	Period from August 9, 2011 (date of incorporation) to July 31, 2012	Nine Months Ended April 30, 2013
Book value per share		$7.37
Loss per share, basic and diluted	$(0.12)	$(0.27)

Historical data per share of TransnetYX	Year Ended July 31, 2012	Nine Months Ended April 30, 2013
Book value per share		$0.24
Loss per share, basic and diluted	$(0.50)	$(0.43)

Combined Pro forma data per share	Period from August 9, 2011 (date of incorporation) to July 31, 2012	Nine Months Ended April 30, 2013
Assuming no redemptions:

Net assets per common share		$1.75
Loss per common share, basic and diluted	$(0.03)	$(0.07)

Assuming maximum redemptions:

Net assets per common share		$0.47
Loss per common share, basic and diluted	$(0.03)	$(0.08)
Full pro rata portion of BGS Corp.’s trust account as of April 30, 2013	$10.15	$10.15

For additional information regarding how the above numbers were derived, please see “BGS Acquisition Corp. Unaudited Condensed Combined Pro Forma Financial Statements” beginning on page 66 of this prospectus.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Ordinary Shares, BGS Corp. Warrants and Units are each quoted on the NASDAQ Capital Market, under the symbols “BGSC,” “BGSCW” and “BGSCU,” respectively.  Each Unit consists of one Ordinary Share and one BGS Corp. Warrant to purchase an additional Ordinary Share.  Units commenced trading on March 21, 2012.  Ordinary Shares and BGS Corp. Warrants commenced trading on May 18, 2012.

The table below sets forth the high and low sales prices of BGS Corp.’s Ordinary Shares, BGS Corp. Warrants and Units as reported on the NASDAQ Capital Market for the period from May 18, 2012 (the date on which the Ordinary Shares and BGS Corp. Warrants were first quoted on the NASDAQ Capital Market) through September 5, 2013 and for the period from March 21, 2012 (the date on which the Units were first quoted on the NASDAQ Capital Market) through September 5, 2013.

	Ordinary Shares		BGS Corp. Warrants		Units
Time Period	High	Low	High	Low	High	Low
August 1, 2013 through September 5, 2013	$10.90	$9.97	$0.26	$0.15	$10.21	$10.20
Quarter Ended
July 31, 2013	$10.12	$10.00	$0.40	$0.12	$10.22	$10.12
April 30, 2013	$10.02	$9.85	$0.377	$0.12	$10.19	$9.98
January 31, 2013	$10.00	$9.75	$0.18	$0.15	$10.05	$9.92
October 31, 2012	$9.85	$9.66	$0.22	$0.15	$9.98	$9.80
July 31, 2012*	$20.00	$6.65	$0.455	$0.05	$9.91	$9.59
April 30, 2012**	N/A	N/A	N/A	N/A	$10.00	$9.63

*Period from May 18, 2012 for Ordinary Shares and BGS Corp. Warrants.
**Period from March 21, 2012 for Units.

On September 5, 2013, the last reported closing prices of the Ordinary Shares, BGS Corp. Warrants, and Units were $10.14, $0.24 and $10.20, respectively.

BGS Acquisition’s securities and TransnetYX’s securities are not publicly traded.

Holders

As of September 5, 2013, there were 2 holders of record of the Units, 2 holders of record of the Ordinary Shares and 1 holder of record of the BGS Corp. Warrants. BGS Corp. believes that there were more than 43 beneficial holders of the Units, 51 beneficial holders of the Ordinary Shares and 56 beneficial holders of the BGS Corp. Warrants as of April 30, 2013.

As of September 5, 2013, there were 11 stockholders of record of TransnetYX common stock.

For information regarding the expected effect that the Business Combination will have on the amount and percentage of the present holdings of the Ordinary Shares owned by beneficial owners of more than five percent of the Ordinary Shares, each director of BGS Corp. and all directors and officers of BGS Corp. as a group, please see “Security Ownership of Certain Beneficial Owners and Management” and “Security Ownership of the Combined Company After the Business Combination” beginning on pages 108 and 111, respectively, of this prospectus.

Dividends

BSG Corp. has not paid any dividends on its Ordinary Shares to date and does not intend to pay dividends prior to the consummation of the Business Combination.

TransnetYX has never declared dividends on its common stock. Currently, TransnetYX has three classes of preferred stock, Series A convertible preferred, Series B convertible preferred and Series C convertible preferred, that have dividend preferences senior to the rights of the common stock to receive dividends and these senior dividend preferences currently materially limit TransnetYX’s ability to pay dividends to the holders of its common stock.  Prior to the Transaction Merger, TransnetYX anticipates that all shares of all classes of its convertible preferred stock will be converted into shares of TransnetYX common stock.   Additionally, in connection with the Transaction Merger, all accumulated but unpaid dividends on the Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock will be converted into shares of TransnetYX common stock.

TransnetYX currently does not plan to declare dividends on shares of its common stock in the foreseeable future, whether before or after the Transaction Merger.  TransnetYX expects to retain future earnings, if any, for use in the operation and expansion of its business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors, will be paid out of funds legally available therefor, and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

BGS Acquisition has no obligation or immediate plans to pay dividends to the holders of its Common Stock following the consummation of the Business Combination.  However, BGS Acquisition reserves the right to pay dividends at the discretion of its board of directors at any time in the future out of funds legally available therefor.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this prospectus.

Risk Factors Relating to TransnetYX

TransnetYX has a history of losses, and may be unable to achieve or sustain profitability.

TransnetYX experienced a net loss of $393,448 in 2012 and $286,255 in 2011, and a net loss of $52,410 in the six months ended June 30, 2013. TransnetYX cannot predict if it will achieve sustained profitability in the near future or at all. TransnetYX expects to make significant future expenditures to develop and expand its business. In addition, following the Transaction Merger, TransnetYX will be a subsidiary of BGS Acquisition, a public company.  BGS Acquisition will be a holding company for TransnetYX and TransnetYX’s subsidiaries will be the only operating companies in the overall enterprise.  As a result, TransnetYX will incur significant legal, accounting and other expenses that it did not incur as a private company. These increased expenditures will make it harder for TransnetYX to achieve and maintain future profitability. TransnetYX may incur significant losses in the future for a number of reasons, including the other risks described in this prospectus, and it may encounter unforeseen expenses, difficulties, complications, delays and other unknown events. Accordingly, TransnetYX may not be able to achieve or maintain profitability and it may incur significant losses for the foreseeable future.

A reduction or delay in government funding of research and development institutions may adversely affect TransnetYX’s business.

A majority of TransnetYX’s sales is derived from clients at academic institutions and research laboratories whose funding is partially dependent on both the level and timing of funding from government sources, such as the U.S. National Institutes of Health, or NIH, and similar domestic and international agencies, which can be affected if TransnetYX’s clients delay or discontinue research as a result of uncertainties surrounding the approval of government budget proposals. Also, government proposals to reduce or eliminate budgetary deficits have sometimes included reduced allocations to the NIH and other government agencies that fund research and development activities. Government funding of research and development is subject to the political process, which is inherently fluid and unpredictable. Budgetary pressures may result in reduced allocations to government agencies that fund research and development activities. Although the stimulus packages implemented by the U.S. government in 2009 and 2010 included increases in NIH funding, NIH funding had otherwise remained fairly flat in recent years.  Additionally, as a result of the sequestration required by the Budget Control Act of 2011, the NIH is required to cut 5 percent, or $1.55 billion, from its budget (including into 2013). A further reduction in government funding for the NIH or other government research agencies could adversely affect TransnetYX’s business and its financial results. Also, there is no guarantee that NIH funding will be directed towards projects and studies that require use of TransnetYX’s products and services.

A significant percentage of TransnetYX’s sales are made to one large customer and the loss of that customer would likely have a material adverse effect on the operating results of TransnetYX’s business.

During 2012 and 2011, TransnetYX derived approximately 27% and 31%, respectively, of its testing revenue from Taconic Farms, Inc., or Taconic, its single largest customer.  There can be no assurance that TransnetYX will be able to maintain this customer relationship or that this customer will continue to purchase testing services in similar quantities in the future. TransnetYX is currently in the process of negotiating a new, long-term contract for testing services with Taconic, and there can be no assurance that TransnetYX and Taconic will come to terms on an agreement.  If TransnetYX were to lose its largest customer, or if this customer were to change its demands, delays in replacing this customer, or a failure to meet this customer’s new demands, could have a material adverse effect on its operating results.

PGx molecular diagnostic tests may never achieve significant commercial market acceptance.

TransnetYX may not succeed in achieving significant commercial market acceptance of its PGx testing and service offerings that it has launched in recent years or that it is currently developing. TransnetYX’s ability to successfully develop and commercialize its PGx molecular diagnostic tests, as well as any future molecular diagnostic tests that it may develop, will depend on several factors, including:

•	TransnetYX’s ability to convince the medical community of the clinical utility of TransnetYX’s tests and their potential advantages over existing tests;

•
the agreement by third party payers to reimburse for TransnetYX’s tests, the scope and extent of which will affect patients’ willingness or ability to pay for its tests and will likely heavily influence physicians’ decisions to recommend its tests; and

•	the willingness of physicians to utilize its tests.

These factors present obstacles to commercial acceptance of TransnetYX’s tests, which TransnetYX will have to spend substantial time and money to overcome, if it can do so at all. TransnetYX’s inability to successfully do so will harm future business and results of operation.

Failure to provide a higher quality of service than that of its hospital affiliates and other laboratories could have a material adverse effect on TransnetYX’s net revenues and profitability.

TransnetYX primarily competes with numerous laboratory providers, including researchers’ in-house laboratories, centralized testing laboratories at research institutions, hospital-affiliated laboratories, other independent clinical laboratories and physician-office laboratories. Most researchers have the knowledge and ability to perform the genetic test manually within their laboratory. In addition, several research institutions have created centralized testing facilities for their researchers to utilize. Hospitals generally maintain an on-site laboratory to perform testing on their patients. In addition, many hospitals compete with independent clinical laboratories for outreach (non-hospital patients) testing. Most physicians have admitting privileges or other relationships with hospitals as part of their medical practice and many hospitals leverage their relationships with community physicians and encourage the physicians to send their outreach testing to the hospital's laboratory. In addition, hospitals that own physician practices generally require the physicians to refer tests to the hospital's laboratory. As a result of this affiliation between hospitals and community physicians, TransnetYX competes against these affiliated laboratories based on accuracy, speed, customer experience and price. TransnetYX’s failure to provide service superior to affiliated laboratories and other laboratories could have a material adverse effect on its net revenues and profitability.

The development of new, more cost-effective tests that can be performed by researchers in their laboratories or physicians in their offices or by patients could negatively impact TransnetYX’s testing volume and net revenues.

The diagnostics testing industry is faced with changing technology and new product introductions. Advances in technology may lead to the development of more cost-effective tests that can be performed outside of an independent clinical laboratory such as point-of-care tests that can be performed by researchers in the laboratories or physicians in their offices, esoteric tests that can be performed by hospitals in their own laboratories or home testing that can be performed by patients in their homes, by physicians in their offices or technicians in laboratories. Development of such technology and its use by TransnetYX’s customers would reduce the demand for TransnetYX’s laboratory-based testing services and negatively impact its net revenues.

Failure in TransnetYX’s information technology systems, including failures resulting from its systems conversions, could significantly increase turnaround time, otherwise disrupt its operations, or lead to increased competition by other providers of laboratory services, all of which could reduce its customer base and result in lost net revenues.

Information systems are used extensively in virtually all aspects of TransnetYX’s business, including laboratory testing, billing, customer service, logistics and management of medical data. TransnetYX’s success depends, in part, on the continued and uninterrupted performance of its information technology, or IT, systems. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security measures, some of TransnetYX’s servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures TransnetYX has taken to prevent unanticipated problems that could affect its IT systems, sustained or repeated system failures that interrupt its ability to process test orders, deliver test results or perform tests in a timely manner could adversely affect its reputation and result in a loss of customers and net revenues.

Failure to timely or accurately bill for TransnetYX’s services could have a material adverse effect on its net revenues and bad debt expense.

Billing for laboratory services is complicated. TransnetYX provides testing services to a range of research institutions and healthcare providers. TransnetYX considers a “payer” to be the party that pays for the test and a “customer” to be the party who refers the test to it. Depending on the billing arrangement and applicable law, TransnetYX must bill various payers, such as research laboratories, universities, corporations, patients, insurance companies, Medicare, Medicaid, doctors and employer groups, all of which have different billing requirements. Additionally, auditing for compliance with applicable laws and regulations as well as internal compliance policies and procedures add further complexity to the billing process. Among many other factors complicating billing are:

•	pricing differences between TransnetYX’s fee schedules and the reimbursement rates of the payers;

•	disputes with payers as to which party is responsible for payment; and

•	disparity in coverage and information requirements among various carriers.

TransnetYX incurs significant additional costs as a result of its participation in Medicare and Medicaid programs, as billing and reimbursement for clinical laboratory testing is subject to considerable and complex federal and state regulations. These additional costs include those related to: (1) complexity added to TransnetYX’s billing processes; (2) training and education of its employees and customers; (3) compliance and legal costs; and (4) costs related to, among other factors, medical necessity denials and advanced beneficiary notices. Compliance with applicable laws and regulations, as well as internal compliance policies and procedures, adds further complexity and costs to the billing process. Changes in laws and regulations could negatively impact TransnetYX’s ability to bill its clients.

If TransnetYX fails to comply with extensive laws and regulations, it could suffer fines and penalties or be required to make significant changes to its operations.

TransnetYX is subject to extensive and frequently changing federal, state and local laws and regulations. In addition, legislative provisions relating to healthcare fraud and abuse give federal enforcement personnel substantially increased funding, powers and remedies to pursue suspected fraud and abuse. While TransnetYX believes that it is in compliance with all applicable laws, many of the regulations applicable to it, including those relating to billing and reimbursement of tests and those relating to relationships with physicians and hospitals, are vague or indefinite and have not been interpreted by the courts. They may be interpreted or applied by a prosecutorial, regulatory or judicial authority in a manner that could require it to make changes in its operations, including its pricing and/or billing practices. If TransnetYX fails to comply with applicable laws and regulations, it could suffer civil and criminal damages, fines and penalties, including the loss of licenses or its ability to participate in Medicare, Medicaid and other federal and state healthcare programs and additional liabilities from third party claims.

CLIA regulates virtually all clinical laboratories by requiring that they be certified by the federal government and comply with various operational, personnel and quality requirements intended to ensure that their clinical laboratory testing services are accurate, reliable and timely. Furthermore, CLIA does not preempt state laws that are more stringent than federal law. Some state laws may require additional personnel qualifications, quality control, record maintenance and/or proficiency testing. Intentional and serious failures to comply with these requirements can lead to loss of licenses, exclusion from the Medicare and Medicaid programs, fines, and other penalties.

Billing and reimbursement for clinical laboratory testing is subject to significant and complex federal and state regulation. Penalties for violations of laws relating to billing federal healthcare programs and for violations of federal fraud and abuse laws include: (1) exclusion from participation in the Medicare/Medicaid programs; (2) asset forfeitures; (3) civil and criminal fines and penalties; and (4) the loss of various licenses, certificates and authorizations necessary to operate some or all of a clinical laboratory's business. Civil monetary penalties for a wide range of violations are not more than $10,000 per violation plus three times the amount claimed and, in the case of kickback violations, not more than $50,000 per violation plus up to three times the amount of remuneration involved. A parallel civil remedy under the federal False Claims Act provides for damages not more than $11,000 per violation plus up to three times the amount claimed.

Medicare and/or private insurance plans may change reimbursement rates or discontinue the reimbursement for TransnetYX’s products and services.

Revenue from TransnetYX’s pharmacogenomics testing services provided through its subsidiary, Harmonyx, is dependent on the availability and extent of coverage and reimbursement from third party payers, including government healthcare programs and private insurance plans. Governments and private payers may regulate prices, reimbursement levels and/or access to these services and products, or discontinue reimbursement altogether for these products and services, to control costs or to affect levels of use. A reduction in the coverage and/or reimbursement for TransnetYX’s services and products could have a material adverse effect on its revenues, business and results of operations.

FDA regulation of laboratory-developed tests or genetic testing could lead to increased costs and delay in introducing new genetic tests.

The FDA has regulatory responsibility over instruments, test kits, reagents and other devices used to perform diagnostic testing by clinical laboratories. In the past, the FDA has claimed regulatory authority over laboratory-developed tests, but has exercised enforcement discretion in not regulating tests performed by high complexity CLIA-certified laboratories. In December 2000, the Health and Human Services Secretary's Advisory Committee on Genetic Testing recommended that the FDA be the lead federal agency to regulate genetic testing. In late 2002, a new Health and Human Services Secretary's Advisory Committee on Genetics, Health and Society, or SACGHS, was appointed to replace the prior Advisory Committee. Ultimately, SACGHS decided that it would continue to monitor the progress of the federal agencies in the oversight of genetic technologies, but it did not believe that further action was warranted. FDA interest in, or actual regulation of, laboratory-developed tests or increased regulation of the various medical devices used in laboratory-developed testing could lead to periodic inquiry letters from the FDA and increased costs and delays in introducing new tests, including genetic tests.

TransnetYX’s tests and business processes may infringe on the intellectual property rights of others, which could cause it to engage in costly litigation, pay substantial damages or prohibit it from selling certain of its tests.

Other companies or individuals, including TransnetYX’s competitors, may obtain patents or other property rights that would prevent, limit or interfere with its ability to develop, perform or sell its tests or operate its business. As a result, TransnetYX may be involved in intellectual property litigation and it may be found to infringe on the proprietary rights of others, which could force it to do one or more of the following:

•	cease developing, performing or selling products or services that incorporate the challenged intellectual property;

•	obtain and pay for licenses from the holder of the infringed intellectual property right;

•	redesign or reengineer its tests;

•	change its business processes; or

•	pay substantial damages, court costs and attorneys' fees, including potentially increased damages for any infringement held to be willful.

Patents generally are not issued until several years after an application is filed. The possibility that, before a patent is issued to a third party, TransnetYX may be performing a test or other activity covered by the patent is not a defense to an infringement claim. Thus, even tests that it develops could become the subject of infringement claims if a third party obtains a patent covering those tests.

Infringement and other intellectual property claims, regardless of their merit, can be expensive and time-consuming to litigate. In addition, any requirement to reengineer its tests or change its business processes could substantially increase its costs, force it to interrupt product sales or delay new test releases. TransnetYX has never been the subject of an infringement claim; however, such claims could arise in the future as patents could be issued on tests or processes that it may be performing.

Professional liability litigation could have an adverse financial impact on TransnetYX’s client base and reputation.

As a general matter, providers of clinical laboratory testing services may be subject to lawsuits alleging negligence or other similar legal claims. Some of these suits involve claims for substantial damages. Any professional liability litigation could have an adverse impact on TransnetYX’s client base and reputation. TransnetYX maintains various liability insurance programs for claims that could result from providing or failing to provide clinical laboratory testing services, including inaccurate testing results and other exposures. TransnetYX’s insurance coverage limits its maximum exposure on individual claims; however, it is essentially self-insured for a significant portion of these claims. TransnetYX’s management believes that present insurance coverage and reserves are sufficient to cover currently estimated exposures. Although TransnetYX has never had a liability claim filed against it, it is possible that such a claim might be made in the future and, as a result, could have an adverse financial impact on TransnetYX and could harm TransnetYX’s reputation.

TransnetYX is dependent upon one source to supply it with the reagents and probes required to conduct its testing services.

TransnetYX purchases substantially all of its reagents and probes from Life Technologies Corporation. A probe is a small vial filled with a specific reagent and these probes enable TransnetYX to conduct testing services for its customers.   Currently, TransnetYX does not have a supply contract with Life Technologies Corporation and Life Technologies Corporation could terminate its relationship with TransnetYX at any time with little notice.  While there are several companies that make reagents and probes similar to what TransnetYX currently uses, TransnetYX and Life Technologies Corporation are highly integrated and integrating a new supplier into TransnetYX’s automated ordering system and processing duplicate testing to validate results with the new reagents and probes would be expensive and time-consuming.

Negative attention from special interest groups may impair the business of TransnetYX.

Certain special interest groups categorically object to the use of animals for valid research purposes. Research activities with animals have been the subject of adverse attention in recent years. Any negative attention, threats or acts of vandalism directed against animal research activities in the future could impair the ability of TransnetYX’s customers to send their samples for testing.

TransnetYX stockholders may lose appraisal rights if they fail to strictly comply with Delaware law.

Holders of TransnetYX common stock are entitled to exercise appraisal rights in connection with the Transaction Merger under Section 262 of the DGCL. The provisions of Delaware law governing appraisal rights are complex and multiple steps must be taken to properly exercise and perfect such rights.  Failure to comply strictly with all of the procedures set forth in Section 262 may cause TransnetYX stockholders to lose their appraisal rights.   See “Merger Agreement—Appraisal Rights” for a more detailed description of the appraisal rights and these procedures.

TransnetYX's Chief Executive Officer is not restricted from competing against TransnetYX

TransnetYX is not a party to an agreement with its Chief Executive Officer, Robert Bean, that would restrict him from competing against TransnetYX. If Mr. Bean were to start a company that directly competes with TransnetYX or to accept a position with one of TransnetYX's competitors, TransnetYX could lose some portion of its customers to the competing company. A loss of any key customer, particularly Taconic, or the loss of a significant number of customers, would have a material adverse impact on TransnetYX's revenues and results of operations. While TransnetYX is currently in the process of negotiating an employment agreement with Mr. Bean that will contain a noncompetition provision, there can be no guarantee that TransnetYX will be able to come to terms on an agreement with Mr. Bean.

Risk Factors Relating to the Consummation of the Business Combination

Shareholders of BGS Corp. will not be afforded an opportunity to vote on the Business Combination, which means BGS Corp. may consummate the Business Combination even though a majority of its public shareholders do not support such a combination.

BGS Corp. will not hold a shareholder vote to approve the Business Combination before it consummates the Business Combination. As an FPI, BGS Corp. will not be required to seek shareholder approval to the extent the laws of the British Virgin Islands do not require such a vote. Accordingly, BGS Corp. may consummate the Business Combination even if holders of a majority of its Public Shares do not approve of the Business Combination.

BGS Corp. is not required to meet NASDAQ Capital Market standards related to shareholder voting.

The NASDAQ Capital Market rules generally require a company to obtain shareholder approval in the following circumstances: (a) in connection with an acquisition, if a company issues shares equal to 20% or more of its pre-transaction outstanding shares, or 5% or more of its pre-transaction outstanding shares when a related party has a 5% or greater interest in the target; (b) in connection with a stock issuance that results in a change of control (whereby, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position in the company); (c) in connection with an equity compensation plan (whereby a company establishes or materially amends a stock option or purchase plan or other arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants); or (d) in connection with a private placement where the issuance (together with sales by officers, directors, or substantial shareholders, if any) equals 20% or more of the pre-transaction outstanding shares of the company at a price less than the greater of book or market value.

Although many blank check companies listed on NASDAQ would be required to seek shareholder approval in connection with their initial business combination (for example, if the consideration paid in connection with the transaction includes the issuance of 20% or more of such company’s then issued and outstanding shares), because BGS Corp. is an FPI, BGS Corp. is not required to seek shareholder approval under the NASDAQ rules to the extent the laws of the British Virgin Islands do not require such a vote. The laws of the British Virgin Islands provide BGS Corp. with a variety of methods to consummate the Business Combination without a shareholder vote to approve the Business Combination.

The only opportunities shareholders of BGS Corp. have to make the investment decision regarding the Business Combination will be to either exercise their right to redeem BGS Corp. Ordinary Shares for cash or to dissent from the Redomestication.

Because BGS Corp. intends to consummate the Business Combination without seeking shareholder approval, shareholders will not have the right or opportunity to vote on the Business Combination. Accordingly, the only opportunities afforded to the shareholders of BGS Corp. to make an investment decision regarding the Business Combination are to either exercise their redemption rights within the period of time (which will be at least 20 business days) as set forth in the tender offer documents mailed to BGS Corp. public shareholders in which the Business Combination is described or to dissent from the Redomestication by providing written notice of the decision to dissent within 20 days of receipt of the plan of merger as on the outline of the plan of merger provided under the Companies Act.

Unlike many blank check companies, BGS Corp. does not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for BGS Corp. to consummate the Business Combination even if a substantial majority of its shareholders are not in favor of it.

Since BGS Corp. does not have a specified percentage threshold for redemption contained in its memorandum and articles of association, its structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate an initial business combination if the holders of the company’s Public Shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with the Business Combination. As a result, BGS Corp. may be able to consummate the Business Combination even though a substantial majority of its public shareholders do not agree with the transaction and choose to redeem their shares. However, in no event will BGS Corp. redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 and still consummate the Business Combination. Furthermore, the redemption threshold is further limited by the terms and conditions of the Business Combination. See the section entitled “The Merger Agreement” for further discussion of the Business Combination.

If BGS Corp.’s due diligence investigation of TransnetYX was inadequate, then stockholders of BGS Acquisition following the Business Combination could lose some or all of their investment.

Even though BGS Corp. conducted a due diligence investigation of TransnetYX, it cannot be sure that this diligence uncovered all material issues that may be present in TransnetYX or its business, or that it would be possible to uncover all material issues through a more protracted amount of due diligence, or that factors outside of TransnetYX and its business and outside of its control will not later arise.  The requirement that BGS Corp. must complete the Business Combination by the Business Combination Deadline, and BGS Corp.’s lack of experience investing in or managing companies in the genetic testing industry may have limited its ability to perform, and the available time to conduct, due diligence, and the Business Combination may be consummated pursuant to terms that BGS Corp. would have rejected upon a more comprehensive investigation.

We will issue Common Stock as merger consideration in the Business Combination, which will dilute the interest of stockholders of BGS Acquisition following the Business Combination and likely present other risks.

Our certificate of incorporation authorizes the issuance of 95,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. We will issue a substantial number of shares of Common Stock in order to complete the Business Combination. The issuance of additional Common Stock:

•	will significantly dilute the equity interest of existing BGS Corp. shareholders; and

•	may adversely affect prevailing market prices for Common Stock and BGS Corp. Warrants.

Following the Offer, the amount of cash available to BGS Corp. for working capital purposes will be reduced, additional sources of financing may not be available and BGS Corp.’s redemption of shares in the Offer will cause its public float to be reduced.  As a result, its shareholders may be disadvantaged by reduced liquidity in its securities.

Although the board of directors of BGS Corp. has determined that the Business Combination is in the best interests of its shareholders, the Offer exposes BGS Corp. to a number of risks including:

•
use of funds to redeem Ordinary Shares in the Offer and to pay expenses of the Offer will reduce the funds available as working capital for the continuation of TransnetYX’s business following the Business Combination;

•	BGS Acquisition may not be able to replenish cash reserves by raising debt or equity financing in the future on terms acceptable to us, or at all; and

•
the “public float,” which is the number of shares owned by non-affiliate shareholders and available for trading in the securities markets, following the Offer and prior to the Business Combination, will be reduced, which may reduce the volume of trading in Ordinary shares and may result in lower stock prices and reduced liquidity in the trading of Ordinary Shares prior to the completion of the Business Combination.

BGS Corp. is not required to obtain an opinion from an independent investment banking firm, and consequently, an independent source will not confirm that the price BGS Corp. is paying for the business is fair to its shareholders from a financial point of view.

BGS Corp. is not required to obtain an opinion from an independent investment banking firm that the price it is paying is fair to its shareholders from a financial point of view. As no opinion will be obtained, shareholders of BGS Corp. will be relying on the judgment of BGS Corp.’s board of directors, who will determine fair market value and/or total enterprise value according to reasonably accepted valuation standards and methodologies.

Since BGS Corp.’s Initial Shareholder will lose his entire investment if the Business Combination is not consummated, a conflict of interest may exist in determining whether the Business Combination is appropriate for BGS Corp.’s initial business combination.

On October 5, 2011, BGS Corp.’s Initial Shareholder purchased 1,725,000 Founder Shares for a purchase price of $25,000, or approximately $0.014 per share. On March 14, 2012, BGS Corp.’s directors approved a 1.125-for-1 reverse split of its outstanding Ordinary Shares, reducing the number of outstanding Ordinary Shares from 1,725,000 to 1,533,333. When BGS Corp.’s underwriters elected not to exercise their over-allotment option in connection with BGS Corp’s initial public offering, the Initial Shareholder forfeited 200,000 Founder Shares, pursuant to the terms of the private placement of the Founder Shares, and now owns 1,333,333 Founder Shares.  The Founder Shares will be worthless if BGS Corp. does not consummate an initial business combination. In addition, BGS Corp.’s initial investors and underwriters own an aggregate of 3,266,667 Sponsor Warrants, each exercisable for one ordinary share at $10.00 per share, for a purchase price of $2,450,000, or $0.75 per warrant, that will also be worthless if BGS Corp. does not consummate an initial business combination. Since certain of BGS Corp.’s officers and directors are affiliated with BGS Corp.’s Initial Shareholder, the personal and financial interests of BGS Corp.’s officers and directors may influence their motivation in completing the Business Combination and influencing the operation of the business following the Business Combination.

Following the consummation of the Business Combination, BGS Acquisition will be a holding company and rely on distributions, loans and other payments, advances and transfers of funds from Merger Sub to pay dividends and pay expenses and meet our other obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than the ownership of Merger Sub as part of the Business Combination. We will depend on Merger Sub for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to the Common Stock. Legal and contractual restrictions in agreements governing future indebtedness of Merger Sub, as well as the financial condition and operating requirements of Merger Sub, may limit our ability to obtain cash from Merger Sub. The earnings from, or other available assets of, Merger Sub may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on Common Stock or satisfy our other financial obligations.

BGS Acquisition may redeem the BGS Acquisition Warrants at a time that is not beneficial to BGS Acquisition Warrant holders.

BGS Acquisition may call the BGS Acquisition Warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied.  If BGS Acquisition calls the BGS Acquisition Warrants for redemption, BGS Acquisition Warrant holders may be forced to accept a nominal redemption price or sell or exercise the BGS Acquisition Warrants when they may not wish to do so.

BGS Corp. is seeking to amend its memorandum and articles of association or governing instruments in a manner that will make it easier for it to consummate the Business Combination.

BGS Corp. is seeking to amend its memorandum and articles of association in order to extend the deadline to effectuate the Business Combination.  BGS Corp. may determine that other amendments are necessary or desirable in order to make it more likely to consummate the Business Transaction.  BGS Corp. is not required to seek the approval of shareholders for certain amendments to its memorandum and articles of association and governing instruments and shareholders might not otherwise support these potential amendments.

BGS Corp. may waive one or more of the conditions to the Business Combination.

BGS Corp. may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws.  For example, it is a condition to BGS Corp.’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting TransnetYX’s conduct of its business; however, if the board of directors of BGS Corp. determines that any such order or injunction is not material to the business of TransnetYX, then the board may elect to waive that condition and close the Business Combination.

There is no guarantee, even if we consummate the Business Combination, that the Public Warrants will ever be in the money and they may expire worthless.

The exercise price of the Public Warrants is higher than is typical in many similar blank check companies. The exercise price for our Public Warrants is $10.00 per share. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the Public Warrants may expire worthless.

BGS Corp.’s Initial Shareholder and BGS Corp. Warrant holders have registration rights, the future exercise of which may adversely affect the market price of the Common Stock.

Pursuant to an agreement entered into concurrently with BGS Corp.’s initial public offering, following the Business Combination, the Initial Shareholder and certain holders of the BGS Acquisition Warrants, may demand that we register their unregistered Common Stock and BGS Acquisition Warrants. BGS Acquisition will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Common Stock.

BGS Corp.’s directors and officers may have certain conflicts in determining to pursue the acquisition of TransnetYX, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, interests of shareholders of BGS Corp.

BGS Corp.’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, interests of shareholders of BGS Corp., which could result in a real or perceived conflict of interest.  These interests include the fact that certain of the Ordinary Shares owned by BGS Corp.’s management and directors, or their affiliates and associates, would become worthless if BGS Corp. fails to consummate the Business Combination.

Our ability to successfully effect the Business Combination and to be successful thereafter will be largely dependent upon the efforts of certain key personnel, including certain personnel of TransnetYX, whom we expect to join us following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect the Business Combination is dependent upon the efforts of certain key personnel, including certain personnel of TransnetYX. Although we expect such key personnel to remain with BGS Acquisition and Merger Sub following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. Furthermore, while we have scrutinized individuals we intend to engage to stay with BGS Acquisition following the Business Combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Further, we do not have a policy that expressly prohibits any of our Initial Shareholder, officers, directors or their respective affiliates from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

A market for the securities of BGS Acquisition may not develop, which would adversely affect the liquidity and price of our securities.

Although we intend to list the Common Stock and BGS Acquisition Warrants on the NASDAQ Capital Market under the symbols currently listed by BGS Corp. for its Ordinary Shares (“BGSC”) and BGS Corp. Warrants (“BGSW”), respectively, on or promptly after the consummation of the Business Combination, there is no current market for our securities. Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, the NASDAQ Capital Market for any reason, and are quoted on the Over the Counter Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in a securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national exchange. You may be unable to sell your securities unless a market can be established or sustained.

BGS Corp. and TransnetYX have incurred and expect to incur significant costs associated with the Business Combination.  If the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by BGS Acquisition.

BGS Corp. and TransnetYX expect to incur significant costs associated with the Business Combination.  If the Business Combination is completed, BGS Corp. expects to incur approximately $1,300,000 in expenses.  These expenses will reduce the amount of cash available to be used for other corporate purposes by BGS Acquisition and Merger Sub following the Business Combination.  In addition, in connection with its initial public offering, BGS Corp. agreed to pay PrinceRidge a deferred corporate finance fee for its role as underwriter.  The deferred corporate finance fee is equal to 2.0% of the gross proceeds from the sale of the Units offered to the public in BGS Corp.'s initial public offering and will become payable from the amounts held in the trust account solely in the event the Business Combination is consummated.  Additionally, BGS Corp. agreed to pay PrinceRidge a transaction fee equal to 2.0% of the transaction value of BGS Corp.'s initial business combination upon the consummation of such business combination.  Accordingly, a significant portion of the case contributed to BGS Acquisition as part of the Transaction Merger consideration will be used to pay financing fees to PrinceRidge.  The cash available for BGS Acquisition's working capital will be materially reduced.  This circumstance could materially adversely affect BGS Acquisition's liquidity and ability to make distributions to its stockholders.

As a result of the Redomestication, we will lose our status as an FPI, which will make us subject to additional regulatory disclosures which may require substantial financial and management resources.

As a result of no longer being an FPI, we will become subject to the following requirements, among others:

•	the filing of our quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•
preparing our financial statements in accordance with U.S. GAAP rather than the ability to use any of U.S. GAAP, the International Accounting Standards Board International Financial Reporting Standards (IASB IFRS) or local GAAP;

•	being subject to the U.S. proxy rules;

•
being subject to Regulation FD which requires issuers to make public disclosures of any “material non-public information” that has been selectively disclosed to securities industry professionals (for example, analysts) or shareholders;

•
being subject to the Sarbanes-Oxley Act. Although the Sarbanes-Oxley Act generally does not distinguish between domestic U.S. issuers and FPIs, the SEC has adopted a number of significant exemptions for the benefit of FPIs in the application of its rules adopted under the Sarbanes-Oxley Act. These exemptions cover areas such as: (1) audit committee independence; and (2) black-out trading restrictions (Regulation BTR); and

•	being subject to a more detailed executive compensation disclosure.

We may be forced to expend significant management and financial resources to meet our disclosure obligations listed above.

In connection with its initial public offering, BGS Corp. identified general criteria and guidelines that BGS Corp.  believes are important in evaluating prospective target businesses; however, the Business Combination with TransnetYX does not meet all such criteria and guidelines.

Although BGS Corp. identified specific criteria and guidelines for evaluating prospective target businesses in connection with its initial public offering, TransnetYX does not meet all of these criteria and guidelines. Accordingly, the Business Combination may not be as successful as a combination with a business that does meet all of BGS Corp.’s general criteria and guidelines. In addition, as the Business Combination does not meet BGS Corp.’s general criteria and guidelines, a greater number of shareholders of BGS Corp. may exercise their redemption rights, which may make it difficult for BGS Corp. to meet the closing conditions of the Business Combination.

If the Business Combination’s benefits do not meet the expectations of investors and/or stockholders, the market price of our securities may decline.

The market price of BGS Corp.’s securities prior to the consummation of the Business Combination or the market price of our securities following the consummation of the Business Combination may decline as a result of the Business Combination if the market does not view the Business Combination positively.  Accordingly, stockholders may experience a loss as a result of a decline in the market price of BGS Corp.’s securities prior to the consummation of the Business Combination or BGS Acquisition’s securities following the consummation of the Business Combination.  A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of our securities may decline.

The market price of BGS Corp.’s securities may decline as a result of the Business Combination if:

•	financial or industry analysts do not view the Business Combination positively; or

•	the effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the event that a significant number of Ordinary Shares are redeemed, our Common Stock may become less liquid following the Business Combination.

If a significant number of Ordinary Shares are redeemed, BGS Acquisition may be left with a significantly smaller number of stockholders following the Redomestication.  As a result, trading in the shares of the surviving company following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected.

The issuance of Ordinary Shares in connection with the Business Combination and the potential exercise of our outstanding BGS Acquisition Warrants after the Business Combination will result in substantial dilution and could have an adverse effect on the market prices of our securities.

BGS Corp. currently has authorized Ordinary Shares with no par value and unlimited shares of preferred shares with no par value.  BGS Acquisition currently is authorized to issue 95,000,000 shares of Common Stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share. In connection with the Transaction Merger and pursuant to the Merger Agreement, BGS Acquisition will issue 8,000,000 shares of Common Stock to the stockholders of TransnetYX as merger consideration.  Additionally, 30 days following the Business Combination, the BGS Acquisition Warrants will be exercisable for shares of Common Stock.  The issuance of Common Stock as part of the merger consideration for the Business Combination and the potential exercise of outstanding BGS Acquisition Warrants will result in substantial dilution and could have an adverse effect on the market price of our securities.

Our stockholders will only be able to exercise a BGS Acquisition Warrant if the issuance of Common Stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the BGS Acquisition Warrants.

No BGS Acquisition Warrants will be exercisable on a cash basis and we will not be obligated to issue registered Common Stock unless the Common Stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the BGS Acquisition Warrants.  Because the exemptions from qualification in certain states for re-sales of BGS Acquisition Warrants and for issuances of Common Stock by the issuer upon exercise of a BGS Acquisition Warrant may be different, a BGS Acquisition Warrant may be held by a holder in a state where an exemption is not available for issuance of Common Stock upon exercise of the BGS Acquisition Warrants and the holder will be precluded from exercising the BGS Acquisition Warrant.  As a result, the BGS Acquisition Warrants may be deprived of any value, the market for the BGS Acquisition Warrants may be limited and the holders of BGS Acquisition Warrants may not be able to exercise their BGS Acquisition Warrants if the Common Stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the BGS Acquisition Warrants reside.

Following the Business Combination, there will then be at least an additional 6,000,000 shares of Common Stock that are eligible for trading in the public market.  The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of BGS Acquisition’s Common Stock.

Upon the consummation of the Business Combination, the issuance of between 8,000,000 to 9,100,000 shares of Common Stock as merger consideration, with 2,000,000 shares subject to the Lock-up Agreement, and excluding the underwriters’ and Sponsor’s Common Stock that is subject to vesting hurdles, BGS Corp.’s existing public shareholders will own:

•	approximately 31.2% of the outstanding shares of Common Stock assuming no tender of Ordinary Shares in connection with the Extension Tender Offer or the Offer; or

•
approximately 8.8% of the outstanding shares of Common Stock assuming an aggregate of 3,014,778 Ordinary Shares are validly tendered and not properly withdrawn, and are purchased, in the Extension Tender Offer and the Offer.

In addition, if the BGS Acquisition Warrants outstanding following the consummation of the Business Combination are exercised, there would be an additional 4,000,000 shares of Common Stock eligible for trading in the public market.  Such securities, if exercised, will substantially increase the number of our issued and outstanding shares of Common Stock.  Therefore, the potential dilution that may occur as a result of the Business Combination could have an adverse effect on the market price for our securities.

We are not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

We are not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, our shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and the company is not required to observe any restrictions in respect of its conduct other than as disclosed in the prospectus filed in connection with BGS Corp.’s initial public offering or its memorandum and articles of association.

Even if the Redomestication qualifies as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, a U.S. Holder generally may still recognize gain with respect to its BGS Corp. securities at the effective time of the Redomestication.

Even if the Redomestication qualifies as a reorganization under Section 368(a) of the Code, a U.S. Holder (as that term is defined in the section entitled “Material U.S. Federal Income Tax Consequences — General”) of BGS Corp. securities may still recognize gain (but not loss) upon the exchange of its BGS Corp. securities solely for the securities of BGS Acquisition pursuant to the Redomestication under the “passive foreign investment company,” or PFIC, rules of the Code or under Section 367(b) of the Code, equal to the excess, if any, of the fair market value of the BGS Acquisition securities received in the Redomestication and the U.S. Holder’s adjusted tax basis in the corresponding BGS Corp. securities surrendered in exchange for the BGS Acquisition securities.  In such event, the U.S. Holder’s aggregate tax basis in the BGS Acquisition securities received in connection with the Redomestication should be the same as the aggregate tax basis of the BGS Corp. securities surrendered in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules or Section 367(b) of the Code, and such U.S. Holder’s holding period for the BGS Acquisition securities received in the Redomestication generally should include the holding period of the BGS Corp. securities surrendered in the Redomestication.  See the discussion in the sections entitled “Material U.S. Federal Income Tax Consequences—U.S. Holders—Tax Consequences of the Redomestication,” “—PFIC Considerations” and “—Effect of Section 367(b).”

Risk Factors Relating to the Failure to Consummate the Business Combination

If BGS Corp. is not able to consummate the Business Combination by the Business Combination Deadline with enough support to allow the Business Combination to close, BGS Corp. would cease all operations except for the purpose of the winding up of BGS Corp. and its subsidiaries, and BGS Corp. would redeem its Public Shares and liquidate.

BGS Corp. is required to complete the Business Combination by the Business Combination Deadline. If BGS Corp. is unable to consummate the Business Combination by the Business Combination Deadline with enough support to allow the Business Combination to close, BGS Corp. will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to shareholders of BGS Corp. by way of redemption and cease all operations except for the purposes of winding up of its affairs. This redemption from the trust account shall be done automatically by function of BGS Corp.’s memorandum and articles of association and prior to any voluntary winding up.

BGS Corp. may not be able to obtain the consents necessary to extend the Business Combination Deadline beyond September 26, 2013.

In connection with the Business Combination, BGS Corp. has issued the Extension Tender Offer, pursuant to which it offered the holders of Ordinary Shares the chance to tender their Ordinary Shares for cash rather than retain Ordinary Shares that are subject to the Business Combination Deadline of November 26, 2013 (assuming the BGS Corp. shareholders approve the amendment to the memorandum and articles of association of BGS Corp. to extend the Business Combination Deadline to November 26, 2013).  If more than 3,014,778 Ordinary Shares are tendered in the Extension Tender Offer, BGS Corp. will not be able to close the Business Combination by the Business Combination Deadline.

If TransnetYX’s stockholders do not approve the Merger Agreement, or BGS Corp. is not able to meet any of the conditions to close the Transaction Merger, we will be unable to consummate the Business Combination.

TransnetYX’s stockholders will be required to approve the Merger Agreement. TransnetYX has scheduled a special meeting of its stockholders for October 3, 2013 to vote on a proposal to approve the Merger Agreement. Additionally, there are a number of conditions that must be met before the Business Combination may be consummated. In the event TransnetYX’s stockholders do not approve the Merger Agreement for any reason, or any of the conditions to close the Transaction Merger are not met, we will be unable to consummate the Business Combination.

The ability of a large number of the shareholders of BGS Corp. to exercise redemption rights may not allow BGS Corp. to consummate the Business Combination or optimize its capital structure.

In connection with the consummation of the Business Combination, shareholders of BGS Corp. may redeem, pursuant to a tender offer, up to that number of Ordinary Shares that would permit us to have $10,000,000 available under the Merger Agreement and maintain net tangible assets of $5,000,001 under the memorandum and articles of association. Additionally, terms and conditions of the Merger Agreement require that BGS Acquisition, following the Redomestication, pay at least $4,000,000 in cash to the TransnetYX stockholders as part of the purchase price. Unless the parties to the Merger Agreement waive this minimum cash requirement, such requirement may limit BGS Corp.’s ability to effectuate the Business Combination.

If the Business Combination is unsuccessful, shareholders of BGS Corp. would have to wait for liquidation in order to redeem their shares.

If the Business Combination is unsuccessful, shareholders of BGS Corp. would not receive their pro rata portion of the trust account until BGS Corp. is liquidated. If shareholders of BGS Corp. are in need of immediate liquidity, they could attempt to sell their shares in the open market; however, BGS Corp. shares may trade at a discount to the pro rata amount in BGS Corp.’s trust account. In either situation, shareholders of BGS Corp. may suffer a material loss on their investment or lose the benefit of funds expected in connection with the redemption until BGS Corp. liquidates or shareholders of BGS Corp. are able to sell their shares in the open market.

If third parties bring claims against BGS Corp., the proceeds held in trust could be reduced and the per-share liquidation price received by BGS Corp.’s shareholders may be less than $10.15 per share.

BGS Corp.’s placing of funds in trust may not protect those funds from third party claims against BGS Corp.  Although BGS Corp. has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of BGS Corp.’s public shareholders, they may still seek recourse against the trust account.  Additionally, a court may not uphold the validity of such agreements.  Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of BGS Corp.’s public shareholders.  If BGS Corp. liquidates the trust account before the completion of the Business Combination and distributes the proceeds held in the trust account to its public shareholders, BGS Corp.’s Initial Shareholder has agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced below $10.15 per share by the claims of target businesses or claims of vendors or other entities that are owed money by BGS Corp. for services rendered or contracted for or products sold to BGS Corp.  However, BGS Corp. cannot assure you that the Initial Shareholder will be able to meet such obligation.  Therefore, the per-share distribution from the trust account may be less than $10.15 due to such claims.

Additionally, if BGS Corp. is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in BGS Corp.’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders.  To the extent any bankruptcy claims deplete the trust account, BGS Corp. may not be able to return $10.15 to its public shareholders.

In the event of a liquidation, the BGS Corp. Warrants will expire worthless.

If BGS Corp. is unable to complete a business combination by the Business Combination Deadline and is forced to liquidate, there will be no distribution with respect to the BGS Corp. Warrants, which will expire worthless as a result of BGS Corp.’s failure to complete a business combination.

If, in the case the Business Combination is not consummated before BGS Corp. distributes the proceeds in the trust account to shareholders of BGS Corp., BGS Corp. files a bankruptcy petition or an involuntary bankruptcy petition is filed against BGS Corp. that is not dismissed, a bankruptcy court may seek to recover such proceeds.  Additionally, the members of BGS Corp.’s board of directors may be viewed as having breached their fiduciary duties to BGS Corp.’s creditors, exposing the members of BGS Corp.’s board of directors and BGS Corp. to claims of punitive damages and the claims of creditors in such proceeding may have priority over the claims of the shareholders of BGS Corp.  Any bankruptcy related claims may reduce the per-share amount that would otherwise be received by the shareholders of BGS Corp. in connection with BGS Corp.’s liquidation may be reduced.

If, in the case the Business Combination is not consummated, before distributing the proceeds in the trust account to the shareholders of BGS Corp., BGS Corp. files a bankruptcy petition or an involuntary bankruptcy petition is filed against BGS Corp. that is not dismissed, any distributions received by the shareholders of BGS Corp. could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by the shareholders of BGS Corp. In addition, BGS Corp.’s board of directors may be viewed as having breached its fiduciary duty to BGS Corp.’s creditors and/or having acted in bad faith, thereby exposing BGS Corp.’s board of directors and BGS Corp. to claims of punitive damages, by paying the shareholders of BGS Corp. from the trust account prior to addressing the claims of creditors.  Additionally, the proceeds held in the trust account may be included in BGS Corp.’s bankruptcy estate and subject to the claims of third parties with priority over the claims of the shareholders of BGS Corp. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by the shareholders of BGS Corp. in connection with BGS Corp.’s liquidation may be reduced.

BGS Corp.’s disinterested directors may decide not to enforce indemnification obligations against BGS Corp.’s Initial Shareholder, resulting in a reduction in the amount of funds in the trust account available for distribution to BGS Corp.’s public shareholders.

In the event that the proceeds in the trust account are reduced below $10.15 per share and BGS Corp.’s Initial Shareholder asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, BGS Corp.’s disinterested directors (which consists of all BGS Corp.’s directors except Mr. Gutierrez, BGS Corp.’s Initial Shareholder) would determine on BGS Corp.’s behalf whether to take legal action against BGS Corp.’s Initial Shareholder to enforce his indemnification obligations. While it is expected that in exercising their fiduciary duties (to the extent applicable under British Virgin Islands law) to BGS Corp.’s shareholders, BGS Corp.’s disinterested directors would take legal action on BGS Corp.’s behalf against BGS Corp.’s Initial Shareholder to enforce BGS Corp.’s Initial Shareholder’s indemnification obligations to us, it is possible that the disinterested directors in exercising their business judgment may choose not to do so in any particular instance. If BGS Corp.’s disinterested directors choose not to enforce these indemnification obligations on BGS Corp.’s behalf, the amount of funds in the trust account available for distribution to BGS Corp.’s public shareholders may be reduced below $10.15 per share.

The terms of the Merger Agreement require that BGS Acquisition have at least $10,000,000 in cash to complete the Business Combination.

Pursuant to the terms of the Merger Agreement, BGS Acquisition. is required to pay at least $4,000,000 in cash to the TransnetYX stockholders as merger consideration for the Transaction Merger and retain at least $6,000,000 in cash for working capital and transaction costs. Accordingly, if there is not at least $10,000,000 in the trust account following the redemptions of the shareholders of BGS Corp., BGS Corp. and BGS Acquisition may not be able to complete the Business Combination.

Risk Factors Relating to the Tender Offer Process

BGS Corp.’s public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, are restricted from seeking redemption rights with respect to more than 19.9% of the Ordinary Shares.

BGS Corp. is offering each of its public shareholders (but not its Initial Shareholder) the right to have his, her or its Ordinary Shares redeemed for cash in connection with the Business Combination.  Notwithstanding the foregoing, a BGS Corp. public shareholder, together with any affiliate of the shareholder or any other person with whom the shareholder is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 19.9% of BGS Corp.’s Public Shares.  Accordingly, if the shareholder beneficially owns more than 19.9% of the Public Shares, such shareholders of BGS Corp. will not be able to seek redemption rights with respect to the full amount of the shareholder’s Ordinary Shares and may be forced to hold such additional Ordinary Shares or sell them in the open market.  BGS Corp. cannot assure you that the value of such additional Ordinary Shares will appreciate over time following the Business Combination or that the market price of Ordinary Shares will exceed the redemption price.

BGS Corp. will require shareholders who wish to redeem their Ordinary Shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

BGS Corp. will require public shareholders who wish to redeem their Ordinary Shares to either tender their certificates to BGS Corp.’s transfer agent at any time prior to the expiration date set forth in the tender offer documents mailed to such shareholders or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC (Deposit/Withdrawal At Custodian) System.  In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and BGS Corp.’s transfer agent will need to act to facilitate this request.  It is BGS Corp.’s understanding that shareholders should generally allow at least two weeks to obtain physical certificates from the transfer agent.  However, given the time limitations created by the expiration of the tender offer and because BGS Corp. does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate.  While it typically takes a short time to deliver shares through the DWAC System, there is no assurance this will be the case.  Accordingly, if it takes longer than BGS Corp. anticipates for shareholders to deliver their Ordinary Shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Ordinary Shares.

As BGS Corp. will require its public shareholders who wish to redeem their Ordinary Shares in connection with the Offer to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If BGS Corp. requires public shareholders who wish to redeem their Ordinary Shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, BGS Corp. will promptly return such certificates to its public shareholders.  Accordingly, shareholders of BGS Corp. who attempted to redeem their Ordinary Shares in such a circumstance will be unable to sell their securities after the failed acquisition until BGS Corp. has returned their securities to them.  The market price for BGS Corp.’s Ordinary Shares may decline during this time and shareholders of BGS Corp. may not be able to sell their securities when they wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

There is no guarantee that a shareholder’s decision whether to tender Ordinary Shares will put the shareholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell the stockholder’s Common Stock of BGS Acquisition in the future following the completion of the Business Combination.  Certain events following the consummation of the Business Combination may cause an increase in our share price, and may result in a lower value realized now than a shareholder of BGS Acquisition might realize in the future had the shareholder not agreed to tender Ordinary Shares.  Similarly, if a shareholder of BGS Corp. does not tender Ordinary Shares, the shareholder will bear the risk of ownership of the Common Stock of BGS Acquisition after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell the stockholders shares in the future for a greater amount than the redemption price set forth in the Offer.  A shareholder of BGS Corp. should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Forward-looking statements provide our current expectations or forecasts of future events.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.  Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning BGS Acquisition’s operations, cash flows, financial position and dividend policy following the consummation of the Business Combination.

Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections entitled “Dividend Policy,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of TransnetYX” and “TransnetYX Business.”  The risks and uncertainties include, but are not limited to:

•	future operating or financial results;

•	future payments of dividends and the availability of cash for payment of dividends;

•	BGS Acquisition’s expectations relating to dividend payments and forecasts of its ability to make such payments;

•	future acquisitions, business strategy and expected capital spending;

•	assumptions regarding interest rates and inflation;

•
the combined company’s financial condition and liquidity, including its ability to obtain additional financing in the future (from warrant exercises or outside financial institutions) to fund capital expenditures, acquisitions and other general corporate activities;

•	estimated future capital expenditures needed to preserve BGS Acquisition’s capital base;

•	ability of the combined company to effect future acquisitions and to meet target returns; and

•	other factors discussed in “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus.  Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this prospectus.  We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events.  You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

CAPITALIZATION

The following table sets forth the capitalization on an unaudited, historical basis of each of TransnetYX and BGS Corp. as of April 30, 2013 and the capitalization on an unaudited, as adjusted basis as of April 30, 2013 after giving effect to the Business Combination assuming (i) that no holders of BGS Corp.’s Public Shares properly tender such shares in either the Offer or the Extension Tender Offer and (ii) that holders of BGS Corp.’s Public Shares have exercised the maximum tender of 3,014,778 Public Shares.

	Historical		As Adjusted
	TransnetYX Holding Corp. and Subsidiaries	BGS Acquisition Corp.	Assuming No Tender	Assuming Maximum Tender
Cash	$626,630	$26,623	$22,265,824	$4,965,827
Investment held in trust account	-	40,600,016	-	-
	$626,630	$40,626,639	$22,265,824	$4,965,827

Long-term debt, including current portion
Loan payable, affiliate	$-	$437,445	$-	$-
Line-of-credit	1,088,992	-	1,088,992	1,088,992
Long-term debt	1,693,097	-	1,693,097	1,693,097
Capital lease obligations	9,804	-	9,804	9,804
Total debt	2,791,893	437,445	2,791,893	2,791,893

Ordinary shares subject to possible redemption	-	34,319,437	-	-
Redeemable equity instruments	25,320,099	-	-	-
Stockholders’ equity (deficit):			-	-
Preferred stock	1,920,000	-	-	-
Ordinary shares, no par value	-	2,550,010	46,374,936	29,074,939
Common stock	390	-	-	-
Additional paid-in capital	-	2,450,000	2,450,000	2,450,000
Accumulated deficit	(26,229,176)	-	(26,329,176)	(26,329,176)
Treasury stock	(85,000)	-	-	-
Total stockholders’ equity (deficit)	(24,393,786)	5,000,010	22,495,760	5,195,763
Total Capitalization	$3,718,206	$39,756,892	$25,287,653	$7,987,656

DIVIDEND POLICY

BGS Acquisition has no obligation or immediate plans to pay dividends to the holders of its Common Stock.  However, BGS Acquisition reserves the right to pay dividends at the discretion of its board of directors at any time in the future out of funds legally available therefor.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the material U.S. federal income tax consequences of (i) the Redomestication to the U.S. Holders (as defined below) of Units, Ordinary Shares and BGS Corp. Warrants, which are sometimes referred to collectively, or individually, as BGS Corp. securities, (ii) the redemption of Ordinary Shares if a U.S. Holder elects to redeem its Ordinary Shares pursuant to the exercise of its redemption right under the terms of the memorandum and articles of association, (iii) the Transaction Merger to the U.S. Holders (as defined below) of TransnetYX common and/or preferred stock, which are sometimes referred to collectively, or individually, as TransnetYX securities, and (iv) the ownership and disposition of BGS Acquisition Warrants and Common Stock, which are sometimes referred to collectively, or individually, as BGS Acquisition securities, following the Business Combination.  This summary is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

Because the components of a Unit are separable at the option of the holder, the holder of a Unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Ordinary Share and BGS Corp. Warrant components of the Unit.  As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of Ordinary Shares and BGS Corp. Warrants should also apply to the holders of Units (as the deemed owners of the Ordinary Shares and warrants underlying the Units).  See “—Characterization of a Unit and its Components” below.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of BGS Corp. securities, TransnetYX securities or BGS Acquisition securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of BGS Corp. securities, TransnetYX securities or BGS Acquisition securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.”  The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders of the ownership and disposition of BGS Acquisition securities following the Business Combination are described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect.  These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances.  In particular, this discussion considers only holders that own and hold BGS Corp. securities and/or TransnetYX securities and that will own and hold BGS Acquisition securities as a result of owning the corresponding BGS Corp. securities and/or TransnetYX securities, as capital assets within the meaning of Section 1221 of the Code.  This discussion does not address the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	Non-U.S. Holders (except as specifically provided below);
•	persons that actually or constructively own five percent (5%) or more of BGS Corp.’s voting securities or BGS Corp.’s voting securities (except as specifically provided below);
•
persons that acquired BGS Corp. securities, TransnetYX securities or BGS Acquisition securities pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•	persons that hold BGS Corp. securities, TransnetYX securities or BGS Acquisition securities as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;
•	persons whose functional currency is not the U.S. dollar;
•	controlled foreign corporations; or
•	passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of BGS Corp. securities, TransnetYX securities or BGS Acquisition securities.  Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold BGS Corp. securities, or TransnetYX securities, or will hold BGS Acquisition securities, through such entities.  If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of BGS Corp. securities or TransnetYX securities (or BGS Acquisition securities), the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  This discussion also assumes that any distribution made (or deemed made) on BGS Corp. securities or TransnetYX securities (or BGS Acquisition securities) and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of BGS Corp. securities or TransnetYX securities (or BGS Acquisition securities) will be in U.S. dollars.

None of BGS Corp., TransnetYX or BGS Acquisition has sought, or will seek, a ruling from the U.S. Internal Revenue Service, or the IRS, or an opinion of counsel as to any U.S. federal income tax consequence described herein.  The IRS may disagree with the description herein, and its determination may be upheld by a court.  Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF BGS CORP. SECURITIES, TRANSNETYX SECURITIES OR BGS ACQUISITION SECURITIES IN CONNECTION WITH OR FOLLOWING THE BUSINESS COMBINATION MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF BGS CORP. SECURITIES, TRANSNETYX SECURITIES AND BGS ACQUISITION SECURITIES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION, AND THE OWNERSHIP AND DISPOSITION OF BGS CORP. SECURITIES, TRANSNETYX SECURITIES OR BGS ACQUISITION SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Characterization of a Unit and its Components

There is no authority that addresses the U.S. federal income tax treatment of Units.  Therefore, it is uncertain how the amount of the purchase price paid by a holder for a Unit would be allocated between the Ordinary Share and the BGS Corp. Warrant to acquire one Ordinary Share that makes up the Unit.  However, in the case of investment units consisting of one debt instrument and one warrant or other equity security, the tax law requires the holder of such investment unit to allocate its purchase price based on the relevant fair market value of each component of such investment unit.  By analogy to the tax law applicable to debt instrument investment units, each Unit should be treated for U.S. federal income tax purposes as consisting of one Ordinary Share and one BGS Corp. Warrant to acquire one Ordinary Share.  Based on this analogy, for U.S. federal income tax purposes, each holder of a Unit must allocate the purchase price of a Unit between the Ordinary Share and the BGS Corp. Warrant that comprise the Unit based on the relative fair market value of each at the time of purchase.  The price allocated to each Ordinary Share and BGS Corp. Warrant is the holder’s tax basis in such share or warrant, as the case may be.

The foregoing treatment of Ordinary Shares and BGS Corp. Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts.  Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below.  Accordingly, each holder is advised to consult his, her or its own tax adviser regarding the risks associated with an investment in a Unit (including alternative characterizations of a Unit) and regarding an allocation of the purchase price between the Ordinary Share and the BGS Corp. Warrant that comprise a Unit.  The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Consequences of the Redomestication

The Redomestication should qualify as a reorganization within the meaning of Section 368(a) for U.S. federal income tax purposes.  However, due to the absence of guidance directly on how the provisions of Section 368(a) apply in the case of a merger of a corporation with no active business and only investment-type assets, this result is not entirely free from doubt.  Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position.

If the Redomestication qualifies as a reorganization within the meaning of Section 368(a), except as otherwise provided below in the sections entitled “—PFIC Considerations” and “—Effect of Section 367,” a U.S. Holder of BGS Corp. securities would not recognize gain or loss upon the exchange of its BGS Corp. securities solely for BGS Acquisition securities pursuant to the Redomestication.  A U.S. Holder’s aggregate tax basis in the Common Stock and BGS Acquisition Warrants received in connection with the Redomestication should be the same as the aggregate tax basis of the Ordinary Shares and BGS Corp. Warrants surrendered in exchange therefor in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules or Section 367(b) of the Code.  See the discussion under “—PFIC Considerations” and “—Effect of Section 367,” below.  In addition, the holding period of the BGS Acquisition securities received in the Redomestication generally should include the holding period of the BGS Corp. securities surrendered in the Redomestication.  Except as otherwise discussed below under “—PFIC Considerations” below, any recognized gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the BGS Corp. Warrants exchanged for cash is more than one year at the effective time of the Redomestication.

If the Redomestication should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of BGS Corp. securities generally would recognize gain or loss with respect to its BGS Corp. securities in an amount equal to the difference, if any, between the fair market value of the corresponding BGS Acquisition securities received in the Redomestication and the U.S. Holder’s adjusted tax basis in its BGS Corp. securities surrendered in exchange therefor.  In such event, the U.S. Holder’s basis in the BGS Acquisition securities would be equal to their fair market value, and such U.S. Holder’s holding period for the BGS Acquisition securities would begin on the day following the date of the Redomestication.

PFIC Considerations

Even if the Redomestication qualifies as a reorganization within the meaning of Section 368(a) of the Code, the Redomestication may be a taxable event to U.S. Holders of BGS Corp. securities under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies.

Definition and General Taxation of a PFIC

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least seventy-five percent (75%) of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, is passive income or (b) at least fifty percent (50%) of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, are held for the production of, or produce, passive income.  Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.

If BGS Corp. is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares or warrants and the U.S. Holder did not make either (a) a timely QEF election for BGS Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, (b) a QEF election along with a “purging election,” or (c) an MTM election, all of which are discussed further below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares or BGS Corp. Warrants; and

•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or BGS Corp. Warrants;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of BGS Corp.’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if BGS Corp. is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below.  Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of BGS Corp.’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which BGS Corp.’s taxable year ends.  BGS Corp., however, does not believe that it had any earnings and profits in any prior taxable year or will have any earnings and profits for its current taxable year.  Pursuant to the MTM election, a U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in such Ordinary Shares and may, under certain circumstances, be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year.

Status of BGS Corp. as a PFIC

Because BGS Corp. is a blank check company, with no current active business, it likely met the PFIC asset or income test for its initial taxable year ending July 31, 2012.  However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.  It is unclear how the start-up exception applies to corporations such as BGS Corp. that have not earned any gross income since inception.  Nevertheless, assuming BGS Corp.’s initial taxable year ending July 31, 2012 is treated as its start-up year for purposes of this exception and BGS Corp. is treated as a PFIC for either of its taxable years ending July 31, 2013 or July 31, 2014, BGS Corp. will be treated as a PFIC since its formation.  BGS Corp.’s actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to its status as a PFIC for any taxable year.  The determination of whether BGS Corp. is or has been a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination of PFIC status.  Accordingly, the IRS or a court considering the matter may not agree with BGS Corp.’s analysis of whether or not it is or was a PFIC during any particular year.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of BGS Corp. securities will depend on whether the U.S. Holder has made a timely and effective election to treat BGS Corp. as a QEF, under Section 1295 of the Code for BGS Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or if the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as discussed below.  A U.S. Holder of a PFIC that made either a timely and effective MTM election, a timely and effective QEF election for BGS Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or a QEF election along with a purging election, all as discussed below, is hereinafter referred to as an “Electing Shareholder.”  A U.S. Holder of a PFIC that did not make either a timely and effective MTM election, a timely and effective QEF election for BGS Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, or a QEF election along with a “purging election,” is hereinafter referred to as a “Non-Electing Shareholder.”

A U.S. Holder’s ability to make a QEF election with respect to BGS Corp. is contingent upon, among other things, the provision by BGS Corp. of certain information that would enable the U.S. Holder to make and maintain a QEF election.  BGS Corp. has previously indicated that it would endeavor to provide such information, including a PFIC annual information statement, upon request of a U.S. Holder.

As indicated above, if a U.S. Holder of Ordinary Shares has not made a timely and effective QEF election with respect to BGS Corp.’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Ordinary Shares for their fair market value on the “qualification date.”  The qualification date is the first day of BGS Corp.’s tax year in which BGS Corp. qualifies as a QEF with respect to such U.S. Holder.  The purging election can only be made if such U.S. Holder held Ordinary Shares on the qualification date.  The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above.  As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the Ordinary Shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market (or MTM) election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares in us and for which BGS Corp. is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its Ordinary Shares.  Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares.  The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).  The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares will be treated as ordinary income.  The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value.  U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to Ordinary Shares under their particular circumstances.

A U.S. Holder may not make a QEF or MTM election with respect to its BGS Corp. Warrants.  As a result, if a U.S. Holder of BGS Corp. Warrants sells or otherwise disposes of such warrants (including for this purpose exchanging the BGS Corp. Warrants for BGS Acquisition Warrants in the Redomestication), any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if BGS Corp. were a PFIC at any time during the period the U.S. Holder held the BGS Corp. Warrants.

Effect of PFIC Rules on the Redomestication

Even if the Redomestication should qualify as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC (including warrants to acquire stock of a PFIC) must recognize gain notwithstanding any other provision of the Code.  No final Treasury regulations are in effect under Section 1291(f).  Proposed Treasury regulations under Section 1291(f) were promulgated in 1992, with a retroactive effective date once they become finalized.  If finalized in their present form, those regulations would require taxable gain recognition by a Non-Electing Shareholder with respect to its exchange of BGS Corp. securities for BGS Acquisition securities in the Redomestication if BGS Corp. were classified as a PFIC at any time during such U.S. Holder’s holding period in the BGS Corp. securities.  Any such gain would be treated as an “excess distribution” made in the year of the Redomestication and subject to the special tax and interest charge rules discussed above under “—Definition and General Taxation of a PFIC.”  In addition, the regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury regulations under Section 1291(f) applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b).  See the discussion below under the section entitled “—Effect of Section 367.”  The proposed Treasury regulations under Section 1291(f) should not apply to an Electing Shareholder with respect to its Ordinary Shares for which a timely MTM election or QEF election (or a QEF election along with a purging election) is made.  An Electing Shareholder may, however, be subject to the rules discussed below under the section entitled “—Effect of Section 367.”  In addition, as discussed above, since neither a QEF election nor an MTM election can be made with respect to BGS Corp. Warrants, the proposed Treasury regulations under Section 1291(f) should apply to cause gain recognition under the PFIC rules on the exchange of BGS Corp. Warrants for BGS Acquisition Warrants pursuant to the Redomestication.

The rules dealing with PFICs and with the MTM election, the QEF election and the purging election are very complex and are affected by various factors in addition to those described above.  Accordingly, a U.S. Holder of BGS Corp. securities should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Effect of Section 367

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a transaction that qualifies as a Section 368(a) reorganization.  When it applies, Section 367 imposes income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free.  Section 367(b) generally will apply to U.S. Holders that exchange Ordinary Shares (but not warrants) for Common Stock as part of the Redomestication.

U.S. Shareholders of BGS Corp.

A U.S. Holder that on the day of the Redomestication beneficially owns (directly, indirectly or constructively) ten percent (10%) or more of the total combined voting power of all classes of BGS Corp. securities entitled to vote (a U.S. Shareholder) must include in income as a dividend the “all earnings and profits amount” attributable to the Ordinary Shares it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d).  Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of BGS Corp. securities entitled to vote for U.S. federal income tax purposes.

A U.S. Shareholder’s all earnings and profits amount with respect to its Ordinary Shares is the net positive earnings and profits of the corporation (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the Ordinary Shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such Ordinary Shares.

Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), a U.S. Shareholder will be required to include in income as a deemed dividend the all earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its Ordinary Shares.  BGS Corp., however, does not expect that its cumulative earnings and profits will be greater than zero through the date of the Redomestication.  If BGS Corp.’s cumulative earnings and profits through the date of Redomestication are not greater than zero, then a U.S. Shareholder generally would not (depending on what period the Ordinary Shares were held) be required to include in gross income an all earnings and profits amount with respect to its Ordinary Shares.

It is possible, however, that the amount of BGS Corp.’s earnings and profits could be greater than expected through the date of the Redomestication or could be adjusted as a result of an IRS examination.  The determination of BGS Corp.’s earnings and profits is a complex determination and may be impacted by numerous factors.  Therefore, it is possible that one or more factors may cause BGS Corp. to have positive earnings and profits through the date of the Redomestication.  As a result, depending upon the period in which such a U.S. Shareholder held its Ordinary Shares, such U.S. Shareholder could be required to include all its earnings and profits amount in income as a deemed dividend under Treasury Regulation Section 1.367(b)-3(b)(3) as a result of the Redomestication.  See above under “—PFIC Considerations—Effect of PFIC Rules on the Redomestication” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder under the proposed Treasury regulations under Section 1291(f) of the Code.

U.S. Holders That Own Less Than 10 Percent of BGS Corp.

A U.S. Holder that on the day of the Redomestication beneficially owns (directly, indirectly or constructively) Ordinary Shares with a fair market value of $50,000 or more but less than ten percent (10%) of the total combined voting power of all classes of BGS Corp. securities entitled to vote must either recognize gain with respect to the Redomestication or, in the alternative, elect to recognize the “all earnings and profits” amount as described below.

Unless a U.S. Holder makes the “all earnings and profits election” as described below, such holder generally must recognize gain (but not loss) with respect to BGS Acquisition securities received in exchange for its Ordinary Shares pursuant to the Redomestication.  Any such gain would be equal to the excess of the fair market value of such BGS Acquisition securities received over the U.S. Holder’s adjusted tax basis in the Ordinary Shares deemed to be surrendered in exchange therefor.  Subject to the PFIC rules discussed above, such gain would be capital gain, and should be long-term capital gain if the U.S. Holder held the Ordinary Shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its Ordinary Shares under Section 367(b).  There are, however, strict conditions for making this election.  This election must comply with applicable Treasury regulations and generally must include, among other things:  (i) a statement that the Redomestication is a Section 367(b) exchange; (ii) a complete description of the Redomestication, (iii) a description of any stock, securities or other consideration transferred or received in the Redomestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from BGS Corp. establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s BGS Corp. Ordinary Shares, and (B) a representation that the U.S. Holder has notified BGS Corp. (or BGS Acquisition) that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury regulations thereunder.  In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Redomestication, and the U.S. Holder must send notice to BGS Corp. (or BGS Acquisition) of the election no later than the date such tax return is filed.  In connection with this election, BGS Corp. intends to provide each U.S. Holder eligible to make such an election with information regarding BGS Corp.’s earnings and profits upon request.

BGS Corp. does not expect that its cumulative earnings and profits will be greater than zero through the date of the Redomestication and if that proves to be the case, U.S. Holders who make this election generally would not (depending on what period the Ordinary Shares were held) have an income inclusion under Section 367(b) provided that the U.S. Holder properly executes the election and complies with the applicable notice requirements.  Thus, it is expected that the making of any election to include the all earnings and profits amount in income as a dividend generally would be advantageous to a U.S. Holder that would otherwise recognize gain under Section 367(b) with respect to its Ordinary Shares in the Redomestication.  However, as noted above, if it were determined that BGS Corp. had positive earnings and profits through the date of the Redomestication, a U.S. Holder that makes the election described herein could have an all earnings and profits amount with respect to its Ordinary Shares, and thus could be required to include that amount in income as a deemed dividend as a result of the Redomestication.  See above under “—PFIC Considerations—Effect of PFIC Rules on the Redomestication” for a discussion of whether the amount of inclusion under Section 367(b) of the Code should be reduced by amounts required to be taken into account by a Non-Electing Shareholder under the proposed Treasury regulations under Section 1291(f) of the Code.

U.S. Holders are strongly urged to consult with their own tax advisors regarding whether to make this election and if the election is determined to be advisable, the appropriate filing requirements with respect to this election.

U.S. Holders That Own BGS Corp. Securities with a Fair Market Value Less Than $50,000

A U.S. Holder that, on the date of the Redomestication, owns (or is considered to own) Ordinary Shares with a fair market value less than $50,000 would not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Redomestication, and would not be required to include any part of the all earnings and profits amount in income under Section 367(b) (the de minimis exception).

Shareholder Basis in and Holding Period for BGS Acquisition Securities

For a discussion of a U.S. Holder’s tax basis and holding period in BGS Acquisition securities received in the Redomestication, see above under “—Tax Consequences of the Redomestication.”

Taxation on the Redemption of Ordinary Shares

In the event that a U.S. Holder of Ordinary Shares elects to redeem the holder’s Ordinary Shares and receive cash pursuant to the exercise of the holder’s redemption right in connection with the Business Combination, the amount received on any such redemption of Ordinary Shares generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of the Ordinary Shares, rather than as a distribution.  Except as otherwise discussed above under “—PFIC Considerations” and discussed below, any recognized gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the Ordinary Shares exchanged for cash is more than one year at the time the redemption is consummated.  Amounts received in connection with any such redemption, however, will be treated as a distribution for U.S. federal income tax purposes if (i) the redemption is “substantially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in BGS Corp. (including Ordinary Shares the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in BGS Corp. (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of BGS Corp. outstanding voting shares owned (including constructive ownership) immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption) and (iii) the redemption does not result in a “complete termination” of the U.S. Holder’s interest in BGS Corp. (taking into account certain constructive ownership rules).  If the U.S. Holder had a relatively minimal interest in Ordinary Shares and, taking into account the effect of redemptions by other holders, its percentage ownership (including constructive ownership) in BGS Corp. is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest.  For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”  A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its Ordinary Shares.

Tax Consequences of the Transaction Merger

BGS Acquisition and TransnetYX intend for the Transaction Merger to qualify as a reorganization within the meaning of Code Section 368(a).  No ruling from the IRS nor tax opinion from legal counsel has been or will be requested in connection with the Transaction Merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

Conversion of TransnetYX Preferred Stock into TransnetYX Common Stock

For U.S. federal income tax purposes, it is not clear whether the conversion of the TransnetYX preferred stock into TransnetYX common stock immediately before the consummation of the Transaction Merger, followed by the immediate exchange of such TransnetYX common stock for a combination of cash and Common Stock upon the consummation of the Transaction Merger would be viewed as separate transactions or would be recast and viewed as if the U.S. Holders of TransnetYX preferred stock exchanged their TransnetYX preferred stock directly for a combination of cash and Common Stock pursuant to the consummation of the Transaction Merger.  If the conversion is viewed as a separate transaction from the Transaction Merger, then the conversion should qualify as a reorganization within the meaning of Code Section 368(a).  If the conversion so qualified, then a U.S. Holder of TransnetYX preferred stock generally would recognize no gain or loss on the conversion.  However, to the extent that shares of TransnetYX common stock are received in satisfaction of any accrued and unpaid dividends on the TransnetYX preferred stock, those shares of TransnetYX common stock will be treated as a distribution made by TransnetYX with respect to TransnetYX preferred stock.  Such a distribution will be required to be included in the gross income of the U.S. Holder to the extent the distribution is a dividend.  A distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of TransnetYX’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles).  The portion of such distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted U.S. federal income tax basis in its TransnetYX preferred stock.  Any remaining excess generally will be treated as gain from the sale or other disposition of the TransnetYX preferred stock.  The U.S. Holder will have an aggregate adjusted U.S. federal income tax basis in the shares of TransnetYX common stock received in satisfaction of accrued and unpaid dividends equal to equal to the fair market value of such shares and its holding period in those shares will start on the day that the shares are issued.  With respect to the other shares of TransnetYX common stock received in the conversion, the U.S. Holder will have an aggregate adjusted U.S. federal income tax basis equal to the tax basis that it has in the TransnetYX preferred stock (as adjusted for any return of capital described above)  transferred in exchange for the TransnetYX common stock and the holding period in those shares of TransnetYX common stock will include the holding period of TransnetYX preferred stock transferred in exchange therefor.

Transaction Merger – Exchange for Common Stock and Cash.

If, pursuant to the Transaction Merger, a U.S. Holder exchanges all of the TransnetYX securities actually owned by the holder for a combination of Common Stock and cash, the U.S. Holder will generally recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Common Stock received pursuant to the Transaction Merger over that U.S. Holder’s adjusted U.S. federal income tax basis in the holder’s TransnetYX securities surrendered) and (2) the amount of cash received pursuant to the Transaction Merger.  For this purpose, gain or loss must be calculated separately for each class of stock and each identifiable block of shares within a class surrendered in the exchange, and a loss realized on one class or block of shares within a class may not be used to offset a gain realized on another class or block of shares within a class.  The IRS takes the position that gain or loss is to be calculated by taking into account the maximum number of shares that could be received by the shareholder in the transaction.  Consequently, under this position, the U.S. Holder would determine gain or loss by assuming that the U.S. Holder received the maximum number of shares of Common Stock that the U.S. Holder could receive pursuant to the Transaction Merger (i.e., the shares of Common Stock actually issued to the U.S. Holder upon consummation of the Transaction Merger plus the maximum number of shares of Earn-out Common Stock that the U.S. Holder could receive pursuant to the Transaction Merger).  U.S. Holders should consult their tax advisors regarding their calculation of gain or loss and the manner in which cash and Common Stock should be allocated among different shares of TransnetYX securities.  Any recognized gain will generally be long-term capital gain if the U.S. Holder’s holding period with respect to the TransnetYX securities surrendered is more than one year at the effective time of the Transaction Merger.  If, however, the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the U.S. Holder’s ratable share of accumulated earnings and profits as calculated for U.S. federal income tax purposes.  See “—Possible Treatment of Cash as a Dividend” below. Moreover, a portion of the Earn-out Common Stock, if issued, will be treated as imputed interest income to the U.S. Holder, taxable as ordinary income.

The aggregate U.S. federal income tax basis of Common Stock received by a U.S. Holder that exchanges its shares of TransnetYX securities for a combination of Common Stock and cash pursuant to the Transaction Merger will be equal to the aggregate adjusted U.S. federal income tax basis of the shares of TransnetYX securities surrendered for Common Stock and cash, reduced by the amount of cash received by the U.S. Holder pursuant to the Transaction Merger and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below), if any, recognized by the U.S. Holder on the exchange.  The IRS takes the position that aggregate adjusted U.S. federal income tax basis is to be spread over the maximum number of shares that could be received by the shareholder in the transaction.  The holding period of the Common Stock will include the holding period of the TransnetYX securities surrendered.  A U.S. Holder will have an aggregate adjusted U.S. federal income tax basis in the portion of the Earn-out Common Stock treated as imputed interest equal to the fair market value of such shares on the date issued and will start its holding period in those shares of Common Stock on the date issued.

Possible Treatment of Cash as a Dividend.

In general, the determination of whether the gain recognized in the Transaction Merger by a U.S. Holder that exchanges all of the TransnetYX securities actually owned by the U.S. Holder for a combination of Common Stock and cash will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the U.S. Holder’s deemed percentage stock ownership of BGS Acquisition.  For purposes of this determination, the U.S. Holder is treated as if it first exchanged all of its TransnetYX securities solely for Common Stock and then BGS Acquisition immediately redeemed, which we refer to in this document as the “deemed redemption,” a portion of the Common Stock in exchange for the cash the U.S. Holder actually received.  The gain recognized in the deemed redemption will be treated as capital gain if the deemed redemption is either “substantially disproportionate” with respect to the U.S. Holder or “not essentially equivalent to a dividend.”

The deemed redemption generally will be “substantially disproportionate” with respect to a U.S. Holder if the percentage described in (2) below is less than 80% of the percentage described in (1) below.  Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a U.S. Holder will depend upon the U.S. Holder’s particular circumstances.  At a minimum, however, in order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in the U.S. Holder’s deemed percentage stock ownership of BGS Acquisition.  In general, that determination requires a comparison of (1) the percentage of the outstanding stock of BGS Acquisition that the U.S. Holder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of BGS Acquisition that is actually and constructively owned by the U.S. Holder immediately after the deemed redemption.  In applying the above tests, a U.S. Holder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a U.S. Holder’s option to purchase in addition to the stock actually owned by the holder.  The IRS has ruled that a stockholder in a publicly held corporation whose relative stock interest is minimal (e.g., less than 1%) and who exercises no control with respect to corporate affairs is generally considered to have a “meaningful reduction” if that stockholder has a relatively minor reduction in its percentage stock ownership under the above analysis; accordingly, any gain recognized in the exchange by such a stockholder would be treated as capital gain (and long-term capital gain if such stockholder held the stock so exchanged for more than one year).  If the deemed redemption is neither “substantially disproportionate” with respect to the U.S. Holder nor “not essentially equivalent to a dividend,” then gain recognized with respect to cash received in the Transaction Merger by a U.S. Holder will be treated as dividend income to the extent of the U.S. Holder’s ratable share of TransnetYX’s accumulated earnings and profits (as calculated for U.S. federal income tax purposes).

These rules are complex and dependent upon the specific factual circumstances particular to each U.S. Holder. Consequently, each U.S. Holder that may be subject to these rules should consult its tax advisor as to the application of these rules to the particular facts relevant to such U.S. Holder.

Reporting Requirements

If a U.S. Holder of TransnetYX securities who receives Common Stock in the Transaction Merger is considered a “significant holder,” such holder will be required (i) to file a statement with his U.S. federal income tax return providing certain facts pertinent to the Transaction Merger, including the tax basis in the TransnetYX securities surrendered and the fair market value of the Common Stock received in the merger, and (ii) to retain permanent records of these facts relating to the Transaction Merger.  A “significant holder” for this purpose is any holder of TransnetYX securities who, immediately before the Transaction Merger, (i) owned at least 5% (by vote or value) of total outstanding TransnetYX securities or (ii) owned TransnetYX securities with a tax basis of $1 million or more.

Taxation of Cash Distributions Paid on Common Stock

A U.S. Holder of Common Stock generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on the Common Stock.  A cash distribution on such stock generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of BGS Acquisition’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles).  The portion of such distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Stock.  Any remaining excess generally will be treated as gain from the sale or other disposition of the Common Stock and will be treated as described under “—Taxation on the Disposition of BGS Acquisition Securities” below.

Any cash dividends BGS Acquisition pays to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends-received deduction if the applicable holding period and other requirements are satisfied.  If, however, any such dividends are “extraordinary dividends” subject to Section 1059 of the Code, a corporate U.S. Holder may be required to reduce the adjusted tax basis in its Common Stock by the nontaxed portion of such dividends (and if the nontaxed portion of such dividends exceeds such basis, such excess may be treated as gain from the sale or exchange of such Common Stock for taxable year in which the extraordinary dividend is received).

Taxation on the Disposition of BGS Acquisition Securities

Upon a sale or other taxable disposition of Common Stock or BGS Acquisition Warrants by a U.S. Holder, such U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such Common Stock or warrants that were sold or disposed of.  See “—Exercise or Lapse of a BGS Acquisition Warrant,” below for a discussion regarding a U.S. Holder’s basis in the BGS Acquisition Common Stock acquired pursuant to the exercise of a BGS Acquisition Warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are currently subject to U.S. federal income tax at a maximum regular rate of 20%.  Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year.  The deductibility of capital losses is subject to various limitations.

Additional Taxes After 2012

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, BGS Corp. securities, TransnetYX securities or BGS Acquisition securities, subject to certain limitations and exceptions.  U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of BGS Corp. securities, TransnetYX securities or BGS Acquisition securities.

Possible Constructive Distributions with Respect to BGS Acquisition Warrants

The terms of each BGS Acquisition Warrant provide for an adjustment to the number of shares of Common Stock for which the BGS Acquisition Warrant may be exercised or to the exercise price of the BGS Acquisition Warrant in certain events, as discussed in the section of this prospectus captioned “Description of the Combined Company’s Securities Following the Business Combination.”  An adjustment that has the effect of preventing dilution generally is not taxable.  However, the U.S. Holders of the BGS Corp. Warrants would be treated as receiving a constructive distribution from BGS Acquisition if, for example, the adjustment increases the warrant holders’ proportionate interest in BGS Acquisition’s assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of Common Stock, which is taxable to the U.S. Holders of such stock as described under “—Taxation of Cash Distributions Paid on BGS Acquisition Securities,” above.  Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the BGS Corp. Warrants received a cash distribution from BGS Acquisition equal to the fair market value of such increased interest.

Exercise or Lapse of a BGS Acquisition Warrant

A U.S. Holder generally will not recognize gain or loss by reason of its exercise of a BGS Acquisition Warrant for cash.  Common Stock acquired pursuant to the exercise of a BGS Acquisition Warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the BGS Acquisition Warrant, increased by the amount paid to exercise the BGS Acquisition Warrant.  The U.S. Holder’s holding period of such Common Stock generally will begin on the day following the date of exercise of the BGS Acquisition Warrant and will not include the period(s) during which the U.S. Holder held the BGS Acquisition Warrant.  If a BGS Acquisition Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the BGS Acquisition Warrant.

The tax consequences of a cashless exercise of BGS Acquisition Warrants are not clear under current tax law.  A cashless exercise may be tax-free, either because it is not a realization event (i.e., not a transaction in which gain or loss is realized) or because the transaction is treated as a recapitalization for U.S. federal income tax purposes.  In either tax-free situation, a U.S. Holder’s tax basis in the Common Stock received would equal the U.S. Holder’s adjusted tax basis in the BGS Acquisition Warrants.  If the cashless exercise were treated as not being a realization event, the U.S. Holder’s holding period in the Common Stock could be treated as commencing on the date following the date of exercise of the BGS Acquisition Warrants.  If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock received would include the holding period of the BGS Acquisition Warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized.  In such event, a U.S. Holder could be deemed to have surrendered a number of BGS Acquisition Warrants with a fair market value equal to the exercise price for the number of BGS Acquisition Warrants deemed exercised.  For this purpose, the number of BGS Acquisition Warrants deemed exercised would be equal to the number of shares of Common Stock issued pursuant to the cashless exercise of the BGS Acquisition Warrants.  In this situation, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the BGS Acquisition Warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in such BGS Acquisition Warrants deemed surrendered.  Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the BGS Acquisition Warrants.  In this case, a U.S. Holder’s tax basis in the Common Stock received would equal the sum of the fair market value of the BGS Acquisition Warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the BGS Acquisition Warrants deemed exercised, and a U.S. Holder’s holding period for the Common Stock should commence on the date following the date of exercise of the BGS Acquisition Warrants.  There also may be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of BGS Acquisition Warrants it is unclear which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.  Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of BGS Acquisition Warrants.

Non-U.S. Holders

Taxation of Distributions on BGS Acquisition Securities

Any cash distribution (including a constructive distribution) BGS Acquisition makes to a Non-U.S. Holder of BGS Acquisition securities, to the extent paid out of BGS Acquisition’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes.  Any such dividend paid to a Non-U.S. Holder with respect to BGS Acquisition securities that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN).  In satisfying the foregoing withholding obligation with respect to a distribution, BGS Acquisition may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution BGS Acquisition projects will be a dividend, based upon a reasonable estimate of both its current and accumulated earnings and profits for the taxable year in which the distribution is made.  If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the Non-U.S. Holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS.  Any such distribution not constituting a dividend generally will be treated, for U.S. federal income tax purposes, first as reducing the Non-U.S. Holder’s adjusted tax basis in such securities (but not below zero) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain from the sale or other taxable disposition of such securities, which will be treated as described under “—Taxation on the Disposition of BGS Acquisition Securities” below.

Cash dividends (including constructive dividends) BGS Acquisition pays to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI).  Instead, such dividends generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder.  If the Non-U.S. Holder is a corporation, such dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Taxation on the Disposition of BGS Acquisition Securities

A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of BGS Acquisition securities unless:

•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
BGS Acquisition is a ‘‘United States real property holding corporation’’ (‘‘USRPHC’’) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and, generally, in the case where BGS Acquisition securities are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of such securities, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the security disposed of.  There can be no assurance that BGS Acquisition securities will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder.  Any gain described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable tax treaty rate).  Any U.S. source capital gain of a Non-U.S. Holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30% U.S. federal income tax rate (or a lower applicable tax treaty rate).

In connection with the third bullet point above, BGS Acquisition generally will be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.  Based on the expected composition and projected values of its assets after the Redomestication and the Business Combination, BGS Acquisition believes that it will not be a USRPHC after the Business Combination.  No assurance can be given that BGS Acquisition will not become a USRPHC in the future.  Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of owning and disposing of BGS Acquisition securities.

Other Taxation Consequences of Holding BGS Acquisition Securities

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a BGS Acquisition Warrant, or the lapse of such warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a BGS Acquisition Warrant by a U.S. Holder, as described under “U.S. Holders—Exercise or Lapse of a BGS Acquisition Warrant,” above.

Payments After 2012

Effective generally for payments made on or after July 1, 2014, certain Non-U.S. Holders may be subject to a U.S. federal withholding tax at a 30% rate with respect to dividends on, and the gross proceeds from the sale or other disposition of, BGS Acquisition securities if certain disclosure requirements related to the U.S. accounts maintained by, or the U.S. ownership of, such Non-U.S. Holders are not satisfied.  The IRS has indicated, however, that withholding with respect to such dividends will be required only for payments made on or after July 1, 2014, and withholding with respect to such proceeds will be required only for payments made on or after January 1, 2017.  Non-U.S. Holders should consult their own tax advisors regarding the effect, if any, of such withholding taxes on their ownership and disposition of BGS Acquisition securities.

Information Reporting and Backup Withholding

BGS Acquisition generally must report annually to the IRS and to each holder the amount of cash dividends and certain other distributions it pays to such holder on such holder’s securities and the amount of tax, if any, withheld with respect to those distributions.  In the case of a Non-U.S. Holder, copies of the information returns reporting those distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.  Information reporting is also generally required with respect to proceeds from the sales and other dispositions of BGS Acquisition securities to or through the U.S. office (and in certain cases, the foreign office) of a broker.  In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 28%, may be imposed with respect to cash received pursuant to the Transaction Merger and generally will apply to cash distributions made on BGS Acquisition securities to, and the proceeds from sales and other dispositions of such securities by, a U.S. Holder (other than an exempt recipient) who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax.  Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.  Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Anticipated Accounting Treatment

The Transaction Merger will be accounted for as a “reverse merger” and recapitalization since the sellers of TransnetYX will control the combined company immediately following the completion of the Business Combination.  TransnetYX will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of TransnetYX.  Accordingly, the assets and liabilities and the historical operations that are reflected in the financial statements will be those of TransnetYX and will be recorded at the historical cost basis of TransnetYX.  BGS Corp.’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of TransnetYX after consummation of the Business Combination.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976, except for filings with the State of Delaware and the Registry of Corporate Affairs in the British Virgin Islands necessary to effectuate the transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

This section describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is incorporated herein by reference. Shareholders and other interested parties are urged to read the Merger Agreement, a copy of which is attached as Annex A hereto, in its entirety because it is the primary legal document that governs the Transaction Merger.  Capitalized terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement.

The Merger Agreement has been included to provide information regarding the terms of the Business Combination.  The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement.  Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this prospectus, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty to the extent material to an investment decision have been included in this prospectus.  The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.  BGS Acquisition and TransnetYX do not believe that these schedules contain information that is material to an investment decision.  The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this prospectus and the annexes hereto.

General Description of the Merger Agreement

On June 26, 2013, BGS Corp., BGS Acquisition, Black Diamond, all of the Class A members of Black Diamond, certain Preferred Members of Black Diamond and Black Diamond Financial Group, LLC, a Delaware limited liability company and the manager of Black Diamond, or the BDH Manager, entered into a Merger and Share Exchange Agreement, or the Original Agreement.

Black Diamond acquires controlling interests in and actively manages small and development-stage companies. Black Diamond currently owns and manages certain businesses as its subsidiaries, and holds minority interests in several portfolio companies.  Black Diamond is the majority stockholder in TransnetYX.

Following execution of the Original Agreement, the parties reviewed the Black Diamond portfolio companies and the proposed structure of the original transaction and determined that it would be more beneficial for BGS Corp. to complete a transaction with one of the portfolio companies of Black Diamond, namely TransnetYX, rather than with Black Diamond itself.  After review of various structuring options and performing financial due diligence on TransnetYX, the parties agreed to amend and restate the Original Agreement.

On August 13, 2013, BGS Corp., BGS Acquisition and Merger Sub entered into the Amended and Restated Merger and Share Exchange Agreement, or the Merger Agreement, with TransnetYX, Black Diamond and the BDH Manager, pursuant to which BGS Corp. will merge with and into BGS Acquisition and TransnetYX will merge with and into a wholly owned subsidiary of BGS Acquisition, Merger Sub.  As consideration in this merger, BGS Acquisition will issue to the stockholders of record of TransnetYX 8,000,000 shares of the common stock of BGS Acquisition on a pro rata basis and will pay an aggregate of $15.0 million in cash, up to $11.0 million of which may be paid in additional shares of common stock of BGS Acquisition if there is not adequate cash to accommodate a $15.0 million payment to the stockholders of TransnetYX and have $6.0 million available in the surviving company for payment of transaction expenses and working capital purposes.  Two million of the shares of Common Stock of BGS Acquisition held by Black Diamond immediately following the Business Combination will be subject to the Lock-up Agreement that will limit Black Diamond’s ability to dispose of those shares until the earlier of the post-Business Combination operating company achieving gross revenues in fiscal year 2015 in excess of $60 million or December 31, 2020.  In addition, the stockholders of TransnetYX may receive up to an additional 8,000,000 shares of the Common Stock of BGS Acquisition based on the gross revenues of the post-Business Combination operating company in fiscal year 2015.

In connection with the consummation of the Transaction Merger with TransnetYX (assuming completion of the Extension Tender Offer and stockholder approval of the Extension Amendment and the IMTA Amendment), BGS Corp. intends to conduct the Offer of then outstanding Ordinary Shares for cash. There can be no assurance that we will be able to consummate the Transaction Merger with TransnetYX.

Acquisition of TransnetYX

Upon the closing of the transactions contemplated in the Merger Agreement, the Closing, TransnetYX will merge with and into Merger Sub, with Merger Sub as the surviving entity, or Survivor.

Merger Consideration

As consideration in the Transaction Merger, BGS Acquisition will issue to the stockholders of record of TransnetYX at least 8,000,000 shares of the Common Stock of BGS Acquisition on a pro rata basis and will pay a maximum of $15.0 million in cash, the Cash Payment, to the extent there is enough cash at Closing to accommodate a $15.0 million cash payment to the stockholders of TransnetYX and have $6.0 million in cash available in the Survivor for payment of transaction expenses and working capital purposes. Otherwise, up to $11.0 million of the Cash Payment may be paid in additional shares of Common Stock at the election of Black Diamond.  Two million of the shares of Common Stock held by Black Diamond immediately following the Business Combination, the Lock-up Common Stock, will be subject to the Lock-up Agreement that will limit Black Diamond’s ability to dispose of those shares until either (1) the post-Business Combination operating company achieves gross revenues in fiscal year 2015 in excess of $60 million or (2) December 31, 2020.

In addition, TransnetYX stockholders will be entitled to receive up to an additional 8,000,000 shares of the common stock of BGS Acquisition on a pro rata basis as an earn out based on the gross revenues of the Survivor in fiscal year 2015, the Earn-Out Common Stock. To the extent the gross revenues of Survivor in the fiscal year ended December 31, 2015 exceed $40,000,000, BGS Acquisition will issue to the stockholders of TransnetYX, on a pro rata basis, a number of shares of BGS Acquisition Common Stock equal to certain percentages of gross revenues in accordance with the following table:

Gross Revenues	Percentage of Gross Revenue	Shares to be Issued as a Percentage of Gross Revenue
<$45 million	10%	4,000,000 up to 4,500,000
$45 million up to $50 million	12%	up to an additional 600,000
$50 million up to $55 million	16%	up to an additional 800,000
$55 million up to $60 million	22%	up to an additional 1,100,000
$60 million and up	30%	up to an additional 1,000,000

Redomestication Merger and TransnetYX Shares Conversion

Immediately prior to the Transaction Merger, BGS Corp. will be merged with and into BGS Acquisition, whereupon the separate corporate existence of BGS Corp. will cease and BGS Acquisition will continue as the surviving corporation. In connection with the Redomestication, BGS Corp.’s issued and outstanding capital stock will be converted as follows:.

•	Each of the 4,000,000 Public Shares will be converted automatically into one substantially equivalent share of BGS Acquisition’s Common Stock;

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Each of the 4,000,000 Public Warrants will be converted into a substantially equivalent warrant to purchase Common Stock, each exercisable for one share of Common Stock at $10.00 per share, or the BGS Acquisition Warrants;

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The 1,333,333 Founder Shares will be converted automatically into 666,667 shares of Common Stock which will not be transferable until the date (1) with respect to 25% of such Common Stock, that the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (2) with respect to 25% of such Common Stock, that the closing price of the Common Stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (3) with respect to 25% of such Common Stock, that the closing price of the Common Stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (4) with respect to 25% of such Common Stock, that the closing price of the Common Stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination;

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Each of the Sponsor Warrants will be converted into 1/20th of a share of Common Stock, one-half of which will not be transferable until the date when the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and one-half of which will not be transferable until the date when the closing price of the Common Stocks exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination; and

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Each unit purchase option of BGS Corp. held by the underwriters will be converted into one substantially equivalent purchase option to acquire one share of Common Stock and one BGS Acquisition Warrant.

Also immediately prior to the Transaction Merger, the holders of TransnetYX securities will convert their shares of preferred stock, options, warrants and any accrued but unpaid dividends in TransnetYX into shares of TransnetYX common stock.  The shares of common stock issued as a result of these conversions, along with the outstanding shares of common stock of TransnetYX will constitute all of the issued equity in TransnetYX. All such equity in Transnet YX will be exchanged, as a result of the Transaction Merger, for the merger consideration described above.

Minimum Cash Requirement

To consummate the Transaction Merger, there must be at least $10 million in BGS Acquisition, or the Minimum Cash Requirement, that is used to (1) provide $6 million in working capital to the survivor entity, Merger Sub, which will include the payment of certain Business Combination-related expenses, and (2) pay at least $4 million to the stockholders of TransnetYX on a pro rata basis.  To the extent that there is more than $10 million in cash remaining in BGS Acquisition at the time of the Transaction Merger, then the additional cash, in accordance with the terms of the Merger Agreement, will either be (A) used for additional working capital by the Survivor, (B) distributed to the stockholders on a pro rata basis (until the stockholders have received a total of $95 million in value, including all cash and all Common Stock distributed as consideration in the Transaction Merger), or (C) used to pay the finance fees discussed below.

Finance Fees

There are two fees owed to PrinceRidge as a result of the Business Combination: a deferred corporate transaction fee equal to 2% of the value of BGS Corp.’s initial public offering, or $800,000, that is related to the underwriters’ underwriting agreement with BGS Corp., and a transaction fee related to the Business Combination equal to 2% of the merger consideration.  To the extent that there is cash in BGS Acquisition in excess of the Minimum Cash Requirement following the Transaction Merger, BGS Acquisition will use a portion of that additional cash to pay these fees to PrinceRidge in cash in accordance with the following schedule: to the extent the available cash is less than $15,800,000, BGS Acquisition will pay both fees to PrinceRidge in Common Stock.  To the extent the available cash exceeds $15,800,000 but is less than $18,000,000, BGS Acquisition will pay the deferred corporate finance fee payable to PrinceRidge in cash and the transaction fee payable to PrinceRidge in Common Stock.  To the extent the available cash exceeds $18,000,000 but is less than $20,000,000, BGS Acquisition will pay the deferred corporate finance fee payable to PrinceRidge and one half of the transaction fee payable to PrinceRidge in cash, with the remaining one half of the transaction fee payable to PrinceRidge paid in Common Stock.  To the extent the available cash exceeds $20,000,000, both the deferred corporate finance fee and the transaction fee payable to PrinceRidge will be paid in cash.

Closing and Effective Time of the Transaction Merger

The Transaction Merger is expected to be consummated no later than three business days following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to Closing of the Transaction Merger,” unless the parties agree in writing to hold the Closing at another time but no later than November 26, 2013, assuming that the Extension Amendment is approved by the BGS Corp. shareholders at the shareholders meeting on September 13, 2013.

Conditions to Closing of the Transaction Merger

The obligations of the parties to the Merger Agreement to consummate the Transaction Merger are subject to the satisfaction (or waiver by each other party) of the following specified conditions set forth in the Merger Agreement before consummation of the Transaction Merger:

•	No provisions of any applicable law, and no order shall prohibit or impose any condition on the consummation of the Closing.
•	There shall not be any action brought by a third party non-affiliate to enjoin or otherwise restrict the consummation of the Closing.
•	The Redomestication shall have been consummated and the applicable filings made in the appropriate jurisdictions.
•	The SEC shall have declared this Registration Statement effective. No stop order suspending the effectiveness of this Registration Statement or any part thereof shall have been issued.
The obligation of BGS Corp. to consummate the Transaction Merger is subject to satisfaction of the following conditions (or waiver in writing by BGS Corp.):

•	TransnetYX, Black Diamond and the BDH Manager shall have duly performed all of their obligations under the Merger Agreement required to be performed by them at or prior to the Closing Date.
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All of the representations and warranties of TransnetYX, Black Diamond and the BDH Manager contained in the Merger Agreement, the ancillary agreements to the Merger Agreement, and in any certificate delivered by Black Diamond or the BDH Manager pursuant hereto, disregarding all qualifications and exceptions contained therein relating to knowledge, materiality or material adverse effect, shall: (1) be true, correct and complete (A) at and as of the date of the Merger Agreement, or, (B) if otherwise specified, when made or when deemed to have been made, and (2) be true, correct and complete as of the Effective Time, in the case of (1) and (2) with only such exceptions as could not in the aggregate reasonably be expected to have a material adverse effect.

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There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a material adverse effect, regardless of whether it involved a known risk.

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No court, arbitrator or other authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable law restraining or prohibiting the consummation of the Transaction Merger, the ownership by BGS Acquisition of any of the TransnetYX securities or the effective operation of the business by Merger Sub after the Closing Date.

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BGS Acquisition shall have received all documents it may reasonably request relating to the existence of TransnetYX and each of its subsidiaries and the authority of TransnetYX, Black Diamond and the BDH Manager to enter into and perform under the Merger Agreement, all in form and substance reasonably satisfactory to BGS Acquisition and its legal counsel.

•	BGS Acquisition shall have received originals or copies of the organizational record books, minute books, stock ledgers and stock transfer books of each of the TransnetYX companies.
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BGS Acquisition shall be fully satisfied, in its sole discretion exercised in good faith, with the results of its and its representatives’ review of the business, the TransnetYX securities and TransnetYX’s operations (including any review of the capitalization, assets, processes, systems, financial condition and prospects of the business and TransnetYX), provided that no such review shall alter any representation or warranty.

•	BGS Acquisition shall have received copies of all consents, in form and substance reasonably satisfactory to BGS Acquisition, and no such third party consent shall have been revoked.
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TransnetYX and BDH Manager shall have delivered to BGS Acquisition documents satisfactory to BGS Acquisition to evidence the release of all liens on any of TransnetYX’s securities and, other than certain liens permitted pursuant to the Merger Agreement, any portion of the TransnetYX’ assets and the filing of appropriate UCC-3 Amendment (Termination) Statements or other termination documents.

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BGS Acquisition shall have received from Black Diamond and the BDH Manager a general release of all claims against TransnetYX and its officers, directors, employees and affiliates (other than BGS Acquisition solely in connection with the Merger Agreement and any additional agreements) in form satisfactory to BGS Acquisition.

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The key personnel shall have executed confidentiality and non-solicitation agreements and the same shall be in full force and effect, and TransnetYX shall have entered into employment agreements with each of its employees to the extent required by law, and satisfied all accrued obligations of TransnetYX applicable to its employees.

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BGS Acquisition shall have received a certificate that meets the requirements of Treasury Regulation Section 1.897-2(h)(1), dated within thirty (30) calendar days prior to the Closing Date and in form and substance reasonably satisfactory to BGS Acquisition along with written authorization for BGS Acquisition to deliver such notice form to the IRS on behalf of TransnetYX upon Closing.

•	BGS Corp. and BGS Acquisition shall have received final disclosure schedules.
•	BGS Acquisition shall have received copies of all outstanding permits, each of which shall be valid and in full force and effect, and no outstanding permit shall have been revoked.

•	The available cash to BGS Acquisition following the Transaction Merger shall be an amount no less than $10 million.
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BGS Acquisition shall have completed, and be satisfied in all respects with, the results of its ongoing due diligence investigation of the business, assets, operations, financial condition, contingent liabilities, prospects and material agreements of the TransnetYX and relating to TransnetYX’s assets.  BGS Acquisition’s satisfaction of the foregoing shall be determined in its sole discretion.

The obligation of TransnetYX to consummate the Transaction Merger is subject to satisfaction of the following conditions (or waiver in writing by TransnetYX):

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each of BGS Corp. and BGS Acquisition shall have performed in all material respects all of their respective obligations under the Merger Agreement required to be performed by it at or prior to the Closing Date;

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the representations and warranties of BGS Corp. contained in the Merger Agreement, and in any certificate or other writing delivered by BGS Corp. or BGS Acquisition pursuant to the Merger Agreement, disregarding all qualifications and expectations contained therein relating to materiality shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date;

●	Black Diamond and TransnetYX shall have received a certificate signed by an authorized officer of BGS Corp. and BGS Acquisition regarding the first two points; and

●	BGS Acquisition shall have executed and delivered each ancillary agreement to which it is a party.

Termination

The Merger Agreement may be terminated prior to the Closing as follows:

●	by mutual written agreement of BGS Corp. and TransnetYX.
●
by written notice by either BGS Corp. or TransnetYX if any of the closing conditions set forth in the Merger Agreement have not been satisfied by BGS Corp. or TransnetYX, as the case may be (or waived by BGS Corp. or TransnetYX, as the case may be) by the Business Combination Deadline. However, the right to terminate shall not be available to BGS Corp. or TransnetYX if the failure by BGS Corp., on one hand, or TransnetYX, on the other hand, to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Business Combination to occur on or before the Closing.

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by written notice by BGS Corp. on or prior to the Closing Date, without prejudice to any rights or obligations BGS Corp. may have, if (1) TransnetYX or Black Diamond has materially breached any representation or warranty or breached any agreement or covenant contained in the Merger Agreement or any ancillary agreement to be performed on or prior to the Closing Date and such breach has not been cured by the earlier of the Business Combination Deadline and fifteen (15) days following receipt by Black Diamond of a notice describing in reasonable detail the nature of such breach, or (2) the further diligence performed on TransnetYX and its subsidiaries and the additional or updated disclosure schedules provided following the execution of the Merger Agreement disclose material information that was not available prior to the execution of the Merger Agreement that would have had an adverse effect on the analyses of the Business Combination, or (3) TransnetYX, Black Diamond or the BDH Manager fail to provide material information required for accurate disclosure in the Offer documents or this prospectus.

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by written notice by TransnetYX or Black Diamond giving notice to BGS Corp., without prejudice to any rights or obligations of Black Diamond or TransnetYX may have, if BGS Corp. shall have materially breached any of its covenants, agreements, representations, and warranties contained in the Merger Agreement to be performed on or prior to the Closing Date and such breach shall not be cured by the earlier of the Business Combination Deadline and fifteen (15) days following receipt by BGS Corp. of a notice describing in reasonable detail the nature of such breach.

Fees and Expenses

All expenses incurred in connection with the Merger Agreement and the Business Combination prior to the Closing Date will be paid by the party incurring such expense; provided, however, in the event the Business Combination is completed, Merger Sub shall use part of the $6,000,000 Minimum Contribution to pay fees of BGS Corp. and TransnetYX related to the Business Combination.

Management and Board of Directors Following the Business Combination

Immediately following the Closing, the board of directors of BGS Acquisition shall consist of seven members, four of whom shall be appointed by Black Diamond and three of whom shall be appointed by BGS Acquisition.  Following the Closing, officers of TransnetYX shall serve as the officers of BGS Acquisition and Merger Sub, namely: Robert Bean (Chairman, President and Chief Executive Officer), Eric Altman (Chief Financial Officer), Michael Gahan (Vice President of Operations), Jean Wolaver (Vice President of System Quality and Development) and John Minnick (Vice President of Information Technologies).

Tender Offer

The Merger Agreement obligates BGS Corp. to consummate, prior to the Closing, a tender offer pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act. Through the Offer, shareholders of BGS Corp. will be provided with the opportunity to redeem their Ordinary Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the consummation of the Business Combination.

Representations and Warranties

In the Merger Agreement, TransnetYX, Black Diamond and the BDH Manager, collectively, the Representing Parties, make certain representations and warranties. These representations and warranties, among others, relate to the following: (1) Corporate Existence and Power; (2) Authorization; (3) Governmental Authorization; (4) Non-Contravention; (5) Capitalization; (6) Organizational Documents; (7) Corporate Records; (8) Affiliates; (9) Assumed Names; (10) Subsidiaries; (11) Consents; (12) Financial Statements; (13) Books and Records; (14) Absence of Certain Changes; (15) Properties; Title to the Assets; (16) Litigation; (17) Contracts; (18) Insurance; (19) Licenses and Permits; (20) Compliance with Laws; (21) Intellectual Property; (22) Customers and Suppliers; (23) Accounts Receivable and Payable; Loans; (24) Pre-payments; (25) Employees; (26) Employment Matters; (27) Withholding; (28) Employee Benefits and Compensation; (29) Real Property; (30) Accounts; (31) Tax and Other Returns and Reports; (32) Environmental Laws; (33) Finders’ Fees; (34) Powers of Attorney and Suretyships; (35) Directors and Officers; (36) Other Information; (37) Certain Business Practices; (38) Money Laundering Laws; (39) Office of Foreign Asset Control Compliance; (40) Occupational Safety and Health; (41) Health Insurance Portability and Accountability Act Compliance; and (42) Suspension of Products.

Certain of the representations and warranties are qualified by materiality or material adverse effect.  For the purposes of the Merger Agreement, material adverse effect means any material adverse change or a material adverse effect, individually or in the aggregate, on the condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of a party to the Merger Agreement, taken as a whole, whether or not arising from transactions in the ordinary course of business.

Covenants of the Parties

Each of BGS Corp. and TransnetYX has agreed to use their commercially reasonable efforts to take all necessary actions to effect the Transaction Merger and to comply as promptly as practicable with all requirements of governmental authorities applicable to the Transaction Merger.  TransnetYX also covenanted to conduct its business in a manner consistent with past practice, to consult with BGS Corp. and obtain the permission of the other party before, among other things, amending any of its organizational documents, modifying, terminating or waiving any material right under any material contract, making any large salary increases, closing or materially reducing any of its activities, or assuming additional obligations or liabilities other than in the ordinary course of business consistent with past practice.  In addition, BGS Corp. and TransnetYX shall prepare, and BGS Acquisition shall file, a registration statement under the Securities Act registering the Common Stock issued as part of the merger consideration. The Merger Agreement also contains covenants related to notifications, exclusivity, the provision of material information, access to information and confidentiality.

Indemnification

Until the third anniversary of the date of the Merger Agreement, the Representing Parties have agreed, jointly and severally, to indemnify BGS Acquisition and its affiliates from any damages arising from (a) any breach of any representation, warranty or covenant made by the Representing Parties, (b) any actions by any third parties with respect to TransnetYX’s business for any period on or prior to the Closing Date, (c) the violation of any laws in connection with or with respect to the operation of the business on or prior to the closing date, (d) any claims by any employee of TransnetYX or any of its subsidiaries or portfolio companies, (e) any taxes attributable to the period prior to closing or (f) any sales, use, transfer or similar tax imposed on BGS Acquisition or its affiliates as a result of the transactions contemplated by the Merger Agreement. The indemnification obligations of the Representing Parties are capped at the amount of cash held by BGS Acquisition immediately following the effectiveness of the Redomestication.  In addition, until the third anniversary of the date of the Merger Agreement, Black Diamond has agreed to provide a strict indemnity for any breaches of the representations and warranties by the Representing Parties regarding the capitalization of TransnetYX.

Until the third anniversary of the date of the Merger Agreement, BGS Corp. and BGS Acquisition have agreed to indemnify the Representing Parties and their affiliates from any damages arising from any breach of any representation, warranty or covenant made by BGS Corp. or BGS Acquisition. The indemnification obligations of BGS Corp. and BGS Acquisition are capped at the amount of cash held by BGS Acquisition immediately following the effectiveness of the Redomestication.

Trust Account Waiver

TransnetYX and Black Diamond agreed that they do not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the trust account, or make any claim against the trust account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between BGS Corp. and TransnetYX, the Merger Agreement or any other matter.

Public Announcements

BGS Corp. and TransnetYX agreed not to make any public announcement with respect to the Merger Agreement or the Transaction Merger without the prior written consent of the other parties, except to the extent required by applicable law or the rules and regulations of a securities exchange, and in such case the party making such announcement shall provide the other parties with reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

Related Agreements

Prior to the closing of the Transaction Merger, BGS Corp., TransnetYX and stockholders of TransnetYX holding a majority of the issued and outstanding TransnetYX common stock will enter into the Registration Rights Agreement and a Lock-Up Agreement related to the Transaction Merger.

Lock-Up Agreement

The Lock-Up Agreement will be entered into by BGS Acquisition and Black Diamond, pursuant to which 2,000,000 shares of Lock-Up Common Stock held by Black Diamond following the closing of the Business Combination will be restricted from sale or transfer until the first to occur of (1) the gross revenue of Merger Sub for fiscal year 2015 exceeding $60,000,000 or (2) December 31, 2020.

Registration Rights Agreement

As a condition to the consummation of the Business Combination, BGS Acquisition and the stockholders of TransnetYX will enter into a Registration Rights Agreement to provide for the registration of the Earn-out Common Stock that may be issued to such stockholders in connection with an earn-out schedule contained in the Merger Agreement and the Lock-up Common Stock, in form and substance acceptable to the parties.

The description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Annex A.

Appraisal Rights

In connection with the Transaction Merger, record holders of TransnetYX common stock who comply with the procedures summarized below will be entitled to appraisal rights if the Transaction Merger is completed. Under Section 262 of the DGCL, as a result of completion of the Transaction Merger, holders of shares of TransnetYX common stock with respect to which appraisal rights are properly exercised and perfected and not withdrawn or lost are entitled, in lieu of receiving the merger consideration, to have the “fair value” of their shares at the effective time of the Transaction Merger (exclusive of any element of value arising from the accomplishment or expectation of the Transaction Merger) judicially determined and paid to them in cash by complying with the provisions of Section 262. TransnetYX has scheduled a special meeting of its stockholders for October 3, 2013 to vote on a proposal to adopt the Merger Agreement and TransnetYX is required to send a notice of appraisal rights to each stockholder not less than 20 days prior to the special meeting.   TransnetYX anticipates that notice of the special meeting and notice of appraisal rights will be first mailed to stockholders on September 13, 2013.

Stockholders of record who desire to exercise their appraisal rights must satisfy all of the following conditions.

A stockholder who desires to exercise appraisal rights must (a) not vote in favor of the proposal to adopt the Merger Agreement and (b) deliver a written demand for appraisal of the stockholder’s shares to the Secretary of TransnetYX before the vote on the Merger Agreement at the special meeting.

A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as the stockholder’s name appears on the certificates representing shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose that, in making the demand, the agent is acting as agent for the record owner. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective time of the Transaction Merger.

As required by Section 262, a demand for appraisal must be in writing and must reasonably inform TransnetYX of the identity of the record holder and of such holder’s intention to seek appraisal of such shares.

Stockholders of record who elect to demand appraisal of their shares must mail or deliver their written demand to: TransnetYX Holding Corp., 8110 Cordova Road, Suite 119, Cordova, Tennessee 38016, Attention: Eric Altman, Secretary. The written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares owned, and that the stockholder is demanding appraisal of his, her or its shares. The written demand must be received by TransnetYX prior to the meeting. Neither voting against, abstaining from voting on or failing to vote on the proposal to adopt the Merger Agreement will alone suffice to constitute a written demand for appraisal within the meaning of Section 262. In addition, the stockholder must not vote its shares of common stock in favor of the proposal to adopt the Merger Agreement.

Within 120 days after the effective time of the Transaction Merger, either the surviving corporation in the Transaction Merger or any stockholder who has timely and properly demanded appraisal of such stockholder’s shares and who has complied with the requirements of Section 262 and is otherwise entitled to appraisal rights, or any beneficial owner of the stock for which a demand for appraisal has been properly made, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all stockholders who have properly demanded appraisal. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by those stockholders, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Transaction Merger, together with interest to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Transaction Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharges) as established from time to time during the period between the effective date of the Transaction Merger and the date of payment of the judgment. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered  acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that in making this determination of fair value the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of Transaction Merger which throw any light on future prospects of the merged corporation.” The Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Transaction Merger and not the product of speculation, may be considered.” However, the Delaware Supreme Court noted that Section 262 provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more than, the same as, or less than the merger consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder seeking appraisal rights, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by such stockholder in connection with the appraisal proceeding, including, but not limited to, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

Except as explained in the last sentence of this paragraph, at any time within 60 days after the effective time of the Transaction Merger, any stockholder who has demanded appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party, shall have the right to withdraw such stockholder’s demand for appraisal and to accept the merger consideration to which the stockholder is entitled pursuant to the Transaction Merger. After this period, the stockholder may withdraw such stockholder’s demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the Transaction Merger, stockholders’ rights to appraisal shall cease and all stockholders shall be entitled only to receive the merger consideration as provided for in the Merger Agreement. Inasmuch as the parties to the Merger Agreement have no obligation to file such a petition, and have no present intention to do so, any stockholder who desires that such petition be filed is advised to file it on a timely basis. No petition timely filed in the Delaware Court of Chancery demanding appraisal shall be dismissed as to any stockholders without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

The foregoing is a brief summary of Section 262 that sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL.

BGS Corp.’s Reasons to Enter into the Transaction

The board of directors of BGS Corp. concluded that the Business Combination and the related transactions are in the best interests of BGS Corp.’s shareholders and that the consideration to be paid in the Transaction Merger with TransnetYX and the related transactions is fair to BGS Corp.

The board of directors of BGS Corp. considered various industry and financial data, TransnetYX’s operational information and financial data supplied by TransnetYX’s management, certain forward looking assumptions and projections of TransnetYX’s industry, market and business, and certain valuation metrics that were compiled in order to determine that the consideration to be paid in the Transaction Merger with TransnetYX and the related transactions is fair, from a financial perspective, to BGS Corp. and in the best interests of BGS Corp. and its shareholders.

TransnetYX’s Reasons to Enter into the Transaction

At its meeting on August 12, 2013, TransnetYX’s board of directors voted unanimously to enter into the Merger Agreement and to recommend that TransnetYX shareholders vote to approve the Merger Agreement. In the course of reaching its decision to adopt the Merger Agreement, TransnetYX’s board of directors consulted with TransnetYX’s management, as well as its outside legal counsel and financial advisor, and carefully considered the following material factors:

●	certain financial data and due diligence and evaluation materials with respect to BGS Corp.;

●	information concerning the business, operations, competitive position and prospects of TransnetYX following the Transaction Merger;

●	the ability of BGS Acquisition to have access to U.S. capital markets upon completion of the Transaction Merger;

●	the amount and form of the consideration to be received by TransnetYX stockholders in the Transaction Merger, including the ability of the TransnetYX stockholders to receive the Earn-Out Common Stock;

●	that the Minimum Cash Requirement would provide $6 million in working capital to BGS Acquisition;

●	the intended treatment of the Transaction Merger as a tax-free reorganization for U.S. federal income tax purposes;

●	the role that TransnetYX’s current management is expected to play in the management of BGS Acquisition;

●
that three members of TransnetYX’s board of directors would become directors of the BGS Acquisition and that TransnetYX’s Chairman and Chief Executive Officer would become the Chairman and Chief Executive Officer of BGS Acquisition; and

●	the availability of appraisal rights under Delaware law for TransnetYX stockholders who do not vote in favor of the Transaction Merger.

In view of the number and wide variety of factors considered in connection with its evaluation of the Transaction Merger and the complexity of these matters, TransnetYX’s board of directors did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the TransnetYX board of directors did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to its ultimate determination or assign any particular weight to any factor, but conducted an overall analysis of the factors described above, including through discussions with TransnetYX’s management. In considering the factors described above, individual members of the board of directors may have given different weight to different factors. TransnetYX’s board of directors considered all of the above factors together and, on the whole, considered them to be favorable to, and to support, its determination.

BGS ACQUISITION CORP.
UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

Selected Unaudited Condensed Combined Pro Forma Information

The unaudited condensed combined pro forma financial statements (which we refer to as the pro forma financial statements) combine the adjusted historical financial statements of BGS Corp. and the historical consolidated financial statements of TransnetYX to illustrate the effect of the Business Combination. The pro forma financial statements were based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial statements;
•
BGS Corp.’s financial statements as of and for the period from August 9, 2011 (date of incorporation) to July 31, 2012 and as of and for the nine months ended April 30, 2013 and the notes relating thereto, included elsewhere in this prospectus; and

•
TransnetYX’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011 and as of and for the six months ended June 30, 2013 and 2012 and the notes relating thereto included elsewhere in this prospectus.

The unaudited condensed combined pro forma statement of operations (which we refer to as the pro forma statement of operations) for the nine months ended April 30, 2013 combines the adjusted (as explained below) historical statement of operations of BGS Corp. for the nine months ended April 30, 2013, with the adjusted (as explained below) historical statements of operations of TransnetYX for the nine months ended June 30, 2013. The TransnetYX interim operating results were adjusted in order to provide nine month operating results that would be comparable to the interim results reported for BGS Corp. The adjustment consisted of adding to the reported results for the six months ended June 30, 2013, the three months ended December 31, 2012, to arrive at operating results for the nine months ended June 30, 2013. This adjustment to the TransnetYX operating results, as reported within these pro forma financial statements, in an overlap of the three month period ended December 31, 2012 within the statements of operations presented. As there are no unusual entries in this quarterly period, this presentation was deemed appropriate.

The unaudited condensed combined pro forma statement of operations (which we refer to as the pro forma statement of operations) for the period from August 9, 2011 (date of incorporation) to July 31, 2012 combines historical statement of operations of BGS Corp. for the period from August 9, 2011 (date of incorporation) to July 31, 2012, with the adjusted (as explained below) historical statements of operations of TransnetYX for the twelve month period ended September 30, 2012. The TransnetYX operating results were adjusted in order to provide twelve months operating results that would be comparable to the year end results reported for BGS Corp. The adjustment consisted of adding to the reported results for the nine months ended September 30, 2012, the three months ended December 31, 2011, to arrive at operating results for the twelve month period ended September 30, 2012. This adjustment to the TransnetYX operating results, as reported within these pro forma financial statements, in an overlap of the three month period ended December 31, 2011 within the statements of operations presented. As there are no unusual entries in this quarterly period, this presentation was deemed appropriate.

The pro forma statement of operations for the period from August 9, 2011 (date of incorporation) to July 31, 2012 and for the nine months ended April 30, 2013, give effect to the Business Combination as if it occurred on August 9, 2011. The unaudited condensed combined pro forma balance sheets (which we refer to as the pro forma balance sheets) as of April 30, 2013, give effect to the Business Combination as if it occurred on April 30, 2013.

The pro forma balance sheets as of April 30, 2013 and the pro forma statements of operations for the period from August 9, 2011 (date of incorporation) to July 31, 2012 and the nine months ended April 30, 2013 have been prepared using two different levels of Public Share tenders by the shareholders of BGS Corp. as follows:

•	Assuming No Tender of Ordinary Shares: This presentation assumes that no BGS Corp. Public Shares are tendered in either the Extension Tender Offer or the Offer related to the Business Combination.

•
Assuming Maximum Tender of Ordinary Shares: This presentation assumes that an aggregate of 3,014,778 Public Shares are tendered pursuant to the Extension Tender Offer and the Offer related to the Business Combination.  Such maximum number of Public Shares is referred to in this prospectus as the maximum tender.

The pro forma financial statements have been presented for informational purposes only and are not indicative of the operating results or financial position that would have occurred if the Business Combination had been consummated on the dates indicated, nor are they indicative of any future operating results or financial position of the combined business.

The Business Combination has not been consummated as of the date of the preparation of these pro forma financial statements and there can be no assurances that the Business Combination will be consummated. See “Risk Factors” for additional discussion of risk factors associated with the pro forma financial statements.

BGS Acquisition Corp., and Subsidiaries
Unaudited Condensed Combined Pro Forma Balance Sheet
Assuming No Tender of Ordinary Shares

	TransnetYX Holding Corp. and Subsidiaries June 30, 2013	BGS Acquisition Corp. April 30, 2013	Pro Forma Adjustments		No Tender Pro Forma Combined April 30, 2013
Assets

Current assets:
Cash	$626,630	$26,623	40,600,016	(1)	$22,265,824
			(15,000,000)	(3)
			(1,500,000)	(4)
			(800,000)	(4)
			(1,250,000)	(6)
			(437,445)	(7)
Accounts receivable	1,601,683	-			1,601,683
Inventory, net	1,309,284	-			1,309,284
Prepaid and other current assets	162,342	8,753			171,095
Total current assets	3,699,939	35,376			25,347,886

Property and equipment, net	1,618,052	-			1,618,052
Intangible assets, net	683,743	-			683,743
Deposits	2,529	-			2,529
Investment held in trust account	-	40,600,016	(40,600,016)	(1)	-

Total assets	$6,004,263	$40,635,392	$(18,987,445)		$27,652,210

Liabilities and Stockholders’ Equity / (Deficit)
Current liabilities:
Accounts payable	$1,192,142	$-			$1,192,142
Accrued expenses	203,677	78,500			282,177
Accrued bonus	229,695				229,695
Accrued interest	278,567	-			278,567
Loan payable, affiliate	-	437,445	(437,445)	(7)	-
Current portion of accrued settlement	191,105				191,105
Line-of-credit	1,088,992	-			1,088,992
Current portion of capital lease obligation	7,543	-			7,543
Current portion of long-term debt	873,444	-			873,444
Total current liabilities	4,065,165	515,945			4,143,665
Long-term liabilities:
Long-term debt, less current portion	819,653	-			819,653
Capital lease obligations, less current portion	2,261	-			2,261
Accrued settlement, less current portion	130,000				130,000
Deferred rent	60,871	-			60,871
Deferred corporate finance fee		800,000	(800,000)	(4)	-
Total liabilities	5,077,950	1,315,945			5,156,450
Ordinary Shares subject to possible redemption	-	34,319,437			-
			(34,319,437)	(8)
Redeemable equity instruments					-
TransnetYX-Series A convertible preferred stock, 2,500,000 shares authorized;$0.0001 par value, 2,500,000 shares issued and outstanding	9,533,551		(9,533,551)	(3)	-
TransnetYX-Series C convertible preferred stock, 13,000,000 shares authorized;$0.0001 par value, 11,693,738 shares issued and outstanding	15,786,548		(15,786,548)	(3)	-

Stockholders’ equity (deficit):					-
Preferred stock					-
BGS Corp.-five classes of unlimited shares authorized; none issued and outstanding	-		-		-
TransnetYX-Series B convertible preferred stock, 330,263 shares authorized;$0.0001 par value, 330,263 shares issued and outstanding	1,920,000		(1,920,000)	(3)	-
Pro forma combined – five classes of unlimited shares authorized; none issued and outstanding					-

Ordinary Shares, no par value	-				-
BGS Corp.-unlimited shares authorized; 1,943,838 issued and outstanding (which excludes 3,389,495 shares subject to possible redemption)					-
Pro forma combined – unlimited shares authorized; 12,830,000 (9) issued and outstanding		2,550,010	1,920,000	(3)	46,374,936
			34,319,437	(8)
			25,320,099	(3)
			(1,150,000)	(6)
			(15,000,000)	(3)
			(1,500,000)	(4)
			(85,000)	(3)
			390	(3)
Common stock
TransnetYX – 40,000,000 shares authorized, $0.0001 par value, 3,904,110 shares issued and 3,689,604 shares outstanding	390		(390)	(3)	-
Additional paid-in capital	-	2,450,000			2,450,000
Accumulated deficit	(26,229,176)	-	(100,000)	(6)	(26,329,176)
Treasury stock-184,714 shares repurchased	(85,000)		85,000	(3)	-
Total stockholders’ equity	(24,393,786)	5,000,010			22,495,760
Total Liabilities and Stockholders’ Equity	$6,004,263	$40,635,392	$(18,987,445)		$27,652,210

Pro forma footnotes:

(1)
To record the release of BGS Corp.’s investments held in trust account and reclassification of $40,600,016 to cash that becomes available for Business Combination expenses, Transaction Merger consideration, redemption of Public Shares and the operating expenses of the combined company following the Business Combination.

(2)	Intentionally omitted
(3)
To record the consideration for the Transaction Merger.  TransnetYX stockholders will receive 8,000,000 Ordinary Shares of BGS Corp. (in exchange for all outstanding shares of TransnetYX common stock held after prior to the Transaction Merger but after TransnetYX shareholders exchange all outstanding preferred stock and warrants to common stock before the Closing Date) plus the maximum cash payment of $15,000,000.  Upon the consummation of the Transaction Merger, all of the issued and outstanding shares of TransnetYX common stock will cease to exist, and all of TransnetYX’s paid-in capital and treasury stock will transfer to Ordinary Shares of BGS Corp.

(4)	To record payment of the deferred corporate finance fee of $800,000 and the transaction fee of $1,500,000.
(5)	Intentionally omitted
(6)
The total estimated merger costs are $1.25 million (which includes $1.15 million incurred by BGS Corp., and $0.1 million incurred by TransnetYX). The board of directors of each company considered the estimated merger costs in their evaluation of the merits of the Business Combination.

(7)	To record payment of affiliate loans payable of $437,445.
(8)	To reclassify amounts classified as Ordinary Shares subject to possible redemption (temporary equity) to Ordinary Shares (permanent equity) for shares not redeemed as part of the Business Combination.
(9)
Pro forma combined Ordinary Shares equals (1) the sum of (i) 4,830,000 Ordinary Shares held by existing BGS Corp. shareholders after the Redomestication (calculated as the sum of 4,000,000 Ordinary Shares issued in the BGS Corp. initial public offering converted into 4,000,000 ordinary shares of post-Business Combination combined company, plus 1,333,333 Founder Shares converted into 666,667 ordinary shares of the post-Business Combination combined company, plus 3,266,667 Sponsor Warrants converted into 163,333 ordinary shares of the post-Business Combination combined company); and (ii) 8,000,000 Ordinary Shares to be issued to TransnetYX stockholders in connection with the Transaction Merger.

BGS Acquisition Corp., and Subsidiaries
Unaudited Condensed Combined Pro Forma Balance Sheet
Assuming Maximum Tender of Ordinary Shares

	TransnetYX Holding Corp. and Subsidiaries June 30, 2013	BGS Acquisition Corp. April 30, 2013	Pro Forma Adjustments		Maximum Tender Pro Forma Combined April 30, 2013
Assets
Current assets:
Cash	$626,630	$26,623	40,600,016	(1)	$4,965,827
			(30,599,997)	(2)
			(4,000,000)	(3)
			(1,250,000)	(6)
			(437,445)	(7)
Accounts receivable	1,601,683	-			1,601,683
Inventory, net	1,309,284				1,309,284
Prepaid and other current assets	162,342	8,753			171,095
Total current assets	3,699,939	35,376			8,047,889

Property and equipment, net	1,618,052	-			1,618,052
Intangible assets, net	683,743	-			683,743
Deposits	2,529	-			2,529
Investment held in trust account	-	40,600,016	(40,600,016)	(1)	-

Total assets	$6,004,263	$40,635,392	$(36,287,442)		$10,352,213

Liabilities and Stockholders’ Equity / (Deficit)
Current liabilities:
Accounts payable	$1,192,142	$-			$1,192,142
Accrued expenses	203,677	78,500			282,177
Accrued bonus	229,695	-			229,695
Accrued interest	278,567				278,567
Loan payable, affiliate	-	437,445	(437,445)	(7)	-
Current portion of accrued settlement	191,105	-			191,105
Line-of-credit	1,088,992	-			1,088,992
Current portion of capital lease obligation	7,543	-			7,543
Current portion of long-term debt	873,444	-			873,444
Total current liabilities	4,065,165	515,945			4,143,665
Long-term liabilities:
Long-term debt, less current portion	819,653	-			819,653
Capital lease obligations, less current portion	2,261	-			2,261
Accrued settlement, less current portion	130,000				130,000
Deferred rent	60,871	-			60,871
Deferred corporate finance fee		800,000	(800,000)	(5)	-

Total liabilities	5,077,950	1,315,945			5,156,450

Ordinary Shares subject to possible redemption	-	34,319,437	(30,599,997)	(2)	-
			(3,719,440)	(8)
Redeemable equity instruments					-
TransnetYX - Series A convertible preferred stock, 2,500,000 shares authorized; $0.0001 par value, 2,500,000 shares issued and outstanding	9,533,551		(9,533,551)	(3)	-
TransnetYX - Series C convertible preferred stock, 13,000,000 shares authorized; $0.0001 par value, 11,693,738 shares issued and outstanding	15,786,548		(15,786,548)	(3)	-

Stockholders’ equity (deficit):					-
Preferred stock					-
BGS Corp.- five classes of unlimited shares authorized; none issued and outstanding
TransnetYX-Series B convertible preferred stock, 330,263 shares authorized; $0.0001 par value, 330,263 shares issued and outstanding	1,920,000		(1,920,000)	(3)	-
Pro forma combined – five classes of unlimited shares authorized; none issued and outstanding
Ordinary Shares, no par value	-				-
BGS Corp.-unlimited shares authorized; 1,943,838 issued and outstanding (which excludes 3,389,495 shares subject to possible redemption					-
Pro forma combined – unlimited shares authorized; 11,145,222 (9) issued and outstanding		2,550,010	1,920,000	(3)	29,074,939
			3,719,440	(8)
			25,320,099	(3)
			(1,150,000)	(6)
			(4,000,000)	(3)
			-	(5)
			(85,000)	(3)
			390	(3)	-
			800,000	(5)
Common stock
TransnetYX – 40,000,000 shares authorized, $0.0001 par value, 3,904,110 shares issued and 3,689,604 shares outstanding	390		(390)	(3)	-
Additional paid-in capital	-	2,450,000			2,450,000
Accumulated deficit	(26,229,176)	-	(100,000)	(6)	(26,329,176)
Treasury stock - 184,714 shares repurchased	(85,000)		85,000	(3)	-
Total stockholders’ equity of Company	(24,393,786)	5,000,010			5,195,763
Total Liabilities and stockholders’ equity	$6,004,263	$40,635,392	$(36,287,442)		$10,352,213

Pro forma footnotes:

(1)
To record the release of BGS Corp.’s investments held in trust account and reclassification of $40,600,016 to cash that becomes available for transaction expenses, Transaction Merger consideration, redemption of Public Shares and the operating expenses of the combined company following the Business Combination.

(2)	To record the payment of approximately $30.6 million for the purchase of 3,014,778 Ordinary Shares of BGS Corp. at $10.15 per share for the Ordinary Shares redeemed.
(3)
To record the Transaction Merger consideration for the Transaction Merger.  TransnetYX shareholders will receive 9,100,000 Ordinary Shares of BGS Corp. (in exchange for all outstanding shares of TransnetYX common stock held after prior to the Transaction Merger but after TransnetYX shareholders exchange all outstanding preferred stock and warrants to common stock before the Closing Date) plus the minimum cash payment of $4,000,000.  Upon the consummation of the Transaction Merger, all of the issued and outstanding shares of TransnetYX common stock will cease to exist, and all of TransnetYX’s paid-in capital and treasury stock will transfer to Ordinary Shares of BGS Corp.

(4)	Intentionally omitted.
(5)
To record payment of the deferred corporate finance fee of $800,000 and the transaction fee of $1,500,000 in Ordinary Shares in lieu of cash.  In accordance with the Merger Agreement, these two fees are payable in stock if the available cash from the trust account after redemptions is less than $15,800,000).

(6)
The total estimated merger costs are $1.25 million (which includes $1.15 million incurred by BGS Corp., and $0.1 million incurred by TransnetYX).  The board of directors of each company considered the estimated merger costs in their evaluation of the merits of the Business Combination.

(7)	To record payment of affiliate loans payable of $437,445.
(8)	To reclassify amounts classified as Ordinary Shares subject to possible redemption (temporary equity) to ordinary shares (permanent equity) for shares not redeemed as part of the Business Combination.
(9)
Pro forma combined ordinary shares equals (1) the sum of (i) 4,830,000 Ordinary Shares held by existing BGS Corp. shareholders after the Redomestication (calculated as the sum of 4,000,000 Ordinary Shares issued in the BGS Corp. initial public offering converted into 4,000,000 ordinary shares of post-Business Combination combined company, plus 1,333,333 Founder Shares converted into 666,667 ordinary shares of the post-Business Combination combined company, plus 3,266,667 Sponsor Warrants converted into 163,333 ordinary shares of the post-Business Combination combined company); (ii) 8,000,000 Ordinary Shares to be issued to TransnetYX stockholders in connection with the Business Combination; (iii) 1,100,000 Ordinary Shares to be issued to TransnetYX stockholders in lieu of cash; and (iv) 230,000 shares issued to underwriters in connection with the $800,000 deferred corporate finance fee and $1,500,000 transaction fee payable in Ordinary Shares at an exchange rate of $10 per share; less (2) the maximum allowable tender of 3,014,778 Ordinary Shares.

BGS Acquisition Corp., and Subsidiaries
Unaudited Condensed Combined Pro Forma Statements of Operations
For the Nine Months Ended April 30, 2013 and June 30, 2013

	TransnetYX Holding Corp. and Subsidiaries Nine Months ended June 30, 2013	BGS Acquisition Corp. Nine Months ended April 30, 2013	Pro Forma Adjustments (1)	Pro Forma Combined Nine Months ended April 30, 2013
Revenues
Genotyping testing services revenue	$10,369,103	$-		$10,369,103
Shipping and handling revenue	83,786	-		83,786
Total revenues	10,452,889	-		10,452,889
Cost of services	3,897,158	-		3,897,158
Gross profit	6,555,731	-		6,555,731
Selling, general and administrative expenses	6,813,102	514,801		7,327,903
Income (loss) from operations	(257,371)	(514,801)		(772,172)
Other income (expense):
Interest income (expense)	(50,096)	16		(50,080)
Other income (expense)	(17,399)	-		(17,399)
Exchange rate variance	(128)	-		(128)
Total other income	(67,623)	16		(67,607)
Net income (loss)	(324,994)	(514,785)		(839,779)

Net income (loss) per share attributable to shareholders:				No Tender		Maximum Tender
Basic		$(0.27)		$(0.07)		$(0.08)
Diluted		$(0.27)		$(0.07)		$(0.08)

Weighted average shares outstanding:				No Tender		Maximum Tender
Basic		1,908,303		12,830,000	(2)	11,145,222	(3)
Diluted		1,908,303		12,830,000	(2)	11,145,222	(3)

Pro forma footnotes:

(1)	Business Combination costs are not reflected in the pro-formas as they are not recurring in nature.

(2)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary Shares issued to TransnetYX stockholders	8,000,000
Ordinary Shares held by BGS Corp. shareholders	4,000,000
Ordinary Shares issued for BGS Corp. Founder Shares	666,667
Ordinary Shares issued for BGS Corp. Sponsor Warrants	163,333
12,830,000

The combined pro forma diluted EPS excludes 4,000,000 warrant held by original BGS Corp. shareholders from diluted EPS as the impact would be anti-dilutive.

(3)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary Shares issued to TransnetYX stockholders	8,000,000
Ordinary Shares issued to TransnetYX shareholders in lieu of cash	1,100,000
Ordinary Shares held by BGS Corp. shareholders	4,000,000
Ordinary Shares issued for BGS Corp. Founder Shares	666,667
Ordinary Shares issued for BGS Corp. Sponsor Warrants	163,333
Ordinary Shares issued as compensation for deferred corporate finance fee and transaction fee	230,000
Less: Ordinary Shares redeemed	(3,014,778)
11,145,222

The combined pro forma diluted EPS excludes 4,000,000 warrants held by original BGS Corp. shareholders from diluted EPS as the impact would be anti-dilutive.

BGS Acquisition Corp., and Subsidiaries
Unaudited Condensed Combined Pro Forma Statements of Operations
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012 and the Year Ended September 30, 2012

	TransnetYX Holding Corp. and Subsidiaries Year ended September 30, 2012	BGS Acquisition Corp. Inception to July 31, 2012	Pro Forma Adjustments (1)	Pro Forma Combined for Period from August 9, 2011 (date of incorporation) to Year ended July 31, 2012
Revenues
Genotyping testing services revenue	$12,532,877	$-		$12,532,877
Shipping and handling revenue	74,859	-		74,859
Total revenues	12,607,736	-		$12,607,736
Cost of services	4,508,195	-		4,508,195
Gross profit	8,099,541	-		8,099,541
Selling, general and administrative expenses	8,168,875	181,169		8,350,044
Income (loss) from operations	(69,334)	(181,169)		(250,503)
Other income (expense):
Interest income (expense)	(176,773)	-		(176,773)
Other income (expense)	104,117	-		104,117
Exchange rate variance	(2,067)			(2,067)
Total other income	(74,723)	-		(74,723)
Net income (loss)	(144,057)	(181,169)		(325,226)

Net income (loss) per share attributable to shareholders:				No Tender		Minimum Tender
Basic		$(0.12)		$(0.03)		$(0.03)
Diluted		$(0.12)		$(0.03)		$(0.03)

Weighted average shares outstanding:				No Tender		Minimum Tender
Basic		1,531,934		12,830,000	(2)	11,145,222	(3)
Diluted		1,531,934		12,830,000	(2)	11,145,222	(3)

Pro forma footnotes:

(1)	Business Combination costs are not reflected in the pro-formas as they are not recurring in nature.

(2)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary Shares issued to TransnetYX stockholders	8,000,000
Ordinary Shares held by BGS Corp. shareholders	4,000,000
Ordinary Shares issued for BGS Corp. Founder Shares	666,667
Ordinary Shares issued for BGS Corp. Sponsor Warrants	163,333
12,830,000

The combined pro forma diluted EPS excludes 4,000,000 warrants held by original BGS Corp. shareholders from diluted EPS as the impact would be anti-dilutive.

(3)	Basic and Diluted Weighted average shares outstanding were calculated as follows:

Ordinary Shares issued to TransnetYX stockholders	8,000,000
Ordinary Shares issued to TransnetYX shareholders in lieu of cash	1,100,000
Ordinary Shares held by BGS Corp. shareholders	4,000,000
Ordinary Shares issued for BGS Corp. Founder Shares	666,667
Ordinary Shares issued for BGS Corp. Sponsor Warrants	163,333
Ordinary Shares issued as compensation for deferred corporate finance fee and transaction fee	230,000
Less: Ordinary Shares redeemed	(3,014,778)
11,145,222

The combined pro forma diluted EPS excludes 4,000,000 warrants held by original BGS Corp. shareholders from diluted EPS as the impact would be anti-dilutive.

TRANSNETYX BUSINESS

TransnetYX is a Delaware corporation that was incorporated in 2002 to develop an automated genotyping platform and provide genotyping testing services to various biotechnology and medical researchers.  TransnetYX conducts its business operations through two wholly owned subsidiaries, TYX, a Tennessee corporation which operates a molecular diagnostic laboratory and a laboratory animal genotyping business, and Harmonyx, a Tennessee corporation which is developing, marketing and distributing products for pharmacogenomics testing services.

Overview

TransnetYX is a molecular diagnostics processing company based in Memphis, Tennessee and provides 24-hour and 72-hour genetic testing for the animal genotyping market. Since service launch in June 2004, TransnetYX has processed over 6.8 million customer tests with a 99.97% accuracy rate for over 200 leading academic and pharmaceutical research customers throughout the U.S. and in Europe. Developed with proprietary technology and the latest lab-automation equipment, its molecular analysis platform provides unprecedented volume, speed, accuracy and cost advantages. Utilizing the same automated processing platform, TransnetYX recently became CLIA certified to test human DNA and is now offering PGx testing services, the analysis of a patient’s specific genetic expression in order to optimize their drug therapy to ensure maximum efficacy with minimal adverse effects.

TransnetYX believes accuracy is the cornerstone of its business and has developed an automated process to compete with the cumbersome and error prone manual process that is performed in many laboratories. As part of the automated process, TransnetYX has developed an integrated Order Manager, or OM, and Laboratory Information Management System, or LIMS, that tracks, records and distributes genetic results to its customers. TransnetYX has developed a vigorous quality control regimen that (i) tracks samples through each step of the automated process by barcode scanning, (ii) performs duplicate testing on every sample, (iii) runs a control gene to ensure a requisite DNA isolation for each sample, (iv) detects the presence of each chemical that goes into the final reaction, (v) sets quality control flags on reactions that do not fall within standards,  (vi) considers over 80 data points to determine any one genetic result and (vii)  requires two independent team members review quality flags prior to posting the result.  As part of TransnetYX’s quality program, TransnetYX re-tests 2% of the samples each week and compares the results to the original. Discrepant results found as a part of this process in addition to notifications from TransnetYX customers of any discrepancies they identify as part of their own quality procedures are utilized to calculate TransnetYX’s accuracy rate.

Currently, substantially all of TransnetYX’s customers comprise of laboratory animal breeding facilities, research laboratories and academic institutions through TYX.  TransnetYX, through Harmonyx, does perform some laboratory testing services as ordered by physicians that are billed to third party payers; however, revenue from third party payers comprise less than 0.5% of TransnetYX’s revenues. TransnetYX, however, expects that revenue from third party payers may comprise a significant portion of its business in the future.

Business Units

TransnetYX currently operates two business units which operate in two distinct markets, Laboratory Animal Genotyping, through TYX, and Personalized Medicine Genotyping, through Harmonyx.

Laboratory Animal Genotyping Market

TransnetYX performs laboratory animal genotyping on several species, including, mice, zebrafish, rats, ferrets, rabbits and goats.  Currently, approximately 90% of TransnetYX’s laboratory genetic screening is performed on mice.  TransnetYX estimates the worldwide market for animal genetic screening to be approximately $400 million per year. TransnetYX estimates that there are over 90 million mice worldwide bred in research breeding facilities, and of these mice about half are mutant mice, which means they have had genes knocked in or knocked out and will need to be genotyped to ensure the proper genetic strain for medical research.  Researchers generally perform this test by hand, which, because of the volume and complexity, can be time consuming and prone clerical or procedural to error when performed manually.

Products and Services - TransnetYX Automated Genotyping (TAG) Service

The mapping of the human genome and its effect on disease research drives the need to utilize genetically altered research mice. There are thousands of gene mutations created in mice for research into many diseases, and more are being created each day. Mice created by these gene mutations are known as transgenic, knock-out (gene taken out), and knock-in (gene inserted) mice, or collectively as mutant mice. In some cases, this research activity significantly reduces the life expectancy of mutant mice from 18-30 months to mere weeks, when compared to mice without mutations. As a result, it is necessary to continually breed mutant mice to perpetuate the supply. Upon the birth of each litter, a basic genetic test, yielding a simple yes/no result, is performed to confirm which offspring inherited the mutation sequence of interest and which did not.

The TransnetYX automated process, using TransnetYX’s integrated OM and LIMS, competes with the cumbersome, error prone and voluminous manual process that is performed in many laboratories. DNA isolation and testing involves many steps, many different chemicals in very small volumes and often more than thirty small, hand labeled tubes all of which play a factor in risk of the manual operator losing track of which sample the operator is processing or not adding all the required chemicals to each tube.  As a consequence, when the test provides a negative result, the technician, in most instances using a manual system, cannot be sure whether the negative result is correct or if some other error has corrupted the system.  Also, these tests are highly sensitive to contamination from other DNA that may be present on lab equipment required for manual testing which can cause uncertainty in the validity of positive results.  TransnetYX has streamlined and greatly simplified the testing process for clients while giving them more control. Clients clip a small tail sample from each subject mouse, enter their order online, and ship the samples overnight using a TransnetYX-provided FedEx kit. The results post in 24 or 72 hours (based upon customer preference) to a customer secure web portal.

Currently, it takes a researcher an average of 5.2 minutes to submit a batch order that averages 46 samples per batch. In 2008, TransnetYX launched the TAG center for academic clients.  The TAG center is a kiosk that provides the materials for the client to collect and ship samples. The TAG center contains TransnetYX’s logo and provides onsite advertising to the institutions and other laboratories.  The TAG center is a unique approach to genotyping, functioning as a one-stop shop for all their needs.  TransnetYX has launched a new prototype TAG center that will include a video screen and a real-time video and audio link to chat with TransnetYX’s customer service representatives.

The kits containing mouse tails are received each morning at the testing lab facility in Memphis, Tennessee and scanned into the automated system. From that point on, the LIMS system prepares the day’s scheduling, mixing the precise and specific amounts of reagents required for each sample to determine the desired result.  The overall process combines several major elements:

•
A front-end “Assay Management System” to assist researchers in defining the specific attributes needed in a given strain of mice. This system has led to an assay library/database that contains over 11,300 probes that can test over 515,000 strains.  TransnetYX’s assay library database accommodates over 80% of samples submitted with less than 20% of samples needing custom assays.

•
A total systems approach starting with the collection of samples and ending with online real time information. This approach allows the client investigator access to the process and results 24 hours a day, seven days a week.

•
The OM and LIMS software controls all aspects of the process.  This control system enables a client to process multiple samples, looking for different mutations in each sample. LIMS controls the mixing and delivery of the exact amount of reagent required.  As a result, the system utilizes significantly smaller volumes of reagents, chemicals, and consumable materials than manual processing.  TransnetYX estimates it has at least a 3:1 cost advantage per sample versus existing manual protocols, and if all costs are included in the manual protocols.

•
TransnetYX’s fully-automated process located in a Class 1,000 clean room is built using high-throughput liquid handling equipment. The current system capacity is 180,000 tests per month, and can be easily upgraded in increments of 10,000 tests per month.

•
TransnetYX’s stringent quality control process, including redundant sample processing, multiple sample and chemical controls, machine processing check points and automatic sample tracking. Upon satisfaction of over 80 Quality Control checks, approximately 80% of the testing results post automatically to the customer’s password protected web portal. The remaining results that do not pass TransnetYX’s stringent automated Quality Control criteria are independently reviewed by the Results Team prior to posting. This Quality Control process delivers test accuracy in excess of 99.97%, compared with quality ranging from 80% to 90% for manual testing.

Personalized Medicine Genotyping Market

Scientists, physicians and the pharmaceutical industry are actively developing ways to customize medical treatments to suit each person’s distinctive genetic composition. Pharmacogenomics, or PGx, is the analysis of a patient’s specific genetic expression in order to optimize his or her drug therapy to ensure maximum efficacy with minimum adverse effects. As with the animal testing market, the clinical researchers identify specific biomarkers which are portions of the genome that are most likely to affect the body’s reaction to a given treatment. This basic genetic test must yield a simple (yes/no) genotyping result for each of the biomarkers in the person being tested.  Once these biomarkers are identified as affecting the response to a proposed treatment and the drug goes to market, there will be a need to genotype the patient in conjunction with the prescription.

Historically the prescribers have had to rely upon trial and error based upon disease symptoms, family history, weight of the patient and the presence of enzymes to determine both efficacy and dosage for the drug prescribed. PGx changes this process to a more diagnostic focused personalized medicine. Simply put, personalized medicine is a medical model that proposes the customization of healthcare, with decisions and practices being tailored to the individual patient by use of genetic or other information. Given that information, a provider will have a higher probability of success in prescribing the right medical treatment in the right proportion for a patient’s personal needs and, in the process, predict and lower potential side effects.

Products and Services - Personalized Medicine Genotyping Services

Harmonyx is a wholly owned subsidiary of TransnetYX and the entity that operates TransnetYX’s PGx business.  Currently, less than 0.5% of TransnetYX’s revenues are being generated in the PGx business.  Through Harmonyx, the TransnetYX laboratory became CLIA certified in 2011, which enables TransnetYX to test human DNA samples for physicians, and has begun processing patient samples for pharmacogenomic purposes. This testing assists physicians in optimizing drug therapy by understanding a specific patient’s genetic expression and its resulting impact on a drug’s metabolism (and, therefore, the drug’s efficacy and toxicity) in that patient. TransnetYX believes it is on the forefront of the transformation to personalized medicine and its requirement for pharmacogenomic testing. TransnetYX estimates that the market for this type of testing will grow and exceed $1 billion per year.

TransnetYX conducts this PGx testing in the same manner as its existing mouse genotyping process:  physicians submit orders through a secure web portal (or secure electronic data interchange, or EDI), ship buccal (cheek) swab samples to TransnetYX’s laboratory in a specially designed kit, and then process the samples on TransnetYX’s fully automated platform and post the testing results back to the physician’s account within 24 hours where the physician will be able to access results through the secure web portal.

TransnetYX receives orders for pharmacogenomic testing from physicians’ offices and is being reimbursed by insurance companies and Medicare. TransnetYX has liaised with a pharmacy benefits manager, or PBM, that corresponds with physicians regarding the benefits of pharmacogenomic testing in order to control costs and guide therapies.

Business generated from physicians is being generated from a sales or direct marketing contact, and information on the testing offered and pricing provided through sales and/or the website. Orders for patient submission kits and actual pharmacogenomic panel test results are delivered through a secure and Health Insurance Portability and Accountability Act of 1996, or HIPAA, compliant web portal.

TransnetYX tests the samples for the specific panel ordered, and delivers the results of that test back to the patient’s licensed physician. Accompanying the test results is physician guidance information, obtained from medical research studies, on what the test results generally indicate for patients with that specific genetic result, also considering other environmental, hereditary and health factors.

In March 2010, the Food and Drug Administration, or FDA, issued a boxed warning (also known as a black box warning) to notify healthcare professionals and patients of important information to be considered when prescribing or ingesting clopidogrel, or Plavix™, an anti-blood clotting medication. The black box warning on the drug label includes information to:

•	Warn about reduced effectiveness in patients who are “poor metabolizers” of clopidogrel. “Poor metabolizers” do not effectively convert clopidogrel to its active form in the body.

•	Inform healthcare professionals that tests are available to identify genetic differences in CYP2C19 function.

•
Advise healthcare professionals to consider use of other anti-platelet medications or alternative dosing strategies for clopidogrel in patients identified as poor metabolizers.  Over 15 million Americans take clopidogrel each day, and multiple studies show that, because of certain gene expressions, as many as 30% of those patients get reduced or no affect from the drug. At Medicare reimbursement levels for the genetic test, given that there are over 3.5 million new starts of clopridogrel each year, the potential annual market for new tests for this drug is $1 billion.

Currently, TransnetYX is a national “In Network” provider to Aetna and several regional Blue Cross Blue Shield plans and bills dozens of other insurance companies as “Out of Network” throughout the U.S.  However less than 0.5% of TransnetYX’s revenues are being generated in the PGx business and TransnetYX is not materially reliant on third party private or government insurance payers.

Regulatory

TransnetYX’s mouse testing service is considered a Laboratory Developed Test, or LDT, by the FDA.  Current regulation does not require LDTs to be approved or regulated by the FDA.

Currently, since TransnetYX’s PGx business performs only physician ordered lab tests, TransnetYX’s processes are regulated and its lab is certified by the CLIA.  The approvals necessary to sell PGx lab test direct to consumers would require FDA approval to sell a medical device.  Given the anticipated time and expense associated with obtaining FDA approval, TransnetYX has not decided whether it will initiate the process to receive FDA approval to sell a medical device directly to consumers.

If TransnetYX submits for reimbursement to Medicare, which it does for the clopidogrel test, Medicare regulation prohibits the selling of that good or service for less than the amount charged to Medicare.

Competition and Competitive Strengths

Mouse Competition

To TransnetYX’s knowledge, only a small number of companies compete directly with TransnetYX. A few large companies provide a variety of mutant mouse models and house mice and also offer genotyping services for the clients who house animals on those companies’ properties. These companies are competitors for the animals who live on their property, but also potential customers of TransnetYX, as some of these breeding facilities have outsourced their testing to TransnetYX.

TransnetYX’s primary competition in genotyping is the research laboratory itself. The testing protocols used currently are the Polymerase Chain Reaction and the Southern Blot. Both of these techniques are quite complex and are material and labor intensive and, for these reasons, are prone to human error. Additionally, only a few samples can be processed at a time. Finally, due to the low scientific value placed upon the test and the subsequent lack of attention that is paid to processing samples, other responsibilities often take priority and it often takes laboratories four or five days to produce testing results.

Pharmacogenomics Competition

The competition for pharmacogenomics falls into two general categories: device providers and clinical labs.  Devices are developed for specific gene testing for a specific disease. The major competitors in the human genomics market include LabCorp (Esoterix), Quest, Cogenics and DsX. None of these companies have automated systems.  In addition, Myriad, Pathway Genomics and LabCorp all compete with Harmonyx’s product, but are manually based and none of them provide results in the next day format of Harmonyx.

Competitive Strengths

Relative to internally-based screening methods and to competitive market-based service offerings, TransnetYX has several key competitive advantages:

1.
Speed.  In general, the current protocols for transgenic, knock-out, and knock-in testing (PCR and Southern Blot) take several days to complete at a normal pace of activity and relatively small increases in volume can backlog a manual processing facility.  The TransnetYX system generates results in 12 hours and delivers the results to customers in as little as 24 hours.

2.
Cost.  TransnetYX conducts its testing services using an automated system that uses precise amounts of reagents resulting in lower labor and material costs.  According to focus groups, competitor information and a cost analysis conducted by TransnetYX, TransnetYX believes its automated system reduces testing costs by as much as 75% as compared to the cost for tests performed manually.

3.
Capacity.  At current configuration, the TransnetYX system can process 6,000 samples in a 24 hour period and currently it is processing 35,000 samples per week with some production shifts on the weekends. The system is modular in design, and therefore capacity can be increased in increments of 10,000 samples per month. Based upon discussions with some of its customers, TransnetYX believes the maximum throughput achievable using current manual testing protocols in laboratories is about 30 to 50 samples at a time.

4.
Reliability.  The accuracy of the TransnetYX system to date is greater than 99.97%. The TransnetYX system is fully automated, electronically tracks every sample through each step of the testing process, performs multiple quality control checks throughout the process, and produces the test results in duplicate. PCR and Southern Blot protocols generally have a failure rate of 10-20%, requiring the tests to be repeated often.

5.
Technology.  TransnetYX currently has a lead time advantage over competitors in the technology, business process and know how of its testing protocol. TransnetYX is aware that competitors have tried to automate portions of their testing processes but have failed. Management will continue to advance the development of TransnetYX’s processes.

Business Strategies

TransnetYX continues to add TAG centers in the U.S. and around the world, adding more than 10 in the past year and bringing its total to over 80. As each of these centers become operational, TransnetYX adds samples by marketing to researchers in that facility and offering them the chance to outsource their testing rather than continuing to perform the test themselves. Developing more users at each institution, as well as growing the percentage of the labs outsourcing their genotyping, are the two primary strategies that come into play once a TAG center has been put in place.

Harmonyx will continue to add physicians to its list of users through contract and direct sales. Additionally, Harmonyx will seek to form relationships with PBM’s, insurance companies, hospitals, pharmacies and other health care providers to make genetic testing a more regular standard of care where applicable to improve the safety and efficacy of drugs.  Harmonyx also plans to add testing panels to expand its testing to incorporate additional drugs or pharmaceutical classes where certain genetic expression and treatment protocols are known from available genetic research.

Customers

TransnetYX’s clients include over 200 leading academic and pharmaceutical research customers throughout the U.S. and in Europe.  TransnetYX’s largest customer, Taconic, has historically accounted for a large concentration of its revenues. However, as TransnetYX has grown, the revenue derived from Taconic has declined from 59% of revenues in 2007 to 27% in 2012 and less than 21% year to date in 2013.

With respect to the pharmacogenomics business, while the insurance companies, hospitals, PBMs, Medicare or the patient may be the payers of TransnetYX’s service, by statute, a physician is responsible for ordering TransnetYX’s service.  TransnetYX believes, however, that the patient and the patient’s family is its customer and TransnetYX’s focus is how to get accurate and actionable results back to a qualified heath care professional as expeditiously as possible to improve the safety and efficacy of the patient’s drug therapy.

Sales and Marketing

TransnetYX sales and marketing strategies focus on gaining adoption from academic labs and pharmaceutical companies worldwide. The implementation of the TAG centers enhances adoption and market penetration at each institution. Direct sales personnel are utilized in large market areas to support pull through and market expansion. Scientific conferences are utilized in some instances, but direct sales at the laboratory level have proven to be a more effective approach. Electronic marketing and the “Free Trial” offer to researchers generates over 1,000 new online accounts per year and those leads serve as good call points into laboratories.

With respect to the potential Plavix™ testing market, Harmonyx currently has a multi-pronged approach to the market:

•	Physician adoption. Physicians are responsible for generating new prescriptions of Plavix™. Over 100 accounts have been registered and sample collection kits are in those offices.

•
Pharmacists. Pharmacies are responsible for the safe and effective use of the medication they are dispensing to patients. Thus, pharmacists have an opportunity to recommend testing and can be a powerful advocate in gaining physician adoption.

•
Hospital catheterization laboratories (or cath labs).  Cath labs are the most opportune place for hospitals to lower their liability by decreasing complications and hospitalizations that can be avoided by utilizing personalized medicine strategies.

•
Pharmacy benefits managers. PBM’s are being targeted due to the recent generic status of clopidogrel and thus a lower price compared to drugs that do not have generic status. Thus PBM’s have a vested interest to have patients, when appropriate, take clopidogrel as it represents an 85% cost saving over the name brand alternatives.

Suppliers

TransnetYX purchases materials from the following suppliers: Life Technologies, Promega, Greiner, Axygen, Matrix, MediaTech and Fisher Scientific. All supplies are rated for quality and some are subject to regular U.S. Department of Labor’s Occupational Safety & Health Administration standards of Material Safety Data Sheet requirements, quality control screenings, raw materials reporting as well as site visits of their manufacturing processes.  TransnetYX purchases substantially all its reagents and probes from Life Technologies Corporation.   Currently, TransnetYX does not have a supply contract with Life Technologies Corporation and Life Technologies Corporation could terminate its relationship with TransnetYX at any time with little notice.  See “Risk Factors—TransnetYX is dependent upon one source to supply it with the reagents and probes required to conduct its testing services.”

Intellectual Property

TransnetYX’s proprietary system is protected by market leadership, a team of highly skilled people as well as 32 patent applications (10 granted) in the U.S., Europe, China and Taiwan. All granted patents as well as applications cover various elements of the system from methods to specific platform and chemistries.

Research and Development

TransnetYX is currently developing faster and less expensive processes to improve its throughput and automation.  TransnetYX continues to regularly validate new technologies that are entering the market for the purpose of determining how to best expand its testing offerings as market conditions evolve in the genetic testing arena. During the last two fiscal years, TransnetYX spent approximately 5% of revenues on research for automation improvement and new method testing.

Employees

TransnetYX employs approximately 57 persons. Of these employees, there are 20 in laboratory operations and quality assurance, 13 in sales and marketing, 10 in customer service and project management, 8 in information technology and automation engineering and 6 in general and administration.  None of TransnetYX’s employees are subject to collective bargaining agreements. TransnetYX believes its relationship with its employees is good.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TRANSNETYX

You should read the following description of TransnetYX’s results of operations and financial condition in conjunction with the section above titled “Risk Factors” and TransnetYX’s consolidated audited financial statements presented in this filing.

TransnetYX

TransnetYX was incorporated in 2002 to provide genotyping testing services to various biotechnology and medical researchers.  TransnetYX has two wholly owned subsidiaries, TYX, which operates the molecular diagnostic laboratory and the mouse genotyping business, and Harmonyx, which is developing, marketing and distributing products for pharmacogenomics testing services.

Overview

TransnetYX is a molecular diagnostics processing company based in Memphis, Tennessee and provides 24-hour and 72-hour genetic testing for the $400 million mouse genotyping market. Since service launch in June 2004, TransnetYX has processed over 6.8 million customer tests with a 99.97% accuracy rate for over 200 leading academic and pharmaceutical research customers throughout the U.S. and in Europe. Developed with proprietary technology and the latest lab-automation equipment, its molecular analysis platform provides unprecedented volume, speed, accuracy and cost advantages. Utilizing the same automated processing platform, TransnetYX, through Harmonyx, recently became CLIA certified to test human DNA and is now offering PGx testing services.  PGx is the analysis of a patient’s specific genetic expression in order to optimize the patient’s drug therapy to ensure maximum efficacy with minimal adverse effects.

Critical Accounting Policies and Estimates

Accounts Receivable

TransnetYX considers a reserve for doubtful accounts based on the creditworthiness of the customer.  The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses.  The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance and specifically identified amounts believed to be uncollectible that are tracked by TransnetYX on an ongoing basis. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance. Management considers substantially all receivables to be collectible based on its current assessment of accounts receivable.  Accordingly, no allowance for doubtful accounts was deemed necessary as of December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited). If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventory

Inventory consists of raw materials and finished goods and is stated at the lower of cost or net realizable value, determined using the weighted average method.  Inventory is adjusted for estimated obsolescence and excess quantities and written down to net realizable value based upon management’s estimates of expected usage.

Revenue Recognition

Revenue is recognized when the following conditions are met: persuasive evidence of an arrangement exists, delivery has occurred in accordance with the terms of the arrangement, the price is fixed or determinable, and collectability is reasonably assured.

TransnetYX recognizes revenue at completion of the testing process and when results are delivered to the customer.  Additionally, TransnetYX bills customers not affiliated with institutional accounts for shipping and handling costs.  Amounts billed to customers are included as a component of revenues, and the costs associated with shipping test results to customers are included as a cost of services.

Stock-Based Compensation

TransnetYX has granted stock option awards to key employees of TransnetYX that will enable them to purchase shares of common stock.  TransnetYX recognizes all stock-based payments in its consolidated statements of operations, based on the estimated fair value of the awards on the date of grant.  TransnetYX determines the estimated fair value using the Black-Scholes option pricing model and recognizes stock-based compensation costs ratably over the requisite service period, which generally equals the vesting period, using the straight-line method.

Income Taxes

TransnetYX accounts for income taxes using an asset and liability approach.  Such approach results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities.  TransnetYX assesses a valuation allowance on the deferred tax assets if it is more likely than not that a portion of the available deferred tax assets will not be realized.  TransnetYX records the deferred tax assets net of valuation allowances.

TransnetYX also accounts for uncertainty in income taxes in that it recognizes the tax benefits of tax positions only if it is more likely than not that the tax positions will be sustained, upon examination by the applicable taxing authorities, based on the technical merits of the positions.  No reserve for uncertain tax positions had been recorded as of December 31, 2012 or June 30, 2013 (unaudited).  As required, TransnetYX records potential interest and penalties associated with its tax positions.  TransnetYX records interest and penalties, if any, as a component of interest expense.

Results of Operations

The table below summarizes the income from operations data for TransnetYX for the twelve months ended December 31, 2012 and December 31, 2011 and six months ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited).

	For the Years Ended		For the Six Months Ended
	December 31,		June 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)

Revenues
Genotyping testing services revenue	$12,912,040	$11,988,734	$6,807,147	$6,224,858
Shipping and handling revenue	99,888	91,909	58,348	49,062
Total revenues	13,011,928	12,080,643	6,865,495	6,273,920

Cost of services	4,620,934	4,294,780	2,285,236	2,206,969
Gross profit	8,390,994	7,785,863	4,580,259	4,066,951

Selling, general, and administrative expenses	8,630,281	7,913,450	4,554,450	3,939,233

Income (loss) from operations	(239,287)	(127,587)	25,809	127,718

Twelve months ended December 31, 2012 compared to the twelve months ended December 31, 2011.

Revenue

Testing revenue for the twelve months ended December 31, 2012 was $12,912,040 as compared to $11,988,734 for the twelve months ended December 31, 2011.  TransnetYX performed 1,304,388 tests at an average price per test of $9.90 during 2012 and performed 1,188,506 tests at an average price per test of $10.09 during 2011.  Additionally, TransnetYX billed $99,888 and $91,909 for shipping and handling in 2012 and 2011, respectively.

Substantially all of TransnetYX’s customers are comprised of mouse breeding facilities, research laboratories and academic institutions.  TransnetYX performs some laboratory testing services as ordered by physicians, through Harmonyx, that are billed to third party payers, however revenue from third party payers comprise less than 0.5% of the TransnetYX’s revenues and its effects to revenue and accounts receivable are immaterial.

The increase in TransnetYX’s revenue of $931,285, or 8% revenue growth rate, in 2012 when compared to 2011 is attributable to a 13% increase in revenue derived from all customers except for revenue attributable to TransnetYX’s largest customer, Taconic, which decreased by 3%.  In 2012, Taconic accounted for 27% of TransnetYX’s revenue versus 31% in 2011.

New customers accounted for 39% of the revenue growth.  TransnetYX categorizes its customers into Commercial, Academic Individual Laboratories and Academic Institutions.  Commercial accounts consist of for profit entities such as mouse breeding facilities and pharmaceutical companies.  Academic Individual Laboratories are individual laboratories performing research.  Academic Institutions are the bundling of academic individual laboratories to centralized shipping and billing arrangement.  TransnetYX increased its base of Academic Institutions from 62 at by the end of 2011 to 77 at by the end of 2012.  TransnetYX’s testing mix between Academic Institutions, Academic Individual Laboratories and Commercial was 53%, 20% and 27%, respectively, in 2012 as compared to 47%, 23% and 30% for the same time period in 2011.

Cost of services

Cost of services for the twelve months ended December 31, 2012 was $4,620,934 as compared to $4,294,780 for the twelve months ended December 31, 2011.  The $326,154 increase of cost of services is a result of increased sales from 2011 to 2012.  Through process improvements, however, TransnetYX has been able to reduce the cost of services to be commensurate with the lower average price per test and maintain a 64% gross margin.

Selling, general and administrative expenses

Selling, general and administrative expenses for the twelve months ended December 31, 2012 were $8,630,281 as compared to $7,913,450 for the twelve months ended December 31, 2011. The increase of $716,831 is a result of a settlement with Timothy Hodge, a co-founder and former employee of TransnetYX, in the amount of $355,000 and increased staffing and spending in TransnetYX’s Information Technology, Operations & Engineering and Development Departments of approximately $362,000, including the increase of approximately $112,000 in depreciation and amortization discussed below.  These increases are part of TransnetYX’s continuing commitment to process improvements, improving customer experience and new product development.

Depreciation and amortization

Depreciation and amortization expense for the twelve months ended December 31, 2012 was $761,656 as compared to $649,575 for the twelve months ended December 31, 2011. The increase is a result of additional laboratory equipment and computer servers for process improvements and increasing capacity purchased in 2012, resulting in an increase of depreciation expense.  Depreciation included in cost of services for the years ended December 31, 2012 and 2011 was $382,180 and $348,437, respectively.

Interest Expense

Interest expense for the year ended December 31, 2012 was $152,032, as compared to $158,668 for the year ended December 31, 2011.  The decrease of $6,636 was primarily due to a reduction in long-term debt of approximately $150,000.

Six months ended June 30, 2013 as compared to the six months ended June 30, 2012.

Revenue

Testing revenue for the six months ended June 30, 2013 was $6,807,147 as compared to $6,224,858 for the six months ended June 30, 2012.  TransnetYX performed 702,998 tests at an average price per test of $9.68 during the six months ended June 30, 2013 compared with 629,515 tests at an average price per test of $9.89 during the same time period in 2012.  The decrease in the average price per test is primarily due to a new pricing agreement with TransnetYX’s largest customer, Taconic.  Additionally, TransnetYX billed $58,348 and $49,062 for shipping and handling during the six months ended June 30, 2013 and 2012, respectively.

TransnetYX’s revenue increased $591,575, or 9% revenue growth rate, during the six months ended June 30, 2013 when compared to the same time period in 2012 is attributable to a 23% increase in revenue derived from all customers except for revenue attributable to TransnetYX’s largest customer, Taconic, which decreased by 23%.  For the six months ended June 30, 2013, Taconic accounted for 21% of TransnetYX’s revenue verses 28% during the same time period in 2012.

For example, TransnetYX increased its base of Academic Institutions from 73 at June 30, 2012 to 84 at June 30, 2013.  TransnetYX’s testing mix between Academic Institutions, Academic Individual Laboratories and Commercial was 61%, 17% and 22%, respectively, for the six months ended June 30, 2013 as compared to 52%, 19% and 29% for the same time period in 2012.

Cost of services

Cost of services for the six months ended June 30, 2013 were $2,285,236 as compared to $2,206,969 for the six months ended June 30, 2012. The increase is a result of increased sales from the six months ended June 30, 2013 to the six months ended June 20, 2012.  Through process improvements, TransnetYX has been able to reduce the cost of services and increased gross margin from 65% to 67%.

Selling, general and administrative expenses

Selling, general and administrative costs for the six months ended June 30, 2013 was $4,554,450 as compared to $3,939,233 for the six months ended June 30, 2012.  The increase of $615,217 is a result of increased staffing and spending on Information Technology and Sales.  These increases form part of TransnetYX’s continuing commitment to process improvements, improving customer experience, new product development and increasing market awareness of TransnetYX’s services.

Depreciation and amortization

Depreciation and amortization for the six months ended June 30, 2013 was $386,715 as compared to $388,694 for the six months ended June 30, 2012. The decrease is a result of new equipment purchases are occurring at a slower pace than equipment being fully depreciated.  Depreciation included in cost of services for the six months ended June 30, 2013 and 2012 was $192,585 and $199,277, respectively.

Interest Expense

Interest expense for the six months ended June 30, 2013 was $78,219, as compared to $83,822 for the six months ended June 30, 2012.  The decrease of $5,603 was primarily the result of newer equipment loans being at a lower interest rate than the older equipment loans.

Liquidity and Capital Resources

The ability of TransnetYX to satisfy its obligations will depend on its future performance, which will be subject to prevailing economic, financial, business and other factors, most of which are beyond its control. Future capital requirements for TransnetYX are expected to be provided by cash flows from operating activities and cash on hand at June 30, 2013.  As of June 30, 2013, TransnetYX had approximately $627,000 in cash and cash equivalents.  To the extent future capital requirements exceed cash flows from operating activities, TransnetYX anticipates that:

•	Capital expenditures will be financed through a Note from Landmark Bank with $690,000 remaining available draw through June 30, 2014.

•	Working capital is financed using its revolving line of credit, with an available balance of $411,008 as of June 30, 2013.

TransnetYX has a revolving line of credit with a commercial lending company in the amount of $1,500,000. The line of credit is due on demand and bears interest at the prime rate subject to a floor of 5.00% plus 1.0% (6.0% as of June 30, 2013). The line of credit also requires TransnetYX to pay a monthly servicing fee equal to 0.55% of the average monthly outstanding balance. The line of credit is collateralized by substantially all of the assets of TransnetYX, unless specifically encumbered by other creditors, is subject to a borrowing base limitation based upon 85% of eligible trade accounts receivable, and is guaranteed by the chief executive officer of TransnetYX, Robert J. Bean. The outstanding balance under this line of credit was $1,088,992 as of June 30, 2013.

At June 30, 2013, TransnetYX also had long-term debt totaling $1,693,097 consisting of the following:

•
Note payable to a bank with interest payable monthly at 6.0%, maturing in July 2017. The loan pays interest monthly, and starting August 2013 monthly principal and interest payments will initiate until maturity.  The loan is secured by lab equipment and has a balance due at June 30, 2013 of $1,393,097.

•	Subordinated note payable with interest payable monthly at 14%, due on demand. The note is unsecured and is subject to certain restrictive covenants. The balance due at June 30, 2013 was $300,000.

The current portion of the long term debt was $873,444 at June 30, 2013.

TransnetYX also has commitments for non-cancelable operating leases for equipment, facilities and vehicles.  Future minimum lease payments under these are as follows:

	2013	2014	2015	2016	2017	Greater than five years	Total
Operating leases	$332,400	$298,280	$287,280	$167,280	$133,000	$148,000	$1,366,240

Discussion of changes in cash flows for the twelve months ended December 31, 2012 as compared to the twelve months ended December 31, 2011.

Cash provided by operating activities was $848,176 for the twelve months ended December 31, 2012 as compared to cash provided by operating activities of $844,294 for the twelve months ended December 31, 2011. The cash provided by operating activities for the twelve months ended December 31, 2012 was attributable to a net loss of $393,448, non-cash charges of $972,716 and net change in operating assets and liabilities of $268,908. The impact of changes in operating assets and liabilities may change in future periods, depending on the timing of each period end in relation to items such as internal payroll and billing cycles, payments from customers, payments to vendors and interest payments. The cash provided by operating activities in the twelve months ended December 31, 2011 was attributable to a net loss of $286,255 and non-cash charges of $992,657. This was offset by a net change in operating assets and liabilities of $137,892. The non-cash charges consist of depreciation, amortization, reserve for slow moving/obsolete inventory and stock based compensation.

Cash used in investing activities was $323,988 for the twelve months ended December 31, 2012 as compared to cash used in investing activities of $455,538 for the twelve months ended December 31, 2011. Cash used in investing activities for the twelve months ended December 31, 2012 and 2011 was comprised of additions to property and equipment of $80,297 and $378,314, respectively, and additions of intangible assets relating to intellectual property development of $80,180 and $77,224, respectively.  This was offset by proceeds from the sale of property and equipment of $21,489 during 2012.

Cash used in financing activities was $443,635 for the twelve months ended December 31, 2012 as compared to cash used in financing activities of $325,331 for the twelve months ended December 31, 2011. Cash used in financing activities for the twelve months ended December 31, 2012 included $768,780 for the repayment of long-term debt, and payments on capital lease obligations of $60,015. This was offset by proceeds of $15,160 from advances on the TransnetYX line of credit and proceeds from long-term debt of $185,000.  Cash used in financing activities for the twelve months ended December 31, 2011 included $328,883 for the repayment of long-term debt, and payments on capital lease obligations of $69,989. This was offset by proceeds of $73,541 from advances on the TransnetYX line of credit.

Discussion of changes in cash flows for the six months ended June 30, 2013 as compared to the six months ended June 30, 2012.

Cash provided by operating activities was $392,070 for the six months ended June 30, 2013 as compared to cash provided by operating activities of $10,717 for the six months ended June 30, 2012. The cash provided by operating activities for the six months ended June 30, 2013 was attributable to net loss of $52,410, non-cash charges of $464,908 and net change in operating assets and liabilities of $20,428. The impact of changes in operating assets and liabilities may change in future periods, depending on the timing of each period end in relation to items such as payroll and billing cycles, payments from customers, payments to vendors and interest payments. The cash provided by operating activities for the six months ended June 30, 2012 was attributable to net income of $47,598, non-cash charges of $463,725, and a net change in operating assets and liabilities of $500,606. The non-cash charges consisted of depreciation, amortization, inventory reserve and stock based compensation.

Cash used in investing activities was $383,669 for the six months ended June 30, 2013 as compared to cash used in investing activities of $111,091 for the six months ended June 30, 2012. Cash used in investing activities for the six months ended June 30, 2013 and 2012 was used to purchase equipment and for patent related costs.

Cash provided by financing activities was $391,075 for the six months ended June 30, 2013 as compared to cash used in financing activities of $20,475 for the six months ended June 30, 2012. Cash used in financing activities for the six months ended June 30, 2013 included $220,276 for the repayment of long-term debt, payments on capital lease obligations of $29,916. This was offset by net proceeds of $141,267 from advances on the TransnetYX line of credit and $500,000 from long-term notes payable. Cash used in financing activities for the six months ended June 30, 2012 included the payments of $311,748 for the repayment of long-term debt and payments on capital lease obligations of $22,304. This was offset by net proceeds of $128,577 from advances on the TransnetYX line of credit and $185,000 from long-term notes payable.

Recently Issued Accounting Pronouncements

In February 2013, The Financial Accounting Standards Board, or the FASB, issued FASB ASU 2013-02 Comprehensive Income (Topic 220) Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.  The amendments in this update seek to obtain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified in its entirety to net income.  For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross reference other disclosures required under U.S. GAAP that provide additional detail about these amounts.  The amendment is effective prospectively for reporting periods beginning after December 15, 2012.  For non-public entities, the amendments are effective prospectively for reporting periods beginning December 15, 2013.  Early adoption is permitted.  The adoption of this pronouncement is not anticipated to have a material impact on TransnetYX’s financial results or disclosures.

In July 2012, the FASB issued FASB ASU 2012-02 Intangibles-Goodwill and other (Topic 350), Testing Indefinite-Lived Intangible Assets and Impairment.  The FASB amended the standards for testing indefinite-lived intangible asset for impairment to guidance that is similar to the guidance for goodwill impairment testing.  An entity will have the option not to calculate annually the fair value of an indefinite-lived intangible asset if an entity determines that it is more likely than not that the asset is impaired.  The objective of the amendment is to reduce the cost and complexity of performing impairment and to improve consistency in the impairment testing guidance among long lived asset categories. These amended standards are to be applied for fiscal years beginning after September 15, 2012, including interim periods with early adoption permitted.  The adoption of this pronouncement is not anticipated to have a material impact on TransnetYX’s financial results or disclosures.

In July 2013 the FASB issued ASU 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists,” which amends ASC 740, “Income Taxes.” This new guidance requires that a liability related to an unrecognized tax benefit be offset against a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryforward if certain criteria are met. The provisions of this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted.  The adoption of this pronouncement is not anticipated to have a material impact on TransnetYX’s financial results or disclosures.

BGS CORP. BUSINESS

Overview

BGS Corp. is a blank check company formed on August 9, 2011 as a British Virgin Islands business company with limited liability for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, contractual control arrangement with, purchasing all or substantially all of the assets of or engaging in any other similar business combination with one or more operating businesses or assets.

BGS Corp.’s memorandum and articles of association also provide that it will, inter alia, commence a winding up of its affairs and will liquidate the trust account (described below) and distribute the funds included therein to the holders of Ordinary Shares sold in BGS Corp.’s initial public offering if BGS Corp. does not consummate the Business Combination by the Business Combination Deadline.

History

The registration statement for BGS Corp.’s initial public offering was declared effective on March 20, 2012. On March 26, 2012, BGS Corp. consummated its initial public offering of 4,000,000 Units, each Unit consisting of one Ordinary Share, no par value per share, and a BGS Corp. Warrant to purchase one Ordinary Share, pursuant to the registration statement on Form F-1 (File No. 333-178780). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $40,000,000. Prior to the consummation of the offering, BGS Corp. completed private placements of Sponsor Warrants, consisting of an aggregate of 3,266,667 BGS Corp. Warrants issued to certain investors and the underwriters of the initial public offering, generating gross proceeds of $2,450,000. A total of $40,600,000 of the net proceeds from the offering and the private placements were placed in a trust account established for the benefit of BGS Corp.’s public shareholders.

In connection with BGS Corp.’s initial public offering, BGS Corp. sold to underwriters, for $100, an option to purchase up to 340,000 Units at $15.00 per Unit. The underwriters’ unit purchase options are exercisable starting on the consummation of the Business Combination through March 20, 2017. Except for the exercise price of the Units, Units issuable upon exercise of the options are identical to the Units sold in BGS Corp.’s initial public offering.

As of May 4, 2012, the underwriters of BGS Corp.’s initial public offering elected not to exercise their over-allotment option. As a result, BGS Corp.’s Initial Shareholder forfeited an aggregate of 200,000 Ordinary Shares, pursuant to the terms of the private placement of the Founder Shares.  The Initial Shareholder currently holds 1,333,333 Founder Shares. All Founder Shares will not be released from transfer restrictions until the date (i) with respect to 20% of such shares, that the consummation of the Business Combination takes place, (ii) with respect to 20% of such shares, that the closing price of BGS Corp.’s Ordinary Shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iii) with respect to 20% of such shares, that the closing price of BGS Corp.’s Ordinary Shares exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iv) with respect to 20% of such shares, that the closing price of BGS Corp.’s Ordinary Shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (v) with respect to 20% of such shares, that the closing price of BGS Corp.’s Ordinary Shares exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination.

On March 21, 2012, Units commenced trading on the NASDAQ Capital Market under the symbol “BGSCU.” On May 18, 2012, BGS Corp. was notified by the underwriters that the Units could be separated into the Ordinary Shares and BGS Corp. Warrants underlying the Units and the Ordinary Shares and BGS Corp. Warrants commenced trading on the NASDAQ Capital Market under the symbols “BGSC” and “BGSCW,” respectively.

Business Combination Activities

All of BGS Corp.’s activity through March 26, 2012 related to its formation and initial public offering and its activities subsequent to March 26, 2012 related to the identification and pursuit of potential target businesses and assets. On June 26, 2013, BGS Corp. entered into the Original Agreement, pursuant to which, through a series of transactions, BGS Corp. would be merged with and into BGS Acquisition and Black Diamond would become a majority owned subsidiary of BGS Acquisition. On August 13, 2013 BGS Corp. entered into the Merger Agreement, pursuant to which Black Diamond would no longer become a majority owned subsidiary of BGS Acquisition and BGS Corp. would be merged with and into BGS Acquisition and TransnetYX would become a wholly owned subsidiary of BGS Acquisition.  In the event that the Business Combination is not consummated by the Business Combination Deadline and BGS Corp. is not otherwise able to obtain an extension of the deadline, BGS Corp. will commence a winding up of its affairs and will distribute the proceeds held in the trust account to its public shareholders.  See “The Merger Agreement” for more information.

Redemption Rights

Pursuant to BGS Corp.’s memorandum and articles of association, BGS Corp. will provide its shareholders with the opportunity to redeem, subject to the limitations described herein, their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding Public Shares. As of September 5, 2013, the amount in the trust account was $10.15 per share, which includes the deferred corporate finance fee payable to the underwriters of BGS Corp.’s initial public offering upon the consummation of the Business Combination for services related to the due diligence, negotiation, structuring, analyzing, marketing and closing of the Business Combination. There will be no redemption rights upon the consummation of the Business Combination with respect to the BGS Corp. Warrants. BGS Corp.’s Initial Shareholder has agreed to waive his redemption rights with respect to any Founder Shares and any Public Shares he may hold in connection with the consummation of the Business Combination. In addition, BGS Corp.’s directors and officers have also agreed to waive their redemption rights with respect to any Public Shares in connection with the consummation of the Business Combination.

Manner of Conducting Redemptions

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, BGS Corp. will not seek approval of the Business Combination from shareholders. BGS Corp. will conduct redemptions of its Public Shares in accordance with the tender offer rules as discussed below. Pursuant to BGS Corp.’s memorandum and articles of association, in connection with such redemptions, BGS Corp. will:

•	offer to redeem its Public Shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•
file tender offer documents with the SEC prior to consummating the Business Combination, which will contain substantially the same financial and other information about the Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In accordance with Rule 14e-1(a) under the Exchange Act, the Offer shall remain open for at least 20 business days, and BGS Corp. will not be permitted to consummate the Business Combination until the expiration of the tender offer period.

In connection with the successful consummation of the Business Combination, BGS Corp. may redeem pursuant to the Extension Tender Offer and the Offer up to that number of Ordinary Shares that would permit BGS Corp. to maintain net tangible assets of $5,000,001 under the memorandum and articles of association. However, the redemption threshold is further limited by the terms and conditions of the Business Combination. For example, BGS Acquisition is required to pay at least $4,000,000 in cash to the TransnetyYX stockholder as part of the merger consideration pursuant to the Merger Agreement and to retain at least $6,000,000 in cash for working capital and transaction costs.  Therefore, there must be enough cash remaining in the trust account following the Offer to be able to pay the cash portion of the merger consideration and to retain at least $6,000,000 in cash.

In order to comply with the tender offer rules, the Offer will be made to all BGS Corp. shareholders, not just BGS Corp.’s public shareholders. BGS Corp.’s Initial Shareholder and other directors and officers have agreed to waive their redemption rights with respect to any Founder Shares or Public Shares owned by them in connection with the Offer.

Many blank check companies would not be able to consummate an initial business combination if the holders of the company’s Public Shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with an initial business combination. Since BGS Corp. has no such specified maximum redemption threshold, its structure is different in this respect from the structure that has been used by many blank check companies. However, in no event will BGS Corp. redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Tendering share certificates in connection with a tender offer or redemption rights

BGS Corp. will require its public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to BGS Corp.’s transfer agent prior to the expiration date set forth in the tender offer documents or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. Accordingly, a public shareholder would have from the time BGS Corp. sends out its tender offer materials until the close of the tender offer period to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their Public Shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not BGS Corp. requires holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials. Furthermore, if a holder of a public share delivered the holder’s certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of BGS Corp.’s Public Shares electing to redeem their shares will be distributed promptly after the completion of the Business Combination.

Redemption of Public Shares and Subsequent Voluntary Liquidation if No Business Combination

BGS Corp. must complete the Business Combination by the Business Combination Deadline. If BGS Corp. is unable to consummate the Business Combination by the Business Combination Deadline, BGS Corp. will, as promptly as possible but no more than five business days after the Business Combination Deadline, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses) pro rata to its public shareholders by way of redemption and cease all operations except for the purposes of winding up its affairs. This redemption of public shareholders from the trust account shall be done automatically by function of BGS Corp.’s memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

In order to redeem public shareholders from the trust account, BGS Corp. will instruct the trustee to distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to BGS Corp.’s public shareholders. BGS Corp.’s Initial Shareholder has agreed to waive his rights to liquidating distributions with respect to his Founder Shares if BGS Corp. fails to consummate the Business Combination by the Business Combination Deadline. However, if BGS Corp.’s Initial Shareholder, or any of its other officers, directors or affiliates own Public Shares acquired in or after BGS Corp.’s initial public offering, they will be entitled to receive liquidating distributions with respect to such Public Shares if BGS Corp. fails to consummate the Business Combination within the required time period. There will be no redemption rights or liquidating distributions with respect to BGS Corp. Warrants, which will expire worthless in the event BGS Corp. does not consummate the Business Combination. BGS Corp. will pay the costs of the liquidation of the trust account from its remaining assets outside of the trust account or from interest not previously withdrawn from the trust account. However, if those funds are not sufficient to cover these costs and expenses, BGS Corp. may request the trustee to release to BGS Corp. an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses. In addition, BGS Corp.’s Initial Shareholder, Mr. Gutierrez, has agreed to indemnify BGS Corp. for all claims of creditors to the extent BGS Corp. fails to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under BGS Corp.’s indemnity of the underwriters of BGS Corp.’s initial public offering against certain liabilities, including liabilities under the Securities Act. Following the redemption of public shareholders from the trust account and payment of BGS Corp.’s creditors, BGS Corp. anticipates that it will have no operations or assets (other than funds sufficient to pay the costs of BGS Corp.’s liquidation), and intends to enter voluntary liquidation, which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. If it does not complete the Business Combination by the Business Combination Deadline, it intends to wind-up its affairs and commence a voluntary liquidation following the redemption of public shareholders from the trust account. Therefore in these circumstances, BGS Corp. expects that the “voluntary liquidation” process will not cause any delay to the payment of redemption proceeds from its trust account to its public shareholders. The voluntary liquidation process which includes the liquidator of the company making a number of filings at the Registry of Corporate Affairs and the placing of statutory advertisements in the British Virgin Islands Official Gazette, a British Virgin Islands newspaper and a newspaper circulating where the company has its principal place of business. At the end of the voluntary liquidation process, the liquidator will prepare its final statement of the company’s accounts and make a notification filing with the Registry. The final stage is for the Registry to strike BGS Corp. off the Register of Companies and issue a Certificate of Dissolution, at which point the company is dissolved. However, there is no assurance that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in BGS Corp.’s liquidation being subject to the supervision of that court. In the event such a petition is successfully made prior to the redemption of public shareholders from the trust account, such events might delay distribution of some or all of BGS Corp.’s assets to its public shareholders.

If BGS Corp. were to expend all of the net proceeds of its initial public offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon its dissolution would be $10.15. The proceeds deposited in the trust account could, however, become subject to the claims of BGS Corp.’s creditors which would have higher priority than the claims of its public shareholders. There is no assurance that the actual per-share redemption amount received by shareholders will not be less than $10.15, plus interest (net of any taxes payable).

Although BGS Corp. seeks to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements with BGS Corp. waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of BGS Corp.’s public shareholders, there is no guarantee that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against BGS Corp.’s assets, including the funds held in the trust account. In the case any third party refuses or has refused to execute an agreement waiving such claims to the monies held in the trust account, BGS Corp.’s management performs an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to BGS Corp. than any alternative. Examples of possible instances where BGS Corp. may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with BGS Corp. and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, Mr. Gutierrez has agreed that he will be liable to BGS Corp., if and to the extent any claims by a vendor for services rendered or products sold to BGS Corp., or a prospective target business with which BGS Corp. has discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.15 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under BGS Corp.’s indemnity of the underwriters of its initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Gutierrez will not be responsible to the extent of any liability for such third party claims. There is no assurance, however, that Mr. Gutierrez would be able to satisfy those obligations. BGS Corp. currently believes that Mr. Gutierrez is of substantial means and capable of funding a shortfall in BGS Corp.’s trust account, even though BGS Corp. has not asked him to reserve for such an eventuality. BGS Corp. has not independently verified whether Mr. Gutierrez has sufficient funds to satisfy his indemnity obligations and, therefore, cannot assure you that Mr. Gutierrez will be able to satisfy those obligations. BGS Corp. believes the likelihood of Mr. Gutierrez having to indemnify the trust account is limited because BGS Corp. will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with BGS Corp. waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $10.15 per share and Mr. Gutierrez asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, BGS Corp.’s interested directors would determine whether to take legal action against him to enforce the indemnification obligations. While BGS Corp. currently expects that its disinterested directors in exercising their fiduciary duties to BGS Corp. and to its shareholders would take legal action on BGS Corp.’s shareholders’ behalf against Mr. Gutierrez to enforce his indemnification obligations to BGS Corp., it is possible that the disinterested directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, there is no assurance that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.15 per share.

If BGS Corp. is deemed insolvent for the purposes of the British Virgin Islands Insolvency Act, or the Insolvency Act, (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favor of a creditor of BGS Corp. is returned wholly or partly unsatisfied; or (iii) either the value BGS Corp.’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was at risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands Court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Additionally, if BGS Corp. enters insolvent liquidation under the Insolvency Act, the funds held in the trust account will likely be included in BGS Corp.’s estate and subject to the claims of third parties with priority over the claims of BGS Corp.’s shareholders. To the extent any insolvency claims deplete the trust account there is no assurance that BGS Corp. will be able to return to its public shareholders the liquidation amounts due them.

BGS Corp.’s public shareholders will be entitled to receive funds from the trust account only in the event of a redemption to public shareholders prior to any winding up in the event BGS Corp. does not consummate the Business Combination or BGS Corp.’s liquidation or if they redeem their shares in connection with the Business Combination. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

Facilities

BGS Corp. currently maintains its executive offices at Olazabal 1150, Ciudad Autonoma de Buenos Aires, Argentina 1428. BGS Group SA, an affiliate of certain of BGS Corp.’s officers and directors, has agreed to permit use of this space free of charge and has agreed to provide BGS Corp. with general and administrative services until consummation of the Business Combination. BGS Corp. considers the current office space to be adequate for BGS Corp.’s current operations.

Employees

BGS Corp. has 5 executive officers. These individuals are not obligated to devote any specific number of hours to BGS Corp.’s matters but they devote as much of their time as they deem necessary to BGS Corp.’s affairs until BGS Corp. has completed the Business Combination. BGS Corp. does not have, nor will it have, any full time employees prior to the consummation of the Business Combination.

Legal Proceedings

There is no litigation currently pending or, to BGS Corp.’s knowledge, contemplated against BGS Corp., its sponsors or any of its officers or directors in their capacities as such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF BGS CORP.

Overview

BGS Corp. is a blank check company formed on August 9, 2011 as a British Virgin Islands business company with limited liability for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, contractual control arrangement with, purchasing all or substantially all of the assets of or engaging in any other similar business combination with one or more operating businesses or assets.

Through April 30, 2013 (and the date of this filing), BGS Corp.’s efforts have been limited to organizational activities, activities relating to its initial public offering, activities relating to identifying and evaluating prospective acquisition candidates, activities relating to general corporate matters, and, most recently, activities related to the Business Combination. BGS Corp. has not generated any revenues to date and will not generate any revenues until after BGS Corp. consummates the Business Combination, at the earliest.

BGS Corp. may generate non-operating income in the form of interest income on cash and cash equivalents.  As of April 30, 2013, $40,600,016 was held in the trust account (including $800,000 of the deferred corporate finance fee to be paid to the underwriters of BGS Corp.’s initial public offering in the event of an initial business combination and $2,450,000 from the sale of the Sponsor Warrants) and BGS Corp. had cash outside of the trust account of $26,623. All of the interest income on the balance of the trust account (net of taxes payable) may be available to BGS Corp. to fund BGS Corp.’s working capital requirements but, given the current interest rates, it is doubtful that BGS Corp. will earn a significant amount of interest.  BGS Corp. has incurred increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. BGS Corp.’s chairman, Julio Gutierrez, has agreed to loan BGS Corp. up to an aggregate of $500,000 (or a higher amount at his discretion) to fund working capital needs prior to the Business Combination, $437,445 of which had been loaned to BGS Corp. as of April 30, 2013.

Results of Operations for Three Months ended April 30, 2013, Nine Months Ended April 30, 2013, and the Period from August 9, 2011 (inception) through April 30, 2013.

For the three months ended April 30, 2013, BGS Corp. had a net loss of $384,250, attributable to operating expenses.  For the nine months ended April 30, 2013, BGS Corp. had a net loss of $514,785, attributable to operating expenses, offset by interest income from trust account investments of $16. For the period from August 9, 2011 (inception) through April 30, 2013, BGS Corp. had a net loss of $695,953, attributable to formation and operating costs offset by interest income from trust account investments of $16. Until BGS Corp. consummates the Business Combination, it will not have revenues.

Liquidity and Capital Resources

On March 26, 2012, BGS Corp. consummated its initial public offering of 4,000,000 Units at a price of $10.00 per Unit. Simultaneously with the consummation of its initial public offering, BGS Corp. consummated the sale of 3,266,667 Sponsor Warrants at a price of $0.75 per warrant or $2,550,000 in the aggregate.  BGS Corp. received net proceeds from its initial public offering and the sale of the Sponsor Warrants of $40,600,000, net of the non-deferred portion of the corporate finance fee of $1.2 million and offering costs and other expenses of approximately $450,000.

As of April 30, 2013, BGS Corp. had $26,623 in a bank account available for use by management to cover the costs associated with identifying a target business and negotiating an acquisition or merger, in addition to the up to $500,000 in loans available from Julio Gutierrez, BGS Corp.’s chairman, $437,445 of which has been loaned to BGS Corp. as of April 30, 2013.

BGS Corp.’s initial public offering and private placements of Sponsor Warrants provided BGS Corp. with $200,000 of working capital after transferring $40,600,000 into the trust account. For the period from August 9, 2011 (inception) to April 30, 2013, BGS Corp. used cash of $626,206 in operating activities and an amount of $41,252,845 was provided by financing activities.

BGS Corp. will use substantially all of the funds held in the trust account (net of taxes) to consummate the initial business combination.

BGS Corp. believes the $26,623 held outside the trust account as of April 30, 2013 along with the up to $500,000 required to be loaned to BGS Corp. by Julio Gutierrez ($437,445 of which had been loaned to BGS Corp. as of April 30, 2013) and the up to 100% of the interest earned on the proceeds placed in the trust account will be sufficient to cover its day-to-day operating expenses (other than expenses relating to the consummation of the Business Combination) until the Business Combination Deadline.  Such loans from Mr. Gutierrez will not have a claim against the trust account and will not reduce the per-share redemption price to below $10.15.  Such loans will not provide any recourse against the trust account nor pay any interest prior to the consummation of the Business Combination and will be no more favorable than could be obtained by a third party.  Mr. Gutierrez may, at his option, convert such loans into warrants of the post Business Combination entity at a price of $0.75 per warrant and such warrants would be identical to the Sponsor Warrants. The holders of a majority of such warrants (or underlying shares) will be entitled to demand that BGS Corp. register the securities pursuant to an agreement to be entered into at the time of the loan. The holders of a majority of these securities would have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. BGS Corp. will bear the expense incurred with the filing of any such registration statements.

Off Balance Sheet Arrangements

BGS Corp. did not have any off-balance sheet arrangements as of April 30, 2013.

BGS Acquisition

BGS Acquisition is a wholly owned subsidiary of BGS Corp. that was formed in June 2013 for the purposes of the Redomestication and the Transaction Merger.  BGS Acquisition will not have any assets unless and until the Business Combination is completed.

COMPARATIVE SHARE INFORMATION

The following table sets forth selected historical equity ownership information for BGS Corp. and TransnetYX and unaudited pro forma combined per share ownership information after giving effect to the Business Combination, assuming (i) that no holders of Public Shares exercise their redemption rights in either the Extension Tender Offer or the Offer and (ii) that holders of the Public Shares have fully exercised the maximum tender.  BGS Corp. is providing this information to aid you in your analysis of the financial aspects of the Business Combination.  The historical information should be read in conjunction with the sections entitled “BGS Corp. Summary Financial Information” and “TransnetYX Summary Financial Information” included elsewhere in this prospectus and the financial statements beginning on page F-1.  The unaudited pro forma per share information is derived from, and should be read in conjunction with, the pro forma financial statements included elsewhere in this prospectus.

The unaudited pro forma condensed consolidated per share information does not purport to represent what the actual results of operations of BGS Corp. and TransnetYX would have been had the Business Combination been consummated or to project BGS Corp.’s or TransnetYX’s results of operations that may be achieved after the Business Combination.  The unaudited pro forma book value per share information below does not purport to represent what the value of BGS Corp. and TransnetYX would have been had the Business Combination been consummated nor the book value per share for any future date or period.

Unaudited Condensed Combined Pro Forma Per Share Information

	TransnetYX Holding Corp.	BGS Acquisition Corp.	TransnetYX Holding Corp. Pro Forma (Assuming No Tender)	TransnetYX Holding Corp. Pro Forma (Assuming Maximum Tender)	Combined Pro Forma (Assuming No Tender)	Combined Pro Forma (Assuming Maximum Tender)
Book value per share at April 30, 2013(1)(2)(3) (6)	$0.24	$7.37	$0.46	$0.14	$1.75	$0.47
Earnings Per Share - Nine months ended April 30, 2013
Basic earnings (loss) per share (4) (7)	$(0.43)	$(0.27)	$(0.02)	$(0.02)	$(0.07)	$(0.08)
Diluted earnings (loss) per share (5) (7)	$(0.43)	$(0.27)	$(0.02)	$(0.02)	$(0.07)	$(0.08)

Earnings Per Share - Twelve months ended July 31, 2012
Basic earnings (loss) per share (7) (8) (9)	$(0.50)	$(0.12)	$(0.01)	$(0.01)	$(0.03)	$(0.03)
Diluted earnings (loss) per share (7) (8) (9)	$(0.50)	$(0.12)	$(0.01)	$(0.01)	$(0.03)	$(0.03)

(1)	As of April 30, 2013, TransnetYX had 3,904,110 outstanding shares of common stock that were used to calculate the book value per share.

(2)
Book value per share of BGS Corp. is computed by dividing the sum of total shareholders’ equity plus Ordinary Shares subject to possible redemption by the total 5,333,333 Ordinary Shares (which includes 3,389,495 Ordinary Shares subject to possible redemption and 1,333,333 Ordinary Shares currently held by our Sponsor) outstanding at the balance sheet date.

(3)
Book value per share for the pro forma columns is computed by dividing the sum of total shareholders’ equity by the Ordinary Shares assumed to be outstanding after the Business Combination. Combined Pro Forma (assuming no tender of Ordinary Shares) assumes 12,830,000 shares are outstanding. Combined Pro Forma (assuming maximum allowable tender of Ordinary Shares) assumes 11,145,222 shares are outstanding.

(4)
Basic earnings (loss) per share in the pro forma columns is computed using the following weighted average shares: 12,830,000 Ordinary Shares (assuming no tender of Ordinary Shares), and 11,145,222 Ordinary Shares (assuming maximum allowable tender of Ordinary Shares), as presented in the Unaudited Condensed Combined Pro Forma Statements of Operations for the nine months ended April 30, 2013 included elsewhere in this prospectus.

(5)
Diluted earnings (loss) per share in the pro forma columns is computed using the following weighted average shares: 12,830,000 Ordinary Shares (assuming no tender of Ordinary Shares), and 11,145,222 Ordinary Shares (assuming maximum allowable tender of Ordinary Shares), as presented in the Unaudited Condensed Combined Pro Forma Statements of Operations for the nine months ended April 30, 2013 included elsewhere in this prospectus.

(6)
Equivalent book value per share was calculated using the combined pro forma amount divided by (i) the exchange ratio of TransnetYX common stock outstanding prior to the Transaction Merger of 30,473,100 shares for the 8,000,000 Ordinary Shares issued in connection with the Transaction Merger (assuming no tender of Ordinary Shares) and (ii) the exchange ratio of TransnetYX common stock outstanding prior to the Transaction Merger of 30,473,100 shares for the 9,100,000 Ordinary Shares issued in connection with the Transaction Merger (assuming maximum allowable tender of Ordinary Shares).

(7)
Equivalent pro forma earnings per share was calculated using the combined pro forma net income (loss) per share divided by the exchange ratios defined in footnote (6) assuming no tender of Ordinary Shares and assuming maximum allowable tender of Ordinary Shares.

(8)
Basic earnings (loss) per share in the pro forma columns was calculated using the 12,830,000 weighted average shares (assuming no tender of Ordinary Shares) and 11,145,222 Ordinary Shares (assuming maximum allowable tender of Ordinary Shares), as presented in the Unaudited Condensed Combined Pro Forma Statements of Operations for the period from August 9, 2011 (date of incorporation) to July 31, 2012 included elsewhere in this prospectus.

(9)
Diluted earnings (loss) per share in the pro forma columns was calculated using the 12,830,000 weighted average shares (assuming no tender of Ordinary Shares) and 11,145,222 Ordinary Shares (assuming maximum allowable tender of Ordinary Shares), as presented in the Unaudited Condensed Combined Pro Forma Statements of Operations for the period from August 9, 2011 (date of incorporation) to July 31, 2012 included elsewhere in this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

BGS Corp.’s current directors and executive officers are as follows:

Name	Age	Position
Julio Gutierrez	57	Chairman
Cesar Baez	56	Chief Executive Officer
Rolando Horman	66	President and Director
Mariana Gutierrez Garcia	30	Chief Financial Officer
Alan Menkes	53	Director
Gustavo Garrido	44	Director
Julian Diaz Bortolotti	35	Executive Vice-President
Federico Bertoldo	37	Vice-President
John Grabski	52	Director

Julio Gutierrez has been BGS Corp.’s Chairman since inception and was BGS Corp.’s Chief Executive Officer until December 16, 2011. Mr. Gutierrez has more than thirty years of experience in deal sourcing, investment management and operations, including fifteen years in private equity, sourcing and investing in deals, overseeing investments, and offering financial, operating, marketing and structuring advice. Since 1981, Mr. Gutierrez has been the founder and owner of Agri-business Group, a group dedicated to the exploitation of 12,000 hectares of farm land, with plantings of soybeans, corn, wheat, sunflower and a stock of more than 8,500 head of pure Aberdeen Angus cattle. In 1983, Mr. Gutierrez helped create Cable Necochea TV4 cable television in Argentina. Mr. Gutierrez has extensive experience in developing cable television businesses and has, since 1983, been involved in various businesses in this area and is still the owner of cable television companies in Tandil, a province of Buenos Aires and Casilda, a province of Santa Fe, Argentina. From 1996 to 1998, in conjunction with Hicks, Muse, Tate and Furst, a leveraged buyout firm, Mr. Gutierrez through BGS Group International acquired and consolidated more than 60 cable TV companies into a company called Cablevision, S.A. the largest cable television company in Argentina. Since 1996, Mr. Gutierrez has been the founder and President of BGS Group International, a group dedicated to the pursuit of international investors for the realization of investments in different areas of Latin American businesses. Since 1996, Mr. Gutierrez has been the President of BGS Group SA. From 1996 to 2002, Mr. Gutierrez was a management affiliate of Hicks, Muse, Tate & Furst. Mr. Gutierrez currently serves on the board of BGS Group International, Real Estate Group and Agri-Business Group. Mr. Gutierrez served on the board of Citicorp Equity Investment from 1999 to 2002 and on the board of Mandeville Argentina from 1996 to 2002. Mr. Gutierrez received a law degree from the University of Belgrano in Argentina in 1978. Mr. Gutierrez is the father of BGS Corp.’s Chief Financial Officer, Mariana Gutierrez Garcia.

Cesar Baez has been BGS Corp.’s Chief Executive Officer since December 16, 2011 and has been a member of BGS Corp.’s board of directors since inception. Mr. Baez has over twenty-seven years of experience with numerous senior executive positions in private equity, asset management, media and investment banking, which involved sourcing and investing in deals, overseeing investments, managing daily operations and offering financial, operating, marketing and corporate structuring advice. From 2005 to date, Mr. Baez was the founder and managing partner of Centinela Capital Partners, an alternative asset management firm that serves select institutional investors. From 2005 to 2006, Mr. Baez was the Head of Strategy, Institutional Business Development and Private Equity at Deutsche Bank Alternative Investments, a division of Deutsche Bank Asset Management, where he was responsible for developing product and distribution strategy. Mr. Baez was the head of Alternative Investments for the State of New Jersey Investment Division from 2004 to 2005. Mr. Baez was the founder and a partner of Momentum Media Capital, a private equity firm specializing in media investments, from 2001 to 2003. Mr. Baez was also a partner and principal of Hicks, Muse, Tate and Furst from 1995 to 2001 and the President and Chief Executive Officer of CEI Media Holdings, a media company and a Hicks Muse portfolio company, from 1998 to 2001. Mr. Baez currently serves on the board of Lenox Incorporated. Mr. Baez received a B.S. in Economics and Business Administration from Wagner College, New York, NY.

Rolando Horman has been BGS Corp.’s President since inception and a director since February, 2012. Since 2002, Mr. Horman has been the Chief Executive Officer of BGS Group SA, a group dedicated to investing in Latin American businesses. From 1998 to 2002, Mr. Horman was the Chief Executive Officer of BGS Group SA, a management affiliate of Hicks, Muse, Tate & Furst. From 2000 to 2002, Mr. Horman was the Chief Executive Officer of Fibertel, one of the leading internet service providers in Argentina. In addition, Mr. Horman has more than thirty years of experience serving in various capacities, including holding positions at Chiclets Adams, where he was assistant to the President, Avon Cosmetics, where he was an audit and organization manager, Via Valorossa Cosmetics, where he was a Vice-President of Administration and Finance and Sandler, Marquis Accounting Firm, where he was the managing partner of the firm. While working at Sandler, Marquis, Mr. Horman provided consulting services to the board of directors of Cacharel, Christian Dior, Newsan, Musimundo and Stani (now Cadbury). Mr. Horman was also Vice-President of Administration and Finance at OCA Courier and the owner and Chief Executive Officer of TERRAL SA. Mr. Horman received a degree in public accounting from the University of Buenos Aires in 1970 and a Masters in Social Psychology to Organizations from the School of Social Psychology to Organizations, in 1990 in Buenos Aires, Argentina.

Mariana Gutierrez Garcia has been BGS Corp.’s Chief Financial Officer since inception. Since 2002, Ms. Gutierrez has been the Vice-President of Administration and Finance of Estancias y Cabaña Fortin Quieto S.A., an Argentinian company that owns more than 12,000 hectares of land and over 8,500 head of cattle. Fortin Quieto is owned by BGS Group International. Since 2007, Ms. Garcia has been the Chief Financial Officer of BGS Group SA. From 2004 to early 2006, Ms. Gutierrez was the Chief Executive Officer of BGS Iberica, a company which managed the operations of three restaurants in Madrid, Spain, overseeing all operational aspects of the company until its sale in 2006. From 2006 to 2007, Ms. Garcia was a senior analyst at Centinela Capital Partners, a private equity group based in New York. She received a B.S. in Economics from the Torcuato Di Tella University. Ms. Gutierrez Garcia is the daughter of Julio Gutierrez, BGS Corp.’s Chairman.

Alan Menkes has been a member of BGS Corp.’s board of directors since inception. Mr. Menkes is the Chief Executive Officer of Empeiria Acquisition Corp., a blank check company. Mr. Menkes is also the Managing Partner and Chief Investment Officer at G2 Investment Group, a diversified financial services firm, and is involved in its private equity and real estate activities. Prior to joining G2, he was a Partner at Enterprise Infrastructure Ventures, a real estate investment firm focused on acquiring and developing data centers and other mission-critical real estate assets. From 2002 to 2007, Mr. Menkes was the Managing Partner at Empeiria Capital LLC, a private equity firm he founded. From 1999 to 2002, he was Co-Director of Private Equity and a member of the Executive Committee of Thomas Weisel Partners. Prior to Thomas Weisel Partners, for almost seven years, Mr. Menkes was a Partner at Hicks, Muse, Tate & Furst. Prior to Hicks Muse, he was with The Carlyle Group from its founding in 1987 to 1992. Mr. Menkes currently serves on the boards of directors of CS Technology and Conner Steel Products. He graduated Phi Beta Kappa from the University of Virginia, where he earned his B.A. in Economics with Highest Distinction. Mr. Menkes also earned an M.B.A. with Distinction from the Wharton School at the University of Pennsylvania.

Gustavo Garrido has been a member of BGS Corp.’s board of directors since inception. Mr. Garrido has been a practicing attorney for nearly twenty years, specializing in commercial law and mergers and acquisitions. In 2005, he co-founded, and is currently the managing partner of, Estudio Garrido Abogados, a law firm located in Buenos Aires, Argentina specializing in mergers and acquisitions. From 2003 to 2005, he was a partner and member of the executive committee of Allende & Brea, a Buenos Aires law firm. From 1993 to 1994, he worked as a foreign associate at the New York office of Sullivan & Cromwell. He is an invited professor of entrepreneurship at Universidad de San Andres and a member of the Evaluating Committee of the Naves Program at IAE Business School. He is currently a board member of the Toronto Stock Exchange listed company Estrella Energy Services (CN: EEN) and of Celulosa Argentina, listed on the Buenos Aires Stock Exchange (AR: CELU). Mr. Garrido is the president of the Geothermal Committee at the Argentine Renewable Energy Chamber. Mr. Garrido obtained his law degree from the Universidad Católica Argentina in 1991. He obtained an LLM from Duke University School of Law in 1993.

Julian Diaz Bortolotti has been BGS Corp.’s Executive Vice President since inception. Since 2007, Mr. Bortolotti has served on the Marketing Advisory Board of Estancias y Cabaña Fortin Quieto S.A., an Argentinean company that owns more than 12,000 hectares of land and over 8,500 head of cattle. In June, 2011 he co-founded, and is the managing director, of Deganados SA, a website for buying and selling of livestock across the country. Since 1998, Mr. Bortolotti has been Manager for the Area of Human Resources of Argentores, (General Society of Authors in Argentina), a civil association whose objective is the legal protection and administration of copyright for productions for radio, film, television and theater. In 2009, Mr. Bortolotti received a degree in Labor Relations from the University of Buenos Aires, School of Social Sciences.

Federico Bertoldo has been BGS Corp.’s Vice President since inception. From 2005 to 2009, he had been in-house legal counsel to BGS Group SA, where he has been involved in various real estate, agribusiness, waste treatment and sports related transactions. Since 2009, Mr. Bertoldo, has served as outside legal counsel to BGS Group SA. Mr. Bertoldo received his law degree from the Universidad Argentina John F. Kennedy in 1998.

John Grabski has been a member of BGS Corp.’s board of directors since February, 2012. Mr. Grabski is a serial-portfolio entrepreneur and currently the Chairman and Chief Executive Officer of ClearMomentum, Inc., a financial analytics and reporting company serving the alternative asset management industry, including private equity, venture capital and mezzanine funds. He founded ClearMomentum and served as its Chairman and Chief Executive Officer from inception in 2004 through October 2009. Mr. Grabski was then Chairman of ClearMomentum from October 2009 through October, 2010 and has been Chairman and Chief Executive Officer of ClearMomentum since October, 2010. Including ClearMomentum, Mr. Grabski has founded, developed and successfully exited five companies including Supplystream Inc., acquired by Pioneer Standard Electronics, Inc. (NASDAQ: PIOS) and Badger Technologies, acquired by Delta Point Capital. Mr. Grabski has 25 years of experience in operating and financial management of technology companies with expertise in supply chain analytics and optimization, activity based costing and implementing organizational strategies to achieve specific financial objectives. Mr. Grabski is the author of over 20 technical papers including his masters’ thesis, “Valuation Methodologies and the Economics of Software as a Service” and the author of “Financial Analytics, Inside Out.” Mr. Grabski received an OPM from Harvard Business School in 2000 and an MBA in Finance and Accounting with the honor of distinction from the University of Liverpool in 2008.

Audit Committee and Audit Committee Financial Expert

BGS Acquisition’s board of directors intends to establish an audit committee upon consummation of the Business Combination.  At that time its board of directors intends to adopt a charter for the audit committee.  Accordingly, BGS Corp. does not have an audit committee financial expert at this time and will not have such an expert until it consummates the Business Combination.

Code of Ethics

BGS Acquisition intends to adopt a code of conduct and ethics applicable to its directors, officers and employees in accordance with applicable federal securities laws after the consummation of the Business Combination.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires BGS Corp.’s officers, directors and persons who beneficially own more than ten percent of BGS Corp.’s common stock to file reports of ownership and changes in ownership with the SEC.  These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of such Forms, management believes that all of these reports were filed in a timely manner.

Directors and Executive Officers after the Business Combination

BGS Acquisition’s directors and executive officers after the Business Combination will be as follows, provided, however, that three of the directors to be appointed pursuant to the Merger Agreement have not yet been identified:

Name	Age	Position
Robert Bean	51	Chairman of the board of directors, President and Chief Executive Officer

Eric Altman	43	Chief Financial Officer

Patrick Imeson	65	Director

Cesar Baez	58	Director

Mark Hoffman	60	Director

Michael Gahan	46	Vice President of Operations

Jean Wolaver	35	Vice President of System Quality and Development

John Minnick	44	Vice President of Information Technology

Robert J. Bean. Mr. Bean will serve as BGS Acquisition’s Chairman and as its President and Chief Executive Officer.  Mr. Bean has served as Chair of the board of directors of TransnetYX since 2006.  Mr. Bean has served as President and Chief Executive Officer of TransnetYX since founding the company in 2002, and Mr. Bean has been responsible for the company’s general administrative operations, its sales force, setting the company's strategic direction and leading its growth as a global provider of genetic diagnostics.  Mr. Bean holds a B.M.Ed. from the University of South Carolina and a M.Mus. degree from the Southwestern Baptist Theological Seminary.  Mr. Bean’s significant experience in all areas of TransnetYX’s operations, along with his extensive knowledge of the genotyping industry, will provide valuable insight to the BGS Acquisition’s board of directors in formulating and executing its strategy.

Eric Altman. Mr. Altman will serve as BGS Acquisition’s Chief Financial Officer.   Mr. Altman has served as Chief Financial Officer of TransnetYX since July of 2011 and has served on the TransnetYX board of directors since April 2010.  Mr. Altman has also served as the Chief Financial Officer of TransnetYX’s parent, Black Diamond, and the BDH Manager since 2008.  Mr. Altman also has served as Chief Financial Officer, Vice President – Finance and Treasurer of Black Diamond’s subsidiary Eastern Resources Inc., or ESRI, since April 6, 2012.  Mr. Altman is in the process of terminating his employment with Black Diamond and ESRI to focus on his responsibilities at BGS Acquisition.   Mr. Altman has served on various non-profit boards and currently serves as Treasurer of a non-profit urban farm.  Mr. Altman holds a B.S. degree in industrial economics from Union College and a joint M.S. /M.B.A. degree from the Graduate School of Professional Accounting at Northeastern University.

Patrick Imeson. Mr. Imeson will serve as a member of the BGS Acquisition's board of directors. Mr. Imeson has served on the TransnetYX board of directors since 2001.  Mr. Imeson began assembling and investing in the holdings of Black Diamond in 2000 through Calim Private Equity LLC, a company he managed and co-founded.  Since 2008, Mr. Imeson has served as Managing Director of the BDH Manager, a company he founded which manages five Calim Funds and the BDH Manager, the largest investor and stockholder of TransnetYX. Mr. Imeson also has served as Chief Executive Officer and Chairman of board of directors for Black Diamond's subsidiary, ESRI since April 6, 2012.  Mr. Imeson was educated at New Mexico Military Institute and attended two years at the U.S. Naval Academy at Annapolis prior to leaving to pursue a career in business and finance.   Mr. Imeson has a diverse management background having served as the co-founder and President of Aspen Mountain Air, a fully certified 121 commercial air carrier, and in senior management positions in the beverage, mining, insurance, finance, and food service industries.   Mr. Imeson's significant experience in serving on TransnetYX board of directors, along with his experience of serving on the board of directors of other public companies, will provide insight into numerous areas of TransnetYX's business.

For more information on Cesar Baez, see “Directors, Executive Officers, Executive Compensation and Corporate Governance—Current Directors and Executive Officers.”

Mark S. Hoffman. Mr. Hoffman will serve as a member of the BGS Acquisition’s board of directors.  Mr. Hoffman has served on the TransnetYX board of directors since 2008.  Mark Hoffman has served as the President of Corporate Express North America, North American Operations from 1997 until 2001 and as Chief Executive Officer from 2001-2007; and President and Chief Executive Officer of APS Holdings, Inc. from 1992 until 1997.   Mr. Hoffman has also served on various corporate boards and non-profit boards.  Mr. Hoffman holds a BBA degree in finance from the University of South Alabama and a M.B.A. degree from Harvard University.  Mr. Hoffman’s multiple experiences as a former Chief Executive Officer will provide valuable insight to the board of directors in the areas of operations, finance and governance.

Michael Gahan. Mr. Gahan will serve as BGS Acquisition’s Vice President of Operations. Mr. Gahan has served as Vice President of Operations for TransnetYX since 2004, where he was responsible for the day-to-day operations of the company, including the supervision of clean room techs and engineers to maintain data operations, planning for laboratory expansions, inventory management, and overall assurance that capacity meets client demand. Prior to joining TransnetYX, Mr. Gahan was employed by Ciba Specialty Chemicals for 17 years in a variety of roles, including development engineer, automation engineer, production engineer, programs manager, project leader and operations manager. Mr. Gahan holds a B.S. degree in chemical engineering from Mississippi State University.

Jean L. Wolaver. Ms. Wolaver will serve as BGS Acquisition’s Vice President of System Quality and Development. Ms. Wolaver has served as Vice President of System Quality and Development for TransnetYX since 2002,  where she was responsible for process improvement, process development and quality assurance including validations, equipment qualifications, overall data integrity, certifications and regulatory.  Ms. Wolaver holds a B.S. degree in engineering science and a M.S. degree in biomedical engineering from the University of Tennessee.

John Minnick. Mr. Minnick will serve as BGS Acquisition’s Vice President of Information Technology of TransnetYX.  Mr. Minnick has served as Vice President of Information Technology for TransnetYX since 2004, where he was responsible for software and hardware computing operations of the company which includes overseeing development and maintenance of the company’s customer websites, the Laboratory Information Management System (LIMS) and data reporting.  Prior to joining TransnetYX, Mr. Minnick was employed with Beckman Coulter for eight years as a Senior Project Manager/Developer in the LIMS software division. Mr. Minnick holds a B.S. degree in chemistry from the College of Charleston and a M.S. degree in analytical chemistry from the University of Vermont.

Board Committees

BGS Acquisition’s bylaws grant the board of directors the authority to delegate its powers to committees.  BGS Acquisition’s committees, once formed, will be required to conduct meetings and take action in accordance with the directions of the board of directors, the charter and the terms of the respective committee charters.  BGS Acquisition intends to create three standing committees:  the audit committee, the compensation committee and the nominating and corporate governance committee.  Each of the audit committee, compensation committee and nominating and corporate governance committee may not delegate any of its authority to subcommittees unless otherwise authorized by the board of directors.

Audit Committee.

BGS Acquisition intends to establish an audit committee after the consummation of the Business Combination.  The audit committee will be comprised entirely of independent directors who meet the independence requirements of the NASDAQ Capital Market and Rule 10A-3 of the Exchange Act, and will include at least one “audit committee financial expert,” as required by applicable SEC regulations.  The audit committee will be responsible for, among other things:

•	retaining and overseeing our independent accountants;

•
assisting the board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

•	reviewing and approving the plan and scope of the internal and external audit;

•	pre-approving any audit and non-audit services provided by our independent auditors;

•	approving the fees to be paid to our independent auditors;

•	reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;

•	preparing the audit committee report to be filed with the SEC; and

•	reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee.

BGS Acquisition intends to establish a compensation committee after the consummation of the Business Combination.  The compensation committee will be comprised entirely of independent directors who meet the independence requirements of the NASDAQ Capital Market.  In accordance with the compensation committee charter, the members will be “outside directors” as defined in Section 162(m) of the Code and “non-employee directors” within the meaning of Section 16 of the Exchange Act.  The responsibilities of the compensation committee include:

•	determining the compensation of our executive officers and independent directors; and

•	making recommendations to the board of directors regarding equity-based and incentive compensation plans, policies and programs.

Nominating and Corporate Governance Committee.

BGS Acquisition intends to establish a nominating and corporate governance committee.  The nominating and corporate governance committee will be comprised entirely of independent directors who meet the independence requirements of the NASDAQ Capital Market.  The nominating and corporate governance committee will be responsible for, among other things:

•	recommending the number of directors to comprise the board;

•	identifying and evaluating individuals qualified to become members of the board, and soliciting recommendations for director nominees from the chairman and chief executive officer of BGS Acquisition;

•	recommending to the board of directors the director nominees for each annual stockholders’ meeting;

•	recommending to the board of directors the candidates for filling vacancies that may occur between annual stockholders’ meetings;

•	reviewing independent director compensation and board processes, self-evaluations and policies;

•	overseeing compliance with the code of ethics and conduct by our officers and directors; and

•	monitoring developments in the law and practice of corporate governance.

Corporate Governance

BGS Acquisition intends to adopt corporate governance guidelines that set forth its corporate governance objectives and policies after the consummation of the Business Combination.  Following the consummation of the Business Combination, BGS Acquisition’s corporate governance guidelines will be available in print from it without charge upon request by writing to Investor Relations at 8110 Cordova Road, Suite 119, Cordova, TN, 38016.

BGS Acquisition intends to also adopt a code of ethics that sets forth its commitment to ethical business practices.  BGS Acquisition’s code of ethics will apply to its directors, officers and employees, including its chief executive officer and chief financial officer.  Following the consummation of the Business Combination, BGS Acquisition’s code of ethics will be available in print from it without charge upon request by writing to Investor Relations at 8110 Cordova Road, Suite 119, Cordova, TN, 38016.

Communications to the board of directors, to non-management directors as a group or to any director individually may be made by writing to the following address:

Prior to the consummation of the Business Combination:

Attention:  Cesar Baez, Chief Executive Officer
BGS Acquisition Subsidiary, Inc.
20 West 55th Street, 2nd Floor
New York, NY 10019

Following the consummation of the Business Combination:

Attention:  Board of Directors
c/o Robert Bean, Chief Executive Officer
BGS Acquisition Subsidiary, Inc.
8110 Cordova Road, Suite 119
Cordova, TN, 38016

Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director or to the chairman of our board of directors if addressed to the full board.

Insider Trading Policy

Directors, executive officers and employees may acquire confidential information from time to time through their employment or fiduciary relationship with TransnetYX.

After the Business Combination, BGS Acquisition’s board of directors will establish an insider trading policy reinforcing the principles behind the insider trading prohibition under U.S. law.  Among other things, directors, executive officers and employees will be prohibited from executing any trade in securities of BGS Acquisition and any other company about which they acquire material non-public information in the course of their duties for BGS Acquisition.

Compensation of Directors and Executive Officers

Compensation of Officers and Directors of BGS Corp.

None of BGS Corp.’s directors or officers have received any cash compensation for services rendered to BGS Corp.. BGS Corp.’s Initial Shareholder purchased 1,333,333 Founder Shares for aggregate consideration of $25,000. In addition, BGS Corp.’s directors and officers purchased an aggregate of 2,333,333 of the 3,266,667 Sponsor Warrants, each exercisable for one ordinary share at $10.00 per share, for a purchase price of $1,750,000, or $0.75 per warrant. The Founder Shares and the Sponsor Warrants will be worthless if BGS Corp. does not consummate an initial business combination. BGS Corp. believes that because its officers and directors own such shares and warrants, no compensation of the officers and directors (other than reimbursement of out-of-pocket expenses) is necessary and such persons have agreed to serve in their respective role without compensation.

No compensation of any kind, including finder’s and consulting fees, have been, or will be, paid to BGS Corp.’s officers, or directors, or any of their respective affiliates, for services rendered prior to or in connection with the Business Combination. However, BGS Corp.’s officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential business combination with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for BGS Corp.’s benefit. There will be no review of the reasonableness of the expenses by anyone other than BGS Corp.’s board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by BGS Corp. unless it consummates the Business Combination.

Compensation of Officers and Directors of TransnetYX

The following Summary Compensation Table summarizes the total compensation accrued for TransnetYX’s named executive officers in each of 2012 and 2011 and should be read in conjunction with the narrative disclosure to the Summary Compensation Table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Robert J. Bean (1)	2012	230,083	22,400	-	8,502	17,663(2)	278,648
Chief Executive Officer and Chairman	2011	220,000	34,416	-	32,574	16,965(3)	303,966

Eric Altman (4)	2012	40,250		-	-	-	40,250
Chief Financial Officer	2011	50,000		-	-	-	50,000

Michael C. Gahan	2012	152,200	17,463	-	1,407	17,628(5)	188,698
Vice President of Operations	2011	145,530	16,641	-	5,371	16,929(6)	184,471

(1)  In February 2011, TransnetYX issued Mr. Bean Incentive Stock Options to purchase 1,720,000 shares of common stock at $1.00 per share in accordance with TransnetYX’s 2010 Stock Option Plan.  The options expire February 1, 2021 and have a net exercise provision.

(2) Includes the following amounts paid to, or paid on behalf of Mr. Bean: (i) $15,583 premium  for health insurance and (ii) $2,080 premiums for dental, life, and short and long term disability.

(3) Includes the following amounts paid to, or paid on behalf of Mr. Bean: (i) $14,856  premium  for health insurance and (ii) $2,109 premiums for dental, life, and short and long term disability.

(4) During 2011 and 2012, Mr. Altman served as a part time Chief Financial Officer for TransnetYX, and a part time Chief Financial Officer of Black Diamond, the BDH Manager and another of Black Diamond’s subsidiaries, ESRI.  Mr. Altman’s annual compensation for 2011 and 2012 from the BDH Manager is $150,000, less any direct compensation Mr. Altman receives from Black Diamond or its subsidiaries.

(5) Includes the following amounts paid to, or paid on behalf of Mr. Gahan: (i) $15,583 premium  for health insurance and (ii) $2,045  premiums for dental, life, and short and long term disability.

(6) Includes the following amounts paid to, or paid on behalf of Mr. Gahan: (i) $14,856  premium  for health insurance and (ii) $2,073 premiums for dental, life, and short and long term disability.

Employment Agreements –

Robert J. Bean

On June 24, 2010, TransnetYX, through its subsidiary, TYX, entered into an employment agreement with Robert J. Bean, its Chief Executive Officer.  The initial term of the employment agreement expired on June 24, 2013, however, the agreement renewed for one year upon the expiration of the initial term according to the terms of the agreement.  Material terms of the employment agreement include:

•	annual base salary compensation in 2012 was $280,083;

•	options to purchase 1,720,00 shares of TransnetYX common stock, all of which have vested pursuant to the terms of the option grant;

•	eligibility for company-paid membership fees, dues and assessments at one luncheon or dinner club;

•
eligibility to receive general benefits available to TransnetYX senior executives, including equity incentive, general retirement, profit sharing, health and dental insurance, long-term disability insurance, salary continuation, hospital or other plans; and

•	four weeks annual paid vacation.

In addition, upon the termination of Mr. Bean’s employment For Good Reason, Mr. Bean will continue to receive his base salary until 12 months following the termination For Good Reason. In the event of termination of employment due to death or disability, Mr. Bean or Mr. Bean’s estate will receive a severance benefit in an amount equal to 12 months base salary.

“For Good Reason” means:

•	a Change of Control;

•	relocation of TransnetYX’s headquarters to more than 50 miles from its current headquarters;

•	a materially reduction in his position and responsibilities for any reason other than lack of performance;

•	a reduction in base salary without his prior written consent; or

•	material breach of the employment agreement by TransnetYX.

“Change of Control” means any transaction pursuant to which (i) TransnetYX merges with another corporation and is not the surviving entity, (ii) the majority of outstanding shares of TransnetYX common stock are issued or acquired by persons or entities not affiliated with TransnetYX, who, acting as a group, have the voting power to change the composition of the board of directors of TransnetYX, or (iii) any other transaction similar to (i) or (ii).

Eric Altman

TransnetYX is not a party to an employment agreement with Mr. Altman, its Chief Financial Officer.   Effective September 1, 2013, Mr. Altman is a full-time, at-will employee of TransnetYX and is entitled to receive an annual base salary of $180,000.  Pursuant to an Employee Acknowledgement and Agreement for Disclosure, Assignment, Confidentiality, Non-Competition and Non-Solicitation, Mr. Altman is prohibited from competing against TransnetYX, or from soliciting any TransnetYX employee or other person doing work for TransnetYX, during the term of his employment and for 12 months after the termination of his employment for any reason.

Michael Gahan

On November 1, 2008, TransnetYX, through its subsidiary, TYX, entered into an employment agreement with Michael Gahan, its Vice President of Operations.  The initial term of the employment agreement expired on November 1, 2011, however, the agreement has renewed annually since the expiration of the initial term according to the terms of the agreement.  Material terms of the employment agreement include:

•	annual base salary compensation in 2012 was $152,200;

•	options to purchase 60,000 shares of TransnetYX common stock, all of which have vested pursuant to the terms of the option grant;

•
eligibility to receive general benefits available to TransnetYX senior executives, including equity incentive, general retirement, profit sharing, health and dental insurance, long-term disability insurance, salary continuation, hospital or other plans; and

•	three weeks annual paid vacation.

In addition, upon the termination of Mr. Gahan’s employment without Cause, For Good Reason or in the event of death or disability, Mr. Gahan or Mr. Gahan’s estate will receive a severance benefit in an amount equal to four months base salary.

For purposes of Mr. Gahan’s employment agreement, “Cause” is defined as:

•	conviction of a felony or conduct which is determined by a court to constitute an act involving gross moral turpitude;

•	willful gross negligence or willful reckless behavior that results in material damage to the property or business of TransnetYX;

•	theft, embezzlement or misappropriation of TransnetYX property;

•	continued willful failure to substantially perform assigned duties or to follow reasonable procedures, directives or policies of the Chief Executive Officer after notice and opportunity to cure; or

•	willful breach by Mr. Gahan of the terms or warranties of his employment agreement.

“For Good Reason” means:

•	a reduction of salary or benefits (other than as part of a proportional reduction for all TransnetYX executives);

•	a requirement to relocate his residence or principal office to a location other than Shelby County, Tennessee;

•	any adverse change in the status, position or responsibilities of Mr. Gahan, including a change in his reporting relationship;

•	assignment of duties that are materially inconsistent with his position and responsibilities; or

•	failure of TransnetYX to assign his employment agreement to a successor or the failure of a successor to TransnetYX to explicitly assume and agree to be bound by his employment agreement.

Pursuant to an Employee Acknowledgement and Agreement for Disclosure, Assignment, Confidentiality, Non-Competition and Non-Solicitation, Mr. Gahan is prohibited from competing against TransnetYX, or from soliciting any TransnetYX employee or other person doing work for TransnetYX, during the term of his employment and for 12 months after the termination of his employment for any reason.

Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2012, to each of TransnetYX’s named executive officers. TransnetYX has not granted any stock options that are subject to performance conditions, nor has TransnetYX granted any stock awards.

	Option Awards (1)
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable *	Option Exercise Price ($)	Option Expiration Date
Robert J. Bean Chief Executive Officer and Chairman	2/1/2011	1,481,200	238,800	1.00	2/1/2021
Eric Altman Chief Financial Officer	_______	____________	____________	____	_______
Michael C. Gahan Vice President of Operations	2/1/2011	245,000	40,000	1.00	2/1/2021

* The vesting of unvested options held by our named executive officers will accelerate upon a change of control of TransnetYX in accordance with the TransnetYX Holding Corp. 2010 Incentive Plan.

(1)
Options granted on or before February 1, 2011 were granted pursuant to the TransnetYX Holding Corp. 2010 Incentive Plan.  A portion of the grant immediately vested based upon a formula that took into consideration the number of options from a prior grant that were cancelled in connection with this grant.  Of the remaining grant, approximately 50% vested six months after the grant date, with the remaining 50% vesting 1/24th per month starting in seventh month after the grant date.

Director Compensation

Prior to the Business Combination, TransnetYX did not pay its directors that held management positions or with affiliation to owners over 10% any compensation for services on its board of directors.  Mr. Hoffman was issued 25,000 shares of TransnetYX common stock in each of 2008, 2009 and 2010 and 75,000 shares of TransnetYX common stock in each of 2011, 2012 and 2013 were issued to Hoffman Companies, LLC, an affiliate of Mr. Hoffman, for his service as a director.

Following the Business Combination, BGS Acquisition’s directors will be entitled to receive compensation as follows: Each non-employee director will receive an annual retainer of $25,000. The Chairman of the board of directors, if a non-employee, will receive an additional annual retainer of $15,000. The audit committee chairman will receive an annual fee of $10,000 and other committee chairpersons will receive $5,000 annually, once these committees are established. Non-employee members of the board of directors will receive a fee of $750 for each board of directors meeting that they attend in person and $500 for a meeting attended telephonically. Each director will receive a travel fee of $500 per day, not including the day of the board of directors meeting, and related travel and out-of-pocket expenses will be reimbursed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of BGS Corp.’s Ordinary Shares as of September 5, 2013 by:

•	each person known to BGS Corp. to be the beneficial owner of more than 5% of its outstanding Ordinary Shares;

•	each of its officers and directors; and

•	all of its officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities.  Except as indicated by the footnotes below, BGS Corp. believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all BGS Corp. Ordinary Shares that they beneficially own, subject to applicable community property laws.  All Ordinary Shares subject to options or warrants exercisable within 60 days of September 5, 2013 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person.  They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 5,333,333 Ordinary Shares outstanding as of the date of this prospectus and assumes that (i) no BGS Corp. Warrants are exercised (including the Sponsor Warrants) and (ii) none of the Public Shares held by the public shareholders are validly tendered pursuant to the Offer.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
Julio Gutierrez	1,333,333	25.0%
AQR Capital Management, LLC (2)	799,000	15.0%
Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos (3)	500,300	9.6%
Brian Taylor (4)	401,900	7.5%
Pine River Capital Management L.P. (4)	401,900	7.5%
Pine River Master Fund Ltd. (4)	380,600	7.1%
Polar Securities Inc. (5)	510,200	9.6%
Gustavo Garrido	0	--%
Cesar Baez (6)	0	--%
Alan Menkes (7)	0	--%
Rolando Horman	0	--%
Mariana Gutierrez Garcia	0	--
Federico Bertoldo	0	--
Juan Diaz Bortolotti	0	--
John Grabski (8)	0	--
All directors and executive officers as a group (9 individuals)	1,333,333	25.0%

(1)       Unless otherwise indicated, the business address of each of the individuals is located at c/o BGS Acquisition Corp., Olazabal 1150, Ciudad Autonoma de Buenos Aires, Argentina 1428.

(2)       Based on a Schedule 13G filed on February 13, 2013 by AQR Capital Management, LLC, or AQR. The 13G indicates AQR serves as the investment manager to the AQR Diversified Arbitrage Fund, an open-end registered investment company, which holds 12.6% of the total shares indicated to be held by AQR. AQR holds shared voting and dispositive power over the shares. The business address of AQR is Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830.

(3)       Based on a Schedule 13G filed on January 29, 2013 by Bulldog Investors, Brooklyn Capital Management, Phillip Goldstein and Andrew Dakos (collectively, the Bulldog Parties). The 13G indicates Mr. Goldstein and Mr. Dakos are principals of Bulldog Investors. The parties have sole voting power with respect to 401,900 shares, share voting power with respect to 97,746 shares and sole dispositive power with respect to all the shares. The business address of the Bulldog Parties is 80 West, 250 Pehle Street, Saddle Brook, NJ 07663.

(4)       Based on a Schedule 13G filed on April 2, 2012 by Brian Taylor, Pine River Capital Management L.P., or Pine River Capital Management, and Pine River Master Fund Ltd., or Pine River Master Fund.  The Schedule 13G indicates Mr. Taylor is the sole owner of Pine River Capital Management, LLC, the general partner of Pine River Capital Management. Mr. Taylor is the director of Pine River Master Fund. Mr. Taylor and Pine River Capital Management share voting and dispositive control of the with respect to 404,700 shares with Pine River Master Fund and Mr. Taylor and Pine River Capital Management have shared voting and dispositive control over the remaining shares. The business address for Mr. Taylor, Pine River Capital Management and Pine River Master Fund is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.

(5)       Based on a Schedule 13G filed on February 14, 2013 by Polar Securities Inc., or Polar Securities, and North Pole Capital Master Fund, or North Pole Fund and, together with Polar Securities, the Polar Parties. Polar Securities is the investment adviser of North Pole Fund, which is the beneficial owner of the shares. Paul Sabourin is the Chief Investment Officer of Polar Securities. Polar Securities may be deemed to be the beneficial owner of the shares held by North Pole Fund as a result of being the investment adviser of North Pole Fund. Polar Securities and North Pole Fund share voting and dispositive control of the shares. The business address of the Polar Parties is 401 Bay Street, Suite 1900, P.O. Box 19, Toronto, Ontario M5H 2Y4, Canada.

(6)       C A Baez Partners LLC, 20 West 55th Street, 2nd Floor, New York, NY 10019.

(7)       142 W. 57th Street, 12th Floor, New York, NY 10019.

(8)       c/o ClearMomentum, Inc., 5450 Campus Drive, Canandaigua, NY 14418.

BGS Corp.’s Initial Shareholder beneficially owns 25.0% of the issued and outstanding Ordinary Shares. Because of this ownership block, BGS Corp.’s  Initial Shareholder may be able to effectively influence the outcome of all matters requiring approval by BGS Corp.’s shareholders, including the election of directors, amendments to BGS Corp.’s memorandum and articles of association and approval of significant corporate transactions other than approval of the Business Combination.

As a result of PrinceRidge electing to not exercise the over-allotment option in connection with BGS Corp.’s initial public offering, BGS Corp.’s Initial Shareholder forfeited 200,000 Ordinary Shares, pursuant to the terms of the private placement of the Founder Shares, and as a result, there are 5,333,333 Ordinary Shares issued and outstanding as of the date of this prospectus.

BGS Corp.’s initial investors and underwriters purchased an aggregate of 3,266,667 Sponsor Warrants at a price of $0.75 per Sponsor Warrant in two private placements that occurred simultaneously with the closing of BGS Corp.’s initial public offering. Each Sponsor Warrant entitles the holder to purchase one Ordinary Share at $10.00 per share. The purchase price of the Sponsor Warrants was added to the proceeds from BGS Corp.’s initial public offering held in the trust account pending completion of BGS Corp.’s initial business combination. If BGS Corp. does not complete the Business Combination by the Business Combination Deadline, the proceeds of the sale of the Sponsor Warrants will be used to fund the redemption of the Public Shares, and the Sponsor Warrants will expire worthless. The Sponsor Warrants are subject to the transfer restrictions described below. The Sponsor Warrants will not be redeemable so long as they are held by BGS Corp.’s initial investors, the underwriters or their permitted transferees.

If the Sponsor Warrants are held by holders other than BGS Corp.’s initial investors, underwriters (and/or their designees) or their permitted transferees, the Sponsor Warrants will be redeemable by BGS Corp. and exercisable by the holders on the same basis as the BGS Corp. Warrants  included in the Units sold in BGS Corp.’s initial public offering. Additionally, for so long as the Sponsor Warrants are held by the underwriters (and/or their designees), they may not be exercised after the five year anniversary of the effective date of the registration statement relating to BGS Corp.’s initial public offering. Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the BGS Corp. Warrant sold as part of the Units in BGS Corp.’s initial public offering.

BGS Corp.’s Initial Shareholder and other executive officers and directors are deemed to be BGS Corp. “promoters” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Sponsor Warrants

The Founder Shares and Sponsor Warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements entered into by BGS Corp.’s Initial Shareholder and holders of BGS Corp.’s Sponsor Warrants with BGS Corp. and its underwriters. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the Founder Shares, until the earlier of: (a) with respect to 20% of such shares, upon consummation of the Business Combination; (b) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $12.00 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; (c) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $13.50 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; (d) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $15.00 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; (e) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $17.00 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; or, with respect to 100% of such shares, immediately if, following the Business Combination, BGS Corp. engages in a subsequent transaction (1) resulting in its shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of BGS Corp.’s board of directors or management team and (ii) in the case of the Sponsor Warrants and the respective Ordinary Shares underlying such warrants, until 30 days after the completion of the Business Combination, except in the case of both (i) and (ii), as applicable, (a) to BGS Corp.’s officers or directors, any affiliates or family members of any of BGS Corp.’s officers or directors, its Initial Shareholder, initial investors or the underwriters (and/or their designees) or any affiliates of its Initial Shareholder or affiliates of its initial investors or the underwriters (and/or their designees); (b) by gift to a member of one of BGS Corp.’s Initial Shareholder’s or initial investor’s immediate family or to a trust, the beneficiary of which is a member of one of BGS Corp.’s Initial Shareholder’s or an initial investor’s immediate family, an affiliate of BGS Corp.’s Initial Shareholder, an initial investor or to a charitable organization or by the underwriters (and/or their designees) to an affiliate, agent or employee; (c) by virtue of laws of descent and distribution upon death of BGS Corp.’s Initial Shareholder, an initial investor or the underwriters (and/or their designees); (d) pursuant to a qualified domestic relations order; (e) in the event of BGS Corp.’s liquidation prior to the completion of the Business Combination; or (f) in the event of the consummation of a liquidation, merger, share exchange or other similar transaction which results in all of BGS Corp.’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the consummation of the Business Combination; provided, however, in the case of each of clauses (a) through (e), that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

SECURITY OWNERSHIP OF THE COMBINED COMPANY AFTER THE BUSINESS COMBINATION

The following tables set forth information regarding the beneficial ownership of BGS Acquisition’s Common Stock and preferred stock immediately after the consummation of the Business Combination by:

•	each person known to BGS Acquisition who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

•	each of its named executive officers and directors; and

•	all of its officers and directors as a group.

Unless otherwise indicated, BGS Acquisition believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all BGS Acquisition securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities.  Except as indicated by the footnotes below, BGS Acquisition believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.  All BGS Acquisition stock subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person.  They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 12,830,000 shares of Common Stock to be outstanding upon consummation of the Business Combination.  In addition, the table below assumes that no BGS Corp. Ordinary Shares have been redeemed.

Title of Class:  Common Stock

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock

Black Diamond Holdings LLC(2)	6,389,176	49.8%
Julio Gutierrez	830,000	6.5%
AQR Capital Management, LLC (3)	799,000	6.2%
Larry Smead Trust	665,405	5.2%
Robert J. Bean	306,655	2.4%
Eric Altman	0	*
Patrick Imeson(4)	6,389,176	49.8%
Cesar Baez	0	*
Mark Hoffman(5)	141,820	1.1%
Michael Gahan	39,843	*
All directors and executive officers as a group (6 individuals)	6,877,494	53.6%

* Represents beneficial ownership of less than one percent.

(1)  Unless otherwise indicated, the business address of each of the individuals is located at c/o BGS Acquisition Subsidiary, Inc., 20 West 55th Street, 2nd Floor, New York, NY 10019.

(2)  Black Diamond Holdings LLC, 1610 Wynkoop Street, Suite 400, Denver, CO 80202.

(3)  Based on a Schedule 13G filed on February 13, 2013 by AQR. The 13G indicates AQR serves as the investment manager to the AQR Diversified Arbitrage Fund, an open-end registered investment company, which holds 12.6% of the total shares indicated to be held by AQR. AQR holds shared voting and dispositive power over the shares. The business address of AQR is Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830.

(4)  Patrick Imeson is the manager of BDH Manager.  BDH Manager is the manager of Black Diamond.  As such, Patrick Imeson has sole voting and investment power with respect to the Common Stock owned by Black Diamond and may be deemed to beneficially own all of that stock owned by Black Diamond.  Mr. Imeson disclaims beneficial ownership of this stock.

(5)  Consists of (i) 85,102 shares of Common Stock directly owned by Mr. Hoffman and (ii) 56,718 shares of stock owned by Hoffman Companies, LLC, an affiliate of Mr. Hoffman.  Mr. Hoffman has sole voting and investment power over the shares held by Hoffman Companies, LLC.

CERTAIN TRANSACTIONS

Certain Transactions of BGS Corp.

On October 5, 2011, BGS Corp. issued an aggregate of 1,725,000 Founder Shares to BGS Corp.’s Initial Shareholder for an aggregate purchase price of $25,000 in cash, or approximately $0.014 per share. On March 14, 2012, BGS Corp.’s directors approved a 1.125-for-1 reverse split of BGS Corp.’s outstanding Ordinary Shares, reducing the number of outstanding Ordinary Shares from 1,725,000 to 1,533,333. As of May 4, 2012 BGS Corp.’s underwriters elected not to exercise their over-allotment option in connection with BGS Corp.’s initial public offering. As a result, BGS Corp.’s Initial Shareholder forfeited 200,000 Founder Shares, pursuant to the terms of the private placement of the Founder Shares.

BGS Corp.’s initial investors and the underwriters of BGS Corp.’s initial public offering purchased an aggregate of 3,266,667 Sponsor Warrants in two private placements that occurred simultaneously with the closing of its initial public offering. Each Sponsor Warrant entitles the holder to purchase one Ordinary Share at $10.00 per share.  Under the warrant agreements governing the Sponsor Warrants, the Sponsor Warrants may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of BGS Corp.’s initial business combination.  However, in connection with the Business Combination, the holders of Sponsor Warrants have agreed to exchange each Sponsor Warrant for 1/20th of a share of BGS Acquisition’s Common Stock, half of which will not be released from transfer restrictions until the date when the closing price of Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and half of which will not be released from transfer restrictions until the date when the closing price of Common Stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination.

BGS Group SA, an affiliate of certain of BGS Corp.’s officers and directors has agreed, until the earlier of the consummation of the Business Combination and BGS Corp.’s liquidation, to make available, and at no cost to BGS Corp., office space and certain office and secretarial services as BGS Corp. may require from time to time.

Other than reimbursement of any out-of-pocket expenses incurred in connection with activities on BGS Corp.’s behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), no compensation will be paid to BGS Corp.’s  Initial Shareholder, officers or directors, or to any of their respective affiliates, prior to or in connection with the Business Combination.

BGS Corp.’s Chairman, Julio Gutierrez loaned and advanced to BGS Corp. an aggregate of $176,760 to cover expenses related to BGS Corp.’s initial public offering. This loan was repaid in full, without interest, from proceeds of BGS Corp.’s initial public offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, Mr. Gutierrez agreed to loan BGS Corp. up to an aggregate of $500,000 (or a higher amount in his discretion) to fund BGS Corp.’s working capital needs following the consummation of BGS Corp.’s initial public offering until its initial business combination. In the event the Business Combination is not consummated, BGS Corp. may use offering proceeds held outside the trust account to repay such loaned amounts. In the event the Business Combination is consummated, Mr. Gutierrez, at his option, may convert the principal amount outstanding on the loan into BGS Acquisition Warrants at $0.75 per BGS Acquisition Warrant.

After the Business Combination, members of BGS Corp.’s management team who remain with BGS Corp. may be paid consulting, management or other fees from the combined company.

All ongoing and future transactions between BGS Corp. and any member of BGS Corp.’s management team or his or her respective affiliates will be on terms believed by BGS Corp. at that time, based upon other similar arrangements known to BGS Corp., to be no less favorable to BGS Corp. than are available from unaffiliated third parties. It is BGS Corp.’s intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to BGS Corp. than are otherwise available from such unaffiliated third parties. If BGS Corp. determines that a proposed transaction with an affiliated third party would be on terms less favorable to BGS Corp. than with an unaffiliated third party, BGS Corp. would not engage in such transaction.

Certain Transactions of TransnetYX

Ownership by Black Diamond

TransnetYX is majority owned by Black Diamond.  Black Diamond owns 47.4% of the outstanding TransnetYX common stock, 86.8% of the TransnetYX Series A convertible preferred stock and 100.0% of the TransnetYX Series C convertible preferred stock.  Black Diamond owns 82.9% of the voting interests in TransnetYX.

Financial Advisory Agreement

TransnetYX entered into a Financial Advisory Agreement with the BDH Manager, the manager of Black Diamond, the majority stockholder of TransnetYX.  The Financial Advisory Agreement provides that the BDH Manager will assist TransnetYX with the (i) development and maintenance of its financial plan, including budgeting, financial management and planning, (ii) development, structuring and implementation of its capital access strategies and (iii) provision of other customary financial advisory services.  In exchange for such services, TransnetYX has agreed to pay fair market value for the rendition of such services in addition to performance-based compensation in the form of cash and equity upon the occurrence of certain capital transactions and reasonable out-of-pocket expenses the BDH Manager for services rendered in connection with the Financial Advisory Agreement.  For the fiscal years ended December 31, 2012 and December 31, 2011, TransnetYX paid $180,000 and $166,000 respectively, in financial advisory services fees in accordance with the Financial Advisory Agreement.  Effective August 31, 2013, TransnetYX terminated this Financial Advisory Agreement.

Revolving Line of Credit

TransnetYX has a revolving line of credit with a commercial lending company in the amount of $1,500,000.  The line of credit is due on demand and bears interest at the prime rate subject to a floor of 5.00% plus 1.0%.  The interest rate was 6% as of June 30, 2013.  The line of credit requires that TransnetYX pay a monthly servicing fee equal to 0.55% of the average monthly outstanding balance.  The line of credit is collateralized by substantially all of the assets of TYX, unless specifically encumbered by other creditors, is subject to a borrowing base limitation based upon 85% of eligible trade accounts receivable, and is guaranteed by, Robert J. Bean, the Chief Executive Officer of TransnetYX.  The outstanding balance under this line of credit was $1,088,992 as of June 30, 2013.

Settlement Agreement, Confidentiality, Non-Solicitation and Non-Compete Agreement and Consulting Agreement

In March 2013, TransnetYX entered into a Purchase, Release and Settlement Agreement, the Settlement Agreement, with Timothy A. Hodge, former Chief Science Officer of TYX and a stockholder of TransnetYX and HTK Enterprises, LLC, an entity formed by Mr. Hodge which previously sought to compete with TransnetYX, or HTK.

Pursuant to the Settlement Agreement, TransnetYX, Mr. Hodge and HTK agreed as follows:

•	TransnetYX will pay Mr. Hodge in various installments at various amounts until February 2018 an aggregate of $355,000 cash;

•
Mr. Hodge will convey to TransnetYX in various installments at various amounts until February 2018 an aggregate of 275,100 shares of common stock of TransnetYX, which such shares represented approximately 50% of Mr. Hodge’s ownership interest in TransnetYX;

•
Mr. Hodge immediately relinquished an aggregate of 477,500 options to purchase shares of common stock of TransnetYX, which such options represented approximately 50% of Mr. Hodge’s options to purchase  shares of common stock of TransnetYX;

•
TransnetYX released Mr. Hodge and HTK, and Mr. Hodge and HTK released TransnetYX, of any and all claims, liabilities, actions and causes of action that TransnetYX, Mr. Hodge and/or HTK had as of the date of the Settlement Agreement in respect of TransnetYX, Mr. Hodge and/or HTK;

•
Mr. Hodge and HTK conveyed to TransnetYX various assets, including, without limitation, all intellectual property rights owned by Mr. Hodge and HTK such as patents, copyrights, trademarks, trade secrets and confidential information; and

•	HTK agreed to cease all business operations effective as of March 1, 2013.

In connection with the Settlement Agreement, TransnetYX, Mr. Hodge and HTK entered into a Confidentiality, Non-Solicitation and Non-Compete Agreement and TransnetYX and Mr. Hodge entered into a Consulting Agreement.

•
Pursuant to the Confidentiality, Non-Solicitation and Non-Compete Agreement, Mr. Hodge and HTK, for a period of eight years and in exchange for the consideration paid pursuant to the Settlement Agreement, agreed (i) to protect the confidential information of TransnetYX, (ii) not to engage in competition anywhere in the world with TransnetYX and (iii) not to solicit employees of TransnetYX; and

•
Pursuant to the Consulting Agreement, Mr. Hodge, for a period of five years and in exchange for the consideration paid pursuant to the Settlement Agreement as well as reimbursement of pre-approved expenses incurred in connection with the performance of his duties under the Consulting Agreement, agreed to provide up to 50 hours per year to assist TransnetYX in the defense and prosecution of its patents and to otherwise generally render assistance with respect to TransnetYX’s patents as and when requested by TransnetYX.

Upon consummation of the Business Combination, TransnetYX intends to continue performance under the Settlement Agreement, the Confidentiality, Non-Solicitation and Non-Compete Agreement and the Consulting Agreement.

Related Party Policy

Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Ordinary Shares, or (c) immediate family member of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).  A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively.  Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

The audit committee of BGS Acquisition’s board of directors will be responsible for reviewing and approving related party transactions to the extent it enters into such transactions.  The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction.  Additionally, we will require each of BGS Acquisition’s directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF BGS CORP.’S SECURITIES

General

BGS Corp.’s memorandum and articles of association authorizes it to issue an unlimited number of both Ordinary Shares of no par value and preferred shares of no par value.  As of September 5, 2013, there were 146,383 Units (each Unit being comprised of one Ordinary Share and one BGS Corp. Warrant) outstanding, 5,333,333 Ordinary Shares are outstanding (including 146,383 Ordinary Shares underlying the outstanding Units), no preferred shares outstanding and 7,266,667 BGS Corp. Warrants outstanding (including 146,383 BGS Corp. Warrants underlying the outstanding Units). In addition, there were unit purchase options outstanding to purchase 340,000 Units at an exercise price of $15.00 per Unit.  Each of the Units, Ordinary Shares and BGS Corp. Warrants are registered pursuant to Section 12 of the Exchange Act.

Units

Each Unit consists of one Ordinary Share and one BGS Corp. Warrant.  Each BGS Corp. Warrant entitles the holder to purchase one Ordinary Share.  The Ordinary Shares and BGS Corp. Warrants comprising the Units began separate trading on May 18, 2012.

Holders of Units have the option to continue to hold Units or separate their Units into the component pieces.  Holders are required to have their brokers contact BGS Corp.’s transfer agent in order to separate the Units into Ordinary Shares and BGS Corp. Warrants.

The Units that are not voluntarily separated into and Ordinary Shares and BGS Corp. Warrants will continue to trade as Units consisting of one Ordinary Share and one BGS Corp. Warrant until BGS Corp. consummates the Business Combination, at which time each Unit will automatically convert into one share of Common Stock and one BGS Acquisition Warrant.

Ordinary Shares

There are currently 5,333,333 Ordinary Shares outstanding, 4,000,000 of which are Public Shares and 1,333,333 of which are Founder Shares.  The Founder Shares are subject to restrictions as more fully described below.

Under the Companies Act, the Ordinary Shares are deemed to be issued when the name of the shareholder is entered in BGS Corp.’s register of members. BGS Corp.’s register of members is maintained by BGS Corp.’s transfer agent, Continental Stock & Trust Company, which entered the name of Cede & Co. in BGS Corp.’s register of members as nominee for each of the respective shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the BVI courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

Shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. The rights attaching to Ordinary Shares may only be amended prior to the Business Combination by a resolution passed at a meeting by the holders of at least 65% of the shares that are voted and are entitled to vote or where the amendment is for the purposes of approving, or in conjunction with, the consummation of the Business Combination and thereafter by a resolution of a majority of the Ordinary Shares that are voted and are entitled to vote. BGS Corp.’s board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. BGS Corp. shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. BGS Corp.’s memorandum and articles of association provide that any of its provisions, including those related to pre-Business Combination activity, may be amended prior to BGS Corp.’s initial business combination if approved by the affirmative vote of holders holding at least 65% (or 50% if approved in connection with the Business Combination) of BGS Corp.’s outstanding shares that have voted on such amendment and are entitled to vote.

BGS Corp. is not required under BVI law to hold an annual meeting of shareholders and BGS Corp. will not hold an annual meeting of shareholders until after BGS Corp. consummates its initial business combination. Therefore, if BGS Corp.’s shareholders want BGS Corp. to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, BGS Corp. may not increase the required percentage to call a meeting above such 30% level.

BGS Corp. will provide its shareholders with the opportunity to redeem their shares upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, divided by the number of then outstanding Public Shares, subject to the limitations described herein and any limitations (including, but not limited to, cash requirements) agreed to in connection with the negotiation of terms of the Merger Agreement. The amount in the trust account is anticipated to be $10.15 per share. BGS Corp.’s Initial Shareholder has agreed to waive his redemption rights with respect to any of his Founder Shares or Public Shares in connection with the consummation of the Business Combination.

BGS Corp. will conduct redemptions pursuant to the tender offer rules. BGS Corp.’s memorandum and articles of association require these tender offer documents to contain substantially the same financial and other information about the Business Combination and the redemption rights as is required under the SEC’s proxy rules.

Pursuant to BGS Corp.’s memorandum and articles of association, if BGS Corp. is unable to consummate the Business Combination by the Business Combination Deadline, BGS Corp. will, as promptly as reasonably possible but no more than five business days thereafter, (i) distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to BGS Corp.’s public shareholders by way of redemption and (ii) cease all operations except for the purposes of winding up of its affairs. This redemption of public shareholders from the trust account shall be done automatically by function of BGS Corp.’s memorandum and articles of association and prior to any voluntary winding up. BGS Corp.’s Initial Shareholder has agreed to waive his right to liquidating distributions with respect to the Founder Shares if BGS Corp. fails to consummate the Business Combination by the Business Combination Deadline. However, if BGS Corp.’s Initial Shareholder, or any of BGS Corp.’s officers, directors or affiliates acquire Public Shares, they will be entitled to receive liquidating distributions with respect to such Public Shares if BGS Corp. fails to consummate the Business Combination within the required time period.

BGS Corp. shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after the Business Combination, the shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the Ordinary Shares. BGS Corp. shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Ordinary Shares, except that BGS Corp. will provide BGS Corp.’s shareholders with the redemption rights set forth above.

BGS Corp. may, at the discretion of the directors, issue fractional shares and may, upon the issue of fractional shares, round up or round down to the nearest whole number.

Founder Shares

The Founder Shares are Ordinary Shares, and holders of Founder Shares have the same shareholder rights as public shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) BGS Corp.’s Initial Shareholder has agreed (A) to waive his redemption rights with respect to any of his Founder Shares or Public Shares in connection with the consummation of the Business Combination and (B) to waive his redemption rights with respect to any Founder Shares if BGS Corp. fails to consummate the Business Combination by the Business Combination Deadline, although he will be entitled to redemption rights with respect to any Public Shares he holds if BGS Corp. fails to consummate the Business Combination.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to BGS Corp.’s officers and directors and other persons or entities affiliated with the Initial Shareholder, each of whom will be subject to the same transfer restrictions) until they are released from lockup other than if BGS Corp. consummates a liquidation, merger, share exchange or other similar transaction after the Business Combination that results in all of the shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.  The Founder Shares are not transferable until (i) with respect to 20% of such shares, upon consummation of the Business Combination; (ii) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $12.00 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; (iii) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $13.50 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; (iv) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $15.00 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination; (v) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $17.00 for any 20 trading days within a 30 trading day period following the consummation of the Business Combination.

Preferred Shares

BGS Corp.’s memorandum and articles of association authorize the issuance of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by BGS Corp.’s  board of directors. BGS Corp. has five classes of preferred shares to give BGS Corp. flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preference shares would allow BGS Corp. to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, BGS Corp.’s board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Ordinary Shares. However, the underwriting agreement BGS Corp. entered into in connection with its initial public offering prohibits it, prior to the Business Combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account. BGS Corp. does not intend to issue preferred shares in connection with the Business Combination.

The rights of preferred shareholders, if the preferred shares are in issue, may only be amended by a resolution of the holders of at least 65% of the outstanding shares of the relevant preferred class prior to the Business Combination, or by the holders of a majority of the outstanding shares of the relevant preferred class after the completion of the Business Combination (or by a resolution of directors if there are no preferred shares of the relevant class in issue). If BGS Corp.’s preferred shareholders want BGS Corp. to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30% of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, BGS Corp. may not increase the required percentage to call a meeting above 30%.

There are currently no shares of preferred shares of BGS Corp. outstanding.

Warrants

There are 7,266,667 BGS Corp. Warrants currently outstanding, 4,000,000 of which are Public Warrants and 3,266,667 of which are Sponsor Warrants.

Public Warrants

Each BGS Corp. Warrant entitles the registered holder to purchase one Ordinary Share at a price of $10.00 per share, subject to adjustment as discussed below, at any time commencing on the date that is 30 days after the completion of the Business Combination. The BGS Corp. Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Except as set forth below, BGS Corp. will not be obligated to issue any Ordinary Shares pursuant to the exercise of a BGS Corp. Warrant unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the BGS Corp. Warrants is then effective and a prospectus relating thereto is current. No BGS Corp. Warrant will be exercisable and BGS Corp. will not be obligated to issue Ordinary Shares upon exercise of a BGS Corp. Warrant unless the Ordinary Share issuable upon such BGS Corp. Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the BGS Corp. Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a BGS Corp. Warrant, the holder of such BGS Corp. Warrant will not be entitled to exercise such warrant and such BGS Corp. Warrant may have no value and expire worthless. In no event will BGS Corp. be required to net cash settle any BGS Corp. Warrant. In the event that a registration statement is not effective for the exercised BGS Corp. Warrants and in compliance with the applicable state securities laws, the purchaser of a Unit containing such BGS Corp. Warrant will have paid the full purchase price for the Unit solely for the Ordinary Share underlying such Unit.

No BGS Corp. Warrants will be exercisable for cash unless BGS Corp. has an effective and current registration statement covering the Ordinary Shares issuable upon exercise of the BGS Corp. Warrants and a current prospectus relating to such Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants has not been declared effective within 60 business days following the closing of the Business Combination, BGS Corp. Warrant holders may, until such time as there is an effective registration statement and during any period during which BGS Corp. has failed to maintain an effective registration statement, exercise BGS Corp. Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of BGS Corp. Warrants exercising on a cashless basis would pay the exercise price by surrendering the BGS Corp. Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing: (x) the product of the number of Ordinary Shares underlying the BGS Corp. Warrants, multiplied by the difference between the BGS Corp. Warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such BGS Corp. Warrants or BGS Corp.’s securities broker or intermediary.

Once the BGS Corp. Warrants become exercisable, BGS Corp. may call the BGS Corp. Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per BGS Corp. Warrant;

•	upon not less than 30 days’ prior written notice of redemption, the 30-day redemption period, to each BGS Corp. Warrant holder; and

•
if, and only if, the last sale price of Ordinary Shares equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day before BGS Corp. sends the notice of redemption to the BGS Corp. Warrant holders.

BGS Corp. will not redeem the BGS Corp. Warrants unless there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the BGS Corp. Warrants and a current prospectus in respect thereof is available throughout the 30-day redemption period.

BGS Corp. has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the BGS Corp. Warrant exercise price. If the foregoing conditions are satisfied and BGS Corp. issues a notice of redemption of the BGS Corp. Warrants, each BGS Corp. Warrant holder will be entitled to exercise his, her or its BGS Corp. Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $16.50 redemption trigger price as well as the $10.00 warrant exercise price after the redemption notice is issued.

A holder of a BGS Corp. Warrant may notify BGS Corp. in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such BGS Corp. Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Ordinary Shares is increased by a share dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each BGS Corp. Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if BGS Corp., at any time while the BGS Corp. Warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other shares into which the BGS Corp. Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Ordinary Shares in connection with the Business Combination, or (d) in connection with the redemption of BGS Corp. Public Shares upon BGS Corp.’s failure to consummate the Business Combination, then the BGS Corp. Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse shares split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse shares split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each BGS Corp. Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the BGS Corp. Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the BGS Corp. Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

The BGS Corp. Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and BGS Corp. You should review a copy of the warrant agreement, which is filed as an exhibit to this prospectus, for a complete description of the terms and conditions applicable to the BGS Corp. Warrants.

The BGS Corp. Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of BGS Corp. Warrants being exercised. The BGS Corp. Warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their BGS Corp. Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the BGS Corp. Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the BGS Corp. Warrants. If, upon exercise of the BGS Corp. Warrants, a holder would be entitled to receive a fractional interest in a share, BGS Corp. will, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to the BGS Corp. Warrant holder.

Private Placement Warrants

The Sponsor Warrants (including the Ordinary Shares issuable upon exercise of such BGS Corp. Warrants), are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions as described under “Security Ownership of Certain Beneficial Owners and Management—Transfers of Founder Shares and Sponsor Warrants” to BGS Corp. officers and directors and other persons or entities affiliated with, as applicable, the initial investors or the underwriters (and/or their designees) and they will not be redeemable by BGS Corp. so long as they are held by the initial investors, the underwriters (and/or their designees) or their permitted transferees). Otherwise, the Sponsor Warrants have terms and provisions that are identical to those of the BGS Corp. Warrants sold as part of the Units in BGS Corp.’s initial public offering (provided, however, that for so long as Sponsor Warrants are held by the underwriters and their affiliates, the Sponsor Warrants will not be exercisable after the five year anniversary of the effective date of the registration statement filed in connection with BGS Corp.’s initial public offering). If the Sponsor Warrants are held by holders other than BGS Corp.’s initial investors, the underwriters (and/or their designees) or their permitted transferees, the Sponsor Warrants will be redeemable by BGS Corp. and exercisable by the holders on the same basis as the BGS Corp. Warrants sold as part of the Units in BGS Corp.’s initial public offering.

Even during such periods of time when insiders will be permitted to sell BGS Corp. securities, an insider cannot trade in BGS Corp. securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their BGS Corp. Warrants and sell the Ordinary Shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities.

In order to finance transaction costs in connection with the Business Combination, Mr. Gutierrez has agreed to loan BGS Corp. up to an aggregate of $500,000 (or a higher amount at his discretion) to fund BGS Corp.’s working capital needs prior to the Business Combination. In the event that the Business Combination does not close, BGS Corp. may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used for such repayment, other than the interest on such proceeds that may be released to BGS Corp. for working capital purposes. In the event the Business Combination is consummated, Mr. Gutierrez, at his option, may convert the loans into BGS Acquisition Warrants at $0.75 per warrant.

Unit Purchase Options

In connection with its initial public offering, BGS Corp. sold to PrinceRidge and/or its designees, for $100, an option to purchase up to 340,000 Units at $15.00 per Unit. The underwriters’ unit purchase options will be exercisable starting on the consummation of the Business Combination and ending on the fifth anniversary of BGS Corp.’s initial public offering. Except for the exercise price of the Units, the Units issuable upon exercise of the option are identical to the Units.

Dividends

BGS Corp. has not paid any cash dividends on its Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination.

Amended and Restated Memorandum and Articles of Association

BGS Corp. is seeking to further amend its memorandum and articles of association in order to extend the Business Combination Deadline. Under its current memorandum and articles of association, if BGS Corp. is  unable to consummate an initial business combination by September 26, 2013, it must, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to its public shareholders by way of redemption of their shares (or otherwise) and cease all operations except for the purposes of winding up of its affairs.

The Extension Amendment would in effect extend the date by which BGS Corp. must consummate its initial business combination from September 26, 2013 to November 26, 2013 by providing that any shareholder voting in favor of the amendment would agree to defer its entitlement to any distribution or redemption on the current termination date until November 26, 2013 and that the liquidation of BGS Corp. would similarly be delayed.

British Virgin Islands Regulatory Considerations

There are no material British Virgin Islands regulatory considerations in this regard except for filings with the British Virgin Islands necessary to effectuate the amendment of the BGS Corp.’s memorandum and articles of association (as described above) and the transactions contemplated by the Merger Agreement.

BGS Corp.’s Transfer Agent and Warrant Agent

The transfer agent for BGS Corp.’s securities and warrant agent for BGS Corp. Warrants is Continental Stock Transfer & Trust Company.

Appraisal Rights

There is no vote of BGS Corp. shareholders required for the approval of the Business Combination, and accordingly, there are no appraisal rights in relation to matters to be considered at the Shareholder Meeting.  However, BGS Corp. shareholders will have appraisal rights in relation to the Redomestication.

Following the Redomestication, BGS Corp. shareholders will be provided with a copy of the plan of merger filed at the Registry of Corporate Affairs in the British Virgin Islands.  A BGS Corp. shareholder who elects to dissent shall give to BGS Corp. a written notice of the shareholder’s decision to elect to dissent within 20 days immediately following the date on which the copy of the plan of merger or an outline thereof is given to the shareholder.  This dissention is required to be in respect of all Ordinary Shares that the shareholder holds.

Upon the giving of a notice of election to dissent in these circumstances, the BGS Corp. shareholder to whom the notice relates ceases to have any of the rights of a BGS Corp. shareholder except the right to be paid the fair value of the shareholder’s Ordinary Shares.

Within seven days immediately following the date of the expiration of the period within which BGS Corp. shareholders may give their notices of election to dissent, or within seven days immediately following the date on which the proposed action is put into effect, whichever is later, BGS Acquisition, being the surviving company of the Redomestication, shall make a written offer to each dissenting BGS Corp. shareholders to purchase the shareholder’s Ordinary Shares at a specified price that it determines to be their fair value.

If, within 30 days immediately following the date on which the offer is made, BGS Acquisition and the dissenting BGS Corp. shareholder agree upon the price to be paid for the shareholder’s shares, BGS Acquisition shall pay to the BGS Corp. shareholder the amount in money upon the surrender of the certificates representing the dissenter’s Ordinary Shares.

If BGS Acquisition and a dissenting BGS Corp. shareholder fail, within the above period of 30 days, to agree on the price to be paid for the Ordinary Shares owned by the BGS Corp. shareholder, within 20 days immediately following the date on which the period of 30 days expires, the following shall apply:

(i)	BGS Acquisition and the dissenting BGS Corp. shareholder shall each designate an appraiser;

(ii)	the two designated appraisers together shall designate an appraiser;

(iii)
the three appraisers shall fix the fair value of the Ordinary Shares owned by the dissenting BGS Corp. shareholder, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on BGS Acquisition and the dissenting BGS Corp. shareholder for all purposes; and

(iv)	BGS Acquisition shall pay to the shareholder the amount in money upon the surrender by the shareholder of the certificates representing the shareholder’s Ordinary Shares.

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES
FOLLOWING THE BUSINESS COMBINATION

General

BGS Acquisition’s Certificate of Incorporation authorizes the issuance of up to 95,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of BGS Acquisition preferred stock, par value $0.001 per share.  As of the date of this prospectus, BGS Acquisition had 1,000 outstanding shares of Common Stock and no shares of outstanding preferred stock.  The Common Stock and BGS Acquisition Warrants will be registered pursuant to Section 12 of the Exchange Act.

Common Stock

In connection with the consummation of the Business Combination, the 4,000,000 outstanding Public Shares of BGS. Corp. will be converted into 4,000,000 shares of Common Stock of BGS Acquisition.  The 1,333,333 Founder Shares will be converted into 666,667 shares of Common Stock, which will not be transferable until the date (i) with respect to 25% of such Common Stock, when the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (ii) with respect to 25% of such Common Stock, when the closing price of the Common Stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iii) with respect to 25% of such Common Stock, when the closing price of the Common Stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (iv) with respect to 25% of such Common Stock, when the closing price of the Common Stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination

The holders of the Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders and do not have cumulative voting rights.  The holders of Common Stock are entitled to receive their pro rata share of any dividends, if and when declared by the board of directors out of funds legally available therefor.  In the event of a liquidation, dissolution or winding up of BGS Acquisition, BGS Acquisition’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the BGS Common Stock.  BGS Acquisition’s common stockholders have no preemptive or other subscription rights.

Preferred Stock

The BGS Acquisition charter authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by BGS Acquisition’s board of directors.  Accordingly, BGS Acquisition’s board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects.  The ability of BGS Acquisition’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of BGS Acquisition or the removal of existing management.  No shares of preferred stock are currently issued or outstanding.

Warrants

In connection with the consummation of the Business Combination, the 4,000,000 Public Warrants will be converted into 4,000,000 BGS Acquisition Warrants.  The 3,266,667 Sponsor Warrants will be converted into 1/20th of a share of Common Stock, half of which will not be released from transfer restrictions until the date when the closing price of Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and half of which will not be released from transfer restrictions until the date when the closing price of Common Stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination

Each BGS Corp. Warrant entitles the registered holder to purchase one Ordinary Share at a price of $10.00 per share, subject to adjustment as discussed below, at any time commencing on the date that is 30 days after the completion of the Business Combination. The BGS Acquisition Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York time, or earlier upon redemption or liquidation.

Except as set forth below, BGS Acquisition will not be obligated to issue any Common Stock pursuant to the exercise of a BGS Acquisition Warrant unless a registration statement under the Securities Act with respect to the Common Stock underlying the BGS Corp. Warrant is then effective and a prospectus relating thereto is current. No BGS Acquisition Warrant will be exercisable and BGS Acquisition will not be obligated to issue Common Stock upon exercise of a BGS Acquisition Warrant unless Common Stock issuable upon such BGS Acquisition Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the BGS Acquisition Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a BGS Acquisition Warrant, the holder of such BGS Acquisition Warrant will not be entitled to exercise such warrant and such BGS Acquisition Warrant may have no value and expire worthless. In no event will BGS Acquisition be required to net cash settle any BGS Acquisition Warrant.

No BGS Acquisition Warrants will be exercisable for cash unless BGS Acquisition has an effective and current registration statement covering the Common Stock issuable upon exercise of the BGS Acquisition Warrants and a current prospectus relating to such Common Stock. Notwithstanding the foregoing, if a registration statement covering the Common Stock issuable upon exercise of the Public Warrants has not been declared effective within 60 business days following the closing of the Business Combination, BGS Acquisition Warrant holders may, until such time as there is an effective registration statement and during any period during which BGS Acquisition has failed to maintain an effective registration statement, exercise BGS Acquisition Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of BGS Acquisition Warrants exercising on a cashless basis would pay the exercise price by surrendering the BGS Acquisition Warrants for that number of Common Stock equal to the quotient obtained by dividing: (x) the product of the number of Common Stock underlying the BGS Acquisition Warrants, multiplied by the difference between the BGS Acquisition Warrant exercise price and the “fair market value” by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such BGS Acquisition Warrants or our securities broker or intermediary.

Once the BGS Acquisition Warrants become exercisable, BGS Acquisition may call the BGS Acquisition Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per BGS Acquisition Warrant;

•	upon not less than 30 days’ prior written notice of redemption, the 30-day redemption period, to each BGS Acquisition Warrant holder; and

•
if, and only if, the last sale price of Common Stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day before BGS Acquisition sends the notice of redemption to the BGS Acquisition Warrant holders.

BGS Acquisition will not redeem the BGS Acquisition Warrants unless there is an effective registration statement covering the Common Stock issuable upon exercise of the BGS Acquisition Warrants and a current prospectus in respect thereof is available throughout the 30-day redemption period.

BGS Acquisition has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the BGS Acquisition Warrant exercise price. If the foregoing conditions are satisfied and BGS Acquisition issues a notice of redemption of the BGS Acquisition Warrants, each BGS Acquisition Warrant holder will be entitled to exercise his, her or its BGS Acquisition Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $16.50 redemption trigger price as well as the $10.00 warrant exercise price after the redemption notice is issued.

A holder of a BGS Acquisition Warrant may notify BGS Acquisition in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such BGS Acquisition Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% of the Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding Common Stock is increased by a share dividend payable in Common Stock, or by a split-up of Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Common Stock issuable on exercise of each BGS Acquisition Warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering to holders of Common Stock entitling holders to purchase Common Stock at a price less than the fair market value will be deemed a share dividend of a number of Common Stock equal to the product of (i) the number of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if BGS Acquisition, at any time while the BGS Acquisition Warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such Common Stock (or other shares into which the BGS Acquisition Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Common Stock in connection with the Business Combination, then the BGS Acquisition Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Common Stock is decreased by a consolidation, combination, reverse shares split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse shares split, reclassification or similar event, the number of Common Stock issuable on exercise of each BGS Acquisition Warrant will be decreased in proportion to such decrease in outstanding Common Stock.

Whenever the number of Common Stock purchasable upon the exercise of the BGS Acquisition Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Stock purchasable upon the exercise of the BGS Acquisition Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Common Stock so purchasable immediately thereafter.

The BGS Acquisition Warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and BGS Acquisition. BGS Acquisition Warrant holders should review a copy of the warrant agreement, a form of which will be filed as an exhibit to this registration statement on Form S-4, for a complete description of the terms and conditions applicable to the BGS Acquisition Warrants.

The BGS Acquisition Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of BGS Acquisition Warrants being exercised. The BGS Acquisition Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their BGS Acquisition Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the BGS Acquisition Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the BGS Acquisition Warrants. If, upon exercise of BGS Acquisition Warrants, a holder would be entitled to receive a fractional interest in a share of Common Stock, BGS Acquisition will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the BGS Acquisition Warrant holder.

Even during such periods of time when insiders will be permitted to sell BGS Acquisition securities, an insider cannot trade in BGS Acquisition securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their BGS Acquisition Warrants and sell the Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities.

Purchase Options

In the Business Combination, the underwriter’s unit purchase options to purchase up to 340,000 Units at $15.00 per Unit will be converted into 340,000 options to purchase one share of Common Stock and one BGS Acquisition Warrants for a price of $15.00.  The Common Stock and BGS Acquisition Warrants acquired pursuant to these purchase options will have terms and provisions identical to those of the Common Stock and BGS Acquisition Warrants issued in connection with the conversion of BGS Corp.’s Public Shares and the BGS Corp.’s Public Warrants pursuant to the Business Combination, respectively.

Dividends

BGS Acquisition has no obligation or immediate plans to pay dividends to the holders of its Common Stock.  However, BGS Acquisition reserves the right to pay dividends at the discretion of its board of directors at any time in in the future.

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BGS Acquisition pursuant to the foregoing provisions, BGS Acquisition has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Warrant Agent

The transfer agent for BGS Acquisition’s securities and warrant agent for its warrants is Continental Stock Transfer & Trust Company.

MATERIAL DIFFERENCES IN THE RIGHTS OF BGS CORP. SHAREHOLDERS
FOLLOWING THE BUSINESS COMBINATION

At the effective time of the Redomestication, the Certificate of Incorporation and the Bylaws of BGS Acquisition will become the governing documents of the combined company.  The rights of BGS Corp. shareholders are and will be governed by British Virgin Islands law and BGS Corp.’s memorandum and articles of association until the completion of the Redomestication.  If BGS Corp. shareholders do not tender their Ordinary Shares in the Offer, after the Redomestication such shareholders will become stockholders of BGS Acquisition and their rights will be governed by Delaware law and BGS Acquisition’s Certificate of Incorporation and Bylaws.

Although the corporate statutes of Delaware and the British Virgin Islands are similar, certain differences exist.  Summarized below are the most significant differences between the rights of the shareholders of BGS Corp. versus the rights of the BGS Acquisition stockholders (which will include former BGS Corp. shareholders after the Redomestication).

The following discussions are summaries only.  They do not give you a complete description of any non-material differences that may affect security holders.  Neither the Companies Act nor the memorandum and articles of association of BGS Corp. impose any limitations on the right of nonresident or foreign owners to hold or vote securities.  Under the Companies Act law, holders of a company’s stock are referred to as members, as opposed to shareholders, and such reference is carried through in the table.

PROVISION	BGS CORP. (BVI)	BGS ACQUISITION (DELAWARE)
Authorized Capital Stock
BGS Corp. is authorized to issue an unlimited number of shares of no par value divided into six classes of shares: Ordinary shares or no par value, Class A preferred shares of no par value, Class B preferred shares of no par value, Class C preferred shares of no par value, Class D preferred shares of no par value and Class E preferred shares of no par value.

The authorized capital stock of BGS Acquisition consists of 100,000,000 shares, 95,000,000 of which are shares of common stock, $0.001 par value per share, and 5,000,000 of which are shares of preferred stock, par value $0.001 par value per share.

Par Value	BGS Corp. is only authorized to issue shares of no par value, as described above.	Stated in United States dollars. Changes in capital generally require stockholder approval.
Dividend Policy
Subject to Regulation 23 (Business Combination) of the Articles, the directors may, by resolution of directors, authorize a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution the value of the assets of BGS Corp. will exceed its liabilities and BGS Corp. will be able to pay its debts as and when they fall due.

Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the BGS Acquisition may be declared by the board of directors at any regular or special meeting of the board of directors. Dividends may be paid in cash, in property or in shares of the BGS Acquisition’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Preferred (Preference) Shares
Directors may fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, appertaining to any and all classes of shares that may be authorized to be issued under BGS Corp.’s memorandum and articles of association.

Directors may fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, as well as fix or alter the number of preferred shares, by resolution, subject to any requirements of the Delaware General Corporation Law, the DGCL, and the Certificate of Incorporation.

PROVISION	BGS CORP. (BVI)	BGS ACQUISITION (DELAWARE)
Registered Shares	BGS Corp. is only authorized to issue registered shares. BGS Corp. is not authorized to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.	Silent.
Purpose of Corporation
BGS Corp. has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, subject to the Companies Act, any other legislation of the British Virgin Islands and Regulation 23 (Business Combination) of the Articles.

To engage in any lawful act or activity for which corporations may be organized under the DGCL.
Registered Office	Nemours Chambers, PO Box 3170, Road Town, Tortola, British Virgin Islands.	Capitol Corporate Services, Inc. 1111B South Governors Avenue Dover, DE 19904
Transfer Agent	The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents.	The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents.
Voting Rights
The holders of Ordinary Shares shall have the right to vote at a meeting of the members or on any resolution of Members.

The holders of the Preferred Shares shall have the such rights, privileges, restrictions and conditions as set out in the amended and restated Memorandum prior to the issue of such shares.

The holders of common stock shall have the right to one vote for each share of common stock.  The common stock holders shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock.

Redemption of Equity
Regulation 6 of the articles of association provides that BGS Corp. may purchase, redeem or otherwise acquire and hold its own shares provided the consent of the member whose shares are to be purchase, redeemed or otherwise acquired is obtained.

Silent.
Stockholder/Member Consent	Prior to the IPO, any action that may be taken by the members at a meeting could also be taken by a resolution of members consented to in writing, without the need for prior notice.
Stockholders may take action by written consent if signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted.

PROVISION	BGS CORP. (BVI)	BGS ACQUISITION (DELAWARE)
Notice Requirements for Stockholder/Member Relating to Nominations and Other Proposals	Directors convening a meeting of members are required to give not less than 10 nor more than 60 days' written notice of a meeting to the other members and the other directors.
In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination (1) not less than 90 days and not more than 120 days prior to the anniversary of the previous year’s annual meeting, if such meeting is to be held on a day which is not more than 30 days in advance and (2) with respect to any other annual meeting of stockholders, the close of business on the 10th day following the date of public disclosure of the date of such meeting.

Meetings of Stockholders/Members – Presence	In person or by proxy or by telephone or other electronic means provided all members participating in the meeting are able to hear each other.	In person, by proxy or by means of remote communication.
Meeting of Stockholders/Members – Notice	Directors convening a meeting of members are required to give not less than 10 nor more than 60 days' written notice of a meeting to the other members and the other directors.	Not less than 10 days nor more than 60 days.
Meetings of Stockholders/Members – Call of Meeting	Members entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested may request in writing that the directors convene a meeting of members.
Annual meetings shall be called by the board of directors.  Special meetings may be called only by the Chairman of the board of directors or the President and shall be called by the President or Secretary at the request in writing of a majority of the members of the board of directors or at the request in writing of the holders of a majority of the issued and outstanding capital stock entitled to vote.

Meetings of Stockholders/Members – Place	Within or outside the British Virgin Islands.	Within or without Delaware.
Meetings of Stockholders/Members - Quorum	At the commencement of the meeting, present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.
Majority of the aggregate voting power of the shares of capital stock of BGS Acquisition issued and outstanding and entitled to vote thereat. Meeting may be adjourned for up to 30 days without additional notice to stockholders.

Meeting of Stockholders/Members – Record Date	The director convening the meeting of members shall fix in the notice of the meeting the record date for determining those members that are entitled to vote at the meeting.
As fixed by the board of directors, no more than 75 days and no less than 10 days before the meeting.  If not fixed, the day before notice of meeting is given.  If after adjournment a new record date is fixed for the adjourned meeting, notice must be given to stockholders.

Directors – Election
The first directors are appointed by the registered agent within 30 days of incorporation.

Following this, directors are appointed by resolution of members or by resolution of directors.

Immediately before the consummation of an IPO, the directors shall pass a resolution of directors dividing themselves into two classes, being the class A directors and the class B directors.
By the stockholders at the annual meeting of the stockholders.

PROVISION	BGS CORP. (BVI)	BGS ACQUISITION (DELAWARE)
Directors – Term
Each director holds office for the term, if any, fixed by the resolution of directors or resolution of members appointing him, or until his earlier death, resignation or removal.  If no fixed term is on the appointment, the directors serves indefinitely until his earlier death, resignation or removal.

Annual term, or until such director’s successor is elected and qualified.
Directors – Removal
A director may be removed from office with or without cause by a resolution of members passed at a meeting of members called for the purposes including the removal of the director or by a written resolution passed by at least 75% of the members of BGS Corp. entitled to vote, or subject to Regulation 9.1(b) in relation to the IPO, by a resolution of the directors.

By the majority of the voting power of the shares then entitled to vote at an election of directors, with or without cause.
Directors – Vacancy
A vacancy occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

Subject to the Articles, the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors.  Where the directors appoint a person as director to fill a vacancy, the term may not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

By the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
Directors – Number	The minimum number of directors is one and there is no maximum number.	As determined by the board of directors, but not less than one.
Directors – Quorum and Vote Requirements
A resolution of directors is defined in the Articles as either: (i) a resolution approved at a duly convened and constituted meeting of directors or of a committee of directors by the affirmative vote of a majority of the directors present at the meeting who voted, except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purposes of establishing a majority, or (ii) a resolution consented to in writing by all directors or by all members of a committee of directors, as the case may be.

A majority of the entire board of directors or such committee of the board of directors.  The act of a majority of the directors present at any meeting of the board of directors, or a committee thereof, at which a quorum is present shall be the act of the board of directors or such committee.

PROVISION	BGS CORP. (BVI)	BGS ACQUISITION (DELAWARE)
Directors – Powers
The business and affairs of BGS Corp. shall be managed by, or under the direction or supervision of, the directors and they have all powers necessary for managing and for directing and supervising the business and affairs of BGS Corp.

Directors may exercise all powers of BGS Acquisition not reserved to the stockholders.
Directors – Committees	The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers.	The board of directors may establish one or more committees with the authority that the board of directors determines.
Directors – Consent Action
An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, without the need for notice.

Directors may take action by written consent of all directors, in addition to action by meeting.
Directors – Alternates	Until the consummation of a business combination, a director may not appoint an alternate director. Following this, a director may by written instrument appoint an alternate director.	Directors may designate one or more directors as alternate members of any committee.
Directors – Appoint Officers	The directors may by resolution appoint officers at such times as may be considered necessary or expedient.	Directors appoint the officers with such powers and duties as the board of directors shall determine.
Directors – Limitation of Liability
Directors shall not be liable for any debt, obligation or default of BGS Corp. unless specifically provided in the Companies Act or other enactment of the British Virgin Islands, and except in so far as he may be liable for his own conduct or acts.

Directors shall have no personal liability to BGS Acquisition or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) of the DGCL expressly provides that the liability of a director may not be eliminated or limited.

PROVISION	BGS CORP. (BVI)	BGS ACQUISITION (DELAWARE)
Directors – Indemnification Insurance
BGS Corp. may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of BGS Corp. or is or was, at the request of BGS serving as a director of, or in any other capacity is or was acting for another enterprise.

There is a requirement that the person to be indemnified acted honestly and in good faith with a view to the best interests of BGS Corp. and in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

BGS Corp. may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnified person.

Any person who is or was a director or officer shall have a right to indemnification and to the advancement of expenses in connection with proceedings relating to their role as such.

If rights to indemnification and to the advancement of expenses are not provided, the indemnitee may bring a suit against BGS Acquisition to collect such indemnification and/or expenses.

BGS Acquisition may purchase and maintain insurance in relation to any person who is or was a director or officer of BGS Acquisition.

Amendments to Organizational Documents
BGS Corp. may amend its Memorandum or Articles by a resolution of members or by a resolution of directors, save that no amendment may be made by a resolution of directors: (i) to restrict the rights or powers of the members to amend the Memorandum or Articles, (ii) to change the percentage of members required to pass a resolution of members to amend the Memorandum or Articles, (iii) in circumstances where the memorandum or Articles cannot be amended by the members, or (iv) to clause 7 (Variation of Rights), 8 (Rights Not Varied by Issue of Shares Pari Passu), 11 (Amendment of Memorandum and  Articles) or Regulation 23 (Business Combination) of the Articles.

Amendments to the certificate of incorporation must be approved by the board of directors and a majority of the outstanding stock entitled to vote on the amendment, and if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.

Bylaws may be amended by the board of directors, subject to certain restrictions.

Sale of Assets
Regulation 10.10 of the Articles of Association of BGS Corp. expressly dis-applies section 175 of the Act (the section requiring members' authorization to any disposal of assets representing 50% or more in value of the assets of a company).
The sale of all or substantially all the assets of the company requires stockholder approval.

PROVISION	BGS CORP. (BVI)	BGS ACQUISITION (DELAWARE)
Anti-Takeover Provisions	There are no anti-takeover provisions applicable to BGS Corp.	BGS Acquisition has expressly elected not to be governed by § 203 of the DGCL, which prohibits specified business combinations by an interested stockholder.
Appraisal Rights
A member is entitled to payment for the fair value of his shares upon dissenting from a merger, consolidation, transfer/disposal of assets, redemption of his shares and an arrangement (if permitted by the Court).

Provision is made under Delaware corporate law to dissent and obtain fair value of shares in connection with certain corporate actions that require stockholder approval or consent.  However, the DGCL does not confer appraisal rights if the Delaware corporation’s stock is either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders.

EXPERTS

The consolidated/combined financial statements of TransnetYX and its subsidiaries as of December 31, 2012 and 2011 and for each of the years then ended have been included in this prospectus in reliance on the report of EKS&H LLLP, an independent registered public accounting firm, appearing elsewhere in this prospectus upon the authority of the said firm as experts in accounting and auditing.

The balance sheet of BGS Corp. (a company in the development stage) as of July 31, 2012, and the related statements of operations, changes in shareholders’ equity and cash flows for the period August 9, 2011 (date of incorporation) to July 31, 2012 appearing in this prospectus and registration statement have been audited by Rothstein Kass, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of BGS Acquisition to be issued in the Redomestication and Transaction Merger and certain other matters relating to Delaware law will be passed upon for us by Duane Morris LLP.  Ogier has acted as special British Virgin Islands counsel to BGS Corp.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

BGS Acquisition has filed a registration statement on Form S-4 to register the issuance of BGS Acquisition’s securities to BGS Corp. security holders in the Redomestication and Transaction Merger.  This prospectus is a part of that registration statement and constitutes a prospectus of BGS Acquisition.  As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement.  You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus.

BGS Corp. is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the Securities and Exchange Commission.  Any reports, statements or other information that BGS Corp. files with the Securities and Exchange Commission, including this prospectus may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Copies of this material can also be obtained upon written request from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. 20549, at prescribed rates or from its website on the Internet at www.sec.gov, free of charge.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on public reference rooms.

Neither BGS Corp. nor TransnetYX has authorized anyone to provide you with information that differs from that contained in this prospectus.  You should not assume that the information contained in this prospectus is accurate as on any date other than the date of prospectus, and neither the mailing of this prospectus to BGS Corp. shareholders nor the consummation of the Redomestication and Transaction Merger shall create any implication to the contrary.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

INDEX TO FINANCIAL STATEMENTS

Table of Contents

BGS Acquisition Corp.

Financial Statements as of July 31, 2012 and for the period from August 9, 2011 (date of incorporation) to July 31, 2012
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Shareholders’ Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7 – F-14
Interim Financial Statements as of and for the nine months ended April 30, 2013
Interim Balance Sheets	F-15
Interim Statements of Operations	F-16
Interim Statement of Changes in Shareholders’ Equity	F-17
Interim Statements of Cash Flows	F-18
Notes to Interim Financial Statements	F-19 – F-27

TransnetYX

Financial Statements as of and for the years ended December 31, 2012 and 2011 (Audited) and as of and for the six month ended June 30, 2013 and 2012 (Unaudited)
Report of Independent Registered Public Accounting Firm	F-28
Consolidated Balance Sheets	F-29
Consolidated Statements of Operations	F-30
Consolidated Statement of Changes in Stockholders’ Deficit	F-31
Consolidated Statements of Cash Flows	F-32 – F-33
Notes to Consolidated Financial Statements	F-34 – F-52

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

BGS Acquisition Corp.

We have audited the accompanying balance sheet of BGS Acquisition Corp. (a company in the development stage) (the “Company”) as of July 31, 2012, and the related statements of operations, changes in shareholders’ equity and cash flows for the period August 9, 2011 (date of incorporation) to July 31, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company will face a mandatory liquidation if a business combination is not consummated by June 26, 2013, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of BGS Acquisition Corp. as of July 31, 2012, and the results of its operations and its cash flows for the period August 9, 2011 (date of incorporation) to July 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein Kass
Roseland, New Jersey

December 14, 2012

BGS ACQUISITION CORP.
(a company in the development stage)
BALANCE SHEET
July 31, 2012

ASSETS
Current Assets
Cash	$26,631
Prepaid Expenses	48,143
Due from Affiliate	15,348
Restricted Cash Held in Trust	40,600,000
Total Assets	$40,690,122

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Accrued Expenses	$55,891

Other Liabilities
Deferred Corporate Finance Fee	800,000

Total Liabilities	855,891

Commitments and Contingencies
Ordinary Shares Subject to Possible Redemption, 3,431,943 Shares (at Redemption Value)	34,834,221

Shareholders’ Equity
Preferred Shares, no par value, unlimited shares authorized; no shares issued and outstanding
Ordinary Shares, no par value, unlimited shares authorized; 1,901,390 shares issued and outstanding (excluding 3,431,943 subject to possible redemption)	2,731,179
Additional Paid-in Capital	2,450,000
Deficit Accumulated During the Development Stage	(181,169)
Total Shareholders’ Equity	5,000,010

Total Liabilities and Shareholders’ Equity	$40,690,122

The accompanying notes are an integral part of the financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)
STATEMENT OF OPERATIONS

For the period from August 9, 2011 (date of incorporation) to July 31, 2012
Revenue	$-
General and Administrative Expenses	181,169
Net Loss Attributable to Ordinary Shareholders	$(181,169)

Weighted Average Number of Ordinary Shares Outstanding (excluding shares subject to possible redemption)	1,531,934

Basic and Diluted Net Loss per Ordinary Share	$(0.12)

The accompanying notes are an integral part of the financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

				Deficit
				Accumulated
			Additional	During the	Total
	Ordinary Shares		Paid-in	Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity

Sale of ordinary shares to initial shareholder on October 5, 2011 at approximately $0.016 per share	1,533,333	$25,000	$-	$-	$25,000

Sale on March 26, 2012 of 4,000,000 Units at $10 per Unit (including 3,431,943 shares subject to possible redemption)	4,000,000	40,000,000			40,000,000

Underwriters’ discount and offering expenses		(2,459,600)			(2,459,600)

Sale on March 26, 2012 of 3,266,667 private placement warrants at $0.75 per warrant			2,450,000		2,450,000

Proceeds subject to possible redemption of 3,431,943 ordinary shares at redemption value	(3,431,943)	(34,834,221)			(34,834,221)

Forfeiture of 200,000 ordinary shares in connection with the underwriters’ election to not exercise the overallotment option	(200,000)

Net loss				(181,169)	(181,169)

Balances, July 31, 2012	1,901,390	$2,731,179	$2,450,000	$(181,169)	$5,000,010

The accompanying notes are an integral part of the financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)
STATEMENTS OF CASH FLOWS

For the Period from August 9, 2011 (date of incorporation) to July 31, 2012
Cash Flows from Operating Activities
Net loss	$(181,169)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid Expenses	(48,143)
Due from Affiliate	(15,348)
Accrued Expenses	55,891

Net cash used in operating activities	(188,769)

Cash Flows from Investing Activities
Principal deposited in trust account	(40,600,000)

Net cash used in investing activities	(40,600,000)

Cash Flows from Financing Activities
Proceeds from issuance of ordinary shares to initial shareholder	25,000
Proceeds from public offering	40,000,000
Proceeds from issuance of Private Placement Warrants	2,450,000
Payment of offering costs	(1,659,600)

Net cash provided by financing activities	40,815,400

Net increase in cash	26,631

Cash at beginning of the period	-

Cash at end of the period	$26,631

Supplemental Disclosure of Non-Cash Financing Activities:
Deferred corporate finance fee	$800,000

The accompanying notes are an integral part of the financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

1.           DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

BGS Acquisition Corp. (a company in the development stage) (the “Company”), is a newly organized blank check company incorporated as a British Virgin Islands business company and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses or assets (“Business Combination”).  The Company is considered to be in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, or ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies.  As of July 31, 2012 the Company had neither engaged in any operations nor generated revenue.  Activity through July 31, 2012 relates to the Company’s formation and initial public offering and since March 20, 2012, the identification of potential target businesses and assets.  The Company has selected July 31 as its fiscal year end.

The registration statement for the Company’s initial public offering was declared effective on March 20, 2012.  On March 26, 2012, the Company consummated a public offering of 4,000,000 units (“Units”) (the “Public Offering” – Note 3).  Each Unit consists of one ordinary share, no par value (“Ordinary Shares”), and one redeemable Ordinary Share purchase warrant (“Warrant”).  The Ordinary Shares sold as part of the Units in the Public Offering are referred herein as “public shares.” On March 26, 2012, the Company completed a private placement of 3,266,667 Warrants to the initial investors and the underwriters (the “Placement Warrants”).  The Company received gross proceeds of $42,450,000 before deducting underwriters’ compensation of $1,175,000 (total compensation of $1,200,000 less an initial $25,000 advance) and which includes $2,450,000 received for the purchase of the 3,266,667 Warrants by the initial investors and the underwriters.

Upon the closing of the Public Offering and the private placements, $40,600,000 was placed into a trust account (“Trust Account”) (discussed below).  The proceeds placed into the Trust Account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. Treasuries.  The Trust Account is held at J.P.  Morgan Chase N.A., London Branch and maintained by Continental Stock Transfer & Trust Company, acting as trustee.  Such proceeds will only be released to the Company upon the earlier of: (1) the consummation of a Business Combination and (2) a redemption to public shareholders prior to any voluntary winding-up in the event the Company does not consummate a Business Combination.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination.  The Company’s efforts are focused on identifying for its initial Business Combination target operating businesses that have their primary operations located in any of (a) the MERCOSUR countries (Argentina, Brazil, Paraguay and Uruguay), (b) associate member countries of the MERCOSUR (Bolivia, Chile, Colombia, Ecuador and Peru), (c) Latin America generally or (d) the United States in areas principally serving the Hispanic market.  There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company’s initial shareholder, officers and directors have agreed that the Company will only have until June 26, 2013 to consummate a Business Combination (or September 26, 2013, if the Company has entered into a definitive agreement for, but has not yet consummated, a Business Combination with a target business by June 26, 2013).  If the Company does not consummate a Business Combination within this period of time, it will (i) as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to the public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of winding up its affairs.  This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern.  This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up.  The initial shareholder has waived his rights to participate in any redemption with respect to his initial shares.  However, if the initial shareholder or any of the Company’s officers, directors or affiliates acquire Ordinary Shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate a Business Combination within the required time period.  In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Public Offering price per Unit.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

Unless otherwise required by law or the Nasdaq Capital Market or if it decides to seek shareholder approval for business reasons, the Company will not submit the transaction for shareholder approval after it signs a definitive agreement with a target for a Business Combination.  The Company will proceed with a Business Combination if such Business Combination is approved by its board of directors.  In the event that it is required to seek shareholder approval in connection with the Business Combination, the Company will proceed only if a majority of the outstanding Ordinary Shares voted are voted in favor of the Business Combination.  In connection with such a vote, if a Business Combination is approved and consummated, shareholders (regardless of how they vote) that elect to put their Ordinary Shares back to the Company for cash will be entitled to receive their pro-rata portion of the Trust Account (together with interest thereon which was not previously used for working capital but net of taxes).  However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.  These Ordinary Shares are recorded at fair value and classified as temporary equity in accordance with ASC 480 “Distinguishing Liabilities from Equity.”  The initial shareholder has agreed, in the event the Company is required to seek shareholder approval of its Business Combination, to vote his initial shares in favor of approving a Business Combination.  The initial shareholder and the Company’s officers and directors have also agreed to vote Ordinary Shares acquired by them in this Public Offering or in the aftermarket in favor of a Business Combination submitted to the Company’s shareholders for approval.

As long it maintains its status as a foreign private issuer (“FPI”) and is required to comply with the FPI rules, regardless of whether it is required by law or the Nasdaq Capital Market, or if it decides to seek shareholder approval for business reasons, the Company intends to consummate its initial Business Combination and conduct redemptions of Ordinary Shares for cash without a shareholder vote pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”).  If the Company is no longer an FPI (and no longer required to comply with the FPI rules) and is required by law or the Nasdaq Capital Market to seek shareholder approval, or it decides to seek shareholder approval for business reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the SEC proxy rules and not pursuant to the tender offer rules.

If the Company is no longer an FPI and seeks shareholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Company’s amended and restated memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking redemption rights with respect to more than an aggregate of 19.9% of the Ordinary Shares sold in the Offering.  Public shareholders who redeem their Ordinary Shares into their pro rata share of the Trust Account will continue to have the right to exercise any warrants they may hold.

The Company will seek to have all vendors, service providers, prospective target businesses or other entities with which it conducts business execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account.  There is no guarantee that such parties will execute such agreements, and even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against the Company’s assets, including the funds held in the Trust Account.  If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, the Company’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

Julio Gutierrez, the Company’s chairman and initial shareholder, has agreed that he will be liable to the Company, if and to the extent any claims by any party reduce the amount in the Trust Account to below $10.15 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the indemnity of the underwriters of the Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) .  Moreover, in the event an executed waiver is deemed to be unenforceable against a third party, Mr.  Gutierrez will not be responsible to the extent of any liability for such third party claims.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At July 31, 2012, the Company has not commenced any operations nor generated revenue to date.  All activity through July 31, 2012 relates to the Company’s formation, the private placements and the Public Offering, and the identification of potential target businesses and assets.  The Company will not generate any operating revenues until after completion of a Business Combination, at the earliest.  The Company will generate non-operating income in the form of interest income on the Trust Account.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

Offering costs

Offering costs related to the Public Offering, totaling approximately $2,460,000 (including $1,200,000 of underwriting fees (including a $25,000 advance) paid at closing and $800,000 of deferred underwriting compensation) through the balance sheet date have been charged to shareholders’ equity upon the completion of the Public Offering.

Redeemable ordinary shares

All of the 4,000,000 Ordinary Shares sold as part of a Unit in the Public Offering contain a redemption feature which allows for the redemption of Ordinary Shares under the Company’s liquidation or tender offer/shareholder approval provisions.  In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity.  Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480.  Although the Company does not specify a maximum redemption threshold, its memorandum and articles of association provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period.  Increases or decreases in the carrying amount of redeemable Ordinary Shares shall be affected by charges against paid-in capital.

Accordingly, at July 31, 2012, 3,431,943 of the 4,000,000 public shares are classified outside of permanent equity at their redemption value.  The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable (approximately $10.15 at July 31, 2012).

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income taxes

Under the laws of the British Virgin Islands, the Company is generally not subject to income taxes.  Accordingly, no provision for income taxes has been made in the accompanying financial statements.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority.  De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that increases ending accumulated deficit.  Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of July 31, 2012.  The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively.  No interest expense or penalties have been recognized as of and for the period ended July 31, 2012.  The Company is subject to income tax examinations by major taxing authorities since inception.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes.  These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws.  The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.”  Net loss per ordinary share is computed by dividing net loss applicable to ordinary shareholders by the weighted average number of Ordinary Shares outstanding for the period.  At July 31, 2012, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into Ordinary Shares and then share in the earnings of the Company.  As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution.  The Company maintains its cash balance with a financial institution and may at times exceed the federally insured limit.  The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3.           OFFERING

On March 26, 2012, the Company sold 4,000,000 Units, each Unit consisting of one Ordinary Share and one Warrant.  Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $10.00 commencing on the later of (a) March 21, 2013 or (b) the completion of a Business Combination, and will expire five years from the date of the consummation of the Business Combination, or earlier upon redemption or liquidation.  The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the Ordinary Shares equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.  In the event a registration statement is not effective at the time of exercise, the holders of the Warrants shall not be entitled to exercise such Warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrants and the Warrants will expire worthless.

The Company paid an underwriting discount of three percent (3.0%) of the public Unit offering price to the underwriters at the closing of the Public Offering.  An additional corporate finance fee of two percent (2.0%) of the gross offering proceeds payable in cash to the underwriters is due upon the closing of a Business Combination.

The Company sold to The PrinceRidge Group LLC for $100, as additional compensation, an option to purchase up to 340,000 Units at $15.00 per Unit.  The Units issuable upon exercise of this option are identical to those offered in the Public Offering.  This option may be exercised during the five-year period from March 26, 2012 commencing on the later of the consummation of an initial Business Combination and March 26, 2013.  The Company has accounted for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the Public Offering resulting in a charge directly to shareholders’ equity.  The Company estimated the fair value of the unit purchase option is approximately $1.48 per Unit (for a total fair value of approximately $503,200) using a Black-Scholes option-pricing model.  The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 30%, (2) risk-free interest rate of 1.09% and (3) expected life of 5 years.  Because the Units did not have a trading history, the volatility assumption was based on information available to management.  The volatility assumption was calculated using the average volatility of the Russell Microcap Index.  The Company believes the volatility estimate was a reasonable benchmark to use in estimating the expected volatility of the Units.  Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination within the prescribed time period and it liquidates, the option will become worthless.  The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option to exercise the unit purchase option without the payment of cash.  The exercise price and number of Units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation of the Company.  However, the option will not be adjusted for issuances of Ordinary Shares at a price below its exercise price.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

On May 17, 2012, the Company filed a Form 6-K with the SEC announcing that the representative of the underwriters of the Public Offering, which was consummated on March 26, 2012, had notified the Company that commencing May 18, 2012, the holders of the Units may elect to separately trade the Ordinary Shares and Warrants underlying such Units.  Those Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “BGSCU” and each of the underlying Ordinary Shares and Warrants will trade under the symbols “BGSC” and “BGSCW”, respectively.  In addition, as a result of the underwriters electing to not exercise the over-allotment option in connection with the Public Offering, the initial shareholder forfeited 200,000 Ordinary Shares (after giving effect to 1.125-for-1 reverse split of the Ordinary Shares).

4.           RELATED PARTY TRANSACTIONS

The Company’s initial shareholder advanced a total of $151,760 for payment of offering costs and formation costs on the Company’s behalf.  These advances were non-interest bearing, unsecured and were due at the earlier of March 31, 2012 or the closing of the Public Offering.  These advances were repaid at the closing of the Public Offering on March 26, 2012.  The Company also made advances to the initial shareholder of $20,000 for the purchase of warrants in the private placement.  These amounts were repaid to the Company on March 30, 2012.  At July 31, 2012, there is a balance of $15,348 due from an affiliate on the accompanying balance sheet for advances to the initial shareholder to pay Company expenses.

On March 20, 2012, the Company entered into an agreement with its Chairman and initial shareholder, Julio Gutierrez, pursuant to which Mr.  Gutierrez agreed to loan the Company up to an aggregate of $500,000 (or a higher amount at his discretion) to fund the Company’s working capital needs following the consummation of the Public Offering and before a Business Combination.  In the event that a Business Combination does not close, the Company may use a portion of the Public Offering proceeds held outside the Trust Account to repay such working capital loans but no proceeds from the Trust Account would be used for such repayment.  Mr.  Gutierrez, at his option, may convert the working capital loans into warrants in connection with a Business Combination at $0.75 per warrant.  As of July 31, 2012, no such loans were made.

On October 5, 2011, the Company issued to the initial shareholder, 1,725,000 founders shares for an aggregate purchase price of $25,000 in cash.  On March 14, 2012, the Company effectuated an approximate 1.125-to-1 reverse stock split, resulting in a reduction in outstanding shares to 1,533,333.  Share amounts have been restated to reflect the retroactive effect of the reverse stock split.  These shares included 200,000 Ordinary Shares that were subject to forfeiture if the underwriters did not exercise their over-allotment option.  All 200,000 shares were forfeited when the over-allotment option period expired in May 2012 (see Note 5).  The initial shareholder has agreed that he will not sell or transfer his shares until: (i) with respect to 20% of such shares, upon consummation of the Business Combination, (ii) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iii) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iv) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (v) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (vi) with respect to 100% of such shares, immediately if, following a Business Combination, the Company engages in a subsequent transaction (1) resulting in the Company’s shareholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of the Company’s board of directors or management team in which the Company is the surviving entity.

The initial shareholder has agreed (1) to waive his redemption rights with respect to the initial shares and any Ordinary Shares he holds in connection with the consummation of a Business Combination and (2) to waive his rights to liquidating distributions with respect to his initial shares if the Company fails to consummate a Business Combination within 15 months from the closing of the Public Offering (or 18 months from the closing of the Public Offering if the Company has entered into a definitive agreement with a target business), although the initial shareholder will be entitled to receive liquidating distributions with respect to any Ordinary Shares he holds if the Company fails to consummate a Business Combination within such time period.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

If the Company submits a Business Combination to its shareholders for a vote, the initial shareholder has agreed to vote his initial shares and any Ordinary Shares he purchases during or after the Public Offering in favor of a Business Combination, and the initial shareholder, officers and directors of the Company have also agreed to vote any Ordinary Shares purchased by them during or after the Public Offering in favor of a Business Combination.

The initial shareholder will retain all other rights as the public shareholders with respect to his Ordinary Shares, including, without limitation, the right to vote the Ordinary Shares and the right to receive dividends, if declared (including any transferees).  If dividends are declared and payable in Ordinary Shares or to extend the period of their underlying securities, such dividends will also be subject to lockup restrictions.

The holders of the initial shares, investor warrants, underwriter warrants and warrants that may be issued upon conversion of the working capital loans will have registration rights to require the Company to register for sale any of the securities held by them pursuant to a registration rights agreement dated March 20, 2012.  These shareholders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities (following their release from any lockup restrictions) for sale under the Securities Act.  In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Commencing on March 26, 2012, the Company entered into an agreement with BGS Group SA, an affiliate of the initial shareholder to provide at no cost office space, secretarial, and administrative services.  This agreement will expire upon the earlier of: (a) the successful completion of the Business Combination, or (b) the date on which the Company is dissolved and liquidated.

5.           COMMITMENTS & CONTINGENCIES

The Company granted the underwriters a 45-day option to purchase up to 600,000 additional Units to cover the over-allotment at the Public Offering price less the underwriting discounts and commissions.  This over-allotment expired unexercised and the initial shareholder forfeited 200,000 Ordinary Shares previously purchased .

The underwriters will be entitled to a corporate finance fee of two percent (2.0%) of the Public Offering, payable in cash upon the closing of a Business Combination.  The deferred corporate finance fee of $800,000 is reflected in the accompanying balance sheet.

6.           WARRANTS ISSUED IN PRIVATE PLACEMENT

On March 26, 2012, the initial investors and the underwriters purchased the Placement Warrants at a price of $0.75 per warrant, for an aggregate purchase price of $2,450,000 to the Company.  The Placement Warrants are identical to the Warrants sold as part of the Units in the Public Offering except that, so long as they are held by our initial investors, the underwriters or their permitted transferees, (1) they will not be redeemable by the Company and (2) they (including the Ordinary Shares issuable upon exercise of the Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the initial investors or the underwriters until 30 days after the completion of an initial Business Combination.  Additionally, for so long as they are held by the initial investors, the underwriters or their permitted transferees, the Placement Warrants may not be exercised after March 20, 2017.  If the Company does not complete its initial Business Combination within 15 months from the closing of the Public Offering (or 18 months from the closing of the Public Offering, if the Company has entered into a definitive agreement for, but have not yet consummated, an initial business combination with a target business within such 15 month period), then the proceeds from the sale of the Placement Warrants will be part of the liquidating distribution to the public shareholders and the Placement Warrants issued to the initial investors and the underwriters will expire worthless.

After its initial Business Combination, the Company will treat all if its outstanding warrants as a liability due to the cash settlement provisions provided in the Warrant Agreement.  ASC 815-40-55-2 indicates that an event that causes a change of control of an issuer is not within the issuer’s control and, therefore, a contract that requires net-cash settlement upon a change in control must be classified as an asset or liability.  Management cannot accurately estimate what the cash settlement will be, or if an initial Business Combination will take place, but the expense and cash payment may be material.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

In the event of a Fundamental Transaction (as defined in the Warrant Agreement), which can only happen after a Business Combination, at the request of the holder delivered at any time through the date that is 30 days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a report on Form 6-K filed with the SEC, the Company (or the successor entity to the Company) shall purchase the Warrant from the holder by paying to the holder, within five trading days after such request, cash in an amount equal to the Black-Scholes Value of the remaining unexercised portion of the Warrant on the date of such Fundamental Transaction.  Any holder that receives cash pursuant to the immediately preceding sentence shall not receive any Alternate Consideration (as defined in the Warrant Agreement) from such transaction.  For the forgoing purposes, the “Black-Scholes Value” means the value of the Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg using (i) a price per Ordinary Share equal to the closing sale price of the Ordinary Shares for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (iii) an expected volatility equal to the greater of (A) forty percent (40%) and (B) the 30-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately following the announcement of the Fundamental Transaction, (iv) a “Style” of “Warrant” and (v) a “Warrant type” of “Capped” where “Call cap” equals $16.50.

The investor and underwriter warrants (including the Ordinary Shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination, and they will be non-redeemable so long as they are held by the investors, the underwriters (and/or their designees) or their permitted transferees.  If the investor warrants or the underwriter warrants, as applicable, are held by holders other than such investors, the underwriters (and/or their designees) or their permitted transferees, such warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units sold in the Public Offering.  The underwriter warrants are also subject to certain additional restrictions on transfer as required by FINRA.

The Company has evaluated the accounting treatment of the investor warrants and the underwriter warrants and the warrants attached to the Units.  The term of the warrants satisfy the applicable requirements of FASB ASC 815-10-15, which provides guidance on identifying contracts that should not be accounted for as derivative instruments and FASB ASC 815-40-15.  Accordingly, the Company intends to classify the warrants as additional paid-in capital.

The valuation of the warrants was based on comparable initial public offerings by previous blank check companies.  The initial investors have agreed that the warrants purchased will not be sold or transferred until 30 days following consummation of a Business Combination, subject to certain limited exceptions.  If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public shareholders and the warrants issued to the initial investors will expire worthless.  The Company classifies the private placement warrants within permanent equity as additional paid-in capital in accordance with ASC 815-40-25-13.

7.           TRUST ACCOUNT

Upon the closing of the Public Offering and the private placement of the Placement Warrants, a total of $40,600,000 was placed in the Trust Account.  All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. Treasuries.

8.           FAIR VALUE MEASUREMENT

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of July 31, 2012, and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.  In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities.  Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves.  Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability:

Fair Value of Financial Assets as of July 31, 2012

	Balances, at July 31,	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	2012	(Level 1)	(Level 2)	(Level 3)

Assets:

Investments held in Trust Account	$40,600,000	$40,600,000	—	—

Total	$40,600,000	$40,600,000	—	—

The fair values of the Company’s investments held in the Trust Account are determined through market, observable and corroborated sources.

9.           SHAREHOLDERS’ EQUITY

Ordinary Shares — The Company is authorized to issue an unlimited number of Ordinary Shares.  Holders of the Ordinary Shares are entitled to one vote for each ordinary share.  At July 31, 2012, there were 1,901,390 Ordinary Shares outstanding, excluding 3,431,943 shares subject to possible redemption.  On March 14, 2012, the Company effectuated an approximate 1.125-to-1 reverse stock split.  Share amounts have been restated to reflect the retroactive effect of the reverse stock split.

Preferred Shares — The Company is authorized to issue an unlimited number of preferred shares in five different classes with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.  At July 31, 2012, the Company has not issued any preferred shares.

10.           SUBSEQUENT EVENTS

Management has approved the financial statements and performed an evaluation of subsequent events through November 30, 2012, noting no items which require adjustment or disclosure.

BGS ACQUISITION CORP.
(a company in the development stage)
INTERIM BALANCE SHEETS

	April 30, 2013	July 31, 2012
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$26,623	$26,631
Prepaid Expenses	8,753	48,143
Due from Affiliate	-	15,348
Restricted Cash Held in Trust	40,600,016	40,600,000
Total Assets	$40,635,392	$40,690,122

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Accrued Expenses	$78,500	$55,891
Loan Payable, Affiliate	437,445	-

Other Liabilities
Deferred Corporate Finance Fee	800,000	800,000

Total Liabilities	1,315,945	855,891

Commitments and Contingencies
Ordinary Shares Subject to Possible Redemption, 3,381,225 Shares and 3,431,943 Shares, respectively (at Redemption Value)	34,319,437	34,834,221

Shareholders’ Equity
Preferred Shares, no par value, unlimited shares authorized; no shares issued and outstanding	-	-

Ordinary Shares, no par value, unlimited shares authorized; 1,952,108 and 1,901,390 shares issued and outstanding (excluding 3,381,225 and 3,431,943 shares subject to possible redemption), respectively	2,550,010	2,550,010
Additional Paid-in Capital	2,450,000	2,450,000
Deficit Accumulated During the Development Stage	-	-
Total Shareholders’ Equity	5,000,010	5,000,010

Total Liabilities and Shareholders’ Equity	$40,635,392	$40,690,122

The accompanying notes are an integral part of the interim financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)
INTERIM STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended April 30, 2013	Three Months Ended April 30, 2012	Nine Months Ended April 30, 2013	For the period from August 9, 2011 (date of incorporation) to April 30, 2012	For the period from August 9, 2011 (date of incorporation) to April 30, 2013
Revenue	$-	$-	$-	$-	$-
General and Administrative Expenses	384,250	53,418	514,801	63,418	695,969
Loss from operations	(384,250)	(53,418)	(514,801)	(63,418)	(695,969)
Other Income
Interest Income	-	-	16	-	16

Net Loss Attributable to Ordinary Shareholders	$(384,250)	$(53,418)	$(514,785)	$(63,418)	$(695,953)

Weighted Average Number of Ordinary Shares Outstanding (excluding shares subject to possible redemption)	1,914,676	1,754,373	1,908,303	1,608,121	1,694,769

Basic and Diluted Net Loss per Ordinary Share	$(0.20)	$(0.03)	$(0.27)	$(0.04)	$(0.41)

The accompanying notes are an integral part of the interim financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)
INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Period from August 9, 2011 (date of incorporation) to April 30, 2013

				Deficit
				Accumulated
			Additional	During the	Total
	Ordinary Shares		Paid-in	Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity
Sale of ordinary shares to initial shareholder on October 5, 2011 at approximately $0.016 per share	1,533,333	$25,000	$-	$-	$25,000

Sale on March 26, 2012 of 4,000,000 units at $10 per unit (including 3,431,943 shares subject to possible redemption)	4,000,000	40,000,000		-	40,000,000

Underwriters’ discount and offering expenses		(2,459,600)		-	(2,459,600)

Sale on March 26, 2012 of 3,266,667 private placement warrants at $0.75 per warrant			2,450,000	-	2,450,000

Proceeds subject to possible redemption of 3,431,943 ordinary shares at redemption value	(3,431,943)	(35,015,390)		181,169	(34,834,221)

Forfeiture of 200,000 ordinary shares in connection with the underwriters’ election to not exercise the overallotment option	(200,000)	-

Net loss attributable to ordinary shares not subject to redemption	-	-	-	(181,169)	(181,169)

Balances, July 31, 2012 (audited)	1,901,390	2,550,010	2,450,000	-	5,000,010

Change in proceeds subject to possible redemption of 3,381,225 ordinary shares at redemption value	50,718	-		514,785	514,785

Net loss attributable to ordinary shares not subject to redemption	-	-	-	(514,785)	(514,785)

Balances, April 30, 2013 (unaudited)	1,952,108	$2,550,010	$2,450,000	$-	$5,000,010

The accompanying notes are an integral part of the interim financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)
INTERIM STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended April 30, 2013	For the Period from August 9, 2011 (date of incorporation) to April 30, 2012	For the Period from August 9, 2011 (date of incorporation) to April 30, 2013
Cash Flows from Operating Activities
Net loss attributable to ordinary shares not subject to redemption	$(514,785)	$(63,418)	$(695,953)
Adjustments to reconcile net loss attributable to ordinary shares not subject to redemption to net cash used in operating activities:

Changes in operating assets and liabilities:
Prepaid Expenses	39,390	(61,273)	(8,753)
Due from Affiliate	15,349	(86,389)	-
Accrued Expenses	22,609	25,000	78,500
Net cash provided by (used in) operating activities	(437,437)	(186,080)	(626,206)

Cash Flows from Investing Activities
Principal deposited in Trust Account	-	(40,600,000)	(40,600,000)
Interest reinvested in Trust Account	(16)	-	(16)
Net cash used in investing activities	(16)	(40,600,000)	(40,600,016)

Cash Flows from Financing Activities
Proceeds from issuance of ordinary shares to initial shareholder	-	25,000	25,000
Proceeds from Public Offering	-	40,000,000	40,000,000
Proceeds from issuance of Private Placement Warrants	-	2,450,000	2,450,000
Payment of offering costs	-	(1,659,600)	(1,659,600)
Proceeds from loan payable, affiliate	437,445	-	437,445

Net cash provided by financing activities	437,445	40,815,400	41,252,845
Net increase (decrease) in cash	(8)	29,320	26,623
Cash at beginning of the period	26,631	-	-

Cash at end of the period	$26,623	$29,320	$26,623
Supplemental Disclosure of Non-Cash Financing Activities:
Deferred corporate finance fee	$-	$800,000	$800,000

The accompanying notes are an integral part of the interim financial statements.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to April 30, 2013

1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

BGS Acquisition Corp. (a company in the development stage) (the “Company”) is a blank check company incorporated as a British Virgin Islands business company with limited liability formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses or assets (“Business Combination”). The Company is considered to be in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, or ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. As of April 30, 2013, the Company had neither engaged in any operations nor generated revenue. Activity through April 30, 2013 relates to the Company’s formation and initial public offering and since March 20, 2012, the identification of potential target businesses and assets. The Company has selected July 31 as its fiscal year end.

The registration statement for the Company’s initial public offering was declared effective on March 20, 2012. On March 26, 2012, the Company consummated a public offering of 4,000,000 units (“Units”) (the “Public Offering”– Note 3).  Each Unit consists of one ordinary share, no par value (“Ordinary Shares”), and one redeemable Ordinary Share purchase warrant (“Warrant”). The Ordinary Shares sold as part of the Units in the Public Offering are referred herein as “public shares.” On March 26, 2012, the Company completed a private placement of 3,266,667 Warrants to the initial investors and the underwriters (the “Placement Warrants”).  The Company received gross proceeds of $42,450,000 before deducting underwriters’ compensation of $1,175,000 (total compensation of $1,200,000 less an initial $25,000 advance) and which includes $2,450,000 received for the purchase of the 3,266,667 Warrants by the initial investors and the underwriters.

Upon the closing of the Public Offering and the private placements, $40,600,000 was placed into a trust account (“Trust Account”) (discussed below). The proceeds placed into the Trust Account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. Treasuries.  The Trust Account is held at J.P. Morgan Chase N.A., London Branch and maintained by Continental Stock Transfer & Trust Company, acting as trustee. Such proceeds will only be released to the Company upon the earlier of: (1) the consummation of a Business Combination and (2) a redemption to public shareholders prior to any voluntary winding-up in the event the Company does not consummate a Business Combination.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. The Company’s efforts are focused on identifying for its initial Business Combination target operating businesses that have their primary operations located in any of (a) the MERCOSUR countries (Argentina, Brazil, Paraguay and Uruguay), (b) associate member countries of the MERCOSUR (Bolivia, Chile, Colombia, Ecuador and Peru), (c) Latin America generally or (d) the United States in areas principally serving the Hispanic market.  There is no assurance that the Company will be able to successfully effect a Business Combination. The Company’s initial shareholder, officers and directors have agreed that the Company will only have until June 26, 2013 to consummate a Business Combination (or September 26, 2013, if the Company has entered into a definitive agreement for, but has not yet consummated, a Business Combination with a target business by June 26, 2013). If the Company does not consummate a Business Combination within this period of time, it will (i) as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to the public shareholders by way of redemption and (ii) intend to cease all operations except for the purposes of winding up its affairs. This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability to continue as a going concern. This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up. The initial shareholder has waived his rights to participate in any redemption with respect to his initial shares. However, if the initial shareholder or any of the Company’s officers, directors or affiliates acquire Ordinary Shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the Public Offering price per Unit.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to April 30, 2013

Unless otherwise required by law or the Nasdaq Capital Market or if it decides to seek shareholder approval for business reasons, the Company will not submit the transaction for shareholder approval after it signs a definitive agreement with a target for a Business Combination.  The Company will proceed with a Business Combination if such Business Combination is approved by its board of directors. In the event that it is required to seek shareholder approval in connection with the Business Combination, the Company will proceed only if a majority of the outstanding Ordinary Shares voted are voted in favor of the Business Combination.  In connection with such a vote, if a Business Combination is approved and consummated, shareholders (regardless of how they vote) that elect to put their Ordinary Shares back to the Company for cash will be entitled to receive their pro-rata portion of the Trust Account (together with interest thereon which was not previously used for working capital but net of taxes).  However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. These Ordinary Shares are recorded at fair value and classified as temporary equity in accordance with ASC 480 “Distinguishing Liabilities from Equity”. The initial shareholder has agreed, in the event the Company is required to seek shareholder approval of its Business Combination, to vote his initial shares in favor of approving a Business Combination. The initial shareholder and the Company’s officers and directors have also agreed to vote Ordinary Shares acquired by them in this Public Offering or in the aftermarket in favor of a Business Combination submitted to the Company’s shareholders for approval.

As long as it maintains its status as a foreign private issuer (“FPI”) and is required to comply with the FPI rules, regardless of whether it is required by law or the Nasdaq Capital Market, or if it decides to seek shareholder approval for business reasons, the Company intends to consummate its initial Business Combination and conduct redemptions of Ordinary Shares for cash without a shareholder vote pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”). If the Company is no longer an FPI (and no longer required to comply with the FPI rules) and is required by law or the Nasdaq Capital Market to seek shareholder approval, or it decides to seek shareholder approval for business reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the SEC proxy rules and not pursuant to the tender offer rules.

If the Company is no longer an FPI and seeks shareholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Company’s amended and restated memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking redemption rights with respect to more than an aggregate of 19.9% of the Ordinary Shares sold in the Public Offering. Public shareholders who redeem their Ordinary Shares into their pro rata share of the Trust Account will continue to have the right to exercise any warrants they may hold.

The Company has sought and will continue to seek to have its vendors, service providers, prospective target businesses or other entities with which it conducts business execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account.  There is no guarantee that such parties will execute such agreements, and even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against the Company’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, the Company’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

Julio Gutierrez, the Company’s chairman and initial shareholder, has agreed that he will be liable to the Company, if and to the extent any claims by any party reduce the amount in the Trust Account to below $10.15 per share except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the indemnity of the underwriters of the Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event an executed waiver is deemed to be unenforceable against a third party, Mr. Gutierrez will not be responsible to the extent of any liability for such third party claims.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to April 30, 2013

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At April 30, 2013, the Company had not commenced any operations nor generated revenue to date. All activity through April 30, 2013 relates to the Company’s formation, the private placements and the Public Offering, and the identification of potential target businesses and assets for a Business Combination.  The Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the Trust Account.

Offering costs

Offering costs related to the Public Offering, totaling approximately $2,460,000 (including $1,200,000 of underwriting fees (including a $25,000 advance) paid at closing and $800,000 of deferred underwriting compensation) through the balance sheet date have been charged to shareholders’ equity upon the completion of the Public Offering.

Redeemable Ordinary Shares

All of the 4,000,000 Ordinary Shares sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of Ordinary Shares under the Company's liquidation or tender offer/shareholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its memorandum and articles of association provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets (shareholders' equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Ordinary Shares shall be affected by charges against paid-in capital.

Accordingly, at April 30, 2013, 3,381,225 of the 4,000,000 public shares are classified outside of permanent equity at their redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable (approximately $10.15 at April 30, 2013).

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to April 30, 2013

Income taxes

Under the laws of the British Virgin Islands, the Company is generally not subject to income taxes. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that increases ending accumulated deficit. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of April 30, 2013. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively.  No interest expense or penalties have been recognized as of and for the period ended April 30, 2013.  The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net loss per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.”  Net loss per Ordinary Share is computed by dividing net loss applicable to ordinary shareholders by the weighted average number of Ordinary Shares outstanding for the period. At April 30, 2013, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into Ordinary Shares and then share in the earnings of the Company. As a result, diluted loss per Ordinary Share is the same as basic loss per Ordinary Share for the period.

Reclassification

Certain reclassifications have been made to amounts previously reported for 2012 to conform with the current presentation. Such reclassifications have no effect on previously reported net loss.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution. The Company maintains its cash balance with a financial institution and may at times exceed the federally insured limit.  The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3.  OFFERING

On March 26, 2012, the Company sold 4,000,000 Units, each Unit consisting of one Ordinary Share and one Warrant.  Each Warrant entitles the holder to purchase from the Company one Ordinary Share at an exercise price of $10.00 commencing on the later of (a) March 21, 2013 or (b) the completion of a Business Combination, and will expire five years from the date of the consummation of the Business Combination, or earlier upon redemption or liquidation. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the Ordinary Shares equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which notice of redemption is given.  In the event a registration statement is not effective at the time of exercise, the holders of the Warrants shall not be entitled to exercise such Warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the Warrants and the Warrants will expire worthless.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to April 30, 2013

The Company paid an underwriting discount of three percent (3.0%) of the public Unit offering price to the underwriters at the closing of the Public Offering. An additional corporate finance fee of two percent (2.0%) of the gross offering proceeds payable in cash to the underwriters is due upon the closing of a Business Combination.

The Company sold to C&Co/PrinceRidge LLC (formerly The PrinceRidge Group LLC) for $100, as additional compensation, an option to purchase up to 340,000 Units at $15.00 per unit. The units issuable upon exercise of this option are identical to those offered in the Public Offering. This option may be exercised commencing on the later of the consummation of an initial Business Combination and March 20, 2013 and ending on March 20, 2017.  The Company has accounted for the fair value of the unit purchase option, net of the receipt of the $100 cash payment, as an expense of the Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated the fair value of the unit purchase option is approximately $1.48 per unit (for a total fair value of approximately $503,200) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 30%, (2) risk-free interest rate of 1.09% and (3) expected life of 5 years.  Because the Units did not have a trading history, the volatility assumption was based on information available to management. The volatility assumption was calculated using the average volatility of the Russell Microcap Index.  The Company believes the volatility estimate was a reasonable benchmark to use in estimating the expected volatility of the Units. Although an expected life of five years was used in the calculation, if the Company does not consummate a Business Combination within the prescribed time period and it liquidates, the option will become worthless. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option to exercise the unit purchase option without the payment of cash.  The exercise price and number of Units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation of the Company.  However, the option will not be adjusted for issuances of Ordinary Shares at a price below its exercise price.

On May 17, 2012, the Company filed a Form 6-K with the SEC announcing that the representative of the underwriters of the Public Offering, which was consummated on March 26, 2012, had notified the Company that commencing May 18, 2012, the holders of the Units may elect to separately trade the Ordinary Shares and Warrants underlying such Units.  Those Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “BGSCU” and each of the underlying Ordinary Shares and Warrants will trade under the symbols “BGSC” and “BGSCW”, respectively.  In addition, as a result of the underwriters electing to not exercise the over-allotment option in connection with the Public Offering, the initial shareholder forfeited 200,000 Ordinary Shares (after giving effect to 1.125-for-1 reverse split of the Ordinary Shares).

4.  RELATED PARTY TRANSACTIONS

The Company’s initial shareholder, Julio Gutierrez, advanced a total of $151,760 for payment of offering costs and formation costs on the Company’s behalf. These advances were non-interest bearing, unsecured and were due at the earlier of March 31, 2012 or the closing of the Public Offering.  These advances were repaid at the closing of the Public Offering on March 26, 2012.  The Company also made advances to the initial shareholder of $20,000 for the purchase of warrants in the private placement.  These amounts were repaid to the Company on March 30, 2012.  Since the Public Offering, the initial shareholder has paid expenses on behalf of the Company.  Through April 30, 2013, there were unreimbursed expenses of $437,445 paid by the initial shareholder on behalf of the Company, which amounts were converted to a promissory note and included in ‘loan payable, affiliate’ on the accompanying balance sheet at April 30, 2013. At July 31, 2012, there was a balance of $15,348 due from the initial shareholder included in ‘Due from affiliate’ on the accompanying balance sheet for outstanding advances made to the initial shareholder to pay Company expenses.

On March 20, 2012, the Company entered into an agreement with its Chairman and initial shareholder pursuant to which Mr. Gutierrez agreed to loan the Company up to an aggregate of $500,000 (or a higher amount at his discretion) to fund the Company’s working capital needs following the consummation of the Public Offering and before a Business Combination.  In the event that a Business Combination does not close, the Company may use a portion of the Public Offering proceeds held outside the Trust Account to repay such working capital loans but no proceeds from the Trust Account would be used for such repayment.  Mr. Gutierrez, at his option, may convert the working capital loans into warrants in connection with a Business Combination at $0.75 per warrant.  As of April 30, 2013, all outstanding payments made by Mr. Gutierrez on behalf of the Company totaling $437,445, were converted to a promissory note under this agreement.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to April 30, 2013

On October 5, 2011, the Company issued to the initial shareholder, 1,725,000 founders shares for an aggregate purchase price of $25,000 in cash. On March 14, 2012, the Company effectuated an approximate 1.125-to-1 reverse stock split, resulting in a reduction in outstanding shares to 1,533,333. Share amounts have been restated to reflect the retroactive effect of the reverse stock split. These shares included 200,000 Ordinary Shares that were subject to forfeiture if the underwriters did not exercise their over-allotment option.  All 200,000 shares were forfeited when the over-allotment option period expired in May 2012 (see Note 5).  The initial shareholder has agreed that he will not sell or transfer his shares until: (i) with respect to 20% of such shares, upon consummation of the Business Combination, (ii) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iii) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (iv) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (v) with respect to 20% of such shares, when the closing price of the Ordinary Shares exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (vi) with respect to 100% of such shares, immediately if, following a Business Combination, the Company engages in a subsequent transaction (1) resulting in the Company’s shareholders having the right to exchange their shares for cash or other securities or (2) involving a merger or other change in the majority of the Company’s board of directors or management team in which the Company is the surviving entity.

The initial shareholder has agreed (1) to waive his redemption rights with respect to the initial shares and any Ordinary Shares he holds in connection with the consummation of a Business Combination and (2) to waive his rights to liquidating distributions with respect to his initial shares if the Company fails to consummate a Business Combination by June 26, 2013 (or September 26, 2013 if the Company has entered into a definitive agreement with a target business by June 26, 2013), although the initial shareholder will be entitled to receive liquidating distributions with respect to any Ordinary Shares he holds if the Company fails to consummate a Business Combination within such time period.

If the Company submits a Business Combination to its shareholders for a vote, the initial shareholder has agreed to vote his initial shares and any Ordinary Shares he purchases during or after the Public Offering in favor of a Business Combination, and the initial shareholder, officers and directors of the Company have also agreed to vote any Ordinary Shares purchased by them during or after the Public Offering in favor of a Business Combination.

The initial shareholder will retain all other rights as the public shareholders with respect to his Ordinary Shares, including, without limitation, the right to vote the Ordinary Shares and the right to receive dividends, if declared (including any transferees). If dividends are declared and payable in Ordinary Shares or to extend the period of their underlying securities, such dividends will also be subject to lockup restrictions.

The holders of the initial shares, investor warrants, underwriter warrants and warrants that may be issued upon conversion of the working capital loans will have registration rights to require the Company to register for sale any of the securities held by them pursuant to a registration rights agreement dated March 20, 2012.  These shareholders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities (following their release from any lockup restrictions) for sale under the Securities Act. In addition, these shareholders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.  The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Commencing on March 26, 2012, the Company entered into an agreement with BGS Group SA, an affiliate of the initial shareholder to provide at no cost office space, secretarial, and administrative services. This agreement will expire upon the earlier of: (a) the successful completion of the Business Combination, or (b) the date on which the Company is dissolved and liquidated.

5.   COMMITMENTS & CONTINGENCIES

The Company granted the underwriters a 45-day option to purchase up to 600,000 additional Units to cover the over-allotment at the Public Offering price less the underwriting discounts and commissions.  This over-allotment expired unexercised and the initial shareholder forfeited 200,000 Ordinary Shares previously purchased.

The underwriters will be entitled to a corporate finance fee of two percent (2.0%) of the Public Offering, payable in cash upon the closing of a Business Combination. The deferred corporate finance fee of $800,000 is reflected in the accompanying balance sheet.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to April 30, 2013

6.  WARRANTS ISSUED IN OFFERING AND IN PRIVATE PLACEMENT

In addition to the warrants issued in the Offering (described in Note 3), on March 26, 2012, the initial investors and the underwriters purchased the Placement Warrants at a price of $0.75 per warrant, for an aggregate purchase price of $2,450,000 to the Company.  The Placement Warrants are identical to the Warrants sold as part of the Units in the Public Offering except that, so long as they are held by our initial investors, the underwriters or their permitted transferees, (1) they will not be redeemable by the Company and (2) they (including the Ordinary Shares issuable upon exercise of the Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the initial investors or the underwriters until 30 days after the completion of an initial Business Combination.  Additionally, for so long as they are held by the initial investors, the underwriters or their permitted transferees, the Placement Warrants may not be exercised after March 20, 2017. If the Company does not complete its initial Business Combination by June 26, 2013 (or September 26, 2013 if the Company has entered into a definitive agreement for, but has not yet consummated, an initial Business Combination with a target business by June 26, 2013), then the proceeds from the sale of the Placement Warrants will be part of the liquidating distribution to the public shareholders and the Placement Warrants issued to the initial investors and the underwriters will expire worthless.

After its initial Business Combination, the Company will treat all of its outstanding warrants as a liability due to the cash settlement provisions provided in the Warrant Agreement.  ASC 815-40-55-2 indicates that an event that causes a change of control of an issuer is not within the issuer's control and, therefore, a contract that requires net-cash settlement upon a change in control must be classified as an asset or liability. Management cannot accurately estimate what the cash settlement will be, or if an initial Business Combination will take place, but the expense and cash payment may be material.

In the event of a Fundamental Transaction (as defined in the Warrant Agreement), which can only happen after a Business Combination, at the request of the holder delivered at any time through the date that is 30 days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a report on Form 6-K filed with the SEC, the Company (or the successor entity to the Company) shall purchase the Warrant from the holder by paying to the holder, within five trading days after such request, cash in an amount equal to the Black-Scholes Value of the remaining unexercised portion of the Warrant on the date of such Fundamental Transaction. Any holder that receives cash pursuant to the immediately preceding sentence shall not receive any Alternate Consideration (as defined in the Warrant Agreement) from such transaction. For the forgoing purposes, the “Black-Scholes Value” means the value of the Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg using (i) a price per Ordinary Share equal to the closing sale price of the Ordinary Shares for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (iii) an expected volatility equal to the greater of (A) forty percent (40%) and (B) the 30-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately following the announcement of the Fundamental Transaction, (iv) a “Style” of “Warrant” and (v) a “Warrant type” of “Capped” where “Call cap” equals $16.50.

The investor and underwriter warrants (including the Ordinary Shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination, and they will be non-redeemable so long as they are held by the investors, the underwriters (and/or their designees) or their permitted transferees. If the investor warrants or the underwriter warrants, as applicable, are held by holders other than such investors, the underwriters (and/or their designees) or their permitted transferees, such warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units sold in the Public Offering. The underwriter warrants are also subject to certain additional restrictions on transfer as required by FINRA.

The valuation of the warrants was based on comparable initial public offerings by previous blank check companies. The initial investors have agreed that the warrants purchased will not be sold or transferred until 30 days following consummation of a Business Combination, subject to certain limited exceptions. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public shareholders and the warrants issued to the initial investors will expire worthless.

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to April 30, 2013

7.  TRUST ACCOUNT

Upon the closing of the Public Offering and the private placement of the Placement Warrants, a total of $40,600,000 was placed in the Trust Account.  All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. Treasuries.

8.  FAIR VALUE MEASUREMENT

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of April 30, 2013 and July 31, 2012, and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability:

Fair Value of Financial Assets as of April 30, 2013

	Balances, at April 30,	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	2013	(Level 1)	(Level 2)	(Level 3)

Assets:

Investments held in Trust Account	$40,600,016	$40,600,016	—	—

Total	$40 ,600,016	$40,600,016	—	—

Fair Value of Financial Assets as of July 31, 2012

	Balances, at July 31,	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	2012	(Level 1)	(Level 2)	(Level 3)

Assets:

Investments held in Trust Account	$40,600,000	$40,600,000	—	—

Total	$40,600,000	$40,600,000	—	—

BGS ACQUISITION CORP.
(a company in the development stage)
NOTES TO THE FINANCIAL STATEMENTS
For the Period from August 9, 2011 (date of incorporation) to July 31, 2012

The fair values of the Company’s investments held in the Trust Account are determined through market, observable and corroborated sources.

9.    SHAREHOLDERS’ EQUITY

Ordinary Shares— The Company is authorized to issue an unlimited number of Ordinary Shares. Holders of the Ordinary Shares are entitled to one vote for each Ordinary Share. At April 30, 2013 and July 31, 2012, there were 1,952,108 and 1,901,390 Ordinary Shares outstanding, respectively, excluding 3,381,225 and 3,431,943 shares subject to possible redemption, respectively.  On March 14, 2012, the Company effectuated an approximate 1.125-to-1 reverse stock split. Share amounts have been restated to reflect the retroactive effect of the reverse stock split.

Preferred Shares— The Company is authorized to issue an unlimited number of preferred shares in five different classes with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At April 30, 2013, the Company has not issued any preferred shares.

10.  SUBSEQUENT EVENTS

Management has approved the financial statements and performed an evaluation of subsequent events through September 4, 2013.

On August 13, 2013, the Company, BGS Acquisition Subsidiary, Inc. (“Purchaser”) and BGS Merger Subsidiary, Inc. (“Merger Sub”) entered into the Amended and Restated Merger and Share Exchange Agreement (the “Merger Agreement”) with TransnetYX Holding Corp. (“TransnetYX”), Black Diamond Holdings LLC (“Black Diamond”) and Black Diamond Financial Group, LLC, a Delaware limited liability company and the manager of Black Diamond.

Pursuant to the Merger Agreement, the Company will merge with and into Purchaser and TransnetYX will merge with and into a wholly owned subsidiary of Purchaser, Merger Sub, with Merger Sub as the surviving entity, or “Survivor” (the “Transaction Merger”). As consideration in this transaction, Purchaser will issue to the shareholders of record of TransnetYX 8,000,000 shares of the common stock of Purchaser on a pro rata basis and will pay a maximum of $15.0 million in cash (the “Cash Payment”), provided that up to $11.0 million of the Cash Payment may be paid in additional shares of common stock of Purchaser if there is not adequate cash to accommodate a $15.0 million payment to the shareholders of TransnetYX and have $6.0 million in cash available in the Survivor for payment of transaction expenses and for working capital purposes. 2,000,000 of the shares of common stock of Purchaser held by Black Diamond immediately following the consummation of the transaction will be subject to a lock-up agreement that will limit Black Diamond’s ability to dispose of those shares until the earlier of (1) the Survivor achieving gross revenues in fiscal year 2015 in excess of $60 million or (2) December 31, 2020. In addition, the shareholders of TransnetYX may receive an earn out of up to an additional 8,000,000 shares of the common stock of Purchaser based on the gross revenues of the post-transaction operating company in fiscal year 2015.

On August 23, 2013, the Company filed a Schedule TO for an Offer to Purchase (the “Offer”) 3,014,778 Ordinary Shares at a price of $10.15 per share in connection with the Transaction Merger. In connection with the Offer, the Company believes that it will not be able to consummate the Merger Transaction prior to September 26, 2013, as required by the Company’s Memorandum and Articles of Association (the “Charter”).  Since we may not be able to complete the Business Combination prior to September 26, 2013, our board of directors has determined that it would be in the best interests of our shareholders to amend the Charter and the agreement governing the Trust Account to extend such date for a period of two months until November 26, 2013, rather than liquidate as required by the Charter (the “Extension”). In connection with the Extension, the board of directors has determined that it is in the Company’s best interest to allow shareholders holding the Ordinary Shares sold in our IPO the opportunity to redeem their Public Shares for a pro rata portion of the Trust Account, in accordance with their right to receive such monies under the Charter. This Offer is being made in connection with the Extension to provide our shareholders an opportunity to redeem their Public Shares for a pro-rata portion of our Trust Account in the event our shareholders approve the Extension. Any shareholder that approves the Extension may still tender shares as part of the Offer.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
TransnetYX Holding Corp. and Subsidiaries
Cordova, Tennessee

We have audited the accompanying consolidated balance sheets of TransnetYX Holding Corp. and Subsidiaries (the “Company”) as of December 31, 2012 and 2011 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TransnetYX Holding Corp. and Subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ EKS&H LLLP

EKS&H LLLP

September 6, 2013
Denver, Colorado

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,		June 30,
	2012	2011	2013	2012
Assets			(unaudited)	(unaudited)
Current assets
Cash	$227,154	$146,601	$626,630	$25,752
Accounts receivable	1,431,985	1,351,028	1,601,683	1,571,827
Inventory, net	1,295,543	1,257,620	1,309,284	1,271,181
Prepaid and other current assets	117,818	84,837	162,342	220,338
Total current assets	3,072,500	2,840,086	3,699,939	3,089,098
Non-current assets
Property and equipment, net	1,260,094	1,488,208	1,618,052	1,303,622
Intangible assets, net	675,332	640,340	683,743	650,309
Deposits	2,529	26,347	2,529	5,143
Total non-current assets	1,937,955	2,154,895	2,304,324	1,959,074
Total assets	$5,010,455	$4,994,981	$6,004,263	$5,048,172
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$843,314	$779,782	$1,192,142	$698,186
Accrued expenses	173,916	110,403	203,677	140,666
Accrued bonus	285,176	214,870	229,695	156,200
Accrued interest	290,067	253,067	278,567	274,067
Current portion of accrued settlement	145,833	-	191,105	-
Line-of-credit	947,725	932,565	1,088,992	1,061,142
Current portion of capital lease obligation	36,836	60,007	7,543	60,007
Current portion of long-term debt	592,529	606,925	873,444	797,637
Total current liabilities	3,315,396	2,957,619	4,065,165	3,187,905
Non-current liabilities
Long-term debt, less current portion	451,428	591,268	819,653	376,794
Capital lease obligations, less current portion	2,884	39,728	2,261	17,424
Accrued settlement, less current portion	209,167	-	130,000	-
Deferred rent	60,871	62,309	60,871	62,309
Total non-current liabilities	724,350	693,305	1,012,785	456,527
Total liabilities	4,039,746	3,650,924	5,077,950	3,644,432
Commitments and contingencies
Redeemable equity instruments
Series A convertible preferred stock, 2,500,000 shares authorized, $0.0001 par value, and 2,500,000 shares issued and outstanding (liquidation preference of $9,335,195 and $8,934,099 at December 31, 2012 and 2011 and $9,533,551 and $9,133,551 at June 30, 2013 (unaudited) and 2012 (unaudited), respectfully)	9,335,195	8,934,099	9,533,551	9,133,551
Series C convertible preferred stock, 13,000,000 shares authorized, $0.0001 par value, and 11,693,738 issued and outstanding (liquidation preference of $15,201,861 and $14,032,487 at December 31, 2012 and 2011 and $15,786,548 and $14,617,174 at June 30, 2013 (unaudited) and 2012 (unaudited), respectfully)	15,201,861	14,032,487	15,786,548	14,617,174
Total redeemable equity instruments	24,537,056	22,966,586	25,320,099	23,750,725
Stockholders’ deficit
Series B convertible preferred stock, 330,263 shares authorized, $0.0001 par value, and 330,263 shares issued and outstanding (liquidation preference of $1,860,000 and $1,740,000 at December 31, 2012 and 2011 and $1,920,000 and $1,800,000 at June 30, 2013 (unaudited) and 2012 (unaudited), respectfully)	1,860,000	1,740,000	1,920,000	1,800,000
Common stock, 40,000,000 shares authorized, $0.0001 par value, and 3,829,110 and 3,754,110 shares issued at December 31, 2012 and 2011 and 3,904,110 and 3,829,110 shares issued at June 30, 2013 (unaudited) and 2012 (unaudited), respectfully and 3,689,604 and 3,614,604 shares outstanding at December 31, 2012 and 2011 and 3,719,396 and 3,689,604 shares outstanding at June 30, 2013 (unaudited) and 2012 (unaudited), respectively	383	375	390	383
Accumulated deficit	(25,341,730)	(23,277,904)	(26,229,176)	(24,062,368)
Treasury stock, 139,506 shares repurchased as of December 31, 2012 and 2011 and June 30, 2012 (unaudited) and 184,714 shares repurchased as of June 30, 2013 (unaudited), respectfully	(85,000)	(85,000)	(85,000)	(85,000)
Total stockholders’ deficit	(23,566,347)	(21,622,529)	(24,393,786)	(22,346,985)
Total liabilities and stockholders’ deficit	$5,010,455	$4,994,981	$6,004,263	$5,048,172

The accompanying notes are an integral part of these consolidated financial statements.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended		For the Six Months Ended
	December 31,		June 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)
Revenues
Genotyping testing services revenue	$12,912,040	$11,988,734	$6,807,147	$6,224,858
Shipping and handling revenue	99,888	91,909	58,348	49,062
Total revenues	13,011,928	12,080,643	6,865,495	6,273,920

Cost of services	4,620,934	4,294,780	2,285,236	2,206,969
Gross profit	8,390,994	7,785,863	4,580,259	4,066,951

Selling, general, and administrative expenses	8,630,281	7,913,450	4,554,450	3,939,233

(Loss) income from operations	(239,287)	(127,587)	25,809	127,718

Other expense (income)
Interest expense	152,032	158,668	78,219	83,822
Other	2,129	-	-	(3,702)
Total other expense	154,161	158,668	78,219	80,120

Net (loss) income	$(393,448)	$(286,255)	$(52,410)	$47,598
Cumulative Preferred Stock dividend	(1,690,470)	(1,689,374)	(843,043)	(845,235)
Net loss attributable to common stockholders	$(2,083,918)	$(1,975,629)	$(895,453)	$(797,637)
Per share amount:
Basic and diluted	$(0.56)	$(0.55)	$(0.24)	$(0.22)
Weighted average common shares outstanding:
Basic and diluted	3,689,604	3,614,604	3,719,396	3,689,604

The accompanying notes are an integral part of these consolidated financial statements.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the Years Ended December 31, 2012 and 2011
And the Six Months Ended June 30, 2013 (Unaudited)

					Additional
	Series B Preferred Stock		Common Stock		Paid-In	Accumulated	Treasury	Total
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Deficit
Balance - December 31, 2010	330,263	$1,620,000	3,679,110	$368	$-	$(21,465,317)	$(85,000)	$(19,929,949)

Cumulative dividend	-	120,000	-	-	(163,042)	(1,526,332)	-	(1,569,374)

Issuance of common stock	-	-	75,000	7	74,993	-	-	75,000

Stock-based compensation expense	-	-	-	-	88,049	-	-	88,049

Net loss	-	-	-	-	-	(286,255)	-	(286,255)

Balance - December 31, 2011	330,263	1,740,000	3,754,110	375	-	(23,277,904)	(85,000)	(21,622,529)

Cumulative dividend	-	120,000	-	-	(20,092)	(1,670,378)	-	(1,570,470)

Issuance of common stock	-	-	75,000	8	(8)	-	-	-

Stock-based compensation expense	-	-	-	-	20,100	-	-	20,100

Net loss	-	-	-	-	-	(393,448)	-	(393,448)

Balance - December 31, 2012	330,263	1,860,000	3,829,110	383	-	(25,341,730)	(85,000)	(23,566,347)

Cumulative dividend (unaudited)	-	60,000	-	-	(8,007)	(835,036)	-	(783,043)

Issuance of common stock (unaudited)	-	-	75,000	7	(7)	-	-	-

Stock-based compensation expense (unaudited)	-	-	-	-	8,014	-	-	8,014

Net loss (unaudited)	-	-	-	-	-	(52,410)	-	(52,410)

Balance - June 30, 2013 (unaudited)	330,263	$1,920,000	3,904,110	$390	$-	$(26,229,176)	$(85,000)	$(24,393,786)

The accompanying notes are an integral part of these consolidated financial statements.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Years Ended		For the Six Months Ended
	December 31,		June 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)
Cash flows from operating activities
Net (loss) income	$(393,448)	$(286,255)	$(52,410)	$47,598
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	761,656	649,575	386,715	388,694
Reserve for slow moving/obsolete inventory	190,960	180,033	70,179	62,945
Stock issued for services	-	75,000	-	-
Stock-based compensation	20,100	88,049	8,014	12,086
Changes in assets and liabilities
Accounts receivable	(80,957)	(6,304)	(169,697)	(197,337)
Inventory	(228,883)	(257,776)	(83,920)	(76,506)
Prepaid and other current assets	(32,981)	182,645	(44,524)	(135,501)
Accounts payable	63,530	149,871	348,828	(105,059)
Accrued expenses	133,819	17,098	(25,720)	(28,407)
Accrued interest	37,000	42,000	(11,500)	21,000
Accrued settlement	355,000	-	(33,895)	-
Deferred rent	(1,438)	6,358	-	-
Deposits	23,818	4,000	-	21,204
Net cash provided by operating activities	848,176	844,294	392,070	10,717
Cash flows from investing activities
Additions of property and equipment	(265,297)	(378,314)	(352,400)	(75,372)
Proceeds from sale of property and equipment	21,489	-	-	-
Additions of intangibles	(80,180)	(77,224)	(31,269)	(35,719)
Net cash used in investing activities	(323,988)	(455,538)	(383,669)	(111,091)
Cash flows from financing activities
Net borrowings under line-of-credit	15,160	73,541	141,267	128,577
Proceeds from long-term debt	185,000	-	500,000	185,000
Principal payments on long-term debt	(583,780)	(328,883)	(220,276)	(311,748)
Principal payments on capital lease obligations	(60,015)	(69,989)	(29,916)	(22,304)
Net cash (used in) provided by financing activities	(443,635)	(325,331)	391,075	(20,475)
Net increase (decrease) in cash	80,553	63,425	399,476	(120,849)
Cash, beginning of period	146,601	83,176	227,154	146,601
Cash, end of period	$227,154	$146,601	$626,630	$25,752

(Continued on the following page)

The accompanying notes are an integral part of these consolidated financial statements.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

(Continued from the previous page)

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2012 and 2011 and for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited) was $115,032, $116,668, $57,599, and $62,824, respectively.

Supplemental disclosure of non-cash activity:

During the years ended December 31, 2012 and 2011 and the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the Company accrued cumulative dividends on Preferred Stock of $1,690,470, $1,689,374, $843,043, and $845,235, respectively.

For the years ended December 31, 2012 and 2011, $244,544 and $636,966, of the $509,841 and $1,015,280, respectfully, in purchases of property and equipment was financed with equipment loans.  For the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), $329,485 and $102,986 of the $721,815 and $178,358, respectfully in purchases of property and equipment was financed with equipment loans.

During 2011, the Company acquired certain equipment in the amount of $6,900 under capital lease agreements.

During the six months ended June 30, 2013 (unaudited), the Company refinanced $893,097 of long-term debt and borrowed an additional $500,000.  Immediately following the refinancing, the Company drew down an additional $39,930 to purchase property and equipment.

The accompanying notes are an integral part of these consolidated financial statements.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business and Summary of Significant Accounting Policies

TransnetYX Holding Corp. was incorporated under the laws of the state of Delaware in 2002 and operates through its wholly owned subsidiaries, TransnetYX, Inc. (“TransnetYX”) and Harmonyx Diagnostics, Inc. (collectively, the “Company”).  The Company provides genotyping testing services to various biotechnology and medical researchers in North America, Europe, and Australia.  The testing is performed at the Company’s full-service laboratory located in Memphis, Tennessee.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of TransnetYX Holding Corp. and its wholly owned subsidiaries, TransnetYX and Harmonyx Diagnostics, Inc.  All intercompany accounts and transactions have been eliminated in consolidation.

Unaudited Interim Financial Information

The accompanying unaudited consolidated financial statements as of and for the six months ended June 30, 2013 and 2012 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) that are considered necessary for a fair presentation of the consolidated financial statements of the Company as of June 30, 2013 and 2012. The results of operations for the six month periods ended June 30, 2013 and 2012 are not necessarily indicative of the operating results for the full year.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and investments with an original maturity of three months or less.  Periodically throughout the year, the Company has maintained balances in excess of the federally insured limits.  The Company has not experienced any losses on such accounts as of the date of this report.  As of December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited), the entire balance was in cash deposit accounts and no balance in cash equivalents.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business and Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk

The Company grants unsecured credit in the normal course of business to customers. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

During the periods ended December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited), one customer accounted for 27%, 31%, 21%, and 28% of total revenues, respectively.  At December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited), the same customer accounted for 22%, 35%, 24%, and 31% of total accounts receivable, respectively.

Accounts Receivable

The Company considers a reserve for doubtful accounts based on the creditworthiness of the customer.  The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses.  The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance and specifically identified amounts believed to be uncollectible that are tracked by the Company on an ongoing basis. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance. Management considers substantially all receivables to be collectible based on its current assessment of accounts receivable.  Accordingly, no allowance for doubtful accounts is deemed necessary as of December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited). If amounts become uncollectible, they will be charged to operations when that determination is made.

Inventory

Inventory consists of raw materials and finished goods and is stated at the lower of cost or net realizable value, determined using the weighted average method.  Inventory is adjusted for estimated obsolescence and excess quantities and written down to net realizable value based upon management’s estimates of expected usage.

Property and Equipment

Property and equipment are stated at cost.  Equipment under capital leases is valued at the lower of fair market value or net present value of the minimum lease payments at inception of the lease.  Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from two to five years, and the lesser of related lease terms or estimated useful life for leasehold improvements and equipment under capital leases.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business and Summary of Significant Accounting Policies (continued)

Intangible Assets

Patents are recorded at cost and are amortized over their useful lives, estimated at 20 years, using the straight-line method and are stated net of accumulated amortization of $261,084, $215,896, $283,942 and $241,646 as of December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited), respectively.  Amortization of intangibles totaled $45,188, $43,444, $22,858 and $25,750 for the periods ended December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited), respectively.  The anticipated annual amortization expense over the next five years is approximately $45,500 per year.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered.  The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.

Net (Loss) Income per Common Share

Basic earnings (loss) per share includes no dilution and is computed by dividing net income (or loss) by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company, assuming the issuance of an equivalent number of common shares pursuant to options and warrants.  The Company had 3,663,469 options and 826,192 warrants outstanding at December 31, 2012 and June 30, 2013 (unaudited).  Diluted earnings per share is not shown for periods in which the Company incurs a loss because it would be anti-dilutive. Similarly, potential common stock equivalents are not included in the calculation if the effect would be anti-dilutive.

Revenue Recognition

Revenue is recognized when the following conditions are met: persuasive evidence of an arrangement exists, delivery has occurred in accordance with the terms of the arrangement, the price is fixed or determinable, and collectability is reasonably assured

The Company recognizes revenue at completion of the testing process and when results are delivered to the customer.  Additionally, the Company bills customers not affiliated with institutional accounts for shipping and handling costs.  Amounts billed to customers are included as a component of revenues, and the costs associated with shipping test results to customers are included as a cost of services.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business and Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company has granted stock option awards to key employees of the Company that will enable them to purchase shares of common stock.  The Company recognized all stock-based payments in the consolidated statements of operations, based on the estimated fair value of the awards on the date of grant.  The Company determines the estimated fair value using the Black-Scholes option pricing model and recognizes stock-based compensation costs ratably over the requisite service period, which generally equals the vesting period, using the straight-line method.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expense for the periods ended December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited) was $222,640, $295,982, $135,339, and $83,376, respectively.

Income Taxes

The Company accounts for income taxes using an asset and liability approach.  Such approach results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax basis of assets and liabilities.  The Company assesses a valuation allowance on the deferred tax assets if it is more likely than not that a portion of the available deferred tax assets will not be realized.  The Company records the deferred tax assets net of valuation allowances.

The Company also accounts for uncertainty in income taxes in that the Company recognizes the tax benefits of tax positions only if it is more likely than not that the tax positions will be sustained, upon examination by the applicable taxing authorities, based on the technical merits of the positions.   No reserve for uncertain tax positions has been recorded as of December 31, 2012 or June 30, 2013 (unaudited).  As required, the Company records potential interest and penalties associated with our tax positions.  The Company records interest and penalties, if any, as a component of interest expense.

Fair Value

The Company has adopted a framework for measuring fair value that requires enhanced disclosures about fair value measurement.  The framework defines fair value as an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  The framework also establishes a hierarchy in which assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value (continued)

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  The valuation policies are determined by the Chief Financial Officer and are approved by the Chief Executive Officer. Fair value measurements are discussed with the Company’s board of directors, as deemed appropriate. The Company has consistently applied the valuation techniques discussed below in all periods presented.

The carrying amounts of cash, accounts receivable, accounts payable and accrued liabilities approximate fair values because of the short-term maturities and/or liquid nature of these assets and liabilities. The carrying value of the long-term debt of $1,043,957, $1,198,193, $1,693,097 and $1,174,431 as of December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited), respectively, was determined to approximate fair value due to the fact that the current interest rate on the debt approximates the current interest rates available to the Company with a bank.

Reclassifications

Certain amounts in the 2011 consolidated financial statements have been reclassified to conform to the 2012 presentation.  Such reclassification had no effect on net (loss) income.

Note 2 – Balance Sheet Disclosures

Inventory is summarized as follows:

	December 31,		June 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)
Testing probes	$1,797,784	$1,598,015	$1,935,218	$1,658,959
Laboratory plates and plastics	86,391	79,744	48,063	40,937
Chemicals and reagents	109,875	70,183	67,440	104,801
Other	34,953	52,178	62,202	71,929
Reserve for slow moving/ obsolete inventory	(733,460)	(542,500)	(803,639)	(605,445)

Total	$1,295,543	$1,257,620	$1,309,284	$1,271,181

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Balance Sheet Disclosures (continued)

Property and equipment consist of the following:

	December 31,		June 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)
Lab equipment	$3,671,144	$3,509,838	$3,978,094	$3,656,375
Office furniture, fixtures, and equipment	627,734	833,200	664,642	853,266
Software	663,968	669,737	663,968	677,423
Leasehold improvements	531,180	534,603	769,716	534,603
Customer drop boxes	184,269	150,234	323,690	154,303
Property and equipment	5,678,295	5,697,612	6,400,110	5,875,970
Less accumulated depreciation and amortization	(4,418,201)	(4,209,404)	(4,782,058)	(4,572,348)

Property and equipment, net	$1,260,094	$1,488,208	$1,618,052	$1,303,622

Depreciation expense for the years ended December 31, 2012 and 2011 and the six months ended June 30, 2013 (unaudited) and 2012 (unaudited) was $716,468, $606,131, $363,857, and $362,944, respectively.  Depreciation included in cost of goods sold for the years ended December 31, 2012 and 2011 and the six months ended June 30, 2013 (unaudited) and 2012 (unaudited) was $382,180, $348,437, $192,585, and $199,277, respectively.

Note 3 – Line-of-Credit

The Company has a revolving line-of-credit with a commercial lending company in an amount up to $1,500,000.  The line-of-credit is due on demand and bears interest at the prime rate subject to a floor of 5% plus 1.0% (6.0% as of December 31, 2012 and 2011 and June 30, 3013 (unaudited) and June 30, 2012 (unaudited)).  The line-of-credit also requires the Company to pay a monthly servicing fee equal to 0.55% of the average monthly outstanding balance. The line-of-credit is collateralized by substantially all assets of the Company, unless specifically encumbered by other creditors, is subject to a borrowing base limitation based upon 85% of eligible trade accounts receivable, and is guaranteed by an officer of the Company.  The outstanding balance under this line-of-credit was $947,725, $932,565, $1,088,992, and $1,061,142 as of December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited), respectively.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Long-Term Debt

Long-term debt consists of the following:

	December 31,		June 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)
Note payable to a bank with interest payable monthly at 6.5%. Beginning November 2011, monthly principal and interest payments of $12,708 were payable until maturity in April 2016. The note was secured by lab equipment. The note was refinanced in June 2013.	$446,892	$466,504	$-	$508,290
Note payable to a bank with interest at 6.5% payable in monthly principal and interest installments of $21,000 through July 2013. The note was collateralized by certain equipment and was subject to certain restrictive covenants and personally guaranteed by an officer of the Company. The note was refinanced in June 2013.	123,847	355,601	-	241,569
Note payable to a bank with interest payable monthly at 6.0%. Beginning in March 2012, monthly principal and interest payments of $15,900 were payable until maturity in March 2013. The note was secured by lab equipment of TransnetYX.	31,661	-	-	124,572
Note payable to a bank with interest at 5.75% through maturity in September 2017. The first 12 payments were interest only with the final 48 payments payable in monthly principal and interest installments of $8,500. The note was collateralized by certain equipment of TransnetYX and was subject to certain restrictive covenants. The note was refinanced in June 2013.	141,557	-	-	-
Subordinated note payable to an individual with interest payable monthly at 14%, due on demand. The note is unsecured and is subject to certain restrictive covenants.	300,000	300,000	300,000	300,000

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Long-Term Debt (continued)

	December 31,		June 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)
Note payable to a bank, subject to an additional available capacity of up to $691,963 for a 12-month draw period to fund new equipment purchased and existing commitments to fund equipment purchases and tenant improvements. This note payable refinanced three existing notes payable in June 2013 with balances of $853,167 and an additional $500,000 in cash proceeds. Immediately following the refinancing, the Company drew down $39,930 to purchase property and equipment.  Interest is payable monthly at 6.0%.  Beginning August 2013, monthly principal and interest payments of $47,787 are payable until July 2017.  The note is collateralized by substantially all assets of the Company.  The loan is cross collateralized by the specific accounts receivable securing the revolving line-of-credit. This note is subject to certain restrictive covenants.  The Company is in compliance as of June 30, 2013.
	-	-	1,393,097	-
Credit agreement with a financing company repaid in March 2012.	-	76,088	-	-
Total long-term debt	1,043,957	1,198,193	1,693,097	1,174,431
Less current portion	(592,529)	(606,925)	(873,444)	(797,637)
Long-term debt, less current portion	$451,428	$591,268	$819,653	$376,794

Maturities of long-term obligations are as follows:

Year Ending December 31,
2013	$592,529
2014	170,033
2015	180,433
2016	71,888
2017	29,074

Total	$1,043,957

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Capital Leases

The Company has acquired assets under the provisions of long-term leases.  For financial reporting purposes, minimum lease payments relating to the assets have been capitalized.  The leases expire at various dates through September 2015.

The assets under capital lease have cost and accumulated amortization as follows:

	December 31,		June 30,
	2012	2011	2013	2012
			(unaudited)	(unaudited)
Lab equipment, office furniture, fixtures, and equipment	$163,280	$436,963	$163,280	$163,280
Less accumulated amortization	(81,938)	(237,024)	(95,544)	(61,681)

Total	$81,342	$199,939	$67,736	$101,599

Maturities of capital lease obligations are as follows:

Year Ending December 31,

2013	$38,782
2014	2,690
2015	673
Total minimum lease payments	42,145
Amount representing interest	(2,425)
Present value of net minimum lease payments	39,720
Less current portion	(36,836)

Long-term capital lease obligation	$2,884

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Redeemable Equity Instruments

The Company has classified its redeemable convertible preferred stock outside of permanent stockholders’ deficit, in accordance with Accounting Standards Update No. 2009-04, Accounting for Redeemable Equity Instruments – Amendment to Section 480-10-S99, because these securities are redeemable at the option of the holder. As such, the redeemable convertible preferred stock has been recorded as Redeemable Equity Instruments, which are classified as mezzanine equity on the consolidated balance sheets. The redeemable convertible preferred stock issuances are recorded at the redemption values.

	Series A Preferred Stock		Series C Preferred Stock
	Shares	Amount	Shares	Amount

Balance - December 31, 2010	2,500,000	$8,534,099	11,693,738	$12,863,113

Cumulative dividend	-	400,000	-	1,169,374

Balance - December 31, 2011	2,500,000	8,934,099	11,693,738	14,032,487

Cumulative dividend	-	401,096	-	1,169,374

Balance - December 31, 2012	2,500,000	9,335,195	11,693,738	15,201,861

Cumulative dividend (unaudited)	-	198,356	-	584,687

Balance - June 30, 2013 (unaudited)	2,500,000	$9,533,551	11,693,738	$15,786,548

Pursuant to the Company’s amended and restated articles of incorporation (“Articles”), the Company has authorized 2,500,000 shares of Series A Preferred Stock (“Series A”), and 13,000,000 shares of Series C Preferred Stock (“Series C”).

The rights and obligations of the stockholders are guaranteed by the Certificate of Incorporation of TransnetYX Holding Corp. (“Agreement”).  All holders of the Series A and Series C are entitled to one vote per share.  Distributions made by the Company shall first be made ratably to all preferred stockholders up to the amount of the unreturned original cost of their outstanding shares plus all accrued and unpaid dividends and then ratably to all common stockholders.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Redeemable Deficit Instruments (continued)

Dividends

Series A Preferred Stock

The holders of Series A are entitled to receive cumulative dividends at the annual rate of 8%, whether or not declared by the Board of Directors (“Board”).  The Series A has cumulative unpaid dividends of $4,335,195 and $4,533,551 at December 31, 2012 and June 30, 2013 (unaudited), respectively.

Series C Preferred Stock

The holders of Series C are entitled to receive cumulative dividends at the annual rate of 10%, whether or not declared by the Board.  The Series C has cumulative unpaid dividends of $3,508,123 and $4,092,810 at December 31, 2012 and June 30, 2013 (unaudited), respectively.

Conversion Rights

All holders of Series A and Series C have the right to convert their shares into a number of shares of common stock equal to the issue price of their preferred shares divided by the conversion price for such series.  The conversion price is initially equal to the issue price for Series A and Series C, respectively, subject to certain adjustments as set forth in the Articles.  As of June 30, 2013, the conversion price for Series A and Series C was $1.32 and $1.00 per share, respectively.

In addition to receiving common stock upon conversion of the Series C, each share of common stock issuable to a holder of Series C will be accompanied by a warrant to purchase an additional share of common stock with an exercise price of $1.30 per share.

Liquidation Preference

Upon liquidation, dissolution, or winding-up of the Company, holders of Series A and Series C are entitled to receive, prior and in preference to any distributions to holders of common stock, an amount equal to the sum of the original issue price of $2.00 and $1.00 per share, respectively, plus all accrued and unpaid dividends.  Any liquidation distributions by the Company will be made ratably to all preferred stockholders.  Upon completion of distribution required by liquidation to preferred stockholders in full, holders of common stock will be entitled to any additional assets or funds to be distributed.

Redemption Rights

The Company has the right to redeem all shares of Series A at an amount equal to the original issue price plus all accrued and unpaid dividends. Holders of Series A and Series C can require the Company to redeem their shares for an amount equal to the original issue price plus all accrued and unpaid dividends upon occurrence of an event of default as defined in the Preferred Stock Purchase and Exchange Agreements.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Redeemable Deficit Instruments (continued)

Voting Rights

The holders of Series A and Series C are entitled to the number of votes equal to the number of shares of common stock that such holders would be entitled to receive if the preferred stock were converted into common stock at the time of the vote.  The holders of a majority of the Series A and Series C are each entitled to vote, on matters that either alter or change the rights, preferences or privileges of the preferred stockholders or create a new class or series of shares having rights or privileges senior to or in parity to any of the preferred stockholders.

Note 7 - Stockholders’ Deficit

Pursuant to the Company’s amended and restated Articles, the Company has 40,000,000 authorized shares of common stock and 330,263 authorized shares of Series B Preferred Stock (“Series B”).

The rights and obligations of the stockholders are guaranteed by the Certificate of Incorporation of TransnetYX Holding Corp. (“Agreement”).  All holders of the common stock and Series B are entitled to one vote per share.  Distributions made by the Company shall first be made ratably to all preferred stockholders, including the Series A and Series C, up to the amount of the unreturned original cost of their outstanding shares plus all accrued and unpaid dividends and then ratably to all common stockholders.

Common Stock

In each of the years ended December 31, 2012 and 2011 and the six months ended June 30, 2013, the Company issued 75,000 shares of common stock to a director.

Dividends

Series B Preferred Stock

The holders of Series B are entitled to receive cumulative dividends at the annual rate of 8%, whether or not declared by the Board.  The Series B has cumulative unpaid dividends of $360,000 and $420,000 at December 31, 2012 and June 30, 2013 (unaudited), respectively.

Common Stock

The holders of common stock are eligible to receive declared dividends after the preferred stockholders have been paid in full.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (continued)

Conversion Rights

All holders of Series B have the right to convert their shares into a number of shares of common stock equal to the issue price of their preferred shares divided by the conversion price.  The conversion price is initially equal to the issue price per share for Series B, subject to certain adjustments as set forth in the Articles.  As of June 30, 2013, the conversion price for Series B was $1.59 per share.

Liquidation Preference

Upon liquidation, dissolution, or winding-up of the Company, holders of Series B are entitled to receive, prior and in preference to any distributions to holders of common stock, an amount equal to the sum of the original issue price of $4.54, per share,  plus all accrued and unpaid dividends.  Any liquidation distributions by the Company will be made ratably to all preferred stockholders.  Upon completion of distribution required by liquidation to preferred stockholders in full, holders of common stock will be entitled to any additional assets or funds to be distributed.

Redemption Rights

The Company has the right to redeem all shares of Series B at an amount equal to the original issue price plus all accrued and unpaid dividends.

Voting Rights

The holders of Series B are entitled to the number of votes equal to the number of shares of common stock that such holders would be entitled to receive if the preferred stock were converted into common stock at the time of the vote.  The holders of a majority of the Series B are entitled to vote, on matters that either alter or change the rights, preferences or privileges of the preferred stockholders or create a new class or series of shares having rights or privileges senior to or in parity to any of the preferred stockholders.

Treasury Stock

During 2007 and 2013, the Company entered into agreements to purchase shares of common stock from a stockholder.  As of December 31, 2012 and June 30, 2013 (unaudited), the Company had purchased 139,506 and 184,714 shares.

Stock Purchase Warrants

On July 30, 2010, a Series B holder of the Company was issued warrants to purchase 826,192 shares of common stock at an exercise price of $1.00 per share.  The exercise period terminates five years after any conversion of Series B shares.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (continued)

Stock Options

Pursuant to a stock option plan established in 2004, the Company has granted options to purchase 5,035,000 shares of common stock to certain employees.  As of January 1, 2011, 716,500 shares were outstanding.  There are no shares available for grant under this plan as of December 31, 2012 and June 30, 2013.  The term, exercise price, and vesting schedule of the options are determined by the Company’s Compensation Committee at the time of grant, provided that the term of the options may not exceed ten years from the grant date. No options were granted under this plan for the years ended December 31, 2012 and 2011 and the six months ended June 30, 2013 (unaudited).

In July 2010, the Board of the Company adopted the TransnetYX Holding Corp. 2010 Incentive Plan (the “Plan”).  The total number of shares available for grant under the Plan as of December 31, 2012 and June 30, 2013 is 1,026,531.  During the year ended December 31, 2011, the Company granted 4,963,500 options to employees of the Company.  No options were granted under this Plan for the year ended December 31, 2012 and the six months ended June 30, 2013.  The term, exercise price, and vesting schedule of the options are determined by the Company’s Compensation Committee at the time of grant, provided that the term of the options may not exceed ten years from the grant date.

The following table presents the activity for options outstanding:

		Weighted
		Average
	Stock Options	Exercise Price
Outstanding - December 31, 2010	716,500	$1.39
Granted	4,963,500	$1.00
Forfeited/canceled	(955,826)	$1.24
Exercised	-	$-

Outstanding - December 31, 2011	4,724,174	$1.02
Granted	-	$-
Forfeited/canceled	(583,205)	$1.00
Exercised	-	$-

Outstanding - December 31, 2012	4,140,969	$1.02
Granted	-	$-
Forfeited/canceled	(477,500)	$1.00
Exercised	-	$-

Outstanding - June 30, 2013 (unaudited)	3,663,469	$1.02

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stockholders’ Deficit (continued)

Stock Options (continued)

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number	Price*	Life*	Number	Price*
$1.00	3,530,969	$1.00	8.08	3,147,032	$1.00
1.30	75,000	1.30	7.46	75,000	1.30
2.00	50,000	2.00	1.58	50,000	2.00
4.54	7,500	4.54	2.92	7,500	4.54
Total - December 31, 2012	3,663,469	$1.02	7.99	3,279,532	$1.03

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used:

December 31,
2011

Approximate risk-free rate	1.01%
Average expected life	2.5 years
Dividend yield	0%
Volatility	39.00%
Fair value of common stock	$1.00
Estimated fair value of total options granted	$141,709

The weighted average grant-date fair value of options was $0.03 for options granted during the year ended December 31, 2011.  The Company estimated a 2% forfeiture rate based on historical forfeitures and estimated a volatility factor utilizing a weighted average of comparable published volatilities of peer companies.  The Company recognized stock-based compensation expense of $20,100, $88,049, $8,014 and $12,086 for the periods ended December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited), respectively.  As of December 31, 2012 and June 30, 2013, the Company has $10,701 and $2,759 of the remaining grant-date fair value of $141,709, respectively, of unrecognized stock-based compensation costs to be recognized over a weighted average remaining period of eight  and two months, respectfully.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases.  Rent expense for the periods ended December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited) was $294,740, $344,345, $164,242 and $171,013, respectively.  In March 2013, the Company signed a new operating lease expiring in March 2016. For the periods ended December 31, 2012 and 2011 and June 30, 2013 (unaudited) and 2012 (unaudited), rent expense included in cost of goods sold was $57,052, $58,310, $28,526, and $28,526, respectively.

Future minimum lease payments under these leases, including the March 2013 lease, are approximately as follows:

Year Ending December 31,

2013	$332,400
2014	298,280
2015	287,280
2016	167,280
2017	133,000
Thereafter	148,000

Total	$1,366,240

Litigation

On March 30, 2012, the Company was named as a defendant in a suit brought by a co-founder and former employee alleging breach of contract.  Subsequent to the year ended December 31, 2012, the Company settled this lawsuit.  The settlement agreement included: the Company repurchasing 275,100 shares of the Company’s common stock over five years held by the former employee, canceling 477,500 options to purchase the Company’s common stock issued to the former employee and paying an aggregate settlement amount of $355,000 in monthly installments, over five years, commencing on March 1, 2013.  The Company has accrued the total required payments of $355,000 as of December 31, 2012.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Commitments and Contingencies (continued)

Litigation (continued)

The future minimum payments on the settlement are as follows:

Year Ending December 31,

2013	$145,833
2014	154,167
2015	33,333
2016	10,000
2017	10,000
2018	1,667

Total	$355,000

Note 9 - Employee Benefit Plan

The Company sponsors a defined contribution 401(k) retirement plan (the “401(k) Plan”) available to all of its full-time employees.  Each eligible employee may elect to defer an amount of his or her annual compensation subject to Internal Revenue Service limitations.  The Company may elect to make discretionary matching contributions to the 401(k) Plan.  The Company did not make any discretionary contributions to the 401(k) Plan for the periods ended December 31, 2012 or 2011 and June 30, 2013 (unaudited) and 2012 (unaudited).

Note 10 - Income Taxes

The Company did not provide a current or deferred U.S. federal or state income tax provision or benefit for any of the periods presented because it has experienced recurring operating losses.  The difference between the income tax benefit at the federal statutory rate and the Company’s actual benefit is primarily due to the change in valuation allowance.  At December 31, 2012 and 2011, the Company recorded net deferred tax assets before valuation allowance of approximately $6,393,000 and $6,357,000, respectively, and these assets have been reduced by a 100% valuation allowance since management believes that it is more likely than not that the net deferred tax assets will not be fully realized on future income tax returns.

At December 31, 2012, the Company had net operating losses of approximately $16,000,000 related to U.S. federal and state jurisdictions.  Utilization of the net operating losses, which expire at various times starting in 2030, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state and foreign tax laws.

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred tax assets are approximately as follows:

	December 31,
	2012	2011

Net operating loss carryforwards	$5,996,915	$6,101,223
Inventory	299,530	203,566
Accrued interest	108,844	94,960
Research and development credit	45,916	45,916
Non-qualified stock options	38,928	33,039
Accrued vacation	38,767	28,380
Stock issued for services	-	28,143
Deferred rent	22,841	23,381
Charitable contributions	6,531	4,617
Capitalized organizational expense	1,637	1,853
Accrued settlement	133,209	-
Property and equipment	(300,111)	(207,967)
Less valuation allowance	(6,393,007)	(6,357,111)

Total deferred tax assets	$-	$-

The net current and long-term deferred tax assets and liabilities in the accompanying consolidated balance sheets include the following:

	December 31,
	2012	2011

Current deferred tax asset	$336,830	$255,327
Current deferred tax liability	-	-
Valuation allowance	(336,830)	(255,327)

Net current deferred tax asset	$-	$-

Long-term deferred tax asset	$6,356,288	$6,309,751
Long-term deferred tax liability	(300,111)	(207,967)
Valuation allowance	(6,056,177)	(6,101,784)

Net long-term deferred tax asset	$-	$-

TRANSNETYX HOLDING CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 10 - Income Taxes (continued)

A reconciliation of expected federal income taxes on income (loss) from operations at statutory rates with the expense (benefit) for income taxes follows:

	2012	2011

Expected tax benefit	$(137,707)	$(100,189)
Non-deductible expenses	16,105	13,006
State income taxes	(2,414)	(18,839)
Tax basis adjustment	88,120	(174,472)
Change in tax rate	-	270,676
Change in valuation allowance	35,896	9,818
Income tax expense (benefit)	$-	$-

The Company is no longer subject to U.S. federal examination by tax authorities for years before 2009 and state examinations for years before 2008.

Note 11 - Related Party Transactions

The Company pays a monthly management fee of approximately $15,000 to Black Diamond Financial Group, LLC, the manager of its majority stockholder.  Management fees totaling $180,000, $166,000, $75,000, and $90,000 have been included in general and administrative expenses for the years ended December 31, 2012 and 2011 and the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), respectively.

Note 12 – Subsequent Events

On August 13, 2013, the Company, Black Diamond Holdings LLC (“Black Diamond”) and Black Diamond Financial Group, LLC, a Delaware limited liability company and the manager of Black Diamond entered into the Amended and Restated Merger and Share Exchange Agreement (the “Merger Agreement”) with BGS Acquisition Corp, BGS Acquisition Subsidiary, Inc. (“Purchaser”) and BGS Merger Subsidiary, Inc. (“Merger Sub”).

Pursuant to the Merger Agreement, BGS Acquistion Corp. will merge with and into Purchaser and the Company will merge with and into a wholly owned subsidiary of Purchaser, Merger Sub, with Merger Sub as the surviving entity, or “Survivor” (the “Transaction Merger”). As consideration in this transaction, Purchaser will issue to the shareholders of record of TransnetYX 8,000,000 shares of the common stock of Purchaser on a pro rata basis and will pay a maximum of $15.0 million in cash (the “Cash Payment”), provided that up to $11.0 million of the cash payment may be paid in additional shares of common stock of Purchaser if there is not adequate cash to accommodate a $15.0 million payment to the shareholders of TransnetYX and have $6.0 million in cash available in the Survivor for payment of transaction expenses and for working capital purposes. 2,000,000 of the shares of common stock of Purchaser held by Black Diamond immediately following the consummation of the transaction will be subject to a lock-up agreement that will limit Black Diamond’s ability to dispose of those shares until the earlier of (1) the Survivor achieving gross revenues in fiscal year 2015 in excess of $60 million or (2) December 31, 2020. In addition, the shareholders of TransnetYX may receive an earn out of up to an additional 8,000,000 shares of the common stock of Purchaser based on the gross revenues of the post-transaction operating company in fiscal year 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as a director, officer, employee or agent of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, provided that indemnification provided for by Section 145 of the DGCL or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

The BGS Acquisition charter provides that BGS Acquisition will, to the fullest extent authorized or permitted by applicable law, indemnify its current and former directors and officers, as well as those persons who, while directors or officers of BGS Acquisition, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the BGS Acquisition charter will be indemnified by BGS Acquisition in connection with a proceeding initiated by such person only if such proceeding was authorized by BGS Acquisition’s board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by the BGS Acquisition charter is a contract right that includes the right to be paid by BGS Acquisition the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the BGS Acquisition charter may have or hereafter acquire under law, the BGS Acquisition charter, BGS Acquisition’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the BGS Acquisition charter affecting indemnification rights, whether by BGS Acquisition’s stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits BGS Acquisition to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The BGS Acquisition charter also permits the Company, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by the BGS Acquisition charter.

BGS Acquisition’s bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in the BGS Acquisition charter. In addition, BGS Acquisition’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by BGS Acquisition within a specified period of time. BGS Acquisition’s bylaws also permit BGS Acquisition to purchase and maintain insurance, at BGS Acquisition’s expense, to protect BGS Acquisition and/or any director, officer, employee or agent of BGS Acquisition or another entity, trust or other enterprise against any expense, liability or loss, whether or not BGS Acquisition would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of BGS Acquisition’s bylaws affecting indemnification rights, whether by BGS Acquisition’s board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits BGS Acquisition to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Upon closing of the Business Combination, BGS Acquisition intends to enter into indemnification agreements with each of its directors. These agreements will require BGS Acquisition to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to BGS Acquisition, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. BGS Acquisition also intends to enter into indemnification agreements with its future directors.

BGS Acquisition also agreed to cause (including by paying premiums on the current insurance policies) to be maintained in effect for six years after the closing date of the Business Combination the current policies of the directors’ and officers’ liability or equivalent insurance maintained by or on behalf of Appleton with respect to matters occurring prior to the closing of the Business Combination. Notwithstanding the foregoing, BGS Acquisition may substitute for such coverage policies of at least the same coverage containing terms and conditions that are not less advantageous than the existing policies (including with respect to the period covered).

Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling BGS Acquisition pursuant to the foregoing provisions, BGS Acquisition has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits.

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules.

All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts that would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 22.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 5, 2013.

BGS ACQUISITION SUBSIDIARY, INC.

By:	/s/ Cesar Baez
Name: Cesar Baez
Title: Sole Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on September 5, 2013.

Signature	Title
/s/ Cesar Baez	Sole Director and Chief Executive Officer
Cesar Baez	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Merger and Share Exchange Agreement *
2.2	Amended and Restated Merger and Share Exchange Agreement (1)
3.1	Certificate of Incorporation of BGS Acquisition Subsidiary, Inc. *
3.2	Bylaws of BGS Acquisition Subsidiary, Inc. *
4.1	Warrant Agreement between BGS Acquisition Corp. and Continental Stock Transfer & Trust Company (2)
4.3	Loan Agreement Between BGS Acquisition Corp. and Julio Gutierrez (3)
4.4	Form of Registration Rights Agreement among BGS Acquisition Subsidiary, Inc., TransnetYX Holding Corp. Shareholders and Black Diamond Holdings LLC †
4.5	Form of Registration Rights Agreement among BGS Acquisition Subsidiary, Inc. and Black Diamond Holdings LLC †
4.6	Form of Lock-Up Agreement between BGS Acquisition Subsidiary, Inc. and Black Diamond Holdings LLC †
5.1	Form of Opinion of Duane Morris LLP †
5.2	Form of Opinion of Ogier †
10.1	Investment Management Trust Agreement (4)
10.2	Form of Amendment No. 1 to Investment Management Trust Agreement *
10.3	Registration Rights Agreement between BGS Acquisition Corp. and the Initial Investors (4)
10.4	Insider Letter between BGS Acquisition Corp. and C&Co/PrinceRidge LLC. (4)
10.5	Warrant Purchase Agreement between BGS Acquisition Corp. and C&Co/PrinceRidge LLC (4)
10.6	Second Amended and Restated Warrant Purchase Agreement between BGS Acquisition Corp. and Initial Investors (2)
10.7	Unit Purchase Option for the Purchase of 340,000 Units of BGS Acquisition Corp. (2)
10.8	Securities Purchase Agreement (5)
10.9	TransnetYX Holding Corp. 2010 Incentive Plan †
10.10	Amended and Restated Distribution Agreement, dated as of October 23, 2009, by and between Taconic Farms, Inc. and TransnetYX, Inc. †
10.11	Memorandum of Understanding, dated as of May 21, 2013, by and between TransnetYX, Inc. and Taconic Farms, Inc. †
10.12	Loan and Security Agreement, dated as of June 25, 2013, by and between Landmark Community Bank and TransnetYX, Inc. †
10.13	Line of Credit Note, dated as of June 25, 2013, by and between TransnetYX, Inc. and Landmark Community Bank. †

1

Exhibit Number	Description

10.14	Guaranty Agreement, dated as of June 25, 2013, by and between TransnetYX, Inc., Landmark Community Bank and TransnetYX Holding Corp. †
10.15	Amended and Restated Revolving Note, dated as of September 19, 2008, by and between TransnetYX, Inc. and Southeastern Commercial Finance, LLC. †
10.16	Amended and Restated Loan and Security Agreement, dated as of September 19, 2008, by and among Southeastern Commercial Finance, LLC., TransnetYX Holding Corp., TransnetYX, Inc. and TransnetYX Equipment, Inc. †
10.17	Master Agreement to Amended and Restated Revolving Note and Amended and Restated Loan and Security Agreement, dated as of July 31, 2009, by and among TransnetYX Holding Corp., TransnetYX, Inc., TransnetYX Equipment, Inc. and Southeastern Commercial Finance, LLC. †
10.18	First Amendment to Amended and Restated Loan and Security Agreement, dated as of March 1, 2011, by and among TransnetYX Holding Corp., TransnetYX, Inc., TransnetYX Equipment, Inc. and Southeastern Commercial Finance, LLC. †
10.19	Guaranty and Indemnity Agreement, dated as of March 1, 2011, by and among Robert J. Bean, TransnetYX Holding Corp., TransnetYX, Inc., TransnetYX Equipment, Inc. and Southeastern Commercial Finance, LLC. †
10.20	Employment Agreement by and between Robert J. Bean and TransnetYX, Inc., dated June 24, 2010 †
10.21	Employment Agreement by and between Michael Gahan and TransnetYX, Inc., dated November 1, 2008 †
10.22	Consulting Agreement, effective as of January 1, 2011, by and between TransnetYX Holding Corp. and the Hoffman Companies, LLC. †
21.1	List of Subsidiaries *
23.1	Consent of Rothstein Kass *
23.2	Consent of EKS&H LLLP*
23.3	Consent of Duane Morris LLP (included in Exhibit 5.1) †
___________________

†           To be filed by amendment

*           Filed herewith

(1)           Incorporated by reference to BGS Acquisition Corp.’s Form 6-K dated August 23, 2013.

(2)           Incorporated by reference to BGS Acquisition Corp.’s Form F-1/A dated March 14, 2012.

(3)           Incorporated by reference to BGS Acquisition Corp.’s Form 20-F dated December 14, 2012.

(4)           Incorporated by reference to BGS Acquisition Corp.’s Form 6-K dated March 26, 2012.

(5)           Incorporated by reference to BGS Acquisition Corp.’s Form F-1 dated December 28, 2011.

2